As filed with the Securities and Exchange Commission on June 23, 2004
                                                       Registration No. 333- [ ]
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM F-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        Riverside Forest Products Limited
             (Exact name of Registrant as specified in its charter)

 Province of British Columbia,
            Canada                            2400                           Not Applicable
(State or other jurisdiction of    (Primary Standard Industrial    (IRS Employer Identification No.)
 incorporation or organization)    Classification Code Number)

                                 820 Guy Street
                    Kelowna, British Columbia, Canada V1Y 7R5
                                 (250) 762-3411

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                  Riverside Forest Products (Marketing) Limited
                        (formerly named Lignum Limited)
             (Exact name of registrant as specified in its charter)

                                 RFP Timber Ltd.
             (Exact name of registrant as specified in its charter)

                                 RFP Power Ltd.
             (Exact name of registrant as specified in its charter)

 Province of British Columbia,
             Canada                            2400                         Not Applicable
(State or other jurisdiction of    (Primary Standard Industrial    (IRS Employer Identification No.)
 incorporation or organization)    Classification Code Number)

                                 820 Guy Street
                        Kelowna, British Columbia, Canada
                                     V1Y 7R5
                                 (250) 762-3411
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                              CT Corporation System
                                111 Eighth Avenue
                            New York, New York 10011
                                 (212) 894-8940

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:

           Andrew J. Foley, Esq.                             Marion Shaw, Esq.
           Edwin S. Maynard, Esq.                         Bull, Housser & Tupper
Paul, Weiss, Rifkind, Wharton & Garrison LLP          3000 - 1055 West Georgia Street
        1285 Avenue of the Americas             Vancouver, British Columbia, Canada V6E 3R3
       New York, New York 10019-6064                          (604) 687-6575
               (212) 373-3000

                                   ----------

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

                                   ----------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
      Title of each class            Amount to be        Proposed maximum             Proposed maximum               Amount of
of securities to be registered        registered     offering price per share    aggregate offering price (1)   registration fee (2)
----------------------------------------------------------------------------------------------------------------------------------
7 7/8% _Senior Notes Due 2014       US $150,000,000           100%                     US $150,000,000              US $19,005
--------------------------------------------------------------------------------------------------------------------------------
Guarantees of 7 7/8% Senior Notes         N/A                  N/A                           N/A                      N/A (3)
Due 2014
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933.

(2) The registration fee has been calculated pursuant to Rule 457(f) under the Securities Act of 1933.

(3) No additional consideration is being received for the guarantees and, therefore, no additional fee is required.

                                   ----------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                 US$150,000,000
                    (RIVERSIDE FOREST PRODUCTS LIMITED LOGO)
                        Riverside Forest Products Limited
                    Exchange Offer of US $150,000,000 of our
                          7 7/8% Senior Notes Due 2014

Terms of the exchange offer:

      o     It expires at 5:00 p.m., New York City time, on              , 2004,
            unless extended.

      o All initial notes that are validly tendered and not withdrawn will be exchanged.

      o Tenders of notes may be withdrawn at any time before the expiration of the exchange offer.

      o The terms of the exchange notes we will issue in the exchange offer are substantially identical to those of our initial notes, except that transfer restrictions and registration rights relating to the initial notes will not apply to the exchange notes.

      o The exchange notes are new securities and there is currently no established market for them.

      o The exchange notes will be jointly and severally and fully and unconditionally guaranteed on a senior unsecured basis by all of our current and future restricted subsidiaries other than any future immaterial subsidiaries.

      o The exchange notes, and the exchange guarantees, are our and the guarantors' senior unsecured obligations, and will rank equally in right of payment with our and the guarantors' existing and future senior unsecured indebtedness and senior to all of our and the guarantors' existing and future subordinated indebtedness.

Before participating in the exchange offer, please refer to the section in this prospectus entitled "Risk Factors" beginning on page 19.

Neither the Securities and Exchange Commission nor any state commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is              , 2004.

                                   ----------

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains "forward-looking statements". All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including, in particular, statements about our plans, strategies, and prospects under the headings "Prospectus Summary", "Management's Discussion and Analysis of Financial Condition and Results of Operations", and "Our Business", are forward-looking statements. These forward-looking statements are based on our current expectations and our projections about future events, including our current expectations regarding:

      o     the future demand for, and sales volumes of, our products;

      o future production volumes, synergies, efficiencies and operating costs;

      o     increases or decreases in the prices of our products;

      o     our future stability and growth prospects;

      o our business strategies, the measures to implement those strategies and the benefits to be derived therefrom;

      o our future profitability and capital needs, including capital expenditures;

      o the outlook for and other future developments in our affairs or in the forest products industry; and

      o     the effect on us of new accounting standards.

      These forward-looking statements generally can be identified by the use of statements that include words such as "believe", "expect", "anticipate", "intend", "plan", "likely", "will", "predicts", "estimates", "forecasts" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors that could cause our actual results to differ materially from the future results expressed or implied by the forward-looking statements. Some of these risks, uncertainties and other factors include:

      o the cyclical nature of our business and the effect of market factors on our results of operations;

      o the effects on our net revenue and profitability of duties imposed by the United States on Canadian softwood lumber imports;

      o     the effects of intense global competition;

      o the risk that we may not have the capital required to maintain or grow our operations;

      o     our exposure to currency exchange risk;

      o the availability of adequate fiber supply or an increase in the costs of fiber;

      o     the effects of natural events on our ability to harvest fiber;

      o the impact of changes in environmental and other governmental regulations;

      o the delay, restriction or non-renewal of environmental or other regulatory permits;

      o     the risks associated with the integration of acquired businesses;

      o     operational risks and the lack of insurance for some of those risks;
            and

      o     other factors as described in "Risk Factors".

      Any forward-looking statements are subject to these factors. Although we believe that our plans, intentions, projections and expectations reflected in or suggested by these forward-looking statements are reasonable, in light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our future results. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus. We do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law.

                     MARKET AND INDUSTRY DATA AND FORECASTS

      This prospectus includes market share and industry data and forecasts, which we obtained from industry publications and surveys and internal company surveys. Unless otherwise indicated, Resource Information Systems, Inc., an independent paper and forest products industry research firm, is the source for third party softwood lumber and plywood industry data.

      Although we believe these sources to be reliable, we have not independently verified any of the data nor ascertained the underlying economic assumptions relied upon therein. Some data is also based on our good faith estimates, which are derived from our review of internal surveys, as well as independent sources. We cannot and do not provide any assurance as to the accuracy or completeness of included information. Forecasts are particularly likely to be inaccurate, especially over long periods of time.

                      PRESENTATION OF FINANCIAL INFORMATION

      The financial statements included in this prospectus are presented in Canadian dollars. In this prospectus, references to "$" or "dollars" are to Canadian dollars and references to "US$" and "U.S. dollars" are to United States dollars. See "Exchange Rate Information" below.

      The financial statements included in this prospectus have been prepared in accordance with generally accepted accounting principles in Canada, or Canadian GAAP. Canadian GAAP differs in some respects from United States generally accepted accounting principles, or U.S. GAAP, and so these financial statements may not be comparable to the financial statements of U.S. companies. For a discussion of the principal differences between Canadian GAAP and U.S. GAAP as they relate to Riverside, Lignum and the Company on a pro forma basis, respectively, see note 14 to Riverside's audited consolidated financial statements and note 10 to its unaudited consolidated financial statements, note 20 to Lignum's audited financial statements and note 4 to the unaudited pro forma combined financial statements of the Company, each of which is included elsewhere in this prospectus.

                        ENFORCEMENT OF CIVIL LIABILITIES

      The enforcement by investors of civil liabilities under applicable U.S. federal and state securities laws may be affected adversely by the fact that the Company and its subsidiaries are incorporated under the laws of British Columbia, that some or all of the officers and directors of the Company and its subsidiaries are residents of Canada or other non-U.S. countries, that some or all of the experts named in the prospectus are residents of Canada or other non-U.S. countries, and that all or a substantial portion of the assets of the Company, its subsidiaries and said persons are located outside the United States. As a result, it may be difficult or impossible for U.S. investors to effect service of process within the United States upon the officers and directors of the Company and its subsidiaries or to realize against them in the United States upon judgments of courts of the United States predicated upon civil liabilities of such persons under applicable U.S. federal and state securities laws. In addition, investors should not assume that courts in Canada or in the countries where such persons reside or in which the assets of the Company, its subsidiaries or such persons are located (i) would enforce judgments of U.S. courts obtained in actions against the Company, its subsidiaries or such persons predicated upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against the Company, its subsidiaries or such persons predicated upon such laws. See "Description of Exchange Notes--Enforceability of Judgments".

                            EXCHANGE RATE INFORMATION

      In this prospectus, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars.

      The following table sets forth, for each period indicated, the low and high exchange rates for Canadian dollars expressed in U.S. dollars, the exchange rate at the end of such period and the average of such exchange rates on the last day of each month during such period, based on the inverse of the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York. On June 21, 2004 the inverse of the noon buying rate was $1.00 per US$0.7331.

                                              12-month period ended             6-months ended
                                                  September 30,                    March 31,
                                  --------------------------------------------  --------------
                                   1999     2000     2001      2002     2003      2003     2004
         Low...................   0.6423  0.6629   0.6330    0.6200   0.6272    0.6272   0.7418
         High..................   0.6891  0.6969   0.6697    0.6619   0.7492    0.6822   0.7880
         Period end............   0.6805  0.6636   0.6330    0.6304   0.7404    0.6805   0.7634
         Average rate..........   0.6663  0.6791   0.6511    0.6352   0.6858    0.6494   0.7591

                               PROSPECTUS SUMMARY

      THE FOLLOWING SUMMARY HIGHLIGHTS CERTAIN SIGNIFICANT ASPECTS OF OUR BUSINESS AND THIS EXCHANGE OFFER. THIS IS ONLY A SUMMARY OF THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING "RISK FACTORS" AND THE FINANCIAL STATEMENTS AND RELATED NOTES, BEFORE MAKING AN INVESTMENT DECISION.

      THE TERM "INITIAL NOTES" REFERS TO THE 7 7/8% SENIOR NOTES DUE 2014 THAT WERE ISSUED ON FEBRUARY 25, 2004 IN A PRIVATE OFFERING, REFERRED TO AS THE "PRIVATE OFFERING." THE TERM "EXCHANGE NOTES" REFERS TO THE 7 7/8% SENIOR NOTES DUE 2014 OFFERED BY THIS PROSPECTUS. THE TERM "NOTES" REFERS TO THE INITIAL NOTES AND THE EXCHANGE NOTES, COLLECTIVELY.

      THIS EXCHANGE OFFER IS BEING MADE SUBSEQUENT TO OUR ACQUISITION OF LIGNUM LIMITED (NOW NAMED RIVERSIDE FOREST PRODUCTS (MARKETING) LIMITED) (THE "ACQUISITION"). IN THIS PROSPECTUS, "RIVERSIDE" REFERS TO RIVERSIDE FOREST PRODUCTS LIMITED AND ITS SUBSIDIARIES AND "LIGNUM" REFERS TO LIGNUM LIMITED (NOW NAMED RIVERSIDE FOREST PRODUCTS (MARKETING) LIMITED) AND ITS SUBSIDIARIES, IN EACH CASE AS THEY WERE PRIOR TO CLOSING OF THE ACQUISITION. INFORMATION PRESENTED IN THIS PROSPECTUS "ON A PRO FORMA BASIS" AND, UNLESS THE CONTEXT SUGGESTS OTHERWISE, REFERENCES TO THE "COMPANY", "WE", "US", "OUR" AND SIMILAR TERMS GIVE EFFECT TO THE PRIVATE OFFERING AND THE APPLICATION OF THE PROCEEDS OF THE PRIVATE OFFERING, THE ACQUISITION AND THE ESTABLISHMENT OF OUR NEW $60 MILLION REVOLVING CREDIT FACILITY. THE CONSUMMATION OF THE ACQUISITION, THE RELATED FINANCING TRANSACTIONS AND THE CLOSING OF OUR NEW REVOLVING CREDIT FACILITY ALL OCCURRED ON OR PRIOR TO MARCH 31, 2004.

      CERTAIN TERMS USED IN THIS PROSPECTUS ARE DEFINED IN "GLOSSARY OF CERTAIN TERMS AND DEFINITIONS". UNLESS OTHERWISE INDICATED OR THE CONTEXT SUGGESTS OTHERWISE, DATES IN THIS PROSPECTUS THAT REFER TO A PARTICULAR FISCAL YEAR REFER TO THE FISCAL YEAR ENDED ON SEPTEMBER 30 OF THAT YEAR, IN THE CASE OF RIVERSIDE AND THE COMPANY, OR DECEMBER 31 OF THAT YEAR, IN THE CASE OF LIGNUM.

The Company

      We are a leading solid wood forest products company based in British Columbia, Canada. We harvest timber and produce lumber, plywood, veneer and woodchips. We are Canada's largest producer of softwood plywood and veneer and a major manufacturer of high-quality stud, dimension and specialty lumber products. We enjoy a broad market for our products, which are sold in Canada and the United States, as well as in Japan and other Asian markets and in certain markets in the European Union. Our products are used in various end-markets, including residential and commercial construction, furniture, flooring, and various residential, commercial and industrial applications.

      Through Lignum, we own and operate an established wholesale distribution business. Lignum sells and distributes wood products manufactured at its mill, as well as wood products purchased from third-party manufacturers, directly to end-users, such as contractors, building supply centers and large home builders. As a wholesale distributor, Lignum is able to capture incremental value for its products. In the future, we anticipate that Lignum's wholesale distribution business will be enhanced by Riverside's secure fiber supply and diversified product offerings.

      We own and operate three studmills, two dimension lumber plants, two plywood plants, one veneer plant and one recovery lumber mill in British Columbia. We believe our facilities are among the lowest cost, most efficient and most technologically advanced in our industry.

      The following table summarizes the annual production capacity of each of our facilities by key product category:

                                                                          Manufacturing Facilities
                                                          ---------------------------------------------------------------
                                                                                         Soda   Williams
                              Key Product        Units    Armstrong   Kelowna   Lumby    Creek    Lake    Lignum    Total
                          -------------------   -------   ---------   -------   -----    -----  --------  ------   ------
                          Plywood............     mmsf        265        166       --       --       --       --     431
                          Veneer.............     mmsf         --         --       96       --       --       --      96
                                                            -----      -----    -----    -----   ------    -----   -----
                            Total Panel......                 265        166       96       --       --       --     527
                                                            =====      =====    =====    =====   ======    =====   =====
                          Stud...............     mmfbm       160        160        6      200       --       --     526
                          Dimension..........     mmfbm        --         --       --       --      270      240     510
                                                            -----      -----    -----    -----   ------    -----   -----
                            Total Lumber.....                 160        160        6      200      270      240   1,036
                                                            =====      =====    =====    =====   ======    =====   =====
                          Woodchips..........     mbdu        145        130       25      105      160      177     742
                                                            =====      =====    =====    =====   ======    =====   =====

      We also own and operate a lumber and plywood remanufacturing facility, whole-log chipping facilities, cogeneration facilities and a tie-treating and processing plant. These additional operations enhance our product offerings, reduce our reliance on the commodity segment of the solid wood industry and diversify our revenue and earnings base. At our remanufacturing facility, we focus on adding value to our products. For example, we resize plywood to specific customer requirements. This allows us to increase the margins we realize on our plywood and to gain access to a broader customer base. Our cogeneration facilities utilize wood waste from the manufacturing process to produce steam for internal use in our manufacturing facilities and electrical power for both internal use and sale to third parties. We are also one of the few solid wood forest products companies in British Columbia to own and operate a seedling nursery and seed orchard.

      We focus on increasing our mix of value-added, higher-margin products, such as finger-joint lumber, machine stress rated lumber, customer-specific lumber and plywood grades, export-grade lumber products, treated railway ties and specialty plywood products, including ULAY(R). As a result of our low cost production facilities, our capital expenditures are focused on adding value, lowering production costs further and complying with environmental regulation. We believe this focus, coupled with our high degree of fiber self-sufficiency, positions us to respond to changing market conditions and to capitalize on opportunities as they arise.

      We supply approximately 65 to 70% of our fiber needs through timber resources held under long-term licenses with the government of British Columbia. We secure the balance of our fiber needs in the open log market. We believe these arrangements afford us a high degree of fiber self-sufficiency, security of supply and scope for progressive, sustainable forest management practices. We are British Columbia's sixth-largest provincial forest tenure holder, with an annual allowable cut, or AAC, of 3.1 million cubic meters.

Acquisition of Lignum Limited

      On February 1, 2004, Riverside agreed to acquire all of the outstanding shares of Lignum, a privately-owned lumber manufacturing, sales and wholesale distribution company based in Williams Lake and Vancouver, British Columbia, for $100.0 million (before working capital and softwood lumber duty adjustments), of which $90.0 million was payable in cash and $10.0 million was payable in shares of Riverside's common stock. On March 31, 2004, we completed the Acquisition and Lignum became a wholly-owned subsidiary of Riverside. See "The Acquisition". The cash portion of the purchase price was funded from a portion of the proceeds from the issuance of the initial notes. The shares of Riverside's common stock issued in the Acquisition as part of the consideration for Lignum are held indirectly by John C. Kerr, the Chairman and Chief Executive Officer of Lignum. Mr. Kerr also became the Vice-Chairman and a director of the Company, and is directly responsible for managing the wholesale distribution business. In addition, a number of Lignum's other management personnel, including its Chief Operating Officer, joined our management team, facilitating the implementation of operational best practices across the integrated operations.

Acquisition Rationale

      We believe that the combination of Riverside and Lignum provides several strategic benefits and synergies, including the following:

      o The Acquisition enhances our position as a leading North American solid wood producer, with pro forma annual capacity of 1,036 mmfbm of lumber, 431 mmsf of plywood, 96 mmsf of veneer and 742 mbdu of woodchips.

      o Lignum is a low-cost producer, its manufacturing facility is located adjacent to our facility in Williams Lake and it has an attractive timber base.

      o We expect the Acquisition to result in meaningful synergies at the facility level as a result of improvements in lumber recoveries and product values achieved through fiber optimization, reduction in overlap between operating areas, increased flexibility in fiber usage and product mix, and reductions in fiber, conversion and administrative costs.

      o Lignum provides Riverside with an entry into the wholesale distribution business, enabling us to capture incremental value for our products by selling more volume to end-users. In addition, we believe that Lignum's wholesale distribution business will benefit from Riverside's secure fiber supply and enhanced product offerings.

      o Riverside provides Lignum with the opportunity to offer its products to offshore customers at a premium to prices available in North America, which is an area in which Lignum did not operate prior to the Acquisition.

      o Lignum further diversifies the Company's revenue base. On a pro forma basis, our manufacturing and wholesale distribution businesses accounted for 81.0% and 19.0%, respectively, of our sales before duties in the 12 months ended September 30, 2003.

      Given our proven experience in the successful integration of acquired businesses, each management team's extensive knowledge of each other's operations and the proximity of Lignum's facility to Riverside's Williams Lake facility, we believe we are well positioned to integrate Lignum's business into our operations.

Competitive Strengths

      We believe the following strengths give us a competitive advantage within the forest products industry:

      Low-Cost Producer. We believe we are among the lowest cost producers of lumber, plywood and veneer products in Canada. Our low-cost position is a result of our modern facilities, advanced production technologies, low-cost fiber supply and targeted cost reduction programs. By employing an operating philosophy focused on being a low-cost producer, we have consistently been able to increase production capacity and reduce costs at each of our facilities. From fiscal 1992 to fiscal 2003, Riverside increased recovery rates by 15.9% and reduced conversion costs by 18.6% at its facilities. We intend to continue to implement standard process controls and invest prudently in our facilities to reduce costs and improve our operating efficiency.

      Diversified Products and Markets. We believe that our manufacturing business, which includes the production of lumber, plywood, woodchips and remanufactured and value-added products, together with our wholesale distribution business, provides us with a diverse revenue and earnings base. Our wholesale distribution business tends to be more stable than our manufacturing business, since our profits in that business are not as dependent on price as they are on margin, regardless of price. In our manufacturing business, we believe that the geographic and end-market diversity of our customers reduces the impact of a downturn in demand in any one region or product category. The following charts illustrate the diversity of our sales, before duties, for the 12-month period ended September 30, 2003:

                                   Sales, Before Duties,                           Sales
                     for the 12-Month Period Ended September 30, 2003            Percentage
          ------------------------------------------------------------------     ----------
          Total Sales By Segment:
               Manufacturing................................................        81%
               Wholesale Distribution.......................................        19%

          Total Sales By Geography:
               United States................................................        60%
               Canada.......................................................        34%
               Japan & Other................................................         6%

          Manufacturing Sales By Product:
               Stud & Dimension Lumber......................................        60%
               Plywood & Veneer.............................................        27%
               Woodchips....................................................         9%
               Other........................................................         4%

      According to Resource Information Systems, Inc., 73%, 23% and 4% of North American lumber products by volume, and 60%, 35% and 5% of North American plywood products by volume, were used for residential construction, industrial applications and commercial construction, respectively, in 2002. We believe that the end-uses of our products are consistent with those for the industry as a whole.

      Focus on Value-Added Products. We focus on increasing our production of value-added, higher margin products. We believe these products, which include finger-joint lumber, machine stress rated lumber and customer-specific lumber and plywood grades, help us maximize the value of our raw timber resources. By aligning our products and services with specific customer needs, we believe we can reduce the impact of commodity market swings on our overall business.

      High Degree of Fiber Self-Sufficiency. With an annual allowable cut of 3.1 million cubic meters, we are British Columbia's sixth-largest timber tenure licensee. Our long-term agreements with the government of British Columbia provide us with a cost-competitive and sustainable supply of fiber for approximately 65 to 70% of our current needs. In addition, we believe our location in British Columbia provides us with high quality logs that facilitate above-average recoveries and increased efficiency. The remaining 30 to 35% is secured in the open log market. To further improve our supply of fiber, we employ progressive forest management strategies designed to foster the growth of healthy, productive forests. We believe the superior quality of our fiber base, coupled with the relative proximity of our manufacturing facilities to our fiber base, enhances the overall efficiency of our operations.

      Prudent Financial and Operating Practices. We strive to maintain a strong balance sheet, which we believe gives us the financial flexibility to respond to changing market conditions and capitalize on opportunities as they arise. As of March 31, 2004, we had $70.3 million of cash on hand and $60.0 million of availability under our new revolving credit facility, subject to borrowing base availability. In addition, we utilize our proactive maintenance capital expenditure programs to allow us to preserve our assets and keep our facilities operating efficiently. As a result of our prudent financial and operating practices, we have maintained sufficient liquidity throughout a particularly difficult period in our industry, characterized by low commodity prices, significant tariffs and a strengthening Canadian dollar.

      Successful Integration of Acquisitions. Our senior management team has demonstrated the ability to make strategic acquisitions and integrate them successfully into our operations. Since its initial public offering in 1992, Riverside has acquired eight operations in three transactions. In each case, Riverside increased efficiencies, realized revenue and cost synergies, and restored its ratio of debt to total capitalization to pre-acquisition levels within targeted time frames.

      Experienced Management Team with Significant Ownership Stake. Our senior executives have an average of approximately 36 years of experience in the forest products industry and have successfully managed our business through many economic cycles. In addition, our senior executives own approximately 28% of our fully-diluted common stock.

Business Strategy

      Our strategic objective is to increase our profitability and strengthen our position as a low-cost producer of solid wood products. We intend to achieve these goals through the implementation of the following strategies:

      Maximize Operating Efficiencies. We continually seek to improve our operating efficiencies by reducing costs, increasing our recovery rates and maintaining operational flexibility. In order to achieve that goal, we will continue to make prudent investments in our operations and people.

      Optimize Product Mix. We intend to increase our sales, net of duties and operating margins and reduce our dependence on the commodity segment of the solid wood industry by increasing our sales of higher-margin, value-added products. Since 1994, Riverside has produced a number of value-added products such as ULAY(R), machine stress rated lumber, prime grade lumber, precision-sand plywood and cut-to-size plywood. We estimate that from 1993 to 2003, Riverside's sales of value-added lumber products increased from approximately 5% to approximately 26% of total lumber volumes, and that its sales of value-added plywood products increased from approximately 25% to approximately 31% of total plywood volumes.

      Pursue Strategic Acquisitions at Reasonable Valuations. We have substantial experience in completing acquisitions and successfully integrating them into our existing business. We believe this expertise will enable us to continue to identify and pursue attractive opportunities in the future. We will focus our efforts on acquisition candidates with one or more of the following characteristics:

      o     Attractive cost position and fiber base

      o Geographic compatibility with our existing operations, or operations in a new region that presents strategic opportunities for us

      o Opportunity to diversify our revenue and customer base further through new or enhanced product offerings

      We seek to acquire such acquisition candidates at reasonable valuations and integrate them into our existing operations. We pursue a disciplined approach to reducing our debt to capital ratio after each acquisition in order to maximize our financial and operating flexibility.

      Leverage Lignum's Wholesale Distribution Business. Through Lignum, we own and operate a wholesale distribution business that has been in business for over 30 years. We plan to leverage Riverside's existing products to derive incremental value from that distribution network. We also believe we can increase our margins by selling more product directly to end-users.

Head Office

      Our head office is located at 820 Guy Street, Kelowna, British Columbia, V1Y 7R5. Our telephone number is (250) 762-3411 and our facsimile number is
(250) 762-6888.

                          Summary of the Exchange Offer

      We are offering to exchange US$150,000,000 aggregate principal amount of our exchange notes for the same aggregate principal amount of our initial notes. In order to exchange your initial notes, you must properly tender them and we must accept your tender. We will exchange all outstanding initial notes that are validly tendered and not validly withdrawn.

Exchange Offer......................   We will exchange our exchange notes for the same aggregate principal amount at maturity of our initial notes.

Expiration Date.....................   This exchange offer will expire at 5:00 p.m., New York City time, on                , 2004,
                                       unless we decide to extend it.

Conditions to the Exchange
   Offer............................   We will complete this exchange offer only if:

                                       o     there is no change in the laws and regulations which would impair our ability to proceed with this exchange offer,

                                       o     there is no change in the current interpretation by the staff of the SEC which permits resales of the exchange notes,

                                       o     there is no stop order issued by the SEC which would suspend the effectiveness of the registration statement which includes this prospectus or the qualification of the exchange notes under the Trust Indenture Act of 1939, and

                                       o     we obtain all the governmental approvals we deem necessary to complete this exchange offer. Please refer to the section in this prospectus entitled "The Exchange
                                             Offer--Conditions to the Exchange Offer".

Procedures for Tendering Initial
   Notes............................   To participate in this exchange offer, you can tender your initial notes by book-entry delivery following the procedures described in this prospectus. If your initial notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact that person promptly to tender your initial notes in this exchange offer.
                                       For more information on tendering your notes, please refer to the section in this prospectus entitled "The Exchange Offer--Procedures for Tendering Initial Notes". In the alternative, you can complete, sign and date the letter of transmittal or a facsimile and transmit it, together with your initial notes to be exchanged and all other documents required by the letter of transmittal, to Wells Fargo Bank, National Association, as exchange agent, at its address indicated under "The Exchange Offer--Exchange Agent".

Procedures for Beneficial
   Owners...........................   If you are a beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your initial notes in the exchange offer, you should contact the registered holder promptly and instruct that person to tender on your behalf.

Guaranteed Delivery Procedures......   If you wish to tender your initial notes and you cannot get the required documents to the exchange agent on time, you may tender your notes by using the guaranteed delivery procedures described under the section of this prospectus entitled "The Exchange Offer--Procedures for
                                       Tendering Initial Notes--Guaranteed Delivery Procedure".

Withdrawal Rights...................   You may withdraw the tender of your initial notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated
                                       under "The Exchange Offer--Exchange Agent" before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Acceptance of Initial Notes and
   Delivery of Exchange Notes.......   If all the conditions to the completion of this exchange offer are satisfied, we will accept any and all initial notes that are properly tendered in this exchange offer on or before 5:00
                                       p.m., New York City time, on the expiration date. We will deliver the exchange notes to you promptly after the expiration date and acceptance of your initial notes for exchange. We will return any initial note that we do not accept for exchange to you without expense promptly after the expiration date. Please refer to the section in this prospectus entitled "The
                                       Exchange Offer--Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes".

Federal Income Tax
   Considerations Relating
   to the Exchange Offer............   Exchanging your initial notes for exchange notes will not be a taxable event to you for
                                       United States federal income tax purposes. Please refer to the section of this prospectus entitled "Certain Income Tax Considerations".

Exchange Agent......................   Wells Fargo Bank, National Association is serving as exchange agent in the exchange offer.

Fees and Expenses...................   We will pay all expenses related to this exchange offer. Please refer to the section of this prospectus entitled "The Exchange Offer--Fees and Expenses".

Use of Proceeds.....................   We will not receive any proceeds from the issuance of the exchange notes. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement entered into in connection with the offering of the initial notes.

Consequences to Holders
    Who Do Not Participate in the
    Exchange Offer..................   If you do not participate in this exchange offer:

                                       o     except as set forth in the next paragraph, you will not necessarily be able to require us to register your initial notes under the Securities Act,

                                       o     you will not be able to resell, offer to resell or otherwise transfer your initial notes unless they are registered under the Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act, and

                                       o     the trading market for your initial notes will become more limited to the extent other holders of initial notes participate in the exchange offer.

                                       You will not be able to require us to register your initial notes under the Securities Act unless:

                                       o     the initial purchasers request us to register initial notes that are not eligible to be exchanged for exchange notes in the exchange offer; or

                                       o     you are not eligible to participate in the exchange offer or do not receive freely tradable exchange notes in the exchange offer.

                                       In these cases, the registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for the benefit of the holders of the initial notes described in this paragraph. We do not currently anticipate that we will register under the Securities Act any notes that remain outstanding after completion of the exchange offer.

                                       Please refer to the section of this prospectus entitled "Risk Factors--Your failure to participate in the exchange offer will have adverse consequences."

Resales.............................   It may be possible for you to resell the notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to the conditions described under "--Obligations of Broker-Dealers" below.

                                       To tender your initial notes in this exchange offer and resell the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, you must make the following representations:

                                       o     you are authorized to tender the initial notes and to acquire exchange notes, and that we will acquire good and unencumbered title to the initial notes tendered by you,

                                       o     the exchange notes acquired by you are being acquired in the ordinary course of business,

                                       o     you have no arrangement or understanding with any person to participate in a distribution of the exchange notes and are not participating in, and do not intend to participate in, the distribution of such exchange notes,

                                       o     you are not an "affiliate," as defined in Rule 405 under the Securities Act, of ours or, if you are, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

                                       o     if you are not a broker-dealer, you are not engaging in, and do not intend to engage in, a distribution of exchange notes, and

                                       o     if you are a broker-dealer, the initial notes to be exchanged were acquired by you as a result of market-making or other trading activities and you will deliver a prospectus in connection with any resale, offer to resell or other transfer of such exchange notes.

                                       Please refer to the sections of this prospectus entitled "The Exchange Offer--Procedures for
                                       Tendering Initial Notes--Proper Execution and Delivery of Letters of Transmittal", "Risk
                                       Factors--Risks Relating to the Exchange Offer--Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes, which subjects you to potential liability under the Securities Act" and "Plan of Distribution".

Obligations of Broker-Dealers.......   If you are a broker-dealer (1) that receives exchange notes, you must acknowledge that you will deliver a prospectus in connection with any resales of the exchange notes, (2) who acquired the initial notes as a result of market making or other trading activities, you may use the exchange offer prospectus, as supplemented or amended, in connection with resales of the exchange notes, or (3) who acquired the initial notes directly from the issuer in the private offering and not as a result of market making and trading activities, you must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of the exchange notes.

                                             Summary of the Terms of the Exchange Notes

Issuer..............................   Riverside Forest Products Limited.

Exchange Notes......................   US$150,000,000 aggregate principal amount of 7 7/8% Senior Notes due 2014. The forms and terms of the exchange notes are the same as the form and terms of the initial notes except that the issuance of the exchange notes is registered under the Securities Act, will not bear legends restricting their transfer and will not be entitled to registration rights under our registration rights agreement. The exchange notes will evidence the same debt as the initial notes, and both the initial notes and the exchange notes will be governed by the same indenture.

Maturity............................   March 1, 2014.

Interest Payment Dates..............   March 1 and September 1 of each year, commencing September 1, 2004.

Guarantees..........................   The notes will be jointly and severally and fully and unconditionally guaranteed on a senior unsecured basis by all of our current and future restricted subsidiaries, other than any future immaterial subsidiaries.

Change of Control...................   Upon specified change of control events, each holder of a note will have the right to sell to us all or a portion of its notes at a purchase price in cash equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

Ranking.............................   Riverside and its existing subsidiaries are the obligors on the notes. The notes, which are our senior unsecured obligations, rank:

                                       o     effectively subordinate in right of payment to borrowings under our new revolving credit facility, which are secured by our accounts receivable, including credit balances in bank accounts, and inventory;

                                       o     equal in right of payment to all of our existing and future senior unsecured indebtedness; and

                                       o     senior in right of payment to all of our existing and future indebtedness that expressly provides for its subordination to the notes.

                                       The guarantee of each guarantor is its senior unsecured obligation and ranks:

                                       o     effectively subordinate in right of payment to borrowings under our new revolving credit facility, which are secured by such guarantor's accounts receivable, including credit balances in bank accounts, and inventory;

                                       o     equal in right of payment to all of such guarantor's existing and future senior unsecured indebtedness; and

                                       o     senior in right of payment to all of such guarantor's existing and future indebtedness that expressly provides for its subordination to such guarantor's guarantee.

                                       In the event that our secured creditors exercise their rights with respect to our pledged assets, our secured creditors would be entitled to be repaid in full from the proceeds from the sale of those assets before such proceeds would be available for distribution to our other senior creditors, including the holders of the notes.

                                       As of March 31, 2004, we had total indebtedness of US$150.0 million, all of which was represented by the initial notes. Under our new revolving credit facility, we have the ability to borrow up to $60.0 million, subject to borrowing base availability, all of which would be secured.

Mandatory Redemption................   We will not be required to make mandatory redemption or sinking fund payments with respect to the notes.

Optional Redemption.................   At any time on or after March 1, 2009, we may redeem all or a part of the notes at the redemption prices specified in this prospectus under "Description of Exchange Notes--
                                       Optional Redemption", plus accrued and unpaid interest, special interest, if any, and additional amounts, if any, to the date of redemption.

                                       In addition, prior to March 1, 2007, we may redeem up to 35% of the notes with the net proceeds of certain equity offerings at 107.875% of the aggregate principal amount thereof, plus accrued and unpaid interest, special interest, if any, and additional amounts, if any, to the date of redemption, provided at least 65% of the aggregate principal amount of the notes remains outstanding after the redemption.

Tax Redemption......................   We may, at our option, redeem all, but not less than all, of the notes at any time at 100% of their aggregate principal amount, plus accrued and unpaid interest, special interest, if any, and additional amounts, if any, to the redemption date, as a result of certain changes affecting withholding taxes. See "Description of Exchange Notes--Redemption for Changes in
                                       Canadian Withholding Taxes" and "Description of Exchange Notes--Additional Amounts".

Payment of Additional
Amounts.............................   In certain circumstances, if we are required to make any deductions or withholding for any present or future taxes in respect of amounts to be paid by us under the notes, we will pay the owners of the notes such additional amounts as are necessary so that the net amounts paid to the owners of the notes, after the deduction or withholding, will not be less than the amounts to which the indenture governing the notes specifies the owners are entitled. See
                                       "Description of Exchange Notes--Additional Amounts".

Mandatory Repurchase Offers.........   If we sell certain assets or experience specific kinds of changes of control, we may be required to offer to repurchase the notes at the price and as provided under the caption
                                       "Description of Exchange Notes--Mandatory Repurchase Offers", plus accrued and unpaid interest, special interest, if any, and additional amounts, if any, to the date of repurchase.

Covenants...........................   We have issued the notes under an indenture among us, the guarantors and Wells Fargo Bank,
                                       National Association, who act as trustee on your behalf. The indenture governing the notes limits our ability and the ability of our restricted subsidiaries to:

                                       o     incur additional indebtedness and issue preferred stock;

                                       o     pay dividends and make distributions;

                                       o     repurchase stock or repay subordinated indebtedness;

                                       o     make certain investments;

                                       o     transfer, sell or make certain dispositions of assets or engage in sale and leaseback transactions;

                                       o     incur liens;

                                       o     enter into transactions with affiliates;

                                       o     create dividend or other payment restrictions affecting restricted subsidiaries; and

                                       o     merge, consolidate, amalgamate or sell all or substantially all of our assets to another person.

                                       These covenants are subject to other important exceptions and qualifications, as described under "Description of Exchange Notes--Certain Covenants".

Registration Rights Agreement.......   Under a registration rights agreement, we have agreed to file a registration statement on an appropriate form with respect to this offer to exchange the initial notes for the exchange notes, which will be registered under the Securities Act. This prospectus is part of that registration statement.

Use of Proceeds.....................   We will not receive any proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes. We are making this exchange solely to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the initial notes.

Absence of a Public Market
     for the Exchange Notes.........   The exchange notes are new securities with no established market for them. We cannot assure you that a market for these exchange notes will develop or that this market will be liquid.
                                       Please refer to the section of this prospectus entitled "Risk Factors--Risks Related to the
                                       Notes--The initial purchasers of the initial notes may cease their respective market-making activities at any time. If there is no active trading market for the exchange notes, you may not be able to resell them".

Form of the Exchange Notes..........   The exchange notes will be represented by one or more permanent global securities in registered form deposited on behalf of The Depository Trust Company with Wells Fargo Bank,
                                       National Association, as custodian. You will not receive exchange notes in certificated form unless one of the events described in the section of this prospectus entitled "Description of
                                       Exchange Notes--Exchange of Global Notes for Certificated Notes" occurs. Instead, beneficial interests in the exchange notes will be shown on, and transfers of these exchange notes will be effected only through, records maintained in book entry form by The Depository Trust
                                       Company with respect to its participants.
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                                       14

      Summary Historical and Pro Forma Combined Financial Data of Riverside

      You should read the summary historical consolidated and pro forma combined financial and other data set forth below in conjunction with Riverside's consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the pro forma combined statements of operations and the related notes included elsewhere in this prospectus.

      The summary historical consolidated financial data for Riverside for the years ended and as of September 30, 1999, 2000, 2001, 2002 and 2003 are derived from Riverside's audited consolidated financial statements. The summary historical consolidated financial data for Riverside for the six months ended March 31, 2003 and 2004 and as at March 31, 2004 are derived from Riverside's unaudited consolidated financial statements included elsewhere in this prospectus and include, in the opinion of Riverside's management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly this unaudited interim financial data. The results of operations for any interim period are not necessarily indicative of the results of operations for the entire fiscal year. The summary pro forma combined financial data for the 12 months ended September 30, 2003 and for the six months ended March 31, 2004 are derived from the unaudited pro forma combined statements of operations included elsewhere in this prospectus.

      Riverside prepares its consolidated financial statements in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. For a discussion of the principal differences between Canadian GAAP and U.S. GAAP as they pertain to Riverside, see note 14 to Riverside's audited consolidated financial statements, note 10 to Riverside's unaudited consolidated financial statements, and note 4 to the unaudited pro forma combined statements of operations of the Company included elsewhere in this prospectus.

                                                                                                               Pro Forma
                                                                                                               12 Months  Pro Forma
                                                                                                                 Ended    6 Months
                                                                                            6 Months Ended     September    Ended
                                                 Year Ended September 30,                      March 31,          30,     March 31,
                                  -----------------------------------------------------  --------------------  ---------  ---------
                                   1999 (1)   2000 (1)   2001 (1)   2002 (1)     2003       2003       2004       2003       2004
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                            (dollars in thousands, except where otherwise noted)
Statement of earnings data:
Canadian GAAP
Sales before duties (2)           $ 546,826  $ 515,495  $ 466,195  $ 481,206  $ 473,829  $ 229,070  $ 285,137  $ 699,104  $ 408,415
Countervailing and anti-dumping
  duties                                 --         --      4,800     11,892     42,879     19,966     24,616     55,023     32,337
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Sales, net of duties                546,826    515,495    461,395    469,314    430,950    209,104    260,521    644,081    376,078
Cost of sales                       429,804    456,852    401,063    405,597    399,800    198,397    206,996    592,069    307,022
Selling and administration
  expenses                           17,481     16,853     17,880     18,417     17,552      9,533      8,799     31,768     21,608
Other operating expenses
  (income) (3)                       (6,230)      (702)   (12,627)    (9,405)    (3,743)      (481)    (5,124)    (5,210)    (7,781)
Depreciation and amortization        24,726     25,750     24,065     25,116     25,371     12,736     11,724     31,317     14,674
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating earnings (loss)            81,045     16,742     31,014     29,589     (8,030)   (11,081)    38,126     (5,863)    40,555
Interest on long-term debt           14,781     10,444     11,357      8,963      5,930      3,243      2,238     18,574      8,418
Unrealized foreign exchange loss
  (gain) on long-term debt           (8,489)     1,107      7,282        (69)    (8,121)    (5,110)        --    (35,595)    (6,000)
Prepayment penalty on
  long-term debt                         --         --         --         --         --         --      3,557         --         --
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings (loss) before
  income taxes                       74,753      5,191     12,375     20,695     (5,839)    (9,214)    32,331     11,158     38,137
Income taxes (recovery)              29,410      3,384      5,361      8,208     (4,501)    (4,215)    10,819     (1,489)    12,002
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net earnings (loss)               $  45,343  $   1,807  $   7,014  $  12,487  $  (1,338) $  (4,999) $  21,512  $  12,647  $  26,135
                                  =========  =========  =========  =========  =========  =========  =========  =========  =========

U.S. GAAP
Sales (2)                                               $ 519,044  $ 534,579  $ 533,663  $ 257,628  $ 313,476  $ 769,114  $ 441,310
Operating earnings (loss)                                  31,014     29,589     (8,030)   (11,081)    38,126     (4,210)    39,781
Net earnings (loss)                                         7,014     12,487     (1,338)    (4,999)    21,512     13,712     25,637

Other data:
Canadian GAAP
EBITDA (4)                        $ 102,602  $  40,135  $  53,026  $  54,122  $  17,348  $   1,478  $  49,342  $  25,258  $  54,614
Cash provided by (used in)
operating activities                 95,828    (21,190)    51,665     39,707     19,236    (41,561)     5,865
Capital expenditures                 10,248     25,935     41,749     14,835      3,873      1,260      1,566
Ratio of earnings to fixed
  charges (5)                          6.1x       1.5x       2.1x       3.3x         --         --      15.4x       1.6x       5.5x
Sales before duties (2)
    Stud and dimension lumber     $ 292,611  $ 263,268  $ 239,628  $ 258,867  $ 262,409  $ 127,095  $ 150,226  $ 437,841  $ 265,632
    Plywood and veneer              179,224    160,813    148,818    160,890    150,491     74,628     97,978    150,491     97,978
    Wood chips                       54,773     66,571     56,470     35,632     35,002     18,298     19,798     48,845     27,670
    Ties                             18,061     16,405     15,995     16,345     15,337      5,011      8,349     15,337      8,349
    Remanufactured and other          2,157      8,438      5,284      8,474      7,506      3,428      4,478      7,506      4,478
    Power                                --         --         --        998      3,084        610      4,308      3,084      4,308
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                  $ 546,826  $ 515,495  $ 466,195  $ 481,206  $ 473,829  $ 229,070  $ 285,137  $ 699,104  $ 408,415
                                  =========  =========  =========  =========  =========  =========  =========  =========  =========

Shipments
    Stud and dimension lumber
      (mfbm)                        667,952    657,737    612,925    629,895    726,881    349,665    397,790  1,243,580    661,604
    Plywood and veneer (msf)        495,129    479,408    482,246    492,226    466,028    233,459    248,171    466,028    248,171
    Woodchips (bdu)                 635,742    616,675    556,017    530,367    514,404    275,556    271,548    715,144    349,705
Average selling prices
    Stud and dimension lumber
      ($ per mfbm)                $     438  $     400  $     391  $     411  $     361  $     363  $     378  $     381  $     401
    Plywood and veneer ($ per
      msf)                              362        335        309        327        323        320        395        323        395
    Woodchips ($ per bdu)                86        108        102         67         68         66         73         68         79

                                                                                                               As of
                                                           As of September 30,                               March 31,
                                     ----------------------------------------------------------------       ----------
                                     1999 (1)      2000 (1)      2001 (1)      2002 (1)        2003            2004
                                     --------      --------      --------      --------      --------       ----------
                                                                 (dollars in thousands)
Balance sheet data:
Canadian GAAP
Cash                                 $ 99,057      $ 42,924      $ 43,161      $ 36,841      $ 34,485       $ 70,251
Short term debt                            --         5,131        41,225        29,685        27,698             --
Current assets                        211,411       162,543       160,748       144,810       128,682        275,028
Current liabilities                    98,918        60,159       113,635        94,292        85,342        110,324
Working capital, excluding cash        13,436        59,460         3,952        13,677         8,855         94,453
Working capital, excluding cash        13,436        64,591        45,177        43,362        36,553         94,453
and short term debt
Total assets                          413,574       365,189       415,672       388,588       348,753        596,838
Total debt                            120,253       121,360       123,886        93,169        64,530        196,500
Shareholders' equity                  164,591       156,535       162,423       173,854       171,724        202,428
Shares outstanding

U.S. GAAP
Total assets                                                     $415,672      $388,588      $348,753       $596,838
Shareholders' equity                                              162,348       169,636       167,740        198,444

Notes:

(1) Comparative statement of earnings and balance sheet data have been restated to reflect the change in accounting policy with respect to unrealized foreign exchange gains or losses on the translation of long-term debt. See note 1(k) to Riverside's audited consolidated financial statements included elsewhere in this prospectus.

(2) For Canadian GAAP, sales reported on the statement of earnings is gross revenue, net of transportation costs, commissions and discounts and softwood lumber duties and corresponds to sales, net of duties in this table. For U.S. GAAP, sales is reported as gross revenue net of commissions and discounts.

(3) Other operating expense (income) includes the gain or loss on disposal of capital assets, net operating interest expense (income), foreign exchange gains or losses on working capital items and other miscellaneous operating expenses.

(4) EBITDA represents net earnings (loss) before income taxes (recovery), interest on long-term debt, unrealized foreign exchange loss (gain) on long-term debt, depreciation and amortization and net operating interest expense (income). Management uses EBITDA as an internal measure of performance and in its evaluation of potential acquisitions. As EBITDA is non-GAAP measure, it may not be comparable to EBITDA calculated by others. In addition, as EBITDA is not a substitute for other GAAP measures such as net earnings (loss), readers should consider these GAAP measures in evaluating the Riverside's performance. A reconciliation of EBITDA to net earnings (loss) is as follows:

                                                                                                               Pro Forma
                                                                                                               12 Months   Pro Forma
                                                                                                                 Ended     6 Months
                                                                                             6 Months Ended    September     Ended
                                                  Year Ended September 30,                      March 31,         30,      March 31,
                                   -----------------------------------------------------   -------------------  --------   --------
                                    1999 (1)   2000 (1)   2001 (1)   2002 (1)     2003       2003       2004      2003       2004
                                   ---------   --------   --------   --------   --------   --------   --------  --------   --------
                                                                         (dollars in thousands)
Net earnings (loss)                $  45,343   $  1,807   $  7,014   $ 12,487   $ (1,338)  $ (4,999)  $ 21,512  $ 12,647   $ 26,135
Income taxes (recovery)               29,410      3,384      5,361      8,208     (4,501)    (4,215)    10,819    (1,489)    12,002
Unrealized foreign exchange loss
  (gain) on long-term debt            (8,489)     1,107      7,282        (69)    (8,121)    (5,110)        --   (35,595)    (6,000)
Prepayment penalty on long-term
  debt                                    --         --         --         --         --         --      3,557        --         --
Interest on long-term debt            14,781     10,444     11,357      8,963      5,930      3,243      2,238    18,574      8,418
Depreciation and amortization         24,726     25,750     24,065     25,116     25,371     12,736     11,724    31,317     14,674
Net operating interest expense
  (income)                            (3,169)    (2,357)    (2,053)      (583)         7       (177)      (508)     (196)      (615)
                                   ---------   --------   --------   --------   --------   --------   --------  --------   --------
EBITDA                             $ 102,602   $ 40,135   $ 53,026   $ 54,122   $ 17,348   $  1,478   $ 49,342  $ 25,258   $ 54,614
                                   =========   ========   ========   ========   ========   ========   ========  ========   ========

(5) The ratio of earnings to fixed charges represents, on a pre tax basis, the number of times earnings covers fixed charges. Earnings are defined as earnings
(loss) before income taxes and fixed charges. Fixed charges consist of interest on indebtedness and amortization of deferred finance costs. No ratio was calculated for the year ended September 30, 2003 and for the six months ended March 31, 2003 as earnings (as defined) were insufficient to cover fixed charges by $5,839,000 and $9,214,000, respectively.

                                  RISK FACTORS

      AN INVESTMENT IN THE NOTES INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE DECIDING WHETHER TO INVEST IN THE NOTES. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY RISKS FACING US. ADDITIONAL RISKS AND UNCERTAINTIES NOT CURRENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM TO BE IMMATERIAL MAY ALSO MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOWS.

RISKS RELATED TO THE NOTES

WE HAVE SUBSTANTIAL INDEBTEDNESS AND WE MAY BE UNABLE TO SERVICE OUR
INDEBTEDNESS.

      Riverside currently has substantial indebtedness and significant debt service obligations.

      On March 31, 2004, we had total indebtedness of US$150.0 million, all of which consisted of the initial notes. In addition, we have the ability to borrow up to $60.0 million under our new revolving credit facility, subject to borrowing base availability. On a pro forma basis for the 12 months ended September 30, 2003, our ratio of earnings to fixed charges would have been 1.6x.

      Our substantial indebtedness could have important consequences to you. For example, it could:

      o make it more difficult for us to satisfy our obligations with respect to the notes and other indebtedness;

      o increase our vulnerability to adverse economic and industry conditions;

      o require us to dedicate a substantial portion of our cash flow from operations to the payment of our indebtedness, thereby reducing the availability of cash to fund working capital and capital expenditures and for other general corporate purposes;

      o limit our ability to obtain financing for working capital, capital expenditures, general corporate purposes or acquisitions;

      o place us at a disadvantage compared to our competitors that have less debt; and

      o limit our flexibility in planning for, or reacting to, changes in our business and in the forest products industry.

      In addition, the indenture and our revolving credit facility contain financial and other restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants would result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt.

WE MAY NOT GENERATE CASH FLOW SUFFICIENT TO SERVICE ALL OF OUR OBLIGATIONS, INCLUDING OUR OBLIGATIONS RELATED TO THE NOTES.

      Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors that are beyond our control.

      Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash and available borrowings under our new revolving credit facility will be adequate to meet our liquidity needs for at least the next 12 months.

      We cannot assure you that our business will generate sufficient cash flow from operations, that we will realize anticipated cost savings and operating improvements, or that future borrowings will be available to us under our new revolving credit facility in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs.

      We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

      o     our financial condition at the time;

      o restrictions in the indenture and in our new revolving credit facility or other outstanding indebtedness; and

      o other factors, including the condition of the financial markets or the forest products industry.

      As a result, we may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes.

WE MAY BE ABLE TO INCUR ADDITIONAL INDEBTEDNESS, WHICH COULD FURTHER EXACERBATE THE RISKS ASSOCIATED WITH OUR SUBSTANTIAL INDEBTEDNESS.

      We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although our new revolving credit facility and the indenture contain restrictions on the incurrence of additional indebtedness, debt incurred in compliance with these restrictions could be substantial. Our new revolving credit facility permits total borrowings thereunder of up to $60.0 million, subject to borrowing base availability. See "Description of our New Revolving Credit Facility" and "Description of Exchange Notes". In addition, the indenture and our revolving credit facility permit us to borrow substantial amounts of additional indebtedness in the future. If we and our subsidiaries incur additional indebtedness or other obligations, the related risks that we and they face could be magnified.

YOUR RIGHT TO RECEIVE PAYMENTS ON THESE NOTES IS EFFECTIVELY SUBORDINATED TO THE RIGHTS OF OUR EXISTING AND FUTURE SECURED CREDITORS. FURTHER, THE GUARANTEES OF THESE NOTES ARE EFFECTIVELY SUBORDINATED TO ALL OUR GUARANTORS' EXISTING AND FUTURE SECURED INDEBTEDNESS.

      Our secured indebtedness and the secured indebtedness of the guarantors will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing that other indebtedness. Notably, we and the guarantors are parties to our revolving credit facility, which is secured by liens on our and the guarantors' accounts receivable, including credit balances in bank accounts, and inventories. The notes are subordinated to all of that secured indebtedness to the extent of the collateral securing such debt.

      As of March 31, 2004, approximately $60.0 million was available for borrowing under our new revolving credit facility, subject to borrowing base availability, all of which would be secured. In addition, we will be permitted to borrow substantial amounts of additional secured indebtedness in the future under the terms of the indenture. See "Description of our New Revolving Credit Facility" and "Description of Exchange Notes".

      In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any secured indebtedness will be entitled to be paid in full from our assets securing such indebtedness before any payment may be made with respect to the notes. Holders of the notes will participate ratably in our remaining assets with all holders of our unsecured indebtedness that is deemed to rank equally with the notes, and with all of our general creditors (including trade creditors and secured creditors to the extent of any shortfall), based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there may be insufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less from our assets, ratably, than holders of our secured indebtedness.

THE AGREEMENTS GOVERNING OUR INDEBTEDNESS CONTAIN SIGNIFICANT RESTRICTIONS THAT LIMIT OUR OPERATING AND FINANCIAL FLEXIBILITY.

      The indenture and our new revolving credit facility contain covenants that, among other things, limit our ability to:

      o     incur additional indebtedness and issue preferred stock;

      o     pay dividends and make distributions;

      o     repurchase stock or repay subordinated indebtedness;

      o     make certain investments;

      o transfer, sell or make certain dispositions of assets or engage in sale and leaseback transactions;

      o     incur liens;

      o     enter into transactions with affiliates;

      o create dividend or other payment restrictions affecting restricted subsidiaries; and

      o merge, consolidate, amalgamate or sell all or substantially all of our assets to another person.

      In addition, our new revolving credit facility requires us to maintain specified financial ratios, and we may be unable to meet such ratios. All of these restrictions may limit our ability to execute our business strategy. Moreover, if operating results fall below current levels, we may be unable to comply with these covenants. If that occurs, our lenders could accelerate our indebtedness, in which case we may not be able to repay all of our indebtedness, and your notes may not be repaid fully, if at all.

WE MAY BE UNABLE TO PURCHASE NOTES IN THE EVENT OF A CHANGE OF CONTROL.

      Upon the occurrence of a "change of control", as defined in the indenture, we will be required to make an offer to repurchase all outstanding notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest and special interest, if any, and additional amounts, if any, to the date of repurchase. Any such change of control would constitute a default under our new revolving credit facility. In addition, the terms of our new revolving credit facility may prevent us from repurchasing the notes prior to their maturity. We may not have sufficient funds to repay our new revolving credit facility and make the required offer to repurchase the notes at the time of such event. Any future debt that we incur may also contain restrictions on the purchase of the notes. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a change of control under the indenture. See "Description of Exchange Notes--Mandatory Repurchase Offers--Change of Control".

CERTAIN BANKRUPTCY AND INSOLVENCY LAWS MAY IMPAIR THE TRUSTEE'S ABILITY TO ENFORCE REMEDIES UNDER THE NOTES.

      We are incorporated under the laws of the Province of British Columbia and substantially all of our assets are located in Canada. Under bankruptcy laws in the United States, courts typically have jurisdiction over a debtor's property, wherever located, including property situated in other countries. There can be no assurance, however, that courts outside of the United States would recognize the U.S. bankruptcy court's jurisdiction. Accordingly, difficulties may arise in administering a U.S. bankruptcy case involving a Canadian debtor like us with property located outside of the United States, and any orders or judgments of a bankruptcy court in the United States may not be enforceable in Canada against us.

      The rights of the trustee to enforce remedies may be significantly impaired by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to us. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada) contain provisions enabling an "insolvent person" to obtain a stay of proceeding against its creditors and others and to prepare and file a proposal for consideration by all or some of its creditors to be voted on by the various classes of its creditors. Such a restructuring proposal, if accepted by the requisite majorities of creditors and approved by the court, may be binding on persons, such as holders of the notes, who may not otherwise be willing to accept it. Moreover, this provision of the legislation permits, in certain circumstances, an insolvent debtor to retain possession and administration of its property, even though it may be in default under the applicable debt instrument.

      The powers of the court under the Bankruptcy and Insolvency Act (Canada) and particularly under the Companies' Creditors Arrangement Act (Canada) have been exercised broadly to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, if we were to seek protection under such Canadian bankruptcy legislation following commencement of or during such a proceeding, payments under the notes may be discontinued, the trustee may be unable to exercise its rights under the indenture and holders of the notes may not be compensated for any delays in payments, if any, of principal and interest.

APPLICABLE LAW ALLOWS COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTE HOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

      Under U.S. federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

      o incurred the debt with the intent to hinder, delay or defraud creditors;

      o received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

      o     was insolvent or rendered insolvent by reason of such incurrence; or

      o was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

      o intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

      If a court voided a guarantee by one or more of our subsidiaries, or held it unenforceable for any reason, holders of the notes would cease to have a claim against that subsidiary based upon the guarantee and would solely be creditors of Riverside and any guarantor whose guarantee was not voided or held unenforceable.

      Under Canadian federal bankruptcy laws and comparable provisions of provincial fraudulent transfer laws, payments or transfers of property made to a creditor or other third party can be attacked as a fraudulent conveyance or preference in circumstances where the party making the payment (i.e. the guarantor) was insolvent at the time it entered into the guarantee. Accordingly, any payment made by an insolvent guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor in the event that it is determined to be a fraudulent conveyance or a fraudulent preference.

YOUR ABILITY TO ENFORCE CIVIL LIABILITIES IN CANADA UNDER U.S. SECURITIES LAWS MAY BE LIMITED.

      We are a corporation organized under the laws of British Columbia, Canada. All of our directors and officers and some of the experts named in this prospectus reside principally in Canada. Because these persons are located outside the United States, it may not be possible for you to effect service of process within the United States upon those persons. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in U.S. courts, because all or a substantial portion of our assets and the assets of those persons are located outside the United States. We have been advised by Bull, Housser & Tupper, our Canadian counsel, that there are defenses that can be raised to the enforceability, in original actions in Canadian courts, of liabilities based upon the U.S. federal securities laws and to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of U.S. federal securities laws, such that the enforcement in Canada of such liabilities and judgments is not certain. Therefore, it may not be possible to enforce those actions against us, our directors and officers or the experts named in this prospectus.

      We have appointed CT Corporation System of New York, New York, as our agent for service of process, in any action in any U.S. federal or state court brought against us under the U.S. securities laws as a result of this offering or any purchase or sale of the notes.

THE INITIAL PURCHASERS OF THE INITIAL NOTES MAY CEASE THEIR RESPECTIVE MARKET-MAKING ACTIVITIES AT ANY TIME. IF THERE IS NO ACTIVE TRADING MARKET FOR THE EXCHANGE NOTES, YOU MAY NOT BE ABLE TO RESELL THEM.

      There is no obligation for any party to conduct market-making activities to ensure that an active trading market currently exists for the exchange notes and, while the exchange notes are eligible for trading in The Portal(SM) Market, an active trading market may not exist in the future. The exchange notes are not, and will not be, listed on any securities exchange. If an active trading market does not exist, you may not be able to resell your exchange notes at their fair market value or at all. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market for the exchange notes, if any, may be subject to similar disruptions. The trading price may depend upon prevailing interest rates, the market for similar securities, and other factors, including general economic conditions and our financial condition, performance and prospects. These factors could adversely affect you as a holder of exchange notes.

RISKS RELATED TO THE EXCHANGE OFFER

THE ISSUANCE OF THE EXCHANGE NOTES MAY ADVERSELY AFFECT THE MARKET FOR THE INITIAL NOTES.

      To the extent the initial notes are tendered and accepted in the exchange offer, the trading market for any untendered or tendered but unaccepted initial notes could be adversely affected. Because we anticipate that most holders of the initial notes will elect to exchange their initial notes for exchange notes in order to benefit from the absence of restrictions on the resale of exchange notes under the Securities Act, we anticipate that the liquidity of the market for any initial notes remaining after the completion of this exchange offer may be substantially limited. Please refer to the section in this prospectus entitled "The Exchange Offer--Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences."

YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE
CONSEQUENCES.

      The initial notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial notes for exchange notes pursuant to this exchange offer, or if you do not properly tender your initial notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you may no longer be able to obligate us to register the initial notes under the Securities Act.

SOME PERSONS WHO PARTICIPATE IN THE EXCHANGE OFFER MUST DELIVER A PROSPECTUS IN CONNECTION WITH RESALES OF THE EXCHANGE NOTES, WHICH SUBJECTS YOU TO POTENTIAL LIABILITY UNDER THE SECURITIES ACT.

      Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes. In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under the Securities Act, you may incur liability under this act. We do not and will not assume, or indemnify you against, this liability.

RISKS RELATED TO OUR BUSINESS AND THE FOREST PRODUCTS INDUSTRY

DUTIES IMPOSED BY THE UNITED STATES ON CANADIAN SOFTWOOD LUMBER PRODUCTS HAVE HAD AND, UNTIL SUCH DUTIES ARE REMOVED, WILL CONTINUE TO HAVE A NEGATIVE EFFECT ON OUR NET REVENUE AND PROFITABILITY.

      The softwood lumber agreement, finalized in early 1996, addressed long-standing disputes between United States and Canadian manufacturers of softwood lumber products. Effective for five years commencing April 1, 1996, the softwood lumber agreement permitted the annual export from British Columbia, Alberta, Ontario and Quebec of 14.7 bfbm of softwood lumber to the United States without duty, with additional volumes subject to payment of graduated duties. Each company operating in British Columbia, Alberta, Ontario and Quebec and exporting softwood lumber to the United States was allocated a portion of the overall quota, based on historical shipments to the United States. The agreement expired on March 31, 2001 and was not renewed.

      Following the expiry of the softwood lumber agreement and in response to complaints by a coalition of U.S.-based lumber producers, timber owners and trade unions, the United States Department of Commerce (DOC) and the United States International Trade Commission (ITC) rendered preliminary determinations contending that Canadian softwood lumber was sold at less than fair value and was subsidized. As a result of these determinations, both Riverside and Lignum were required to post bonds in respect of potential anti-dumping duties, at a rate of 12.6%, and countervailing duties, at a rate of 19.31%, for a combined duty deposit rate of 31.91%, on their exports of softwood lumber to the United States. In May 2002, the ITC issued its final determination, which found that Canadian imports threatened to injure the U.S. softwood lumber industry, and imposed anti-dumping and countervailing duties on softwood lumber exports to the United States. The combined duty deposit rate now in effect for each of Riverside and Lignum is 27.22%. Each of Riverside and Lignum is required to remit cash deposits in an amount equal to the duties on its softwood lumber exports to the United States. To date, as of March 31, 2004, Riverside and Lignum have remitted cash deposits of $79.4 million and $22.1 million, respectively, to satisfy those requirements.

      The current duty rates are the subject of appeal processes before a bilateral panel pursuant to the North American Free Trade Agreement, or NAFTA, and the World Trade Organization. Three independent NAFTA review panels have issued rulings on the issue in recent months. The first two rulings stated that affirmative anti-dumping and countervailing duty determinations were supported by "substantial evidence on the record", but indicated that the DOC had erred in its calculation of the duty levels. In the anti-dumping ruling, the panel cited "general", "company-specific", and "scope" errors. In the countervailing ruling, the panel said that the DOC should not have used cross-border timber pricing comparisons, as they are invalid under international law. Both panels ordered the DOC to recalculate the duty levels. On September 5, 2003, a third NAFTA panel ruled that the ITC did not have sufficient evidence to support a finding of threat of injury to the U.S. softwood lumber industry and returned the case to the ITC, ordering it to re-evaluate the evidence and issue a new determination. On March 5, 2004, a NAFTA panel issued its remand redetermination decision in the anti-dumping case which resulted in company specific reductions to the anti-dumping rates for three companies but an increase in the overall anti-dumping rate calculated for all others. On April 19, 2004, a NAFTA panel issued its remand redetermination decision relating to the finding of threat of injury by the ITC and found that the ITC's "remand determination that the domestic softwood lumber is threatened with material injury by reason of subsidized imports and dumped imports from Canada is not in accordance with law and is not supported by substantial evidence".

      WTO rulings have been consistent with the rulings of the NAFTA panels noted above. However, on January 19, 2004, on appeal of a prior ruling that confirmed that the use of cross-border timber pricing comparisons is invalid under international law, the WTO overturned the prior ruling and found that the use of cross-border timber pricing comparisons can be valid under international law in certain circumstances.

      On January 12, 2004, in response to the NAFTA panel ruling on the invalid use of cross-border timber pricing comparisons, the DOC submitted a revised methodology and rate calculation to the NAFTA panel that, if accepted, would lower the countervailing deposit rate by 30% to 13.23% from 18.79%. There can be no certainty that this new methodology and rate calculation will be accepted by the NAFTA panel or that the DOC will not appeal the original NAFTA panel ruling now that the WTO has overturned its original finding on cross-border pricing comparisons.

      The current countervailing and anti-dumping rates are deposit rates that have been determined by reviewing data for periods prior to May 22, 2002. The final countervailing and anti-dumping rates to be paid will be recalculated using data covering more recent periods under an administrative review process. Any difference between the deposit rate and a final rate determined on administrative review will be paid or refunded with interest.

      Discussions are ongoing between representatives of the Canadian and U.S. governments, with a view to arriving at a negotiated resolution to the dispute. Various proposals for settlement have been tabled over the past year, but no agreement has been reached.

      There can be no certainty that this dispute will be settled, either by negotiated settlement or through the NAFTA or WTO appeals. As a result, the profitability of our lumber operations has and will continue to be adversely affected by the cash deposits paid for the duties. Lumber sales on a pre-duty basis represent approximately 68% of our pro forma revenue for the 12 months ended September 30, 2003, and approximately 60% of our pro forma lumber sales were made in the United States during that period.

      If the duty is not reduced or if it is increased, the profitability of our lumber operations will continue to suffer and our lumber operations could, under certain circumstances, become unprofitable, which would adversely affect our business, financial condition, results of operations and cash flows. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Riverside Overview--Canada-U.S. Softwood Lumber Dispute".

OUR BUSINESS IS CYCLICAL, AND PRICES OF, AND DEMAND FOR, OUR PRODUCTS AND OUR RESULTS OF OPERATIONS MAY FLUCTUATE SIGNIFICANTLY BASED ON MARKET FACTORS.

      Our financial performance is principally dependent on the selling prices of, and the demand for, the lumber and plywood products we sell. Prices and demand for such products have fluctuated significantly in the past and may fluctuate significantly in the future. The markets for lumber and plywood are highly cyclical and affected by such factors as global economic conditions, residential and commercial construction and industrial activity in North America, Asia and the European Union, changes in industry production capacity and inventory levels and other factors beyond our control. We cannot predict with certainty what market conditions, demand and selling prices for our products will be in the future and prices or demand for our products may decline from current levels. Any prolonged or severe weakness in the market for or prices of any of our principal products would adversely affect our business, financial condition, results of operations and cash flows.

      Prices for solid wood lumber products, including our products, have been and are at cyclically low levels, primarily due to oversupply and excess capacity in North America. We are unable to determine the degree and timing of a recovery in the prices for our lumber products.

INTENSE GLOBAL COMPETITION COULD ADVERSELY AFFECT US.

      We compete in North American and overseas export markets with numerous forest products companies, including very large integrated firms that have greater financial resources than we do. Our lumber segment also competes indirectly with firms that manufacture substitutes for wood building materials. While the principal basis for competition is price, we also compete on the basis of customer service, quality and product type. Our competitive position is influenced by the availability, quality and cost of fiber, energy and labor costs, plant efficiencies and productivity and foreign currency fluctuations. Some of our competitors may have lower fiber, energy, labor or other costs than we do, or less stringent environmental and other governmental regulations to comply with than we do. Other competitors may be less leveraged than we are and therefore have greater financial flexibility than we do.

      In addition, variations in the exchange rates between the Canadian dollar and the U.S. dollar, and between the U.S. dollar and local currencies in each of our export markets, also affect the relative competitive position of our products when compared to our competitors outside of Canada. Our ability to compete in the markets to which we export our products is also dependent upon free access and transportation costs to such markets. If we are unable to compete effectively, our revenue could decline, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

WE MAY NOT HAVE THE CAPITAL REQUIRED TO MAINTAIN OUR FACILITIES AND GROW OUR OPERATIONS.

      The production of lumber and plywood products is capital-intensive. Our annual capital expenditures may vary due to fluctuations in requirements for maintenance, unforeseen events and changes to environmental or other regulations that require capital for compliance. Although we maintain our production equipment with regular periodic and scheduled maintenance, key pieces of equipment in our various production processes may need to be repaired or replaced before such repair or replacement is scheduled. If we do not have sufficient funds or such repairs or replacements are delayed, the costs of repairing or replacing such equipment and the associated downtime of the affected production line could have a material adverse effect on our business, financial condition, results of operations and cash flows.

WE ARE EXPOSED TO CURRENCY EXCHANGE RISK WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL RESULTS.

      Our operating results are sensitive to fluctuations in the exchange rate of the Canadian dollar to the U.S. dollar, as prices for our products are denominated in U.S. dollars or linked to prices quoted in U.S. dollars. In fiscal 2003, approximately 59% of Riverside's sales were denominated in U.S. dollars, while most of our operating costs were incurred in Canadian dollars. Therefore, an increase in the value of the Canadian dollar relative to the U.S. dollar reduces the amount of revenue in Canadian dollar terms realized from sales made in U.S. dollars, which reduces operating margin and the cash flow available to fund operations. The value of the Canadian dollar relative to the U.S. dollar increased by approximately 15% from October 1, 2002 to September 30, 2003, and by a further approximately 3% from October 1, 2003 to March 31, 2004. Based on pro forma sales net of duties for the year ended September 30, 2003, the effect of a US$0.01 change in the value of the Canadian dollar over the course of the year would affect our pro forma operating earnings by $6.0 million.

      In addition, we are exposed to currency exchange risk on our debt, including the notes and interest thereon, and assets denominated in U.S. dollars. Significant changes in the value of the Canadian dollar relative to the U.S. dollar could have a material adverse effect on our ability to meet interest and principal payments on U.S. dollar-denominated debt, including the notes.

      Since we present our financial statements in Canadian dollars, any change in the value of the Canadian dollar relative to the U.S. dollar during a given financial reporting period would result in an unrealized foreign currency loss or gain on the translation of our U.S. dollar-denominated debt and assets into Canadian dollars. Consequently, our reported earnings could fluctuate materially as a result of unrealized foreign exchange translation gains or losses.

      Historically, we have not hedged a substantial portion of our U.S.-dollar sales. To partly mitigate the impact of foreign exchange volatility on our earnings, we may enter into foreign exchange forward contracts to hedge a portion of our exposure to fluctuations in exchange rates. Future hedging transactions may not be successful in materially reducing our exposure to exchange rate fluctuations.

A REDUCTION IN OUR FIBER SUPPLY OR AN INCREASE IN THE RELATED COSTS COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

      We obtain approximately 65 to 70% of our fiber requirements, based on current production capacity, from licenses issued by the British Columbia Ministry of Forests. The remaining 30 to 35% is secured in the open log market.

      Under the terms attached to tree farm licenses and forest licenses, the Ministry of Forests periodically assesses the amount of AAC available to the forest industry in British Columbia. Such assessments may result in a reduction of our total AAC without compensation.

      In March 2003, the government of British Columbia introduced the Forestry Revitalization Plan, or the Plan, which provides for significant changes to government forest policy and to the existing allocation of government timber tenures to licensees. The changes prescribed in the Plan include the elimination of minimum cut control regulations, the elimination of existing timber processing regulations, and the modification of restrictions limiting the transfer and subdivision of existing licenses. As well, through legislation, licensees, including us, will be required to return 20% of their replaceable tenure volume to the government. The Plan states that approximately half of this volume will be redistributed to create opportunities for woodlots, community forests and First Nations, and the other half will be available for public auction. The British Columbia government has said that licensees will be fairly compensated for the return of tenure and related costs, such as those incurred in the construction of roads and bridges, based on the remaining term of the license, and calculated according to a regulation that has not yet been enacted.

      Because the first 200,000 cubic meters of AAC are not subject to reduction, the timber take-back is expected to result in a reduction of approximately 431,000 cubic meters, or 16%, of our existing annual allowable cut on our replaceable tenures. The effect of the Plan on our financial position and results of operations cannot be determined at this time but on balance, we expect it to be neutral to positive. We will record the effects of the Plan at the time the amounts to be recorded are determined.

      The British Columbia government periodically establishes the fees to be paid for the right to harvest timber. Assessments for harvesting public timber, called "stumpage", are based on the amount of timber harvested by the operator and the stumpage rate then in effect. The current stumpage system was introduced in October 1987 and is designed to generate a specific average or target stumpage rate. Stumpage rates charged for specific stands of timber are adjusted from the average stumpage rate on the basis of the quality of timber, the estimated operating costs, and the market value of the logs harvested. Stumpage rates are assigned on a non-competitive basis for all forest licenses, tree farm licenses and timber licenses. The British Columbia government has announced a new market-based timber pricing system, which took effect on the British Columbia Coast on February 29, 2004. Market-based timber pricing is expected to be introduced in the British Columbia Interior later in 2004. It is not known when that change will be implemented, or how it will affect the stumpage paid by us.

OUR ABILITY TO HARVEST TIMBER OR ACQUIRE TIMBER IN THE OPEN LOG MARKET IS SUBJECT TO NATURAL EVENTS THAT ARE BEYOND OUR CONTROL.

      Our ability to harvest timber or acquire timber in the open log market is subject to natural events such as forest fires, adverse weather conditions, insect infestation, disease and prolonged drought. The occurrence of any of these events could adversely affect our ability to harvest timber or acquire timber in the open log market, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

ENVIRONMENTAL AND OTHER GOVERNMENT REGULATIONS COULD INCREASE OUR COST OF DOING BUSINESS OR RESTRICT OUR ABILITY TO CONDUCT OUR BUSINESS.

      We are subject to a wide range of general and industry-specific environmental and other laws and regulations imposed by federal, provincial and local authorities in Canada, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain hazardous materials and wastes, the remediation of contaminated soil and groundwater, and the health and safety of employees. Compliance with these laws and regulations is a significant factor in our business. If we fail to comply with applicable environmental and safety laws and regulations and related permit requirements, we could be subjected to civil or criminal fines or penalties or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures, installation of equipment or remedial actions, any of which could result in significant capital expenditures or reduced results of operations. We believe that we are in substantial compliance with all applicable environmental and other laws and regulations and we regularly incur capital and operating expenditures to maintain such compliance. However, future events, such as changes in environmental or other laws and regulations or their interpretation and enforcement, may give rise to additional expenditures or liabilities that could have a material adverse effect on our business, financial condition, results of operations and cash flows.

IF ENVIRONMENTAL OR OTHER REGULATORY APPROVALS, LICENSES OR PERMITS ARE DELAYED, RESTRICTED OR NOT RENEWED, A VARIETY OF OPERATIONS ON OUR TIMBERLANDS OR AT OUR FACILITIES COULD BE DELAYED OR RESTRICTED.

      In connection with a variety of operations on our properties, we are required to make regulatory filings with governmental agencies. Any of these agencies could delay review of or reject any of our filings. Any delay associated with a filing could result in a delay or restriction in operating our mills or logging operations, any of which could have a material adverse effect on our operating results.

OUR BUSINESS IS SUBJECT TO MANY OPERATIONAL RISKS FOR WHICH WE MAY NOT BE ADEQUATELY INSURED.

      Our business is subject to the risks associated with logging and with operating our facilities, including unforeseen equipment breakdowns, power failures, fires, environmental issues, severe weather or any other event, which could result in a temporary or prolonged shutdown of any of our operations. A shutdown at any of our operations could materially adversely affect our business, financial condition, results of operations and cash flows. Although we maintain insurance, including business interruption insurance, we cannot assure you that we will not incur losses beyond the limits of, or outside the coverage of, such insurance. From time to time, various types of insurance for companies in the forest industry have not been available on commercially acceptable terms or, in some cases, have been unavailable. For example, we do not insure and cannot get insurance against losses of standing timber from any cause, including fire, and insurance against certain environmental risks is not available on commercially acceptable terms. In addition, we cannot assure you that in the future we will be able to maintain existing coverage or that premiums will not increase substantially.

WE ARE EXPOSED TO THE RISK OF LABOR DISRUPTIONS AND INCREASING LABOR COSTS.

      Approximately 1,800 of our employees, or 81% of our work force, are unionized. As a result, there is a risk of work stoppage due to strikes or lockouts. All of the hourly employees, with the exception of the 11 employed at our Ashcroft facility, are members of the International Woodworkers of America--Canada. In the future, we may not be able to negotiate acceptable new collective agreements, which could result in a strike or work stoppage by the affected workers. Renewal of agreements could result in higher wages or benefits paid to union members. Therefore, we could experience a disruption of our operations or higher ongoing labor costs, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

ABORIGINAL LAND CLAIMS COULD AFFECT OUR FOREST TENURES OR OUR ABILITY TO HARVEST TIMBER FROM THEM.

      In December 1997, the Supreme Court of Canada affirmed that aboriginal groups may continue to have aboriginal title to lands that their ancestors exclusively occupied and controlled at the time of the assertion of British sovereignty. First Nations and aboriginal bands have claimed aboriginal title and rights over substantial areas of Canada, including areas where we operate under forest tenures issued by the provincial government. Depending on the facts of each case, these claims may give them a right to possess and control land or resources, or a right to compensation from the provincial government in relation to past or current infringement.

      The December 1997 decision of the Court created uncertainty with respect to third-party interests, including forest tenures, in lands claimed by aboriginal groups. The Court dealt generally with the nature of aboriginal title and what was needed in order to prove aboriginal title. It did not recognize aboriginal title to any particular lands, and did not address how aboriginal title is to be reconciled with property and tenure rights previously granted by the provincial government. The Court confirmed that aboriginal title is not absolute and may be infringed by the provincial government for substantial legislative purposes. In British Columbia, many First Nations are participating in treaty negotiations with the federal and provincial governments in an effort to resolve uncertainty about aboriginal rights and title and to identify new authorities and treaty lands to be held by those First Nations.

      There can be no assurance that in the future, aboriginal land claims will not affect our existing forest tenures or our ability to renew or secure other forest tenures.

      Recently, some aboriginal groups in British Columbia have filed court proceedings against forest companies holding government-granted forest tenures, claiming compensation from the tenure holders for what they claim is the wrongful use of their land and tenures. We have not received notice that any such court proceedings have been commenced against us.

      The impact of the Supreme Court of Canada's decision on lands utilized by the forest industry in Canada has been the subject of numerous lower court decisions. In British Columbia, the Court of Appeal has decided, in the particular circumstances of the case, that the government and a forest company had a legal duty to consult and seek a workable accommodation, when that company's tenure was replaced, with a First Nation which had asserted claims of aboriginal rights and title to an area of land covered by that company's forest tenure. The granting or renewal of forest tenures may be adversely affected by claims of aboriginal title and by any legally mandated consultation and accommodation process.

      We have received notice that an aboriginal group is asserting that Riverside had a duty to consult with and accommodate it in respect of the Acquisition. We believe that no such duty exists under current law.

      If significant areas of Canada are found by the courts to be subject to aboriginal title, our forest tenures and our ability to harvest fiber from those tenures could be materially adversely affected. This could have a material adverse effect on our business, financial condition, results of operations and cash flows.

IF WE DO NOT RETAIN OUR KEY PERSONNEL, OUR BUSINESS WILL SUFFER.

      If we fail to retain and recruit the necessary personnel, our business could suffer. The success of our business is heavily dependent on the leadership of our key management personnel and on our key employees. If any of these persons were to leave our company, it would be difficult to replace them, and our business would be harmed. We do not have key-man life insurance. See "Management of the Company".

WE FACE CONSIDERABLE BUSINESS AND FINANCIAL RISKS ASSOCIATED WITH OUR BUSINESS ACQUISITION STRATEGY.

      Our business strategy includes growth through acquisitions. To the extent that we make acquisitions and we cannot successfully integrate the acquired operations, we may experience material negative consequences to our business, financial condition, results of operations and cash flows. The integration of companies that have previously been operated separately involves a number of risks, including, but not limited to:

      o demands on management related to the significant increase in our size after the acquisition;

      o the diversion of management's attention from the conduct of daily operations to the integration of operations;

      o difficulties in the assimilation of different cultures and practices;

      o     difficulties in the assimilation and retention of employees;

      o risks associated with entering markets in which we have no or limited prior experience;

      o difficulties in the integration of departments, systems, including accounting systems, technologies, books and records and procedures, as well as in maintaining uniform standards, controls, including external accounting controls, procedures and policies; and

      o     expenses related to any environmental or other legal liabilities.

      In particular, we face integration risk in connection with the acquisition of Lignum. Although our management believes that this acquisition is in our best interest, it involves substantial expenditures and risks on our part. We may not be able to maintain the levels of revenue, earnings, cash flow or operating efficiency that Riverside or Lignum has achieved in the past or might achieve separately in the future. Successful integration of Lignum's operations will depend on our ability to manage those operations and realize opportunities for revenue growth presented by strengthened product offerings and, to some degree, to eliminate redundant and excess costs. We may not be able to achieve the benefits that we hope to achieve after the acquisition. Our prospects should be considered in light of the numerous risks commonly encountered in business combinations. The historical and pro forma financial statements of Riverside and Lignum presented in this prospectus cover periods during which they were not under the same management. They may not reflect what our results of operations, financial position and cash flows would have been had we operated on a combined basis and, therefore, may not be indicative of what our results of operations, financial position and cash flows will be in the future.

WE COULD LOSE ALL OR PART OF LIGNUM'S TIMBER TENURES IF THE ACQUISITION IS DETERMINED TO RESTRICT COMPETITION UNDULY.

      Until recently, it was necessary to obtain the prior approval of the British Columbia Minister of Forests to the change of control of a company holding government-granted timber tenures. Upon the giving of that consent, there was an automatic 5% reduction of the AAC of the tenures held by the target company. Failure to obtain prior ministerial consent entitled the Minister to cancel the tenures of the target company. Recent changes to the Forest Act introduced in 2003 have eliminated the prior consent requirement and the automatic 5% AAC reduction on a change of control of a tenure holder. However, the Minister has the authority to cancel the forest licenses of an acquired company after a change of control if he or she is satisfied that the transaction will unduly restrict competition in standing timber, log or chip markets. Based on our understanding of situations that might cause the Minister concern, we believe it unlikely that the Minister will decide that the Acquisition will unduly restrict competition in any of those markets, and we expect that there will be no reduction or cancellation of tenures as a result of the Acquisition. Nevertheless, there is a risk that following the Acquisition, the Minister could determine that the Acquisition transaction unduly restricts competition, and could cancel all or part of Lignum's forest licenses. If that were to occur, we would have to obtain the fiber to run Lignum's facilities from external sources, perhaps at a higher cost. A significant increase in our costs could lead to our having insufficient cash to enable us to meet all of our obligations, including payments on the notes.

A SIGNIFICANT AMOUNT OF OUR BUSINESS COMES FROM A LIMITED NUMBER OF CUSTOMERS.

      On a pro forma basis, one of our customers accounts for 11.7% of our sales. While no other customer accounts individually for 10% or more of our sales, our top 10 customers account for approximately 46.8% of our sales in the aggregate. One or more of those customers may stop buying product from us or may substantially reduce the amount of product purchased from us. Because the solid wood business is characterized by a large number of available customers, we would expect to be able to replace any or all of those customers. If for any reason we were not able to do so, that failure could harm our business, financial condition, cash flows and results of operations.

THE DEMAND FOR OUR PRODUCT CHANGES SEASONALLY.

      Both the logging and the sales aspects of our business are seasonal. We typically harvest logs from July through February, which has an impact on our cash flow. Sales of solid wood products tend to be concentrated during the months of the building season, with the result that the last calendar quarter of each year is typically the slowest period for sales. However, because operating results in a commodity market are so price-dependent, the seasonality of our sales may or may not be reflected in our operating results or affect our ability to service our obligations with respect to the notes.

                                 USE OF PROCEEDS

      We will not receive any cash proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes. We are making this exchange solely to satisfy our obligations under the registration rights agreements entered into in connection with the offering of the initial notes. In consideration for issuing the exchange notes, we will receive initial notes in the same aggregate principal amount.

                                 CAPITALIZATION

      The following table sets forth Riverside's cash and capitalization as of March 31, 2004 (1) on an actual basis and (2) as adjusted to reflect this exchange offer. This table should be read in conjunction with "The Acquisition", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Description of our New Revolving Credit Facility" and the historical and pro forma financial statements and related notes appearing elsewhere in this prospectus.

                                                                  As of March 31,
                                                                       2004
                                                               ----------------------
                                                                Actual     As Adjusted
                                                                ------     -----------
                                                                (dollars in thousands)
            Cash .......................................       $ 70,251      $ 70,251
                                                               ========      ========
            Debt (including current portion):
            Revolving credit facility(1)................             --            --
            Initial notes(2)............................        196,500            --
            Exchange notes(2)...........................             --       196,500
                                                               --------      --------
                Total debt .............................       $196,500      $196,500
            Shareholders' equity .......................        202,428       202,428
                                                               --------      --------
                Total capitalization ...................       $398,925      $398,925
                                                               ========      ========

----------

(1) Our revolving credit facility has total commitments of $60.0 million, subject to a borrowing base calculation based on our accounts receivable and inventory. The facility is secured by our accounts receivable, including credit balances in bank accounts, and inventory.

(2) Based on the inverse of the Bank of Canada closing rate of US$0.7634 = $1.00 on March 31, 2004.


      There has been no material change in our capitalization or indebtedness since March 31, 2004.

                                 THE ACQUISITION

SUMMARY OF ACQUISITION AGREEMENT

      On February 1, 2004, Riverside entered into an agreement with Leslie J. Kerr Ltd., Timothy C. Kerr and John C. Kerr, pursuant to which Riverside agreed to acquire all of the outstanding capital stock of Lignum from Leslie J. Kerr Ltd., a non-operating holding company. On March 31, 2004, we completed the Acquisition and Lignum became a wholly-owned subsidiary of Riverside.

      Subject to certain adjustments, and excluding fees and expenses, the purchase price for the Acquisition was $100.0 million, consisting of $90.0 million of cash and $10.0 million payable in Riverside's common stock. The cash portion of the purchase price was adjusted for net working capital at the time of closing, which differed from the projected amount of net working capital, resulting in a net cash payment of $87.4 million. On March 31, 2004, Lignum had $4.6 million of outstanding debt, all of which has been repaid out of the proceeds of the private offering. The purchase price will be adjusted to take into account, among other things, the following:

      o the net amount of any refunds received by Lignum from the United States government in respect of countervailing or anti-dumping duties related to shipments before the agreement date; and

      o the net amount of any increased duties payable by Lignum to the United States government arising from any adjustment of Lignum's rate of countervailing or anti-dumping duties related to shipments before the agreement date.

ACQUISITION RATIONALE

      We believe that the combination of Riverside and Lignum provides several strategic benefits and synergies, including the following:

      o The Acquisition enhances our position as a leading North American solid wood producer, with pro forma annual capacity of 1,036 mmfbm of lumber, 431 mmsf of plywood, 96 mmsf of veneer and 742 mbdu of woodchips.

      o Lignum is a low-cost producer, its manufacturing facility is located adjacent to our facility in Williams Lake and it has an attractive timber base.

      o We expect the Acquisition to result in meaningful synergies at the facility level, as a result of improvements in lumber recoveries and product values achieved through fiber optimization, reduction in overlap between operating areas, increased flexibility in fiber usage and product mix, and reductions in fiber, conversion and administrative costs.

      o Lignum provides Riverside with an entry into the wholesale distribution business, enabling us to capture incremental value for our products by selling more volume to end-users. In addition, Lignum's wholesale distribution business benefits from Riverside's secure fiber supply and enhanced product offerings.

      o Riverside provides Lignum with the opportunity to offer its products to offshore customers at a premium to prices available in North America, which is an area in which Lignum did not operate prior to the Acquisition.

      o Lignum further diversifies the Company's revenue base. On a pro forma basis, our manufacturing and wholesale distribution businesses accounted for 81.0% and 19.0%, respectively, of our sales before duties in the 12 months ended September 30, 2003.

      Given our proven experience in the successful integration of acquired businesses, each management team's extensive knowledge of each other's operations and the proximity of Lignum's facility to Riverside's Williams Lake facility, we believe we are well positioned to integrate Lignum's business into our operations.

         SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF RIVERSIDE

      You should read the selected historical consolidated financial data set forth below in conjunction with Riverside's consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The selected historical consolidated financial data for Riverside for the years ended and as of September 30, 1999, 2000, 2001, 2002 and 2003 have been extracted from Riverside's audited consolidated financial statements. The selected historical consolidated financial data for Riverside as of March 31, 2004 and for the six months ended March 31, 2003 and 2004 have been derived from Riverside's unaudited consolidated financial statements included elsewhere in this prospectus and include, in the opinion of Riverside's management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly this unaudited financial data. The results of operations for any interim period are not necessarily indicative of the results of operations for the entire fiscal year.

      Riverside prepares its consolidated financial statements in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. For a discussion of the principal differences between Canadian GAAP and U.S. GAAP as they pertain to Riverside, see note 14 to Riverside's audited consolidated financial statements and note 10 to Riverside's unaudited consolidated financial statements included elsewhere in this prospectus.

                                                                                                                  6 Months Ended
                                                               Year Ended September 30,                             March 31,
                                           -------------------------------------------------------------     ---------------------
                                           1999 (1)      2000 (1)     2001 (1)     2002 (1)       2003         2003         2004
                                           --------      --------     --------     --------     --------     --------     --------
                                                            (dollars in thousands, except where otherwise noted)
STATEMENT OF EARNINGS DATA:
CANADIAN GAAP
Sales before duties (2)                    $546,826      $515,495     $466,195     $481,206     $473,829     $229,070     $285,137
Countervailing and anti-dumping duites           --            --        4,800       11,892       42,879       19,966       24,616
                                           --------      --------     --------     --------     --------     --------     --------
Sales, net of duties                        546,826       515,495      461,395      469,314      430,950      209,104      260,521
Cost of sales                               429,804       456,852      401,063      405,597      399,800      198,397      206,996
Selling and administration expenses          17,481        16,853       17,880       18,417       17,552        9,533        8,799
Other operating expenses (income)(3)         (6,230)         (702)     (12,627)      (9,405)      (3,743)        (481)      (5,124)
Depreciation and amortization                24,726        25,750       24,065       25,116       25,371       12,736       11,724
                                           --------      --------     --------     --------     --------     --------     --------
Operating earnings (loss)                    81,045        16,742       31,014       29,589       (8,030)     (11,081)      38,126
Interest on long-term debt                   14,781        10,444       11,357        8,963        5,930        3,243        2,238
Unrealized foreign exchange loss
(gain) on long-term debt                     (8,489)        1,107        7,282          (69)      (8,121)      (5,110)           -
Prepayment penalty on long-term debt             --            --           --           --           --           --        3,557
                                           --------      --------     --------     --------     --------     --------     --------
Earnings (loss) before income taxes          74,753         5,191       12,375       20,695       (5,839)      (9,214)      32,331
Income taxes (recovery)                      29,410         3,384        5,361        8,208       (4,501)      (4,215)      10,819
                                           --------      --------     --------     --------     --------     --------     --------
Net earnings (loss)                        $ 45,343      $  1,807     $  7,014     $ 12,487     $ (1,338)    $ (4,999)    $ 21,512
                                           ========      ========     ========     ========     ========     ========     ========

U.S. GAAP
Sales (2)                                                             $519,044     $534,579     $533,663     $257,628     $313,476
Operating earnings (loss)                                               31,014       29,589       (8,030)     (11,081)      38,126
Net earnings (loss)                                                      7,014       12,487       (1,338)      (4,999)      21,512

OTHER DATA:
CANADIAN GAAP
EBITDA (4)                                 $102,602      $ 40,135     $ 53,026     $ 54,122     $ 17,348     $  1,478     $ 49,342
Cash provided by (used in)
operating activities                         95,828       (21,190)      51,665       39,707       19,236      (41,561)       5,865
Capital expenditures                         10,248        25,935       41,749       14,835        3,873        1,260        1,566
Ratio of earnings to fixed charges(5)           6.1x          1.5x         2.1x         3.3x          --           --           15.
Sales before duties (2)
 Stud and dimension lumber                 $292,611      $263,268     $239,628     $258,867     $262,409     $127,095     $150,226
 Plywood and veneer                         179,224       160,813      148,818      160,890      150,491       74,628       97,978
 Wood chips                                  54,773        66,571       56,470       35,632       35,002       18,298       19,798
 Ties                                        18,061        16,405       15,995       16,345       15,337        5,011        8,349
 Remanufactured and other                     2,157         8,438        5,284        8,474        7,506        3,428        4,478
 Power                                           --            --           --          998        3,084          610        4,308
                                           --------      --------     --------     --------     --------     --------     --------
                                           $546,826      $515,495     $466,195     $481,206     $473,829     $229,070     $285,137
                                           ========      ========     ========     ========     ========     ========     ========

Shipments
 Stud and dimension lumber (mfbm)           667,952       657,737      612,925      629,895      726,881      349,665      397,790
 Plywood and veneer (msf)                   495,129       479,408      482,246      492,226      466,028      233,459      248,171
 Woodchips (bdu)                            635,742       616,675      556,017      530,367      514,404      275,556      271,548
Average selling prices
 Stud and dimension lumber ($ per mfbm)        $438          $400         $391         $411         $361         $363         $378
 Plywood and veneer ($ per msf)                 362           335          309          327          323          320          395
 Woodchips ($ per bdu)                           86           108          102           67           68           66           73

                                                                                                               As of
                                                                                                               March
                                                                 As of September 30,                            31,
                                           -------------------------------------------------------------     --------
                                           1999 (1)      2000 (1)     2001 (1)     2002 (1)       2003         2004
                                           --------      --------     --------     --------     --------     --------
                                                                       (dollars in thousands)
BALANCE SHEET DATA:
CANADIAN GAAP
Cash                                       $ 99,057      $ 42,924     $ 43,161     $ 36,841     $ 34,485     $ 70,251
Short term debt                                   -         5,131       41,225       29,685       27,698            -
Current assets                              211,411       162,543      160,748      144,810      128,682      275,028
Current liabilities                          98,918        60,159      113,635       94,292       85,342      110,324
Working capital, excluding cash              13,436        59,460        3,952       13,677        8,855       94,453
Working capital, excluding cash              13,436        64,591       45,177       43,362       36,553       94,453
and short term debt
Total assets                                413,574       365,189      415,672      388,588      348,753      596,838
Total debt                                  120,253       121,360      123,886       93,169       64,530      196,500
Shareholders' equity                        164,591       156,535      162,423      173,854      171,724      202,428

U.S. GAAP
Total assets                                                          $415,672     $388,588     $348,753     $596,838
Shareholders' equity                                                   162,348      169,636      167,740      198,444


---------------
Notes:

(1) Comparative statement of earnings and balance sheet data have been restated to reflect the change in accounting policy with respect to unrealized foreign exchange gains or losses on the translation of long-term debt. See note 1(k) to Riverside's audited consolidated financial statements included elsewhere in this prospectus.

(2) For Canadian GAAP, sales reported on the statement of earnings is gross revenue, net of transportation costs, commissions and discounts and softwood lumber duties and corresponds to sales, net of duties in this table. For U.S. GAAP, sales is reported as gross revenue net of commissions and discounts.

(3) Other operating expense (income) includes the gain or loss on disposal of capital assets, net operating interest expense (income), foreign exchange gains or losses on working capital items and other miscellaneous operating expenses.

(4) EBITDA represents net earnings (loss) before income taxes (recovery), interest on long-term debt, unrealized foreign exchange loss (gain) on long-term debt, depreciation and amortization and net operating interest expense (income). Management uses EBITDA as an internal measure of performance and in its evaluation of potential acquisitions. As EBITDA is non-GAAP measure, it may not be comparable to EBITDA calculated by others. In addition, as EBITDA is not a substitute for other GAAP measures such as net earnings
(loss), readers should consider these GAAP measures in evaluating the Riverside's performance. A reconciliation of EBITDA to net earnings (loss) is as follows:

                                                                                                                  6 Months Ended
                                                               Year Ended September 30,                             March 31,
                                           -------------------------------------------------------------     ---------------------
                                           1999 (1)      2000 (1)     2001 (1)     2002 (1)       2003         2003         2004
                                           --------      --------     --------     --------     --------     --------     --------
                                                                   (dollars in thousands)

Net earnings (loss)                        $ 45,343      $  1,807     $  7,014     $ 12,487     $ (1,338)    $ (4,999)    $ 21,512
Income taxes (recovery)                      29,410         3,384        5,361        8,208       (4,501)      (4,215)      10,819
Unrealized foreign exchange loss
(gain) on long-term debt                    (8,489)         1,107        7,282          (69)      (8,121)      (5,110)          --
Prepayment penalty on long-term
debt                                             --            --           --           --           --           --        3,557
Interest on long-term debt                   14,781        10,444       11,357        8,963        5,930        3,243        2,238
Depreciation and amortization                24,726        25,750       24,065       25,116       25,371       12,736       11,724
Net operating interest expense
(income)                                     (3,169)       (2,357)      (2,053)        (583)           7         (177)        (508)
                                           --------      --------     --------     --------     --------     --------     --------
EBITDA                                     $102,602      $ 40,135     $ 53,026     $ 54,122     $ 17,348     $  1,478     $ 49,342
                                           ========      ========     ========     ========     ========     ========     ========


(5) The ratio of earnings to fixed charges represents, on a pre tax basis, the number of times earnings covers fixed charges. Earnings are defined as earnings (loss) before income taxes and fixed charges. Fixed charges consist of interest on indebtedness and amortization of deferred finance costs. No ratio was calculated for the year ended September 30, 2003 and for the six months ended March 31, 2003 as earnings (as defined) were insufficient to cover fixed charges by $5,839,000 and $9,214,000, respectively.

                  SELECTED HISTORICAL FINANCIAL DATA OF LIGNUM

      You should read the selected historical financial and other data set forth below in conjunction with Lignum's audited financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The selected historical financial data for Lignum for the years ended and as of December 31, 1999, 2000, 2001, 2002 and 2003 have been extracted from Lignum's audited financial statements. Lignum prepares its financial statements in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. For a discussion of the principal differences between Canadian GAAP and U.S. GAAP as they pertain to Lignum, see note 20 to Lignum's audited financial statements included elsewhere in this prospectus.

                                                                  YEAR ENDED DECEMBER 31, (1)
                                               ------------------------------------------------------------
                                                  1999          2000        2001        2002         2003
                                               ---------    ---------    ---------   ---------    ---------
                                                    (DOLLARS IN THOUSANDS, EXCEPT WHERE OTHERWISE NOTED)
      STATEMENT OF EARNINGS DATA:
      CANADIAN GAAP
      Sales before duties(2) ...............   $ 234,166    $ 212,439    $ 212,715   $ 237,195    $ 225,275
      Countervailing and anti-dumping duties          --           --        3,595       3,363       12,144
                                               ---------    ---------    ---------   ---------    ---------
      Sales, net of duties .................     234,166      212,439      209,120     233,832      213,131
      Cost of sales ........................     190,435      178,070      177,654     205,360      192,238
      Selling and administration expenses ..      20,927       18,275       18,765      19,089       17,416
      Other operating expenses (income)(3) .      (1,425)      (2,322)          57        (712)      (1,467)
      Depreciation and amortization ........       2,948        2,892        3,057       3,302        3,225
                                               ---------    ---------    ---------   ---------    ---------
      Operating earnings (loss) ............      21,281       15,524        9,587       6,793        1,719
      Interest on term debt ................          --          471          438         274          150
                                               ---------    ---------    ---------   ---------    ---------
      Earnings (loss) before income taxes ..      21,281       15,053        9,149       6,519        1,569
      Income taxes (recovery) ..............       8,615        6,220        3,255       2,455          963
                                               ---------    ---------    ---------   ---------    ---------
      Net earnings (loss) ..................   $  12,666    $   8,833    $   5,894   $   4,064    $     606
                                               =========    =========    =========   =========    =========
      U.S. GAAP
      Sales ................................                                         $ 246,441    $ 235,451
      Operating earnings (loss) ............                                             6,721        3,341
      Net earnings (loss) ..................                                             4,018        1,650

      OTHER DATA:
      CANADIAN GAAP
      EBITDA(4) ............................   $  24,380    $  18,668    $  13,147   $  10,405    $   5,194
      Cash provided by operating activities       15,029       (7,002)       8,460       6,895        7,544
      Capital expenditures .................       4,498        9,166        5,448       1,100          185
      Sales before duties(2)
        Dimension lumber ...................   $ 213,191    $ 187,564    $ 193,070   $ 223,849    $ 211,435
        Woodchips ..........................      20,975       24,875       19,645      13,346       13,840
                                               ---------    ---------    ---------   ---------    ---------
                                               $ 234,166    $ 212,439    $ 212,715   $ 237,195    $ 225,275
                                               =========    =========    =========   =========    =========
      Shipments
        Dimension lumber (mfbm) ............     422,385      427,893      431,968     497,617      516,699
        Woodchips (bdu) ....................     188,861      182,686      187,190     173,751      169,391
      Average selling prices before duties
        Dimension lumber ($ per mfbm) ......   $     505    $     438    $     447   $     450    $     409
        Woodchips ($ per bdu) ..............         112          136          105          77           82

                                                                    AS OF DECEMBER 31,
                                               ------------------------------------------------------------
                                                  1999          2000        2001        2002         2003
                                               ---------    ---------    ---------   ---------    ---------
                                                                    (DOLLARS IN THOUSANDS)
      BALANCE SHEET DATA:
      CANADIAN GAAP
      Cash................................     $  19,392    $     339    $     452   $      55    $   5,200
      Working capital, excluding cash and         12,245       28,882       27,108      31,064       27,469
      debt................................
      Total assets........................       106,142       88,188       92,703      84,596       81,375
      Total debt..........................         4,814       14,100       13,276       8,352        6,899
      Shareholders' equity................        54,631       43,487       46,311      48,114       46,724
      U.S. GAAP
      Total assets........................                                           $  84,500    $  82,932
      Shareholders' equity................                                              48,858       48,512

----------

Notes:

(1) For consistent presentation with Riverside, Lignum's reported amounts have been adjusted to adopt Riverside's financial statement presentation. The reclassifications made include:

      (a) classifying duties expensed as a reduction of sales, as opposed to including the duties in cost of sales;

      (b) disclosing depreciation and amortization separately, as opposed to including those amounts in cost of sales and selling and administration; and

      (c) classifying other expenses (income) as a component of operating earnings.

(2) For Canadian GAAP, sales reported on the statement of earnings is gross sales, net of transportation costs, commissions and discounts and softwood lumber duties and corresponds to sales, net of duties in this table. For US GAAP, sales is reported as gross sales net of commissions and discounts.

(3) Other operating expense (income) includes the gain or loss on disposal of capital assets, net operating interest expense (income), foreign exchange gains or losses on working capital items and other miscellaneous operating expenses.

(4) EBITDA represents net earnings (loss) before income taxes (recovery), unrealized foreign exchange loss (gain) on long-term debt, interest on long-term debt, depreciation and amortization and net operating interest expense (income). Riverside considers EBITDA a key indicator of operating performance. Management uses EBITDA as an internal measure of performance and in its evaluation of potential acquisitions. As EBITDA is a non-GAAP measure, it may not be comparable to EBITDA as calculated by others. In addition, as EBITDA is not a substitute for other GAAP measures such as net earnings, readers should consider those GAAP measures in evaluating Lignum's performance. A reconciliation of EBITDA to net earnings (loss) is as follows:

                                                                          Year Ended December 31,
                                                            ---------------------------------------------------
                                                              1999       2000       2001       2002       2003
                                                            -------    -------    -------    -------    -------
                                                                          (dollars in thousands)
            Net earnings (loss) ........................    $12,666    $ 8,833    $ 5,894    $ 4,064    $   606
            Income taxes (recovery) ....................      8,615      6,220      3,255      2,455        963
            Interest on long-term debt .................         --        471        438        274        150
            Depreciation and amortization ..............      2,948      2,892      3,057      3,302      3,225
            Net operating interest expense (income)  ...        151        252        503        310        250
                                                            -------    -------    -------    -------    -------
            EBITDA .....................................    $24,380    $18,668    $13,147    $10,405    $ 5,194
                                                            =======    =======    =======    =======    =======

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

      You should read the selected unaudited pro forma combined financial data set forth below in conjunction with the pro forma statements of operations and the related notes which follow and "Management's Discussion and Analysis of Financial Condition and Results of Operations". The unaudited pro forma combined financial data is based on data extracted from the unaudited pro forma combined financial statements of operations included elsewhere in this prospectus.

      Riverside and Lignum prepare their financial statements in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. For a discussion of the principal differences between Canadian GAAP and U.S. GAAP as they relate to Riverside, Lignum and the Company on a pro forma basis, respectively, see note 14 to Riverside's audited consolidated financial statements and note 10 to its unaudited consolidated financial statements included elsewhere in this prospectus, note 20 to Lignum's audited financial statements included elsewhere in this prospectus, and note 4 to the unaudited pro forma financial statements of operations of the Company.

                                                           12 Months Ended         6 Months Ended
                                                            September 30,             March 31,
                                                           ---------------         --------------
                                                              2003(1)(2)               2004(2)
                                                           ---------------         --------------
                                                                    (dollars in thousands,
                                                                except where otherwise noted)
            PRO FORMA STATEMENT OF OPERATIONS
              DATA:
            Canadian GAAP
            Sales before duties(3) .................          $ 699,104              $ 408,415
            Countervailing and anti-dumping
              duties ...............................             55,023                 32,337
                                                              ---------              ---------
            Sales, net of duties ...................            644,081                376,078
            Cost of sales ..........................            592,069                307,022
            Selling and administration expenses ....             31,768                 21,608
            Other operating expenses
              (income)(4) ..........................             (5,210)                (7,781)
            Depreciation and amortization ..........             31,317                 14,674
                                                              ---------              ---------
            Operating earnings (loss) ..............             (5,863)                40,555
            Interest on long-term debt .............             18,574                  8,418
            Unrealized foreign exchange loss
              (gain) on long-term debt .............            (35,595)                (6,000)
                                                              ---------              ---------
            Earnings (loss) before income taxes ....             11,158                 38,137
            Income taxes (recovery) ................             (1,489)                12,002
                                                              ---------              ---------
            Net earnings (loss) ....................          $  12,647              $  26,135
                                                              =========              =========
            U.S. GAAP
            Sales ..................................          $ 769,114              $ 441,310
            Operating earnings (loss) ..............             (4,210)                39,781
            Net earnings (loss) ....................             13,712                 25,637

            PRO FORMA OTHER DATA:
            Canadian GAAP
            EBITDA(5) ..............................          $  25,258              $  54,614
            Ratio of earnings to fixed
              charges(6) ...........................               1.6x                    5.5x
            Sales before duties(3)
              Stud and dimension lumber.............          $ 473,841              $ 265,632
              Plywood and veneer ...................            150,491                 97,978
              Woodchips ............................             48,845                 27,670
              Ties .................................             15,337                  8,349
              Remanufactured and other .............              7,506                  4,478
              Power ................................              3,084                  4,308
                                                             ----------              ---------
                                                             $  699,104              $ 408,415
                                                             ==========              =========

                                                           12 Months Ended         6 Months Ended
                                                            September 30,            March 31,
                                                           ---------------         --------------
                                                              2003(1)(2)              2004(2)
                                                           ---------------         --------------
            Shipments
              Stud and dimension lumber (mfbm)......          1,243,580                661,604
              Plywood and veneer (msf) .............            466,028                248,171
              Woodchips (bdu) ......................            715,144                349,705
            Average selling prices before duties
              Stud and dimension lumber
              ($ per mfbm) .........................         $      381              $     401
              Plywood and veneer ($ per msf) .......                323                    395
              Woodchips ($ per bdu) ................                 68                     79

----------

Notes:

(1) Pro forma information for the 12 months ended September 30, 2003 has been derived from the consolidated financial statements of Riverside for the 12 months ended September 30, 2003 and from the financial statements of Lignum for the 12 months ended December 31, 2003.

(2) Gives effect to the private offering and the application of the proceeds therefrom as if they occurred on October 1, 2002. See "Unaudited Pro Forma Combined Statements of Operations.

(3) For Canadian GAAP, sales reported on the statement of earnings is gross sales, net of transportation costs, commissions and discounts and softwood lumber duties and corresponds to sales, net of duties in this table. For US GAAP, sales is reported as gross sales net of commissions and discounts.

(4) Other operating expense (income) includes the gain or loss on disposal of capital assets, net operating interest expense (income), foreign exchange gains or losses on working capital items and other miscellaneous operating expenses.

(5) EBITDA represents net earnings (loss) before income taxes (recovery), unrealized foreign exchange loss (gain) on long-term debt, interest on long-term debt, depreciation and amortization and net operating interest expense (income). Riverside considers EBITDA a key indicator of operating performance. Management uses EBITDA as an internal measure of performance and in its evaluation of potential acquisitions. As EBITDA is a non-GAAP measure, it may not be comparable to EBITDA as calculated by others. In addition, as EBITDA is not a substitute for other GAAP measures such as net earnings, readers should consider those GAAP measures in evaluating Riverside's performance. A reconciliation of EBITDA to net earnings (loss) is as follows:

                                                         12 Months Ended    6 Months Ended
                                                          September 30,       March 31,
                                                         ---------------    --------------
                                                             2003(1)            2004
                                                         ---------------    --------------
                                                               (dollars in thousands)
            Net earnings (loss) ..................          $ 12,647           $ 26,135
            Income taxes (recovery) ..............            (1,489)            12,002
            Unrealized foreign exchange loss
              (gain) on long-term debt ...........           (35,595)            (6,000)
            Interest on long-term debt ...........            18,574              8,418
            Depreciation and amortization ........            31,317             14,674
            Net operating interest expense
              (income) ...........................              (196)              (615)
                                                            --------           --------
            EBITDA ...............................          $ 25,258           $ 54,614
                                                            ========           ========

(6) The ratio of earnings to fixed charges represents, on a pre-tax basis, the number of times earnings covers fixed charges. Earnings is defined as earnings (loss) before income taxes and fixed charges. Fixed charges consist of interest on indebtedness and amortization of deferred finance costs.

              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

      The unaudited pro forma combined statements of operations should be read in conjunction with the consolidated financial statements of Riverside and the financial statements of Lignum included elsewhere in this registration statement. In the opinion of management, these unaudited pro forma combined statements of operations include all adjustments necessary for fair presentation.

      The unaudited pro forma combined statements of operations reflect the following transactions ("Transactions"):

      o the acquisition of Lignum by Riverside, completed March 31, 2004 pursuant to a Share Purchase Agreement dated February 1, 2004;

      o the issuance of senior notes by Riverside, bearing an interest rate of 7.875%;

      o the repayment of existing long-term debt and bank indebtedness of Lignum and Riverside; and

      o     the payment of related financing and transaction costs.

      The unaudited pro forma combined statements of operations are prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") and include:

      o unaudited pro forma combined statements of operations for the 12 months ended September 30, 2003 prepared from the audited consolidated statement of operations of Riverside for the twelve months ended September 30, 2003 and the audited consolidated statement of earnings of Lignum for the 12 months ended December 31, 2003, reflecting the Transactions as if they occurred on October 1, 2002.

      o unaudited pro forma combined statements of operations for the six months ended March 31, 2004 prepared from the unaudited consolidated statements of operations of Riverside for the six months ended March 31, 2004 and the unaudited statement of earnings of Lignum for the six months ended March 31, 2004 (derived from the audited financial statements for the year ended December 31, 2003 and the unaudited interim financial statements for the three months ended December 31, 2003 and March 31, 2004) , reflecting the Transactions as if they occurred on October 1, 2002.

      A reconciliation for measurement differences to accounting principles generally accepted in the United States has been included in note 4 to the unaudited pro forma combined statements of operations.

      The unaudited pro forma combined statements of operations may not necessarily be indicative of the results of operations which would have been achieved if the Transactions occurred on the dates noted above. In preparing these unaudited pro forma combined statements of operations, no adjustments have been made to reflect the additional costs or savings that may result from the acquisition by Riverside.

      This business combination has been accounted for as an acquisition of Lignum by Riverside and as such has been accounted for by the purchase method of accounting in accordance with Canadian generally accepted accounting principles. Accordingly, 100% of the results of operations of Lignum will be included in the actual reported results of operations of Riverside on a consolidated basis, for periods subsequent to the acquisition date.

      For the purposes of the unaudited pro forma combined statements of operations, the excess purchase price, representing the excess of the consideration paid over the net book value of the net assets acquired, has been allocated to goodwill after adjusting for certain identifiable fair value adjustments estimated by Riverside management (note 1 (b)). The excess purchase price and allocation thereof to the identifiable assets and liabilities of Lignum are preliminary calculations of the fair value of the identifiable assets acquired and liabilities assumed at the acquisition date and may change based on further analysis, the results of final valuations and the resolution of any post-closing purchase price adjustments pursuant to the Share Purchase Agreement.

      The unaudited pro forma statements of operations exclude certain non-recurring charges that will be taken in connection with the Transactions, consisting of prepayment penalties on repayment of existing debt of $3,178,000 and write-off of related deferred finance costs of $379,000, together which will result in an after-tax charge of approximately $2,290,000.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
      (Expressed in thousands of Canadian dollars, except per-share data)
                       12 months ended September 30, 2003

                                             Riverside         Lignum                                    Combined
                                             12 months        12 months                                  12 months
                                               ended            ended                                      ended
                                           September 30,     December 31,      Pro forma               September 30,
                                               2003             2003          adjustments     Notes        2003
                                           -------------     ------------     -----------     -----    -------------
      Sales ...........................     $   430,950      $   213,131      $        --               $   644,081
      Costs and expenses:
        Costs of products sold ........         399,800          192,238               31      2(a)         592,069
        Selling and administration ....          17,552           17,416           (3,200)     2(b)          31,768
        Depreciation and
          amortization ................          25,371            3,225            2,721      2(c)          31,317
        Other expenses (income) .......          (3,743)          (1,467)              --                    (5,210)
                                            -----------      -----------      -----------               -----------
                                                438,980          211,412             (448)                  649,944
                                            -----------      -----------      -----------               -----------
      Operating earnings (loss) .......          (8,030)           1,719              448                    (5,863)
      Interest expense on long-term
        debt ..........................           5,930              150           18,574      2(d)          18,574
                                                                                   (6,080)     2(e)
      Unrealized foreign exchange
        gain on debt ..................          (8,121)              --          (35,595)     2(f)         (35,595)
                                                                                    8,121      2(g)
                                            -----------      -----------      -----------               -----------
      Earnings (loss) before income
        taxes .........................          (5,839)           1,569           15,428                    11,158
      Income tax expense
        (recovery) ....................          (4,501)             963            2,049      2(i)          (1,489)
                                            -----------      -----------      -----------               -----------
      Net earnings (loss) .............     $    (1,338)     $       606      $    13,379               $    12,647
                                            ===========      ===========      ===========               ===========
      Net earnings (loss) per
        share .........................     $     (0.15)                                                $      1.34
      Weighted average shares
        outstanding ...................       8,803,993                           630,994                 9,434,987

     See accompanying notes to pro forma combined statements of operations.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
      (Expressed in thousands of Canadian dollars, except per share data)
                         Six months ended March 31, 2004

                                             Riverside         Lignum                                    Combined
                                             Six months       Six months                                Six months
                                               ended            ended                                      ended
                                              March 31,        March 31,       Pro forma                 March 31,
                                               2004              2004         adjustments     Notes        2004
                                           -------------     ------------     -----------     -----    -------------
      Sales ...........................     $   260,521      $   115,557      $        --               $   376,078
      Costs and expenses:
        Costs of products sold ........         206,996          100,026               --      2(a)         307,022
        Selling and
          administration ..............           8,799           15,808           (2,999)     2(b)          21,608
        Depreciation and
          amortization ................          11,724            1,590            1,360      2(c)          14,674
        Other expenses (income) .......          (5,124)          (2,657)              --                    (7,781)
                                            -----------      -----------      -----------               -----------
                                                222,395          114,767           (1,639)                  335,523
                                            -----------      -----------      -----------               -----------
      Operating earnings ..............          38,126              790            1,639                    40,555
      Interest expense on long-
        term debt .....................           2,238               48            8,418      2(d)           8,418
                                                                                   (2,286)     2(e)
      Unrealized foreign exchange
        gain on debt ..................              --               --           (6,000)     2(g)          (6,000)
      Prepayment penalty on long-
        term debt .....................           3,557               --           (3,557)     2(h)              --
                                            -----------      -----------      -----------               -----------
      Earnings before income taxes ....          32,331              742            5,064                    38,137
      Income tax expense ..............          10,819              448              735      2(i)          12,002
                                            -----------      -----------      -----------               -----------
      Net earnings ....................     $    21,512      $       294      $     4,329               $    26,135
                                            ===========      ===========      ===========               ===========

      Net earnings per share ..........     $      2.44                                                 $      2.77
      Weighted average shares
        outstanding ...................       8,803,993                           630,994                 9,434,987

     See accompanying notes to pro forma combined statements of operations.

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
          (tabular amounts expressed in thousands of Canadian dollars)

1.    Summary of the Transactions:

      The Share Purchase Agreement contemplated an acquisition by Riverside of all the outstanding common shares of Lignum (the "Acquisition") for:

      (i)   $90,000,000 in cash;

      (ii)  $10,000,000 in common shares of Riverside; and

      (iii) A working capital adjustment for working capital above or below $30,000,000.

            The number of common shares of Riverside was based on the average closing price ($15.848) of the Riverside common shares for the 20 trading day period preceding February 1, 2004, the commitment date of the Acquisition, which approximates the market price for the two days before and after the date the terms of the acquisition were agreed to and announced.

            Pro forma adjustments relating to the Acquisition are as follows:

      (a) The amount of consideration required to effect the purchase of all of the Lignum shares was as follows:

               Cash consideration:
                   Lignum shares purchased for cash, net of
                      working capital adjustments..................    $ 87,350

               Share consideration:
                   Lignum shares exchanged for Riverside shares ...      10,000
                                                                       --------

                                                                       $ 97,350
                                                                       ========

      (b) The determination and allocation of the excess purchase price was as follows:

               Consideration paid .................................    $ 97,350

               Net assets acquired at book values .................      44,956
                                                                       --------
               Excess of purchase price over net book values ......    $ 52,956
                                                                       ========

            The allocation of the excess purchase price based on the estimated fair values of the assets acquired and liabilities assumed was as follows:

               Marketable securities ..............................    $    605
               Plant and equipment ................................      24,500
               Timber licenses and roads ..........................      43,500
               Goodwill ...........................................       7,259
               Reforestation obligations ..........................       1,286
               Future income tax liability ........................     (24,756)
                                                                       --------
                                                                       $ 52,394
                                                                       ========

      (c) The Acquisition was financed through the issuance of US$150,000,000 ($196,500,000 based on the March 31, 2004 Bank of Canada closing exchange rate of US$0.7634 = $1.00) senior notes.

               Cash consideration for the Lignum shares purchased ......     $ 87,350
               Riverside debt repaid immediately upon Acquisition ......       55,779
               Early termination fees on retirement of Riverside debt ..        3,557
               Finance costs ...........................................       10,481
               Cash used for general purposes ..........................       39,333
                                                                             --------
               Total new senior notes ..................................     $196,500
                                                                             ========

2.    PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS FOR TRANSACTIONS:

      (a) Adjustment to conform Lignum's accounting policy for reforestation obligations to Riverside's policy resulting in an increase in cost of products sold by $31,000 for the 12 months ended September 30, 2003 and nil for the six months ended March 31, 2004.

      (b) Adjustment to eliminate actual payments to Lignum's shareholders for bonuses and other expenses relating to private company shareholder activities totaling $3,200,000 for the 12 months ended September 30, 2003 and $2,999,000 for the six months ended March 31, 2004, which will not recur after completion of the Acquisition.

      (c) Amortization of the fair value increments assigned to plant and equipment over its estimated useful life of 15 years and timber over its estimated useful life of 40 years on a straight-line basis for amortization of $2,721,000 for the 12-months ended September 30, 2003 and $1,360,000 for the six months ended March 31, 2004.

      (d) Interest expense on the new senior notes at an interest rate of 7.875% per annum plus the amortization of the deferred finance costs over the 10-year and 3-year lives of the senior notes and revolving credit facility, respectively, for a total of $18,574,000 for the 12 months ended September 30, 2003 and $8,418,000 for the six months ended March 31, 2004. The interest expense has been calculated using the average foreign exchange rate as quoted by the Bank of Canada for the periods presented of $1.4645 for the 12 months ended September 30, 2003 and $1.3173 for the six months ended March 31, 2004.

      (e) Adjustment to remove interest expense on the existing Lignum and Riverside debt repaid with proceeds from the financing discussed in note 1 (c) totaling $6,080,000 for the 12 months ended September 30, 2003, and $2,286,000 for the six months ended March 31, 2004.

      (f) Unrealized foreign exchange gain on the new senior notes of $35,595,000 for the 12 months ended September 30, 2003, and $6,000,000 for the six months ended March 31, 2004. The gain has been calculated using the difference between the opening and closing foreign exchange rates as quoted by the Bank of Canada for the periods presented applied to the US$150,000,000 senior notes (September 30, 2002 -- $1.5872; September 30, 2003 -- $1.3499; and
            March 31, 2004 - $1.399).

      (g) Adjustment to remove the unrealized gain on long-term debt repaid of Riverside of $8,121,000 for the 12 months ended September 30, 2003 and nil for the six months ended March 31, 2004.

      (h) To remove prepayment penalty on long-term debt of $3,557,000 on prepayment of existing debt during the six months ended March 31, 2004.

      (i) Income tax expense of $2,049,000 for the 12 months ended September 30, 2003 and $735,000 for the six months ended March 31, 2004 relating to the adjustments for amortization, interest expense and shareholder payments described above in notes 2 (a) to 2 (e) at an estimated tax rate of 35.62%, offset by the adjustment for unrealized foreign exchange gains at an estimated tax rate of 17.81%.

3.    BASIS OF CALCULATION FOR BASIC AND DILUTED EARNINGS PER SHARE:

            Pro forma basic and diluted earnings per share are calculated based upon the weighted average number of Riverside common shares that would have been outstanding, assuming that any shares issued under the Acquisition were issued at the beginning of the periods presented. There are no dilutive factors for any of the periods presented.

4. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

      PRO FORMA EARNINGS:

                                                                              12 months ended September 30, 2003
                                                                --------------------------------------------------------------
                                                                                                   Pro forma
                                                                 Riverside         Lignum         adjustments        Combined
                                                                -----------      -----------      -----------      -----------
      Net earnings (loss) in accordance with Canadian
      GAAP ................................................     $    (1,338)     $       606      $    13,379      $    12,647
      Adjustments:
          U.S. dollar revenue hedges (a) ..................              --            1,653               --            1,653
          Asset retirement obligations (b) ................              --              (31)              31               --
          Income tax impact of above items ................              --             (578)             (10)            (588)
                                                                -----------      -----------      -----------      -----------
      Net earnings (loss) in accordance with U.S. GAAP ....     $    (1,338)     $     1,650      $    13,400      $    13,712
                                                                ===========      ===========      ===========      ===========
      Basic and diluted earnings (loss) per share in
      accordance with U.S. GAAP ...........................     $     (0.15)                                       $      1.45
      Weighted average number of shares in accordance
      with U.S. GAAP ......................................       8,803,993                           630,994        9,434,987

                                                                                  6 months ended March 31, 2004
                                                                --------------------------------------------------------------
                                                                                                   Pro forma
                                                                 Riverside         Lignum         adjustments        Combined
                                                                -----------      -----------      -----------      -----------
      Net earnings (loss) in accordance with Canadian
      GAAP ................................................     $    21,512      $       294      $     4,329      $    26,135
      Adjustments:
        U.S. dollar revenue hedges (a) ....................              --             (774)              --             (774)
        Asset retirement obligations (b) ..................              --               --               --               --
        Income tax impact of above items ..................              --              276               --              276
                                                                -----------      -----------      -----------      -----------
      Net earnings (loss) in accordance with U.S. GAAP ....     $    21,512      $      (204)     $     4,329      $    25,637
                                                                ===========      ===========      ===========      ===========
      Basic and diluted earnings (loss) per share in
      accordance with U.S. GAAP ...........................     $      2.44                                        $      2.72
      Weighted average number of shares in accordance
      with U.S. GAAP ......................................       8,803,993                           630,994        9,434,987

(A)   U.S. DOLLAR REVENUE:

            Under Canadian GAAP, exchange gains and losses on foreign currency options and forward foreign currency contracts used to hedge U.S. dollar revenues are recognized on maturity. Under U.S. GAAP, the foreign currency options and contracts are "marked to market" at each reporting period with changes in value recognized in earnings.

(B)   ASSET RETIREMENT OBLIGATIONS:

            Under current Canadian GAAP adopted by Lignum, asset retirement obligations (being forestry obligations) are recorded at their estimated amount when a liability has been incurred. Under U.S. GAAP, FAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. Under Canadian GAAP, a similar standard to FAS 143 is not effective until fiscal years commencing on or after January 1, 2004, although early adoption is permitted. Riverside adopted the new Canadian standard in fiscal 2003.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      THE FOLLOWING DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS IS BASED UPON AND SHOULD BE READ IN CONJUNCTION WITH "SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF RIVERSIDE", "SELECTED HISTORICAL FINANCIAL DATA OF LIGNUM" AND THE FINANCIAL STATEMENTS OF RIVERSIDE AND LIGNUM AND THE ACCOMPANYING NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS. THOSE FINANCIAL STATEMENTS HAVE BEEN PREPARED IN ACCORDANCE WITH CANADIAN GAAP, WHICH DIFFERS IN CERTAIN RESPECTS FROM U.S. GAAP. FOR A DISCUSSION OF THE PRINCIPAL DIFFERENCES BETWEEN CANADIAN GAAP AND U.S. GAAP AS THEY RELATE TO RIVERSIDE, LIGNUM AND THE COMPANY ON A PRO FORMA BASIS, RESPECTIVELY, SEE NOTE 14 TO RIVERSIDE'S AUDITED CONSOLIDATED FINANCIAL STATEMENTS AND NOTE 10 TO ITS UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS, NOTE 20 TO LIGNUM'S AUDITED FINANCIAL STATEMENTS, AND NOTE 4 TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS OF THE COMPANY, EACH OF WHICH IS INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO A VARIETY OF FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY THESE STATEMENTS. SEE "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS".

RIVERSIDE OVERVIEW

      Riverside manages its business as a single operating segment: solid wood. Its operating results are primarily influenced by the following factors: (i) commodity prices for lumber, plywood and woodchips, (ii) production volumes,
(iii) fiber costs, (iv) U.S.-Canadian dollar exchange rates, and, more recently,
(v) duties imposed by the U.S. government on Canadian softwood lumber imports.

COMMODITY PRICES

      Riverside's operating results are significantly affected by the prevailing market prices for its products. The markets for lumber and plywood products and woodchips are highly cyclical and affected by such factors as global economic conditions, residential and commercial construction activity in North America and Asia, changes in industry production capacity and inventory levels.

PRODUCTION VOLUMES

      Lumber and plywood production volume levels have a direct impact on Riverside's operating results. In addition to adding capacity through a number of acquisitions, it has achieved incremental increases in the production capacity of its facilities through ongoing operating improvements and capital expenditures.

FIBER COSTS

      The availability of a cost-effective fiber supply is one of the most important factors affecting the profitability of forest products companies. Fiber supply self-sufficiency is a key competitive advantage, because the direct control and management of timber resources insulates an operator to some degree from fluctuations in the market price of fiber. Riverside supplies its manufacturing operations primarily from fiber resources held under long-term agreements with the British Columbia government, providing a secure supply of fiber on a sustainable basis. Approximately 70% of the fiber requirements for its facilities are supplied by its provincial timber tenures. It purchases the balance of its fiber requirements in the open market.

EXCHANGE RATES

      Riverside's operating results are sensitive to fluctuations in the exchange rate of the Canadian dollar to the U.S. dollar, since prices for a majority of its products are denominated in U.S. dollars or linked to prices quoted in U.S. dollars and it has incurred substantially all of its debt in U.S. dollars. In 2003, approximately 59% of its sales, net of duties, were denominated in U.S. dollars, while most of its operating costs were incurred in Canadian dollars. In order to mitigate the impact of foreign exchange volatility on its operating results, Riverside enters into foreign exchange forward contracts to hedge a portion of its exposure to fluctuations in the exchange of its U.S.-dollar sales to Canadian dollars. Incurring U.S. dollar-denominated indebtedness further hedges our exposure to exchange rate movements associated with our U.S. dollar sales.

CANADA-U.S. SOFTWOOD LUMBER DISPUTE

      The largest impact on Riverside's results for the past three years relates to the as-yet-unresolved dispute between the Canadian and United States governments with respect to Canadian access to the U.S. softwood lumber market. Approximately 70% of Riverside's lumber is sold into the United States.

      Since May 22, 2002, Riverside has recorded combined antidumping and countervailing duties at a rate of 27.22% on all softwood lumber exports to the United States as a net reduction in its reported sales. Riverside charged $79.4 million against sales for the period from May 22, 2002 to March 31, 2004, representing combined final countervailing and anti-dumping duties of 27.22% deposited with the U.S. Government. Of this charge, $24.6 million related to the six months ended March 31, 2004, and $42.9 million and $11.9 million related to fiscal 2003 and fiscal 2002, respectively. In fiscal 2002, Riverside reversed approximately $4.8 million of the duties expensed in fiscal 2001 as a result of the refund of all deposits paid prior to May 22, 2002. That amount was recorded as other operating income in 2002.

      On a quarterly basis, Riverside accrued a charge against sales in Canadian dollars at 27.22% on shipments of softwood lumber to the United States and paid cash deposits as follows:

                                                           Cash
                 Quarter Ended         Duty Accrued    Deposit Paid
            ------------------------   ------------    ------------
                                          (dollars in millions)
            June 30, 2002 ..........       $ 1.5          $ 0.6
            September 30, 2002 .....        10.4           11.7
            December 31, 2002 ......        10.2            9.9
            March 31, 2003 .........         9.8           10.5
            June 30, 2003 ..........         9.1            8.8
            September 30, 2003 .....        13.8           11.6
            December 31, 2003 ......        11.1           11.4
            March 31, 2004 .........        13.5           12.9
                                           -----          -----
                                           $79.4          $77.4(1)
                                           =====          =====

----------

(1) Riverside has deposited US$54.7 million for duties with the U.S. government. At a March 31, 2004 exchange rate of US$0.7634 = $1.00, those deposits, translated to Canadian dollars, would be $71.5 million.

      The final amount and effective date of any countervailing and anti-dumping duties that may be assessed on Canadian softwood lumber exports to the United States cannot be determined at this time and will depend on appeals of the final determinations to any reviewing courts, North American Free Trade Agreement or World Trade Organization panels. Any future adjustments resulting from a change in the duty rates will be made prospectively.

EARNINGS SENSITIVITIES

      Riverside's sales are subject to changes in market supply and demand dynamics and certain other factors that affect the prices it receives for its products. With the exception of stumpage fees payable to the British Columbia government, Riverside's costs of production are not as sensitive to these dynamics or factors. As a result, Riverside's earnings are significantly affected by market fluctuations in the commodity prices for lumber and plywood.

      Riverside's export sales of lumber and plywood are principally denominated in U.S. dollars and, accordingly, a significant change in the exchange rate for the Canadian dollar against the U.S. dollar has a significant effect on the Canadian dollar amounts realized.

      The Canadian dollar was at the following levels as of Riverside's past four fiscal year-ends and as of March 31, 2004:

                                        U.S. Dollar to   Canadian Dollar
                                        Canadian Dollar  Appreciation(1)
                                        ---------------  ---------------
            September 30, 2000 ....         0.6636
            September 30, 2001 ....         0.6330           (4.8)%
            September 30, 2002 ....         0.6304           (0.4)%
            September 30, 2003 ....         0.7404           14.9%
            March 31, 2004 ........         0.7634            3.1%

----------

(1) Canadian dollar appreciation measured against the end of the prior period, based on the inverse of the above rates.

      The effect on Riverside's EBITDA and net earnings of changes in the price of lumber, plywood, veneer and woodchips, changes in log costs, and changes in United States currency exchange rates is illustrated in the following table, based on fiscal 2003 sales volumes and a 40% income tax rate:

                                                            Annual Effect on
                                                        Riverside's Fiscal 2003
                                                        -----------------------
                                            Unit Change   EBITDA  Net Earnings
                                            -----------   ------  ------------
                                                   (dollars in millions)
            Lumber (mfbm) ................     $  10       $7.3       $4.4
            Plywood and veneer (msf) .....        10        4.7        2.8
            Woodchips (bdu) ..............        10        5.1        3.1
            Log costs (m(3)) .............         2        6.8        4.1
            Exchange rate ................      0.01        3.6        2.2

CRITICAL ACCOUNTING ESTIMATES

      Valuation of Accounts Receivable. Riverside records an allowance for the doubtful collection of accounts receivable based on its best estimate of any potential uncollectible amounts. Such estimates consider past experience with Riverside's customer base and a review of current economic conditions and specific customer issues. Although Riverside has not had significant bad debt expenses in prior periods, deteriorating economic conditions could result in financial difficulties in its customer base that could lead to bad debts. In addition, accounts receivable balances with particular customers can be material at any given time.

      VALUATION OF INVENTORY. Riverside values its finished product inventory at the lower of cost or net realizable value. Net realizable value is determined by reviewing the actual average net sales per unit of transactions occurring in the periods immediately before and after the reporting date. When the net realizable value is below the average cost of inventory, a write-down is charged to earnings in the period. The determination of net realizable value is both objective and verifiable; however, downward movement in commodity prices could result in a material write-down of inventories in any given period.

      RECOVERABILITY OF PROPERTY, PLANT AND EQUIPMENT AND OTHER LONG-LIVED ASSETS. Riverside assesses the recoverability of its property, plant and equipment and other long-lived assets by projecting the future cash flows to be generated by its facilities. These projections require estimates to be made regarding, among other things, future commodity prices, foreign currency exchange rates, sales volumes, operating costs and renewal of licenses and permits. There is a high degree of uncertainty in estimating future cash flows, primarily as a result of the uncertainty regarding future prices for commodities. The application of different assumptions for commodity prices could result in a conclusion that Riverside would not recover the carrying amount of its property, plant and equipment and other long-lived assets, which could result in material charges to earnings.

      REFORESTATION OBLIGATION. Riverside accrues its reforestation obligations based on estimates of future costs at the time the timber is harvested. The estimate of future reforestation costs is based on comprehensive analyses for all areas that have been logged, the treatments required for each specific area, the number and size of seedlings to be planted and the expected timing and success rate of the planned activities. Riverside employs forestry experts who have the specialized knowledge required to make such analyses. Unfavorable weather patterns, forest fires, or the failure to estimate future reforestation costs accurately could result in material revisions to Riverside's estimates of future costs.

      PENSION BENEFITS. Riverside has defined benefit pension plans for certain of its employees. It retains independent actuarial consultants to perform actuarial valuations of its plan obligations and asset values, and to advise on the amounts to be recorded in its financial statements. Actuarial valuations include assumptions that directly affect the fair value of the assets and obligations and expenses recorded in Riverside's financial statements. These assumptions include the discount rate used to determine the net present value of obligations, the return on plan assets used to estimate the increase in the plan assets available to fund obligations and the increase in future compensation amounts used to estimate obligations. Actual experience can vary materially from the estimates, and could affect the cost of Riverside's pension plans and future cash flow requirements.

      SOFTWOOD LUMBER DUTIES. Softwood lumber duties represent contingent liabilities that require a cash deposit to be paid to U.S. Customs in order to ship softwood lumber products into the U.S. Riverside has reduced sales revenues based on the softwood lumber duty deposit amounts paid to U.S. Customs. The actual amount of the duties for softwood lumber products shipped will depend on the outcome of various challenges and appeals made to NAFTA panels, WTO panels and reviewing courts or on a negotiated settlement. In addition, the actual duty amounts will likely be based on rates established by an administrative review process completed by the

U.S. Department of Commerce. Any difference between the deposit rate paid and the rate established on administrative review will be funded to or paid by Riverside, plus interest. The actual amount paid in the future for softwood lumber duties on shipments made in current periods could be materially different from the amounts paid and expensed.

RIVERSIDE'S RESULTS OF OPERATIONS

COMPARISON OF THE RESULTS FOR THE SIX MONTHS ENDED MARCH 31, 2004 TO THE RESULTS FOR THE SIX MONTHS ENDED MARCH 31, 2003

      The price and volume variances between the results for the six months ended March 31, 2004 and 2003 can be classified as follows:

                                                       Six              Effect of             Six
                                                     months            changes in           months
                                                      Ended       -------------------        ended
                                                    March 31,                              March 31,
                                                      2003        Price(1)     Volume         2004
                                                    ---------     --------     ------      --------
                                                                 (dollars in millions)
Sales before duties ...........................      $229.1       $ 32.4       $ 23.6       $285.1
Countervailing and anti-dumping duties ........       (20.0)        (2.0)        (2.6)       (24.6)
                                                     ------       ------       ------       ------
Sales, net of duties ..........................       209.1         30.4         21.0        260.5
Cost of products sold .........................       198.4        (17.3)        25.9        207.0
Selling and administration ....................         9.5         (0.7)          --          8.8
Other (income) expense ........................        (0.3)        (4.3)          --         (4.6)
                                                     ------       ------       ------       ------
EBITDA ........................................         1.5         52.7         (4.9)        49.3
Depreciation and amortization .................        12.7         (1.0)          --         11.7
Other interest expense (income) ...............        (0.2)        (0.3)          --         (0.5)
Interest on long-term debt ....................         3.3         (1.1)          --          2.2
Unrealized foreign exchange loss (gain) on
  long-term debt ..............................        (5.1)         5.1           --           --
Prepayment penalty on long-term debt ..........          --          3.6           --          3.6
                                                     ------       ------       ------       ------
Earnings (loss) before income taxes ...........        (9.2)        46.4         (4.9)        32.3
Income taxes (recovery) .......................         4.2         15.0           --         10.8
                                                     ------       ------       ------       ------
Net earnings (loss) ...........................      $ (5.0)      $ 31.4       $ (4.9)      $ 21.5
                                                     ======       ======       ======       ======

----------

(1) Price variance for sales and cost of products sold reflects changes in selling prices and production costs that are not affected by volumes sold or produced. Price variance for all remaining items reflects changes in period costs, which do not vary with volumes sold or produced.

      Sales before duties and EBITDA were $56.0 and $47.8 million higher, respectively, in the six months ended March 31, 2004 versus the six months ended March 31, 2003 due mainly to an increase in plywood and veneer prices and lumber volumes and, in the case of EBITDA, lower stumpage fees and logging costs.

      Sales prices for plywood and veneer and woodchips were higher during the six months ended March 2004 than in the six months ended March 2003 by 24% and 10%, respectively. Lumber sales prices, before the impact of duties, were 4% higher for the March 2004 six months than for the March 2003 six months. The net impact of these price movements was an increase in sales, before duties, of $32.4 million for the March 2004 six months relative to the March 2003 six months.

      For the six months ended March 2004, sales volumes were 14% and 6% higher for lumber and panel products respectively and 1% lower for woodchips, compared to the six months ended March 2003. The net impact of those volume variances increased sales, before duties, by $23.6 million in the March 2004 six months versus the March 2003 six months.

      The net impact of those price and volume variances and incremental softwood lumber duties resulted in Riverside reporting sales, net of duties, of $260.5 million in the March 2004 six months, $51.4 million or 24.6% greater than the $209.1 million reported in the March 2003 six months.

      Cost of products sold, excluding the impact of higher volumes, for the six months ended March 2004 was $17.3 million lower than for the six months ended March 2003 due to a $10.1 million reduction in fibre costs and a $7.2 million reduction in conversion unit costs. Lower fibre costs resulted from a $3.4 million reduction in stumpage costs, a $2.7 million increase in product recovery rates, and a $4.0 million reduction in logging costs. Higher volumes resulted in a $25.9 million increase in cost of products sold for the March 2004 six months versus the March 2003 six months.

      Selling and administration costs in the March 2004 six months decreased by $0.7 million compared to the March 2003 six months, due primarily to decreases in personnel costs, marketing, travel and compliance costs associated with the softwood lumber dispute.

      Interest on long-term debt was $1.1 million lower as a result of on-going scheduled repayments of long-term debt, which reduced the outstanding long-term debt from $72.8 million as March 31, 2003 to $55.8 million as of March 31, 2004, prior to the March 31 prepayment of all of the pre-existing debt.

      Unrealized foreign exchange gain on long-term debt decreased as the Canadian dollar slowed its strengthening compared to the U.S. dollar, year over year and as a result of reversing the gain recorded in the December 2003 quarter.

      Income taxes, including the current and future provisions, as a percentage of earnings (loss) before income taxes, was relatively unchanged.

      As a result of all of the above, Riverside's net earnings for the six months ended March 2004 was $21.5 million, compared to a net loss of $5.0 million for the six months ended March 2003.

Comparison of the fiscal years ended September 30, 2003 and 2002

      The price and volume variances between the results for the fiscal years ended September 30, 2003 and 2002 can be classified as follows:

                                                                Fiscal Year        Effect of           Fiscal Year
                                                                   Ended           changes in             Ended
                                                               September 30,  --------------------    September 30,
                                                                   2002       Price(1)      Volume        2003
                                                               -------------  --------      ------    -------------
                                                                              (dollars in millions)
            Sales before duties ............................      $481.2       $(36.6)      $ 29.2       $473.8
            Countervailing and anti-dumping duties .........       (11.9)       (29.0)        (2.0)       (42.9)
                                                                  ------       ------       ------       ------
            Sales, net of duties ...........................       469.3        (65.6)        27.2        430.9
            Cost of products sold ..........................       405.6        (27.9)        22.1        399.8
            Selling and administration .....................        18.4         (0.9)          --         17.5
            Other expense (income) .........................        (4.0)         0.3           --         (3.7)
            Reversal of contingent duty payable re 2001 ....        (4.8)         4.8           --           --
                                                                  ------       ------       ------       ------
            EBITDA .........................................        54.1        (41.9)         5.1         17.3
            Depreciation and amortization ..................        25.1          0.2           --         25.3
            Other expense (income) .........................        (0.6)         0.6           --           --
            Interest on long-term debt .....................         9.0         (3.1)          --          5.9
            Unrealized foreign exchange gain (loss) on
              long-term debt ...............................        (0.1)        (8.0)          --         (8.1)
                                                                  ------       ------       ------       ------
            Earnings (loss) before taxes ...................        20.7        (31.6)         5.1         (5.8)
            Income taxes (recovery) ........................         8.2        (12.7)          --         (4.5)
                                                                  ------       ------       ------       ------
            Net earnings (loss) ............................      $ 12.5       $(18.9)      $  5.1       $ (1.3)
                                                                  ======       ======       ======       ======

----------

(1) Price variance for sales and cost of products sold reflects changes in selling prices and production costs that are not affected by volumes sold or produced. Price variance for all remaining items reflects changes in period costs, which do not vary with volumes sold or produced.

      Sales before duties and EBITDA were $7.4 million and $36.8 million lower, respectively, for fiscal 2003 compared to fiscal 2002, primarily as a result of the impact of lower sales prices for Riverside's products that were offset by higher volumes, and, in the case of the EBITDA decline, a $35.8 million increase in U.S. duties. The increase in U.S. duties includes the impact of a $4.8 million reversal incurred in fiscal 2002 arising from duties previously paid in fiscal 2001.

      Before the impact of duties, sales prices for lumber and panel products were lower during fiscal 2003 versus fiscal 2002 by 14% and 1%, respectively, while chip prices were up 1% compared to those in fiscal 2002. The net impact of these price movements resulted in a sales decline of $36.6 million. Including the impact of the incremental duties in fiscal 2003 relative to fiscal 2002, sales prices were $65.6 million lower than those in fiscal 2002. The incremental duties are primarily attributable to the full-year impact in fiscal 2003 versus a part-year impact in fiscal 2002 of the imposition on May 22, 2002 of the current duties levied against Canadian lumber exports to the United States.

      Sales volumes for fiscal 2003 were 5% lower for panel products, 3% lower for woodchips, and 15% higher for lumber products, compared to fiscal 2002. Overall, those volume variances increased sales, before duties, by $29.2 million in fiscal 2003 versus fiscal 2002 and, including the volume effect on the cost of products, resulted in a $5.1 million increase in EBITDA.

      The net impact of those price and volume variances and incremental softwood lumber duties resulted in Riverside reporting sales, net of duties, of $430.9 million for fiscal 2003, 8.2% lower than the $469.3 million reported in fiscal 2002.

      Cost of products sold, excluding the impact of higher volumes, for fiscal 2003 was $27.9 million lower than for fiscal 2002 due to a $22.9 million reduction in fiber costs and a $5.0 million reduction in conversion unit costs. Lower fiber costs resulted from reduced stumpage costs and increased recovery rates, while conversion unit costs benefited from the continued focus on efficiencies in the manufacturing operations. Higher volumes resulted in a $22.1 million increase in cost of products sold during fiscal 2003 versus fiscal 2002.

      Selling and administrative costs were $0.9 million lower, largely as a result of cost reduction efforts, as well as lower administrative costs associated with the softwood lumber dispute.

      Interest on long-term debt was $3.1 million lower in fiscal 2003 relative to fiscal 2002 as a result of the net repayment of debt throughout the year, which reduced the total principal amounts outstanding from $93.2 million at September 30, 2002 to $64.5 million at September 30, 2003.

      As a result of the 14.9% appreciation in the Canadian dollar against the U.S. dollar from September 30, 2002 to September 30, 2003, the unrealized foreign exchange gain on long-term debt increased by $8.0 million. This is a non-cash gain. Sales prices in Canadian dollar terms for U.S. dollar-denominated products were significantly impaired by the currency appreciation.

      As a result of the above, Riverside's net loss for fiscal 2003 was $1.3 million, compared to earnings of $12.5 million for fiscal 2002.

COMPARISON OF THE FISCAL YEARS ENDED SEPTEMBER 30, 2002 AND 2001

      The price and volume variances between the results for the fiscal years ended September 30, 2002 and 2001 can be classified as follows:

                                                                Fiscal Year        Effect of           Fiscal Year
                                                                   Ended           changes in             Ended
                                                               September 30,  --------------------    September 30,
                                                                   2001       Price(1)      Volume        2002
                                                               -------------  --------      ------    -------------
                                                                              (dollars in millions)
            Sales before duties ............................      $466.2       $  1.4       $ 13.6       $481.2
            Countervailing and anti-dumping duties .........        (4.8)        (2.1)        (5.0)       (11.9)
                                                                  ------       ------       ------       ------
            Sales, net of duties ...........................       461.4         (0.7)         8.6        469.3
            Cost of products sold ..........................       401.0         (8.5)        13.1        405.6
            Selling and administration .....................        17.9          0.5           --         18.4
            Other expense (income) .........................       (10.5)         6.5           --         (4.0)
            Reversal of contingent duty payable re 2001 ....        (4.8)                       --         (4.8)
                                                                  ------       ------       ------       ------
            EBITDA .........................................        53.0          5.6         (4.5)        54.1
            Depreciation and amortization ..................        24.1          1.0           --         25.1
            Other interest expense (income) ................        (2.1)         1.5           --         (0.6)
            Interest on long-term debt .....................        11.4         (2.4)          --          9.0
            Unrealized foreign exchange loss (gain) on
              long-term debt ...............................         7.1         (7.2)          --         (0.1)
                                                                  ------       ------       ------       ------
            Earnings before taxes ..........................        12.5         12.7         (4.5)        20.7
            Income taxes ...................................         5.5          2.7           --          8.2
                                                                  ------       ------       ------       ------
            Net earnings ...................................      $  7.0       $ 10.0       $ (4.5)      $ 12.5
                                                                  ======       ======       ======       ======

----------

(1) Price variance for sales and cost of products sold reflects changes in selling prices and production costs that are not affected by volumes sold or produced. Price variance for all remaining items reflects changes in period costs, which do not vary with volumes sold or produced.

      Sales before duties were 3.2% or $15.0 million higher for fiscal 2002 compared to fiscal 2001, primarily as a result of higher volumes and, to a lesser extent, higher prices. Despite the impact of the countervailing and anti-dumping duties on lumber on fiscal 2002 results, EBITDA, at $54.1 million, was $1.1 million higher than in fiscal 2001. During fiscal 2002, housing starts remained high throughout North America and interest rates remained low, contributing to a robust marketplace.

      Sales prices for lumber before duties and panel products were higher during fiscal 2002 versus fiscal 2001 by approximately 6% or $19.6 million. That improvement was largely offset by a decrease in chip prices of $34 per bdu, which resulted in a sales price decline of $18.2 million in fiscal 2002 relative to fiscal 2001. The net impact of those price movements was an increase in sales, before duties, of $1.4 million.

      Sales volumes for fiscal 2002 were 3% higher for lumber, 9% higher for panel products, and 5% lower for chip products, compared to fiscal 2001. Overall, those volume variances increased sales before duties by $13.6 million in fiscal 2002 versus fiscal 2001 and, including the volume effect on the cost of products sold, resulted in a $0.5 million increase in EBITDA relating to those volume factors.

      The net impact of the price and volume variances and incremental softwood lumber duties of $7.9 million resulted in Riverside reporting sales of $469.3 million for fiscal 2002, 1.7% higher than the $461.4 million reported in fiscal 2001.

      Cost of products sold, excluding the impact of higher volumes, for fiscal 2002 was $8.5 million lower than for fiscal 2001 due to $21.1 million of cost improvements, offset by higher stumpage costs of $12.6 million. The cost improvements were composed of $10.8 million from the manufacturing operations, $6.7 million from the woodland operations, and $3.6 million from improved product recoveries. Higher log costs resulted from an increase in per-unit stumpage costs. Higher volumes resulted in a $13.1 million increase in cost of products sold during fiscal 2002 compared to fiscal 2001.

      Selling and administrative costs rose by $0.5 million in fiscal 2002, due to increased legal and consulting fees of approximately $1.0 million related to the softwood lumber dispute and Riverside's internal improvement program, the effect of which was partly offset by increased cost efficiencies.

      Other income was $6.5 million lower in fiscal 2002 relative to fiscal 2001, due primarily to a $6.8 million rebate from the Workers' Compensation Board included in the fiscal 2001 results.

      As a result of the U.S. International Trade Commission's determination referred to above, a previously reported provision for countervailing and anti-dumping duties on lumber sales that was included in September 30, 2001, December 31, 2001 and March 31, 2002 quarterly earnings, in the total pre-tax amount of $16 million ($10.2 million after tax) was reversed in the June 30, 2002 quarter. Of this amount, $11.2 million pre-tax ($7.4 million after tax) related to the first two quarters of fiscal 2002, while $4.8 million pre-tax ($2.8 million after tax) related to the 2001 fiscal year. The net effect of the reversal on the September 30, 2002 year was to include $4.8 million of pre-tax income ($2.8 million after-tax) related to the provision that was previously recorded against sales in fiscal 2001.

      Depreciation and amortization were $1.0 million higher in fiscal 2002 than in fiscal 2001 due to the effect of a full year of depreciation on significant capital expenditures made in 2001.

      Interest on long-term debt was $2.4 million lower in fiscal 2002 than in fiscal 2001 as a result of the net repayment of debt throughout the year, which reduced the total principal amounts outstanding from $123.9 million at September 30, 2001 to $93.2 million at September 30, 2002.

      As a result of the above, net earnings for fiscal 2002 were $12.5 million, compared to $7.0 million in fiscal 2001.

LIGNUM OVERVIEW

      Lignum manages its business as a single operating segment: solid wood. Its operating results are primarily influenced by the following factors: (i) commodity prices for lumber and woodchips, (ii) production volumes, (iii) fiber costs, (iv) U.S.-Canadian dollar exchange rates, and, more recently, (v) duties imposed by the U.S. government on Canadian softwood lumber imports.

COMMODITY PRICES

      Lignum's operating results are significantly affected by the prevailing market prices for its products. The markets for lumber products and woodchips are highly cyclical and affected by such factors as global economic conditions, residential and commercial construction activity in North America and Asia, changes in industry production capacity and inventory levels. Lignum has managed its exposure to lumber price risk through the use of lumber futures.

PRODUCTION VOLUMES

      Lumber production volume levels have a direct impact on Lignum's operating results. Its mill's production capacity has increased from a design capacity of 200 mmfbm per year on a two-shift basis as of December 31, 1998 to the current capacity of 240 mmfbm per year through operating improvements and capital expenditures.

FIBER COSTS

      The availability of a cost-effective fiber supply is one of the most important factors affecting the profitability of forest products companies. Fiber supply self-sufficiency is a key competitive advantage, because the direct control and management of timber resources insulates an operator to some degree from fluctuations in the market price of fiber. Lignum supplies its manufacturing operations primarily from fiber resources held under long-term agreements with the British Columbia government, providing a secure supply of fiber on a sustainable basis. Approximately 60% of the fiber requirements for its facilities are supplied by its provincial timber tenures. Lignum purchases the balance of its fiber requirements in the open market.

EXCHANGE RATES

      Lignum's operating results are sensitive to fluctuations in the exchange rate of the Canadian dollar to the U.S. dollar, since prices for a majority of its products are denominated in U.S. dollars or linked to prices quoted in U.S. dollars. In 2003, approximately 75% of Lignum's sales before duties were denominated in U.S. dollars, while most of its operating costs were incurred in Canadian dollars. In order to mitigate the impact of foreign exchange volatility on its operating results, Lignum has entered into foreign exchange option contracts to hedge a portion of its exposure to fluctuations in the exchange of its U.S. dollar revenue to Canadian dollars.

CANADA-U.S. SOFTWOOD LUMBER DISPUTE

      The largest impact on Lignum's results for the past three years relates to the as-yet-unresolved dispute between the Canadian and United States governments with respect to Canadian access to the U.S. softwood lumber market. Approximately 70% of Lignum's lumber is sold into the United States.

      Since May 22, 2002, Lignum has recorded combined antidumping and countervailing duties at a rate of 27.22% on all softwood lumber exports to the United States as a net reduction in its reported sales. Lignum has charged $19.1 million against sales for the period from May 22, 2002 to December 31, 2003, representing its combined final countervailing and anti-dumping duties of 27.22% that it has deposited with the U.S. Government. Of this charge, $12.1 million relates to fiscal 2003 and $7.0 million relates to fiscal 2002. A $3.6 million refund of duties previously charged against fiscal 2001 sales occurred in fiscal 2002, which resulted in a net charge of $3.4 million for duties in fiscal 2002.

LIGNUM'S RESULTS OF OPERATIONS

COMPARISON OF THE YEARS ENDED DECEMBER 31, 2003 AND 2002

      The price and volume variances between the results for the fiscal years ended December 31, 2003 and 2002 can be classified as follows:

                                                                Fiscal Year        Effect of           Fiscal Year
                                                                   Ended           changes in             Ended
                                                                December 31,  --------------------     December 31,
                                                                   2002        Price        Volume        2003
                                                               -------------  --------      ------    -------------
                                                                              (dollars in millions)
            Sales before duties ............................      $237.2       $(18.8)      $  6.8       $225.2
            Countervailing and anti-dumping duties .........         3.4          2.7          6.0         12.1
                                                                  ------       ------       ------       ------
            Sales, net of duties ...........................       233.8        (21.5)         0.8        213.1
            Cost of products sold ..........................       205.3        (19.4)         6.3        192.2
            Selling and administration .....................        19.1         (1.7)          --         17.4
            Other expense (income) .........................        (1.0)        (0.7)          --         (1.7)
                                                                  ------       ------       ------       ------
            EBITDA .........................................        10.4          0.3         (5.5)         5.2
            Depreciation and amortization ..................         3.3         (0.1)          --          3.2
            Interest .......................................         0.6         (0.2)          --          0.4
                                                                  ------       ------       ------       ------
            Earnings (loss) before income taxes ............         6.5          0.6         (5.5)         1.6
            Income taxes (recovery) ........................         2.4         (1.4)          --          1.0
                                                                  ------       ------       ------       ------
            Net earnings (loss) ............................      $  4.1       $  2.0       $ (5.5)      $  0.6
                                                                  ======       ======       ======       ======

      Sales before duties and EBITDA were $12.0 million and $5.2 million lower, respectively, for fiscal 2003 compared to fiscal 2002, primarily as a result of the impact of lower sales prices largely attributable to the strengthening of the Canadian dollar relative to the U.S. dollar, which was partly offset by higher volumes and, in the case of the EBITDA decline, a $8.7 million increase in U.S. duties. The Canadian dollar relative to the U.S. dollar was US$0.773 as of December 31, 2003 compared to US$0.636 as of December 31, 2002. As a result of the 17.7% appreciation in the Canadian dollar relative to the U.S. dollar, sales prices in Canadian dollar terms for Lignum's U.S. dollar-denominated sales were significantly reduced.

      Before the impact of duties, sales prices for lumber were lower during fiscal 2003 versus fiscal 2002 by 9%, while chip prices were up 6% compared to those in fiscal 2002. The net impact of those price movements was a sales decline of $18.8 million.

      Sales volumes for fiscal 2003 were 4% higher for lumber products, and 3% lower for woodchips, compared to fiscal 2002. Overall, those price and volume variances decreased sales before duties by $12.0 million in fiscal 2003 versus fiscal 2002 and, including the volume effect on the cost of products, resulted in a $5.2 million decline in EBITDA.

      The net impact of those price and volume variances resulted in Lignum reporting sales before duties of $225.2 million for fiscal 2003, 5.1% lower than the $237.2 million reported in fiscal 2002.

      Cost of products sold, excluding the impact of higher volumes, for fiscal 2003 were $19.4 million lower than for fiscal 2002 due primarily to $7.7 million lower fiber costs, a $1.1 million reduction in conversion unit costs, and an $8.6 million decrease in the cost of purchased lumber. Lower fiber costs resulted from reduced forestry administration costs and lower stumpage and silviculture costs, while conversion unit costs benefited from efficiencies in the manufacturing operations. Higher volumes resulted in a $6.3 million increase in cost of products sold during fiscal 2003 versus fiscal 2002. Selling and administrative costs were $1.7 million lower, largely as a result of cost reduction efforts.

      Interest expense was $0.2 million lower in fiscal 2003 than in fiscal 2002 as a result of the net repayment of term debt throughout the year, which reduced the total principal amount outstanding from $5.8 million at December 31, 2002 to $4.6 million at December 31, 2003, and the conversion of a significant portion of the remaining debt from Canadian to U.S. dollars, with a commensurate reduction in the interest rate.

      As a result of all of the above, Lignum's net income for fiscal 2003 was $0.6 million, compared to earnings of $4.1 million for fiscal 2002.

COMPARISON OF THE YEARS ENDED DECEMBER 31, 2002 AND 2001

    The price and volume variances between the results for the fiscal years ended December 31, 2002 and 2001 can be classified as follows:

                                                                Fiscal Year        Effect of           Fiscal Year
                                                                   Ended           changes in             Ended
                                                                December 31,  --------------------     December 31,
                                                                   2001        Price        Volume        2002
                                                               -------------  --------      ------    -------------
                                                                              (dollars in millions)
            Sales before duties ............................      $212.7       $ (2.9)      $ 27.4       $237.2
            Countervailing and anti-dumping duties .........         3.6         (3.6)         3.4          3.4
                                                                  ------       ------       ------       ------
            Sales, net of duties ...........................       209.1          0.7         24.0        233.8
            Cost of products sold ..........................       177.6          0.6         27.1        205.3
            Selling and administration .....................        18.8          0.3           --         19.1
            Other expense (income) .........................        (0.4)        (0.6)          --         (1.0)
                                                                  ------       ------       ------       ------
            EBITDA .........................................        13.1          0.4         (3.1)        10.4
            Depreciation and amortization ..................         3.1          0.2           --          3.3
            Interest .......................................         0.9         (0.3)          --          0.6
                                                                  ------       ------       ------       ------
            Earnings (loss) before income taxes ............         9.1          0.5         (3.1)         6.5
            Income taxes (recovery) ........................         3.2         (0.8)          --          2.4
                                                                  ------       ------       ------       ------
            Net earnings (loss) ............................      $  5.9       $  1.3       $ (3.1)      $  4.1
                                                                  ======       ======       ======       ======

      Sales before duties were 11.5% or $24.5 million higher for fiscal 2002 compared to fiscal 2001, as a result of higher volumes offset slightly by lower prices. Overall EBITDA was $2.7 million lower for fiscal 2002 compared to fiscal 2001, primarily as a result of lower chip prices.

      Before the impact of duties, sales prices for lumber were 1% higher and chip prices 27% lower during fiscal 2002 versus fiscal 2001. The net impact of those price movements resulted in a decline in sales of $2.9 million in fiscal 2002 relative to fiscal 2001.

      Sales volumes for fiscal 2002 were 15% higher for lumber products and 7% lower for woodchips, compared to fiscal 2001. Overall, those price and volume variances increased sales before duties by $24.5 million in fiscal 2002 versus fiscal 2001 and, including the volume effect on the cost of products sold, resulted in a $2.7 million decline in EBITDA.

      Excluding the impact of higher volumes, cost of products sold for fiscal 2002 were relatively flat compared to fiscal 2001. Fiber unit costs, conversion unit costs and selling and administrative expenses were all flat compared to fiscal 2001, with no category changing more than 1.7%. Higher volumes resulted in a $27.1 million increase in cost of products sold during fiscal 2002 versus fiscal 2001.

      Interest expense was $0.4 million lower in fiscal 2002 than in fiscal 2001 as a result of the net repayment of debt throughout the year. Term debt outstanding was reduced from $6.6 million at December 31, 2001 to $5.8 million at December 31, 2002.

      As a result of all of the above, Lignum's net earnings for fiscal 2002 were $4.1 million, compared to $5.9 million for fiscal 2001.

RIVERSIDE'S LIQUIDITY AND CAPITAL RESOURCES

AS OF MARCH 31, 2004 AND FOR THE SIX MONTHS THEN ENDED

      In the six months ended March 31, 2004, Riverside generated $38.9 million in cash from operations, before changes to non-cash operating working capital, compared to $7.4 million for the six months ended March 31, 2003. Log inventories increased by 794,000 cubic meters, while panel and lumber inventories increased by 7,000 msf and 23,000 mfbm, respectively. Total inventories increased by $58.6 million during the six months ended March 31, 2004. Accounts receivable increased with sales volumes, while payables increased, due primarily to the increase in log inventories. These improvements in receivables and payables partly offset the impact of the inventory increase, thereby decreasing non-cash working capital by $33.0 million during the six months ended March 31, 2004. Riverside also spent $1.6 million on capital additions during the six months. Pre-existing long-term debt of $8.7 million was repaid during the six months. Coincident with the acquisition of Lignum, long-term debt increased by $196.5 million, the proceeds of which were utilized to complete the acquisition including related costs of $101.4 million and repay all pre-existing debt of $55.8 million.

Share capital of $10 million was issued during the quarter. As a result of the above, Riverside increased its cash on hand by $35.8 million from September 30, 2003 to March 31, 2004.

      Cash on hand at March 31, 2004 was $70.3 million, compared to $34.5 million at September 30, 2003 and $49.3 million at December 31, 2003. As of March 31, 2004 Riverside had an undrawn operating line of credit of $60 million.

      Working capital of $164.7 million as of March 31, 2004 was $121.4 million higher than working capital as of September 30, 2003. The percentage of long-term debt to long-term debt plus equity at March 31, 2004 was 49.3%, compared to 16% at December 31, 2003 and to 17.7% at September 30, 2003.

As at March 31, 2004, shareholder's equity amounts to $202.4 million or $21.46 per share compared to $171.7 million or $19.51 per share at September 30, 2003.

AS OF SEPTEMBER 30, 2003 AND FOR THE YEAR THEN ENDED.

      In the fiscal year ended September 30, 2003, Riverside generated $13.4 million of cash from operations before changes to non-cash operating working capital. The net change in non-cash working capital of $5.9 million during the fiscal year was primarily as a result of lower log and finished goods inventories at September 30, 2003 as compared to September 30, 2002. During fiscal 2003, Riverside repaid net long-term debt of $20.5 million. In addition, Riverside spent $3.9 million on capital assets, paid $0.8 million in dividends and generated cash through changes in other balance sheet accounts by $3.6 million.

      Long-term debt payable to senior noteholders was reduced by US$18.2 million to US$34.2 million as a result of scheduled principal repayments during fiscal 2003. During fiscal 2004, scheduled repayments on long-term debt total US$17.6 million.

      During fiscal 2003, Riverside was advanced $10.0 million in long-term bank financing to fund capital expenditures related to the Armstrong cogeneration plant. This loan totalled $18.3 million as of September 30, 2003, $4.0 million of which is repayable in fiscal 2004.

      Cash on hand at September 30, 2003 was $34.5 million, compared to $36.8 million at September 30, 2002. Riverside also had an unutilized operating line of credit of US$15 million at September 30, 2003 with an additional US$10 million available between January and June of each year.

      Working capital of $43.3 million as of September 30, 2003 was $7.2 million lower than at September 30, 2002. The percentage of long-term debt to long-term debt plus equity was 17.7% at September 30, 2003 compared to 26.7% at September 30, 2002.

AS OF SEPTEMBER 30, 2002 AND FOR THE YEAR THEN ENDED.

      In the fiscal year ended September 30, 2002, Riverside generated $37.4 million of cash from operations, before changes to non-cash operating working capital, and repaid net long-term debt of $31.6 million. The change in non-cash working capital of $2.3 million during the year was the result of Riverside's focus on keeping accounts current and maintaining current assets and current liabilities at the most effective operational levels. In addition, Riverside spent $14.8 million on capital assets, paid $1.1 million of dividends and generated cash through the increase of other balance sheet accounts of $1.5 million.

      Long-term debt payable to senior noteholders was reduced by US$26.1 million to US$52.4 million as a result of scheduled repayments in fiscal 2002. In addition, Riverside was advanced $10 million in long-term bank financing to fund capital expenditures related to its Armstrong cogeneration plant.

      Cash on hand at September 30, 2002 was $36.8 million, compared to $43.2 million at September 30, 2001. Riverside also had unutilized operating lines of credit of US$15 million and $2 million at September 30, 2002, with an additional US$10 million available between January and June of each year.

      Riverside's working capital was $50.5 million at September 30, 2002, $3.4 million higher than at September 30, 2001. Riverside's percentage of long-term debt to long-term debt plus equity was 26.7% at September 30, 2002, compared to 36.1% at September 30, 2001.

LIGNUM'S LIQUIDITY AND CAPITAL RESOURCES

AS OF DECEMBER 31, 2003 AND FOR THE YEAR THEN ENDED.

      During fiscal 2003, Lignum generated $3.4 million of cash from operations before changes in non-cash working capital and $4.1 million in non-cash working capital, for a total of $7.5 million generated from operations. The $4.1 million cash generated from non-cash working capital was due to lower accounts receivable and lower finished goods inventory at year-end compared to fiscal 2002.

      Lignum used $3.6 million on financing activities consisting of the repayment of term debt and bank indebtedness totaling $1.2 million and the payment of dividends net of refundable taxes of $2.4 million.

      Cash on hand at December 31, 2003 was $5.2 million compared to $0.1 million at December 31, 2002. Lignum also had an unutilized operating line of credit of $25.7 million.

      Working capital of $25.8 million at December 31, 2003 was $3.0 million lower than at December 31, 2002. The difference was due primarily to the non-cash working capital changes discussed above.

      Bank indebtedness and bank term debt declined from $8.4 million at December 31, 2002 to $6.9 million at December 31, 2003 due primarily to scheduled term debt repayments.

AS OF DECEMBER 31, 2002 AND FOR THE YEAR THEN ENDED.

      During fiscal 2002, Lignum generated $8.8 million of cash from operations before changes in non-cash working capital and used $1.9 million in non-cash working capital, for a total of $6.9 million generated from operations. The $1.9 million cash used in non-cash working capital was due to significantly lower accounts payable and accrued liabilities at year-end compared to fiscal 2001, which was offset somewhat by a decrease in inventories.

      Lignum used $2.8 million on financing activities consisting mainly of the repayment of term debt totaling $0.8 million, and the payment of dividends net of refundable taxes of $2.3 million.

      During 2002 Lignum used $1.1 million for the purchase of equipment.

      Cash on hand at December 31, 2002 was $0.1 million compared to $0.5 million at December 31, 2001. Lignum also had an unutilized operating line of credit of $25.4 million.

      Working capital was $22.8 million at December 31, 2002, compared to $14.3 million at December 31, 2001. The difference was due primarily to the non-cash working capital changes discussed above.

      Bank indebtedness and bank term debt declined from $13.3 million at December 31, 2001 to $8.4 million at December 31, 2002, due primarily to a reduction in bank indebtedness of $4.1 million and scheduled term debt repayments of $0.8 million.

THE COMPANY'S LIQUIDITY AND CAPITAL RESOURCES

      Following the closing of the Acquisition and related transactions, the Company has a significant amount of indebtedness. In connection with the Acquisition, we issued the initial notes and entered into a new $60.0 million revolving credit facility. See "Description of our New Revolving Credit Facility" for a more detailed explanation of that loan facility, including interest rate and other terms. We used the proceeds of the private offering to finance the cash portion of the Acquisition and the related fees and expenses, to repay existing Riverside and Lignum indebtedness and to provide working capital for our business. As of March 31, 2004, we had total indebtedness of US$150.0 million, consisting entirely of the initial notes. See "Risk Factors--Risks Related to the Notes--We have substantial indebtedness and we may be unable to service our indebtedness".

      We have capacity to borrow additional funds under our new revolving credit facility, subject to borrowing base availability. Immediately after the closing of the Acquisition, we had $60.0 million of borrowing capacity available under the revolving credit facility, all of which we were able to borrow at that time in compliance with the financial covenants set forth in our revolving credit facility and the indenture for the notes.

      The following table shows, as of March 31, 2004, Riverside's contractual obligations due within the periods indicated.

                                                                        Payments due by period
                                                    ---------------------------------------------------------------
                                                                 Less than                                More than
                 Contractual Obligations             Total        1 year      1-3 years     3-5 years      5 years
            --------------------------------        ------       ---------    ---------     ---------     ---------
                                                                         (dollars in millions)
            Long-Term Debt Obligations .....        $196.5        $   --        $   --        $   --        $196.5
            Operating Lease Obligations ....           2.0           0.6           1.1           0.3            --
            Property Lease Obligations .....           1.1           0.1           0.4           0.4           0.2
                                                    ------        ------        ------        ------        ------
            Total ..........................        $199.6        $  0.7        $  1.5        $  0.7        $196.7
                                                    ======        ======        ======        ======        ======

      Historically, Riverside has generally characterized its capital expenditures as related to maintenance, environmental or value-adding projects. The combination of Riverside's situation as a low-cost producer and the cyclical nature of its business has allowed it to modify its capital expenditures depending on market conditions. Over the past five fiscal years, Riverside has spent an average of approximately $3.3 million, $9.6 million and $6.4 million on capital expenditures related to maintenance, environmental and value-adding projects, respectively. During fiscal 2001 and 2002, Riverside spent approximately $44.0 million on Armstrong's cogeneration plant that has been characterized in the aforementioned averages as related to the environment. Riverside and Lignum made capital expenditures of approximately $3.8 million and $0.2 million, respectively, in the 12 months ended September 30, 2003. We estimate that the Company's capital expenditures for the 12 months ended September 30, 2004 will be approximately $13.0 million.

      We may make significant cash expenditures in the next few years in an effort to capitalize on anticipated revenue growth and cost savings opportunities associated with the Acquisition.

      Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash and available borrowings under our revolving credit facility will be adequate to meet our liquidity needs for at least the next 12 months.

      We cannot assure you that our business will generate sufficient cash flow from operations, that we will realize anticipated cost savings and operating improvements, or that future borrowings will be available to us under our new revolving credit facility in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs.

      We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

      o     our financial condition at the time;

      o restrictions in the indenture and in our new revolving credit facility or other outstanding indebtedness; and

      o other factors, including the condition of the financial markets or the forest products industry.

      As a result, we may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. See "Risk Factors--Risks Related to the Notes--We may not generate cash flow sufficient to service all of our obligations, including our obligations related to the notes".

OFF-BALANCE SHEET ARRANGEMENTS

      We have no off-balance sheet arrangements.

MARKET RISKS AND UNCERTAINTIES

COMMODITY PRICES

      The markets for lumber and plywood are highly cyclical and affected by such factors as global economic conditions, residential and commercial construction and industrial activity in North America, Asia and Europe, changes in industry production capacity and inventory levels. In addition, Canadian lumber markets and our operating results have been significantly affected by the softwood lumber dispute. These factors all have a significant impact on selling prices and our profitability. Lignum has managed its exposure to lumber price risk to a limited degree through the use of lumber futures. Riverside has not historically entered into hedge arrangements to reduce the effect of fluctuations in commodity prices, but may do so in the future.

FOREIGN EXCHANGE

      Riverside sells the majority of its products outside of Canada in U.S. dollars (59% of 2003 revenue and 60% of 2002 revenue). Consequently, the value of the Canadian dollar compared to the U.S. dollar has a major impact on net revenue and profitability. The value of the Canadian dollar was US$0.7404 as of September 30, 2003, compared to US$0.6304 as of September 30, 2002. As of March 31, 2004, the value of the Canadian dollar was US$0.7634.

      From time to time we enter into hedge arrangements to minimize the effect of fluctuations in currency rates on our U.S. dollar-denominated receivables. At March 31, 2004, Riverside had hedge contracts outstanding of US$19.0 million. Riverside is also exposed to currency risk on its U.S. dollar-denominated debt, but considers its U.S. dollar-denominated receivables as a natural hedge against that exposure. The Company has no plans to use foreign currency derivative financial instruments for speculative purposes.

INTEREST RATES

      The interest rate on the US unsecured notes are fixed. The interest rate on amounts borrowed under our revolving credit facility will be affected by changes in market interest rates. We do not currently use any derivative instruments to manage our exposure to changes in market interest rates. We also do not use any instruments to manage our exposure to changes in foreign currency rates with respect to our U.S. dollar-denominated debt, nor do we intend to with respect to the notes.

                                  OUR INDUSTRY

      UNLESS OTHERWISE INDICATED, THE MARKET AND INDUSTRY DATA SET FORTH IN THIS SECTION ARE BASED ON DATA PUBLISHED BY RESOURCE INFORMATION SYSTEMS, INC., RANDOM LENGTHS PUBLICATIONS, INC. AND OTHER PUBLICLY AVAILABLE INFORMATION. WHILE MANAGEMENT BELIEVES THIS INFORMATION TO BE RELIABLE, IT HAS NOT INDEPENDENTLY VERIFIED SUCH INFORMATION.

THE SOFTWOOD LUMBER INDUSTRY

      Softwood lumber is used primarily for residential construction and industrial applications. Housing starts, renovation spending and overall economic activity are significant drivers of demand. The North American market also tends to exhibit a degree of seasonality, particularly in the northern half of the continent, because construction activity peaks in the warm summer months and then slows down in the cold winter months. The chart below illustrates the percentage of North American softwood lumber consumption by various end-markets during 2002. These percentages have been relatively consistent since 1998.

                 2002 North American            Percentage of
             Softwood Lumber End-Markets         Consumption
            ------------------------------      -------------
            New Home Construction ........          38.8%
            Repair & Remodelling .........          33.8%
            Industrial Applications ......          23.4%
            Commercial Construction ......           4.0%

      The key markets for Canada's softwood lumber are the United States and Canada. Japan is a small but important market for producers in British Columbia because of its relative proximity and potential for growth. North American-style wood-frame construction still represents a small portion of total housing starts in Japan, but its growing acceptance represents an opportunity for North American wood producers.

      Canada is a leading softwood lumber producer, accounting for approximately 48% of North American capacity in 2003. Canadian producers exported approximately 64% of domestic production in 2002. The United States represents the largest export market for Canadian softwood lumber products, accounting for approximately 58% of Canadian shipments in 2002.

      The North American softwood lumber market is highly fragmented, with hundreds of independent producers. The top 10 producers accounted for approximately 35% of North American capacity as of 2002. Total North American softwood lumber capacity reached 79.4 bfbm in 2003, an increase of 5% over 2002. Offshore imports represent a relatively small portion of shipments to North America and unfavourable exchange rates are expected to keep pressure on the competitive position of European and Asian producers in the near term.

      The following table sets forth North American softwood lumber shipments, capacity, Canadian exports and average industry transaction prices for the periods indicated.

                    NORTH AMERICAN SOFTWOOD LUMBER STATISTICS
                      (bfbm, except percentages and prices)

                                                                    Year ended December 31,
                                                  -----------------------------------------------------------
                                                    1999         2000         2001         2002         2003
                                                  -------      -------      -------      -------      -------
            Shipments (by origin)
              United States .................        36.5         35.7         34.6         35.6         35.9
              Canada ........................        28.9         31.1         31.2         33.2         32.9
                                                  -------      -------      -------      -------      -------
              Total .........................        65.4         66.8         65.8         68.8         68.8
                                                  =======      =======      =======      =======      =======
            Capacity
              United States .................        39.8         40.3         40.7         41.1         41.2
              Canada ........................        32.2         33.0         33.6         34.6         38.2
                                                  -------      -------      -------      -------      -------
              Total .........................        72.0         73.3         74.3         75.7         79.4
                                                  =======      =======      =======      =======      =======
            Shipments/Capacity
              United States .................        91.7%        88.6%        85.0%        86.6%        87.1%
              Canada ........................        89.8%        94.2%        92.9%        96.0%        86.1%
              Average .......................        90.8%        91.4%        89.0%        91.3%        86.6%
            Canadian Exports To:
              United States .................        18.2         18.3         18.7         19.1         19.7
              Offshore ......................         2.4          2.6          2.1          2.2          2.2
            Average Price (US$/mfbm) (1) ....      US$368       US$282       US$275       US$262       US$268

----------

Source: Resource Information Systems, Inc.

(1)   Western SPF 2" x 4" random length, standard and better, freight-adjusted.

      The North American softwood lumber market has experienced robust demand over the past few years as a result of strong housing starts and an active repair and remodelling market. The active residential construction market has been partly offset by weak commercial and industrial activity. Despite strong demand in 2003, softwood lumber prices have remained at low levels as a result of over-supply in the North American market.

      In the third quarter of 2003, consumption proved stronger than most anticipated and dealer inventories were exceptionally low going into the peak building season. Production curtailments implemented earlier in the year, coupled with forest fires in British Columbia, limited the ability of North American producers to respond to the unanticipated demand. As a result, prices increased by approximately 28% between the second and third quarter of 2003. Higher prices in August and September led to increased supply as idled mills came back on the market. Prices began to fall in October and remained lower through the end of the year as dealers began to deplete their inventories in anticipation of the normal seasonal slow-down going into winter. We believe that dealer inventories finished the year at unseasonably low levels due to stronger than expected consumption in the fourth quarter of 2003.

      Prices have moved higher again in 2004, as dealers have begun to replenish inventories and consumption has remained strong. As of May 14, 2004, softwood lumber prices were at US$452 per mfbm (Western SPF 2" x 4" random length, standard and better, freight-adjusted) above their 10-year average price of US$317 per mfbm.

U.S.-CANADA SOFTWOOD LUMBER DISPUTE

      The softwood lumber agreement, finalized in early 1996, addressed long-standing disputes between U.S. and Canadian producers of softwood lumber. Effective for five years commencing April 1, 1996, the softwood lumber agreement permitted the annual export from British Columbia, Alberta, Ontario and Quebec of 14.7 bfbm of softwood lumber to the United States without duty. Additional volumes were subject to graduated duties. Each company operating in British Columbia, Alberta, Ontario and Quebec and exporting softwood lumber to the United States was allocated a portion of the overall quota, based on historical shipments to the United States. The agreement expired on March 31, 2001 and was not renewed.

      On April 22, 2001, petitions for the imposition of countervailing and anti-dumping duties on Canadian softwood lumber were filed by a coalition of U.S. lumber producers, timber owners and trade unions with the United States Department of Commerce (DOC) and the United States International Trade Commission (ITC). The ITC rendered a preliminary determination contending that Canadian softwood lumber exports were subsidized and sold into the United States below fair market value. As a result, Canadian producers were required to post bonds on shipments of softwood lumber to the United States in anticipation of countervailing and anti-dumping duties at rates of 19.3% and 12.6%, respectively.

      On May 16, 2002, the ITC issued its final determination, concluding that Canadian softwood lumber shipments to the United Stated posed a threat of injury to the U.S. industry. As a result of this determination and rate adjustments on final review, average countervailing duties of 18.79% and average anti-dumping duties of 8.43% were levied on Canadian softwood lumber shipments to the United States prospectively from May 22, 2002. All countervailing and anti-dumping duties accrued prior to May 22, 2002 were reversed and returned to Canadian producers.

      The current duty rates are the subject of appeal processes before a bilateral panel pursuant to the North American Free Trade Agreement, or NAFTA, and the World Trade Organization, or WTO. Three independent NAFTA review panels have issued rulings on the issue in recent months. The first two rulings stated that affirmative anti-dumping and countervailing duty determinations were supported by "substantial evidence on the record", but indicated that the DOC had erred in its calculation of the duty levels. In the anti-dumping ruling, the panel cited "general", "company-specific", and "scope" errors. In the countervailing ruling, the panel said that the DOC should not have used cross-border timber pricing comparisons, as they are invalid under international law. Both panels ordered the DOC to recalculate the duty levels. On September 5, 2003, a third NAFTA panel ruled that the ITC did not have sufficient evidence to support a finding of threat of injury to the U.S. softwood lumber industry and returned the case to the ITC, ordering it to re-evaluate the evidence and issue a new determination. On March 5, 2004, a NAFTA panel issued its remand redetermination decision in the anti-dumping case which resulted in company specific reductions to the anti-dumping rates for three companies but an increase in the overall anti-dumping rate calculated for all others. On April 19, 2004, a NAFTA panel issued its remand redetermination decision relating to the finding of threat of injury by the ITC and found that the ITC's "remand determination that the domestic softwood lumber is threatened with material injury by reason of subsidized imports and dumped imports from Canada is not in accordance with law and is not supported by substantial evidence".

      WTO rulings have been consistent with the rulings of the NAFTA panels noted above. However, on January 19, 2004, on appeal of a prior ruling that confirmed that the use of cross-border timber pricing comparisons is invalid under international law, the WTO overturned the prior ruling and found that the use of cross-border timber pricing comparisons can be valid under international law in certain circumstances.

      On January 12, 2004, in response to the NAFTA panel ruling on the invalid use of cross-border timber pricing comparisons, the DOC submitted a revised methodology and rate calculation to the NAFTA panel that, if accepted, would lower the countervailing deposit rate by 30% to 13.23% from 18.79%. There can be no certainty that this new methodology and rate calculation will be accepted by the NAFTA panel or that the DOC will not appeal the original NAFTA panel ruling now that the WTO has overturned its original finding on cross-border pricing comparisons.

      The current countervailing and anti-dumping rates are deposit rates that have been determined by reviewing data for periods prior to May 22, 2002. The final countervailing and anti-dumping rates to be paid will be recalculated using data covering more recent periods under an administrative review process. Any difference between the deposit rate and a final rate determined on administrative review will be paid or refunded with interest.

      Discussions are ongoing between representatives of the Canadian and U.S. governments, with a view to arriving at a negotiated resolution to the dispute. Various proposals for settlement have been tabled over the past year, but no agreement has been reached.

      There can be no certainty that this dispute will be settled, either by negotiated settlement or through the NAFTA or WTO appeals. As a result, the profitability of our lumber operations has and will continue to be adversely affected by the cash deposits paid for the duties. Lumber sales on a pre-duty basis represent approximately 68% of our pro forma sales for the 12 months ended September 30, 2003, and approximately 60% of our pro forma lumber sales were made in the United States during that period.

The Plywood Industry

      Plywood demand is largely driven by residential construction spending and industrial activity. Large volumes of plywood are used to manufacture furniture, speaker boxes, recreational vehicles, truck liners, bus floors, billboards, harvesting bins and shipping materials. The plywood sector exhibits similar seasonality and cyclical trends to those seen in the softwood lumber industry. The chart below illustrates the percentage of North American plywood consumption by various end-markets during 2002. These percentages have been relatively consistent since 1998.

                           2002 North American               Percentage of
                           Plywood End-Markets                Consumption
            ----------------------------------------------   -------------
            New Home Construction ........................       34.6%
            Repair & Remodelling .........................       25.5%
            Industrial Applications ......................       35.0%
            Commercial Construction ......................        4.9%

      Plywood competes with other structured panel products such as oriented strand board ("OSB"), which has gained market share from plywood in recent years due to its relative cost advantage. Prior to the introduction of OSB, plywood represented the substantial majority of the structural panel market. Today, it represents approximately 42% of the North American structural panel market.

      While U.S. plywood shipments declined by approximately 14% between 1999 and 2002, Canadian plywood shipments increased by 9% during the same period, primarily because substitution for plywood has not been as significant in Canada as it has been in the United States. Plywood accounts for approximately 60% of structural panel consumption in Canada as compared to approximately 40% in the United States.

      The Canadian Plywood Association has been promoting plywood's performance characteristics throughout Canada, communicating the message that it outperforms all substitute wood-based panels on the market today. Plywood is lighter in weight, more stable and stronger than OSB in the four important engineering strength properties of bending, tension, compression and planer shear.

      North American plywood production is more concentrated than softwood lumber production. The top five producers accounted for approximately 70% of North American capacity as of 2002. Total North American plywood production capacity decreased 2.5% year-over-year in 2003 to 19.4 bsf. Offshore supply still represents a small component of overall supply to North America. The weak U.S. dollar is expected to keep competitive pressure on many foreign producers in the near-term, but the strong Canadian dollar is also placing downward pressure on the competitive position of Canadian mills.

      The following table sets forth North American plywood shipments, capacity, Canadian exports, and average industry transaction prices for the periods indicated. The table also includes plywood's estimated market share of the structured panel market for the periods indicated.

                        NORTH AMERICAN PLYWOOD STATISTICS
                      (bsf, except percentages and prices)

                                                                     Year ended December 31,
                                                  --------------------------------------------------------------
                                                   1999          2000          2001          2002          2003
                                                  ------        ------        ------        ------        ------
            Shipments (by origin)
              United States ...............         17.7          17.6          15.2          15.2          14.8
              Canada ......................          2.2           2.2           2.3           2.4           2.5
                                                  ------        ------        ------        ------        ------
              Total .......................         19.9          19.8          17.5          17.6          17.3
                                                  ======        ======        ======        ======        ======
            Capacity
              United States ...............         19.3          19.5          17.9          17.4          16.9
              Canada ......................          2.3           2.4           2.4           2.5           2.5
                                                  ------        ------        ------        ------        ------
              Total .......................         21.6          21.9          20.3          19.9          19.4
                                                  ======        ======        ======        ======        ======
            Shipments/Capacity
              United States ...............         91.7%         90.3%         84.9%         87.4%         87.6%
              Canada ......................         95.7%         91.7%         95.8%         96.0%          100%
              Average .....................         93.7%         91.0%         90.4%         91.7%         93.8%
            Canadian Exports To:
              United States ...............         0.27          0.28          0.43          0.48          0.46
              Offshore ....................         0.36          0.28          0.21          0.14          0.10
            Average Price (US$/msf)(1) ....       US$367        US$300        US$291        US$286        US$365
            Plywood Market Share(2) .......         49.4%         48.8%         44.7%         43.3%         42.1%

----------

Source: Resource Information Systems, Inc. and Random Lengths Publications, Inc.

(1)   Western plywood, 1/2" CD Exterior 4-ply.

(2) Represents total North American plywood consumption divided by total North American structural panel consumption.

      Plywood prices were significantly higher in 2003, triggered by supply-induced shortages. Mill and dealer inventories proved insufficient to meet consumption levels when demand picked up in the spring and summer. Strong demand, limited inventories and restricted production due to log shortages resulting from poor logging conditions in the southern United States constrained supply in the North American market. During June and early July, plywood prices began to respond to the constrained market conditions. Plywood prices increased significantly in August through September and set record-high nominal dollar prices in the fourth quarter of 2003. On average, North American plywood prices for 2003 were 28% above 2002 levels. Winter has had its usual seasonal impact on plywood prices, moving them off their recent highs, but plywood prices remain well above their 10-year average price of US$319 at US$505 per msf (western plywood, 1/2" CD Exterior 4-ply) as of May 14, 2004.

                                  OUR BUSINESS

COMPANY OVERVIEW

      We are a leading solid wood forest products company based in British Columbia, Canada. We harvest timber and produce lumber, plywood, veneer and woodchips. We are Canada's largest producer of softwood plywood and veneer and a major manufacturer of high-quality stud, dimension and specialty lumber products. We enjoy a broad market for our products, which are sold in Canada and the United States, as well as in Japan and other Asian markets and in certain markets in the European Union. Our products are used in various end-markets, including residential and commercial construction, furniture, flooring and various residential, commercial and industrial applications.

      Riverside was formed in 1962 by the combination of the Raboch and Steele families' lumber companies. Since Riverside's initial public offering in 1992, we have acquired nine operations (including Lignum) in four transactions. From a base of 4 mmfbm of annual lumber capacity in 1962, we have grown, through operating improvements, capital expenditures and acquisitions, to an annual capacity of 1,036 mmfbm of lumber, 431 mmsf of plywood, 96 mmsf of veneer and 742 mbdu of woodchips. Our common shares trade on the Toronto Stock Exchange under the symbol RFP.

      Through Lignum, we own and operate an established wholesale distribution business. Lignum sells and distributes wood products manufactured at its mill, as well as wood products purchased from third-party manufacturers, directly to end-users, such as contractors, building supply centers and large home builders. As a wholesale distributor segment, Lignum is able to capture incremental value for its products. In the future, we anticipate that Lignum's wholesale distribution business will be enhanced by Riverside's secure fiber supply and diversified product offerings.

      We own and operate three studmills, two dimension lumber plants, two plywood plants, one veneer plant and one recovery lumber mill in British Columbia. We believe our facilities are among the lowest cost, most efficient and most technologically advanced in our industry. The following table summarizes the capacity of each of our facilities by key product category:

                                                                     Manufacturing Facilities
                                       -------------------------------------------------------------------------------------
                                                                                Soda       Williams
             Product          Units    Armstrong     Kelowna       Lumby        Creek        Lake        Lignum        Total
      --------------------    -----    ---------     -------       -----        -----      --------      ------        -----
      Plywood ............     mmsf        265          166           --           --           --           --          431
      Veneer .............     mmsf         --           --           96           --           --           --           96
                                         -----        -----        -----        -----        -----        -----        -----
        Total Panel ......                 265          166           96           --           --           --          527
                                         =====        =====        =====        =====        =====        =====        =====
      Stud ...............    mmfbm        160          160            6          200           --           --          526
      Dimension ..........    mmfbm         --           --           --           --          270          240          510
                                         -----        -----        -----        -----        -----        -----        -----
        Total Lumber .....                 160          160            6          200          270          240        1,036
                                         =====        =====        =====        =====        =====        =====        =====
      Woodchips ..........     mbdu        145          130           25          105          160          177          742
                                         =====        =====        =====        =====        =====        =====        =====

      We also own and operate a lumber and plywood remanufacturing facility, whole-log chipping facilities, cogeneration facilities and a tie-treating and processing plant. These additional operations enhance our product offerings, reduce our reliance on the commodity segment of the solid wood industry and diversify our net revenue and earnings base. At our remanufacturing facility, we focus on adding value to our products. For example, we resize plywood to specific customer requirements. This allows us to increase the margins we realize on our plywood and to gain access to a broader customer base. Our cogeneration facilities utilize wood waste from the manufacturing process to produce steam for internal use in our manufacturing facilities and electrical power for both internal use and sale to third parties. We are also one of the few solid wood forest products companies in British Columbia to own and operate a seedling nursery and seed orchard.

      We focus on increasing our mix of value-added, higher-margin products, such as finger-joint lumber, customer-specific lumber and plywood grades, export-grade lumber products, machine stress rated lumber, treated railway ties and specialty plywood products, including ULAY(R). As a result of our low cost production facilities, our capital expenditures are focused on adding value, lowering production costs further and complying with environmental regulation. We believe this focus, coupled with our higher degree of fiber self sufficiency, positions us to respond to changing market conditions and to capitalize on opportunities as they arise.

      We supply approximately 65 to 70% of our fiber needs through timber resources held under long-term licenses with the government of British Columbia. We secure the balance of our needs in the open log market. We believe these arrangements afford us a high degree of fiber self-sufficiency, security of supply and scope for progressive, sustainable forest management practices. We are British Columbia's sixth-largest provincial forest tenure holder, with an annual allowable cut, or AAC, of 3.0 million cubic meters.

COMPETITIVE STRENGTHS

      We believe the following strengths give us a competitive advantage within the forest products industry:

      LOW-COST PRODUCER. We believe we are among the lowest cost producers of lumber, plywood and veneer products in Canada. Our low-cost position is a result of our modern facilities, advanced production technologies, low-cost fiber supply and targeted cost reduction programs. By employing an operating philosophy focused on being a low-cost producer, we have consistently been able to increase production capacity and reduce costs at each of our facilities. From fiscal 1992 to fiscal 2003, Riverside increased recovery rates by 15.9% and reduced conversion costs by 18.6% at its facilities. We intend to continue to implement standard process controls and invest prudently in our facilities to reduce costs and improve our operating efficiency.

      DIVERSIFIED PRODUCTS AND MARKETS. We believe that our manufacturing business, which includes the production of lumber, plywood, woodchips and remanufactured and value-added products, together with our wholesale distribution business, provides us with a diverse revenue and earnings base. Our wholesale distribution business tends to be more stable than our manufacturing business, since our profits in that business are not as dependent on price as they are on margin, regardless of price. In our manufacturing business, we believe that the geographic and end-market diversity of our customers reduces the impact of a downturn in demand in any one region or product category.

      The following charts illustrate the diversity of our sales, before duties, for the 12-month period ended September 31, 2003:

                            Sales, Before Duties,                        Sales
               for the 12-Month Period Ended December 31, 2003        Percentage
            ------------------------------------------------------    ----------

            Total Sales By Segment:
                 Manufacturing ...................................        81%
                 Wholesale Distribution ..........................        19%

            Total Sales By Geography:
                 United States ...................................        60%
                 Canada ..........................................        34%
                 Japan & Other ...................................         6%

            Manufacturing Sales By Product:
                 Stud & Dimension Lumber .........................        60%
                 Plywood & Veneer ................................        27%
                 Woodchips .......................................         9%
                 Other ...........................................         4%

      According to Resource Information Systems, Inc., 73%, 23% and 4% of North American lumber products by volume, and 60%, 35% and 5% of North American plywood products by volume, were used for residential construction, industrial applications and commercial construction, respectively, in 2002. We believe that the end-uses of our products are consistent with those for the industry as a whole.

      FOCUS ON VALUE-ADDED PRODUCTS. We focus on increasing our production of value-added, higher margin products. We believe these products, which include finger-joint lumber, machine stress rated lumber and customer-specific lumber and plywood grades, help us maximize the value of our raw timber resources. By aligning our products and services with specific customer needs, we believe we can reduce the impact of commodity market swings on our overall business.

      HIGH DEGREE OF FIBER SELF-SUFFICIENCY. With an annual allowable cut of 3.0 million cubic meters, we are British Columbia's sixth-largest timber tenure licensee. Our long-term agreements with the government of British Columbia provide us with a cost-competitive and sustainable supply of fiber for approximately 65 to 70% of our current needs. In addition, we believe our location in British Columbia provides us with high quality logs that facilitate above-average recoveries and increased efficiency. The remaining 30 to 35% is secured in the open log market. To further improve our supply of fiber, we employ progressive forest management strategies designed to foster the growth of healthy, productive forests. We believe the superior quality of our fiber base, coupled with the relative proximity of our manufacturing facilities to our fiber base, enhances the overall efficiency of our operations.

      PRUDENT FINANCIAL AND OPERATING PRACTICES. We strive to maintain a strong balance sheet, which we believe gives us the financial flexibility to respond to changing market conditions and capitalize on opportunities as they arise. As of March 31, 2004, we had $70.3 million of cash on hand and $60.0 million of availability under our new revolving credit facility, subject to borrowing base availability. In addition, we utilize our proactive maintenance capital expenditure programs to allow us to preserve our assets and keep our facilities operating efficiently. As a result of our prudent financial and operating practices, we have maintained sufficient liquidity throughout a particularly difficult period in our industry, characterized by low commodity prices, significant tariffs and a strengthening Canadian dollar.

      SUCCESSFUL INTEGRATION OF ACQUISITIONS. Our senior management team has demonstrated the ability to make strategic acquisitions and integrate them successfully into our operations. Since its initial public offering in 1992, Riverside has acquired eight operations in three transactions. In each case, Riverside increased efficiencies, realized revenue and cost synergies, and restored its ratio of debt to total capitalization to pre-acquisition levels within targeted time frames.

      EXPERIENCED MANAGEMENT TEAM WITH SIGNIFICANT OWNERSHIP STAKE. Our senior executives have an average of approximately 35 years of experience in the forest products industry and have successfully managed our business through many economic cycles. In addition, our senior executives own approximately 28% of our fully-diluted common stock.

BUSINESS STRATEGY

      Our strategic objective is to increase our profitability and strengthen our position as a low-cost producer of solid wood products. We intend to achieve these goals through the implementation of the following strategies:

      MAXIMIZE OPERATING EFFICIENCIES. We continually seek to improve our operating efficiency by reducing costs, increasing our recovery rates and maintaining operational flexibility. In order to achieve that goal, we will continue to make prudent investments in our operations and people.

      OPTIMIZE PRODUCT MIX. We intend to increase our sales, net of duties and operating margins and reduce our dependence on the commodity segment of the solid wood industry by increasing our sales of higher-margin, value-added products. Since 1994, Riverside has produced a number of value-added products such as ULAY(R), machine stress rated lumber, prime grade lumber, precision-sand plywood and cut-to-size plywood. We estimate that from 1993 to 2003, Riverside's sales of value-added lumber products increased from approximately 5% to approximately 26% of total volumes, and that its sales of value-added plywood products increased from approximately 25% to approximately 31% of total volumes.

      PURSUE STRATEGIC ACQUISITIONS AT REASONABLE VALUATIONS. We have substantial experience in completing acquisitions and successfully integrating them into our existing business. We believe this expertise will enable us to continue to identify and pursue attractive opportunities in the future. We will focus our efforts on acquisition candidates with one or more of the following characteristics:

      o     Attractive cost position and fiber base

      o Geographic compatibility with our existing operations, or operations in a new region that presents strategic opportunities for us

      o Opportunity to diversify our revenue and customer base further through new or enhanced product offerings

      We seek to acquire such acquisition candidates at reasonable valuations and integrate them into our existing operations. We pursue a disciplined approach to reducing our debt to capital ratio after each acquisition in order to maximize our financial and operating flexibility.

      LEVERAGE LIGNUM'S WHOLESALE DISTRIBUTION BUSINESS. Through Lignum, we own and operate a wholesale distribution business that has been in business for over 30 years. We plan to leverage Riverside's existing products to derive incremental value from that distribution network. We also believe we can increase our margins by selling more product directly to end-users.

WHOLESALE DISTRIBUTION BUSINESS

      Lignum is one of the largest WHOLESALE distributors for machine stress rated dimension lumber and engineered wood products in North America. Lignum sells and distributes wood products manufactured by Lignum's Williams Lake sawmill, as well as those purchased from third-party manufacturers, and currently distributes the majority of Riverside's machine stress rated lumber. Its customers include contractors, building supply centers and many of the largest home builders in the United States, including Pulte

Homes and Centex.

      Lignum's wholesale distribution operation enables it to capture incremental value for products produced in its mill by selling to end-users rather than to wholesalers, as most producers do.

      Six of Lignum's 21 inventory locations are conventional distribution operations that market lumber from public reloads to customers locally. The remaining 15 are located inside the lumber yards of strategic customers for which Lignum is the exclusive supplier. Nine of Lignum's inventory locations in the United States provide exclusive service to strategic customers utilizing machine stress rated lumber.

      Because commodity price increases are largely passed through to end-users, and Lignum frequently competes on the basis of service rather than price, we believe the profits generated by Lignum's wholesale distribution business tend to be less vulnerable to commodity price swings than the general lumber manufacturing market. Lignum adds value for its customers through assurances on product availability, inventory management, flexible pricing options, transportation and logistics savings, and significant purchasing power.

      Its various lumber inventory locations, and flexibility in lumber inventory management and distribution, allow Lignum to service its customers in different ways to meet their business requirements. This allows customers to focus on their own business without concerning themselves with lumber procurement. For example, two of the reload facilities located in Oregon, which supply the mobile home industry with specially-trimmed product, are managed as vendor-managed inventories, providing customers with daily processing and delivery to meet their daily production schedules.

MANUFACTURING FACILITIES

      We operate 11 manufacturing facilities at seven locations: a studmill and plywood plant at Armstrong, a studmill and plywood plant at Kelowna, two dimension lumber mills at Williams Lake, a studmill at Soda Creek, a recovery lumber mill and veneer plant at Lumby, a remanufacturing facility at Winfield and a tie-treating and processing plant at Ashcroft. Our facilities' production capacities and production over the past five fiscal years are as follows:

                                                       Capacity                    Production
                                                       --------  ----------------------------------------------
                                                                 1999(1)     2000      2001      2002      2003
                                                                 -------     ----      ----      ----      ----
            Studmills (mmfbm)
            Armstrong ..............................      160       140       140       142       145       157
            Kelowna ................................      160       149       153       152       145       147
            Lumby (including recovery products) ....        6        64        60         6         5         5
            Soda Creek .............................      200       112       112       118       124       137
                                                         ----      ----      ----      ----      ----      ----
                Total ..............................      526       465       465       418       419       446
                                                         ====      ====      ====      ====      ====      ====
            Dimension Lumber Mills (mmfbm)
            Lignum(2) ..............................      240       226       228       216       225       237
            Williams Lake ..........................      270       211       218       208       244       263
                                                         ----      ----      ----      ----      ----      ----
                Total ..............................      510       437       446       424       469       500
                                                         ====      ====      ====      ====      ====      ====
            Veneer Plant (mmsf)
            Lumby ..................................      171       169       167       159       162       151
              (Less veneer utilized internally) ....      (75)      (72)      (77)      (67)      (76)      (74)
                                                         ----      ----      ----      ----      ----      ----
                Total ..............................       96        97        90        92        86        77
                                                         ====      ====      ====      ====      ====      ====
            Plywood Plants (mmsf)
            Armstrong ..............................      265       252       246       243       250       235
            Kelowna ................................      166       149       150       148       160       151
                                                         ----      ----      ----      ----      ----      ----
                Total ..............................      431       401       396       391       410       386
                                                         ====      ====      ====      ====      ====      ====
            Woodchips(3) (mbdu)
            Armstrong ..............................      145       164       157       151       129       137
            Kelowna ................................      130       150       157       154       132       128
            Lignum(2)(4) ...........................      202       189       183       187       174       169
            Lumby ..................................       25        67        65        23        24        22
            Soda Creek .............................      105       109        95        95        83        78
            Williams Lake ..........................      160       135       145       139       156       149
                                                         ----      ----      ----      ----      ----      ----
                Total ..............................      767       814       802       749       698       683
                                                         ====      ====      ====      ====      ====      ====

----------

(1) Includes production from Soda Creek old studmill, which ceased operations December 18, 1998.

(2) Figures relating to the Lignum facility are for fiscal years ended December 31.

(3)   Excludes capacity related to whole-log chippers at Armstrong and Soda
      Creek.

(4) Lignum's woodchip capacity includes 25 mbdu from whole-log chippers and 177 mbdu from the manufacturing operations.

      ARMSTRONG. The Armstrong facility, built in 1971, is located on a 71-hectare site near Vernon, British Columbia. The facility consists of a plywood plant, studmill and a 20-megawatt cogeneration operation. Our Armstrong facility is the largest plywood plant in Canada, producing approximately six million panels annually. The Armstrong sawmill's primary breakdown system was the subject of a major upgrade to its scanning optimization and control system during the spring of 2002. Since the start-up of the new system, productivity has increased by 10%. A whole-log chipper at our Armstrong facility allows for high-volume processing of pulp logs to chips when chip markets are strong. A 20-megawatt cogeneration plant consumes all the waste material generated on site and assists with waste disposal for other mills in the North Okanagan. In addition to providing all the steam required for the mill's operational needs, the plant produces surplus electricity for sale to third parties.

      ASHCROFT. The Ashcroft facility is currently one of two operating tie-treating plants in British Columbia, treating 600,000 railroad ties and 1.9 mmfbm of bridge timbers and switch ties annually under contracts with the three major railroad companies in Western Canada.

      KELOWNA. The Kelowna facility is located on an 11-hectare site in Kelowna, British Columbia. The facility consists of a studmill, a plywood plant and a cogeneration operation. The centralized log processing operation at the Kelowna facility provides eight-foot debarked logs to both the plywood plant and the studmill. The studmill has two primary breakdown lines, both with optimization systems. Lumber is dried in one of our four steam-heated dry kilns and then dressed through a high-speed planer. Value-added products, such as J-grade, are extracted from the flow and processed over a precision end-trimmed system. The wood waste-fuelled cogeneration facility at Kelowna produces the electricity consumed at the mill and supplies process steam for dry kilns, veneer dryers and plywood hot presses at the mill.

      LIGNUM. The Lignum facility is located on a 73-hectare site in Williams Lake, British Columbia, adjacent to our Williams Lake facility. The facility consists of a three-line sawmill, a single-line planer mill, four dry kilns, hot oil energy system, a whole-log chipping facility, a mobile repair shop and a storage yard for rough and dressed lumber. The sawmill has annual production capacity on a two-shift basis of 240 mmfbm of dimension lumber and 180 mbdu of woodchips, with a species mix of approximately 92% SPF and 8% Douglas Fir. Cutting programs are typically 2 x 3 nominal inches through 2 x 10 nominal inches in lengths from six feet to 20 feet. Specialty grades in SPF include Lignum Dimension and machine stress rated lumber. Douglas Fir specialty grades include Lamstock and machine stress rated lumber.

      LUMBY. The Lumby facility is located on a 36-hectare site near Vernon, British Columbia. The Lumby facility consists of a modern green veneer plant and a recovery sawmill. The veneer plant, which was constructed in 1974, has been continually upgraded as new technology and equipment has been developed. At present, this veneer mill has one of the most sophisticated and fastest peeling systems in North America. The Lumby plant produces and sells veneer to veneer processors, laminated veneer lumber manufacturers and plywood plants in Canada and the United States, as well as providing veneer for internal consumption at our Armstrong and Kelowna facilities. The recovery sawmill focuses on recovering value-added, railroad ties and stud material from oversized logs, which cannot be processed at our other Okanagan facilities.

      SODA CREEK. The Soda Creek facility is located on a 56-hectare site in Williams Lake, British Columbia. The facility includes a studmill, a planermill, a finger-jointing plant, dry kilns, a whole log chipping facility, supporting forestry operations and Slater Mountain, a value-added plant. The studmill produces lumber for North American and Japanese markets. The annual production capacity of the studmill is 200 mmfbm of lumber (of which approximately 8 mmfbm is used in the finger-jointing plant) and 105 mbdu of woodchips. The annual production capacity of the whole-log chipping facility is 30 mbdu of woodchips. The whole-log chipping facility was constructed in 1990 and expanded in 1992 and 1994. This facility chips pulp logs for sale to affiliates of NorskeCanada under fiber supply contracts. Arrangements are also made with other operations in the area to custom-chip logs and yard debris. The finger-jointing plant recovers short lengths of lumber from the studmill and converts them into higher-value structural lumber products. The finger-jointing plant has a potential capacity of 25 mmfbm when additional volumes of lumber are obtained from external sources. The Slater Mountain plant runs primarily one-inch products, while taking advantage of any opportunity where it can add extra value. The Soda Creek facility was the subject of a modernization project, completed in 1998, which involved building a modern, single-line mill using the existing inactive dimension mill infrastructure.

      WILLIAMS LAKE. The Williams Lake facility is located on a 25-hectare site in Williams Lake, British Columbia. The operation consists of a three-line sawmill, a single-line planer mill, four dry kilns, a mobile equipment repair shop, a fabricating shop and storage yards for rough and dressed lumber. Capital improvements during the last eight years have upgraded the plant to a modern, efficient, high-tech operation. The sawmill produces 270 mmfbm of dimension lumber and 160 mbdu of woodchips annually, with a species mix of approximately 85% SPF and 15% Douglas Fir. Specialty grades in SPF include Riverside Prime, Royal Blue Prime and machine stress rated, for both North American and offshore markets. Douglas Fir specialty grades include Lamstock and J-Grade for Japan and machine stress rated for North American markets.

      WINFIELD. The Winfield facility, built in 1995, is a 36,000-square foot value-added manufacturing facility located in Winfield, British Columbia. Situated on a seven-acre site, the facility manufactures high-grade plywood fruit harvesting bins for fruit growers in the Okanagan Valley and commercial shipping containers for shipment of dry or liquid goods for customers throughout North America. This facility also adds value to plywood panels and lumber products from our Kelowna and Armstrong plants by recutting them to customer-specified sizes before shipment to customers in Canada, the United States and Japan.

SALES AND MARKETING

      We operate a solid wood manufacturing business and a wholesale distribution business. In our wholesale distribution business we primarily distribute dimension lumber. In our manufacturing business, we primarily produce and sell stud and dimension lumber, plywood and veneer, woodchips, remanufactured products, railroad ties and power. We believe our diversified businesses and product offerings lessen the impact of a downturn in demand in any one of our businesses or product categories.

      The following charts illustrate the diversity of our sales, on a dollar and volume basis, for the past three years.

                                                                                      Fiscal Year(1)
                                                        ---------------------------------------------------------------------------
                                                                 2001                      2002                        2003
                                                        ---------------------      ---------------------      ---------------------
                                                          ($000)          %          ($000)          %         ($000)           %
                                                        ---------       -----      ---------       -----      ---------       -----
            Stud and dimension lumber..............     $ 432,698        63.7      $ 482,716        67.2      $ 473,844        67.8
            Plywood and veneer ....................       148,818        21.9        160,890        22.4        150,491        21.5
            Woodchips and fiber ...................        76,115        11.2         48,978         6.8         48,842         7.0
            Reman value added .....................         5,284         0.8          8,474         1.2          7,506         1.1
            Ties and treating .....................        15,995         2.4         16,345         2.3         15,337         2.2
            Power .................................            --          --            998         0.1          3,084         0.4
                                                        ---------       -----      ---------       -----      ---------       -----
                                                        $ 678,910       100.0%     $ 718,401       100.0%     $ 699,104       100.0%
                                                                        =====                      =====                      =====
            Countervailing duty accrued on
            lumber sales ..........................        (8,395)                   (15,255)                   (55,023)
                                                        ---------                  ---------                  ---------
                                                        $ 670,515                  $ 703,146                  $ 644,081
                                                        =========                  =========                  =========

                                                                        Fiscal Year(1)
                                                           ----------------------------------------
                                                                2001          2002          2003
                                                              Volumes       Volumes       Volumes
                                                           -----------   -----------   -----------
            Stud and dimension lumber...................   1,045 mmfbm   1,128 mmfbm   1,243 mmfbm
            Plywood and veneer .........................     482 mmsf      492 mmsf      466 mmsf
            Woodchips ..................................     743 mbdu      704 mbdu      684 mbdu

----------

(1)   Ended September 30 for Riverside and December 31 for Lignum.

      The principal markets for our lumber and plywood products are the United States, Canada and Japan. We have a complete in-house sales and support staff to sell our products. In North America, our lumber and plywood sales are usually not contracted beyond five weeks, although yearly volume commitments are common. Our North American sales are primarily to wholesalers and stocking distributors on a cash basis with payment within 10 to 15 days of shipment. Our sales to continental Europe are through independent sales agents, while our sales to the United Kingdom are to stocking distributors. Our Japanese sales are made directly to trading houses, wholesalers and housing companies from our Kelowna sales office. While our offshore sales can extend three to four months, they most often fall into a two-month period. Letters of credit and cash against documents are the usual form of payment for these sales. We have not experienced any significant bad debts.

      In order to appeal to the broadest customer base, our products are manufactured to meet many countries' certification requirements. All of our panel products are certified by the Canadian Plywood Association to CSA Standards. They also meet the Japanese Agricultural Standards certification and the specific grading requirements of many European countries. Our panels shipped to the United States market are under PS1 Certification, which meets the requirements of the three U.S. Building Codes. Our lumber products are graded under the National Lumber Graders Authority Standard Grading Rules for Canadian Lumber and approved by the Canadian Lumber Standards Association. In addition, all of our lumber mills, other than the Lignum mill, are certified to meet

Japanese Agricultural Standards.

      The following table sets forth world-wide geographical sales distribution by volume for the past three years for our lumber and plywood products:

                                                                 2001                2002                 2003
                                                           ---------------     ----------------     ---------------
                                                             mfbm       %        mfbm        %        mfbm       %
                                                           -------      --     -------       --     -------      --
            Lumber sales distribution
              Canada .................................     290,832      28     306,826       27     313,835      25
              United States ..........................     700,790      67     769,951       69     876,832      71
              Japan ..................................      51,893       5      48,273        4      49,747       4
              Other ..................................       1,378      --       2,462       --       3,166      --

                                                             mfbm       %        mfbm        %        mfbm       %
                                                           -------      --     -------       --     -------      --
            Plywood and veneer sales distribution
              Canada .................................     206,161      43     215,723       44     213,783      46
              United States ..........................     209,606      43     224,689       46     204,621      44
              Japan ..................................      61,219      13      50,308       10      45,402      10
              Other ..................................       5,260       1       1,506       --       2,222      --

      We primarily sell our woodchips to pulp mills under long-term chip supply agreements. In addition, we own approximately 31.7% of Fibreco Export Inc., a consortium of interior-based forest companies operating a wood chip terminal in Vancouver, and supply Fibreco Export Inc. with woodchips for export to non-domestic markets.

FIBER SUPPLY AND FOREST MANAGEMENT

      TYPES OF FOREST TENURES. Approximately 95% of all timberlands in British Columbia are owned by the Province of British Columbia and administered by the British Columbia Ministry of Forests (the "Ministry of Forests"). The Forest Act of British Columbia empowers the Ministry of Forests to grant timber tenures, including tree farm licenses, forest licenses, timber licenses and timber sale licenses, authorizing timber harvesting on government-owned timberlands.

      o TREE FARM LICENSE. A tree farm license, or TFL, is an area-based tenure. It is granted to a licensee who undertakes to manage an area of timberland to yield an annual harvest on a sustained yield basis. The license is for a term of 25 years and is replaceable every five to 10 years.

      o FOREST LICENSE. A forest license, or FL, is a volume-based tenure. It grants the right to harvest a specific volume of timber on public lands in a forest area managed by the Ministry of Forests called a timber supply area, or TSA. A renewable forest license is replaceable every five to 10 years for a further 15-year term. Replacement of forest licenses and tree farm licenses is subject to satisfactory performance by the licensee and to agreement on terms between the licensee and the Ministry of Forests.

      o TIMBER SALE LICENSE. A timber sale license, or TSL, is a license to harvest a specified volume of timber within a TSA managed by the Ministry of Forests. Timber sale licenses have a term of 10 or fewer years and may or may not be replaceable, depending upon the terms of the license.

      o TIMBER LICENSE. A timber license, or TL, grants the licensee the right to harvest all merchantable timber from a prescribed area over a specified term, usually from 40 to 60 years.

      The AAC available to the holders of forest licenses and timber sale licenses within a TSA is determined by the Ministry of Forests, and periodically assessed by the Province's Chief Forester. The AAC of a tree farm license is also renewed by the Province's Chief Forester on a periodic basis. As a result of data presented in these reviews, the Chief Forester may set a new AAC for each TSA or TFL.

      TIMBER TENURES. We hold one tree farm license, nine renewable forest licenses, three non-renewable forest licenses, two timber sale licenses, and two timber licenses. We also have management agreements to harvest timber from a third-party tenure. Over 83% of our timber tenures are renewable. The following table details our timber tenures and the associated harvest levels or AAC:

                                                    Harvest level            Timber
                        Tenure Type                    or AAC             Supply Area
            ---------------------------------       -------------        --------------
                                                            (cubic meters)
            Tree Farm License
              TFL 49 ........................          343,095           n/a
            FOREST LICENSES
              FL A18667 .....................          767,413           Okanagan
              FL A18697 .....................           19,340           Merritt
              FL A18689 .....................           34,133           Kamloops
              FL A20191 .....................           47,589           Arrow
              FL A20015 .....................          378,571           Williams Lake
              FL A20016 .....................          114,129           Williams Lake
              FL A20018 .....................          331,416           Williams Lake
              FL A20019 .....................          407,621           Williams Lake
              FL A55417(1) ..................          180,000(2)        Williams Lake
              FL A55901(1) ..................          160,000(2)        Williams Lake
              FL A55904(1) ..................           50,000(2)        Williams Lake
              FL A67547(1) ..................          140,000(2)        Quesnel
              FL A20003 .....................          103,446           100 Mile House
            TIMBER SALE LICENSE
              A 20170 .......................            7,609           Boundary
              A 19993 .......................            2,313           Quesnel
            TENURES OF THIRD PARTIES(3) .....           33,718
            TIMBER LICENSES(4)
              TL 816 ........................           10,000           Okanagan
              TL 451 and 467 ................            5,000           Revelstoke
                                                     ---------
            TOTAL ...........................        3,135,393
                                                     =========

----------

(1) Non-renewable forest licenses for insect-damaged wood (expire December 31, 2006).

(2) These licenses do not have an AAC but instead permit us to harvest a maximum volume of timber from insect-damaged lodgepole pine stands over the term of the license. The amounts noted are estimates of the anticipated harvest from these tenures during the remainder of their respective terms.

(3) Agreements under which we may harvest timber from a third party's timber sale licenses.

(4) Estimated annual harvest levels, based on available timber over the term of the license. These licenses expire between 2026 and 2032.

      In March 2003, the government of British Columbia introduced the Forestry Revitalization Plan, which provides for significant changes to government forest policy and to the existing allocation of timber tenures to licensees. The changes prescribed in the Forestry Revitalization Plan include the elimination of minimum cut control regulations, the elimination of existing timber processing regulations, and the modification of restrictions limiting the transfer and subdivision of existing licenses. As well, through legislation, licensees, including us, will be required to return 20% of their replaceable tenure volume to the government. The Forestry Revitalization Plan states that approximately half of that volume will be redistributed to create opportunities for woodlots, community forests and First Nations and the other half will be available for public auction. The government has said that licensees will be fairly compensated for the return of tenure and related costs, such as those incurred in the construction of roads and bridges, based on the remaining term of the license and calculated in accordance with a regulation that has not yet been enacted.

      The timber take-back is expected to result in a reduction of approximately 431,000 m(3) of our existing annual allowable cut on our replaceable tenures. The effect of the Forestry Revitalization Plan on our financial position and results of operations cannot be determined at this time but, on balance, we expect it to be neutral to positive. We will record its effects at the time the amounts to be recorded are determined.

      PURCHASED WOOD. Our harvesting rights provide about 65 to 70% of our mill requirements. Approximately 1.6 million cubic meters of additional logs required are purchased from private landowners and from small businesses pursuant to the Ministry of Forests' B.C. Timber Sales Program. We have historically been able to obtain all logs required for our facilities. Purchasing logs in the open log market ensures that we can provide the right logs to the right mill to maximize efficiency, and allows us the flexibility to adjust our logging plans to react quickly to a changing marketplace. Where logs from our tenures are unsuitable for our operations, such as cedar, white pine, yellow pine and hardwood logs, they are either traded for suitable species or sold on the open market.

      STUMPAGE. The British Columbia government periodically establishes the fees to be paid for the right to harvest timber. Assessments for harvesting public timber, called "stumpage", are based on the volume of timber harvested by the operator and the stumpage rate then in effect. The current stumpage system was introduced in October 1987 and is designed to generate a specific average or target stumpage rate. Stumpage rates charged for specific stands of timber are adjusted from the average stumpage rate on the basis of the quality of timber, the estimated operating costs, and the market value of the logs harvested. Stumpage rates are assigned on a non-competitive basis for all forest licenses, tree farm licenses and timber licenses. The Provincial government has announced a new market-based timber pricing system, which took effect on the British Columbia Coast on February 29, 2004. Market-based timber pricing is expected to be introduced in the British Columbia Interior later in 2004. It is not known how that change will affect the stumpage paid by us.

      FOREST MANAGEMENT. Forest land in each TSA and TFL is managed on a sustained yield basis incorporating integrated resource management concerns of the Ministry of Forests. Licensees are required to carry out certain forest management activities in conjunction with their harvesting activities. These include management plans, forest development plans, engineering and road layout, timber cruising for appraisal purposes, silviculture prescription obligations and basic silviculture. Prior to harvesting, cutting permits are required from the Ministry of Forests. Under the Forest Practices Code of British Columbia Act, reforestation and associated costs for areas on provincial land logged after October 1, 1987 are the responsibility of the licensee. After harvesting, the licensee must assess any logging residue and regenerate all areas harvested. Our existing silviculture program regenerates all lands harvested, within the time period established by the Ministry of Forests, through a mixture of tree-planting and natural regeneration to satisfy standards set by the Ministry of Forests and the Forest Practices Code.

      SEEDLING NURSERY AND SEED ORCHARD. We own and operate a state-of-the-art seedling nursery and seed orchard located in Armstrong. This facility consists of a nursery, glass greenhouses, an outdoor growing compound and three seed orchards. The purpose of the nursery and seed orchard facility is to supply improved seeds and seedlings for reforesting our harvested areas. The nursery currently produces 4.7 million seedlings per year, enough to establish 4,000 hectares of new forest. The controlled environment in the greenhouses gives this facility the flexibility to produce a variety of species and stock types. The seedling nursery satisfies approximately 40% of Riverside's planting requirements, the balance of which are satisfied by special stock purchased from other nurseries.

      LOGGING OPERATIONS. Our logging operations are located in the Southern Interior and Cariboo regions of British Columbia. Logging of provincial timber allocated to us under our timber tenures is conducted by independent contractors, with many of whom we have been associated for many years. The logging operations conducted by our contractors include all phases of timber harvesting, including falling, bucking, skidding or yarding of logs and hauling logs to our facilities. All of these operations are very tightly controlled by us and by the Ministry of Forests. Experimentation with alternative logging methods, where appropriate, to reduce clear-cutting and lessen the impact of logging on forest soils is part of our ongoing commitment to responsible use of the forest resource.

CAPITAL EXPENDITURE PROGRAM

      Our goal is to maintain our competitive edge as an efficient, low-cost producer of solid wood products, while acting responsibly with respect to the forest resource. To achieve this goal, we analyze capital expenditure opportunities for their ability to improve recoveries, reduce costs and add value. Value-adding projects that are expected to produce paybacks in less than two years are given priority. Environmental projects are analyzed on a proactive basis and given priority, where appropriate.

      In light of the difficult economic conditions of the past year, we endeavoured to keep capital expenditures to a minimum. Over the past five fiscal years, Riverside spent $96.6 million, and Lignum spent $20.4 million, on various value-adding, environmental and maintenance of business projects. The following table summarizes capital expenditures during the periods indicated.

                                                                             Fiscal Year
                                                 -------------------------------------------------------------------
                                                   1999        2000        2001        2002        2003       Total
                                                 -------     -------     -------     -------     -------     -------
                                                                        (millions of dollars)
            Riverside
              Value-adding .................     $   7.1     $   9.2     $   7.4     $   7.5         0.8     $  32.0
              Environmental ................         0.6         8.4        32.9         4.5         1.6        48.0
              Maintenance of business ......         2.5         8.3         1.5         2.8         1.5        16.3
                                                 -------     -------     -------     -------     -------     -------
                                                 $  10.2     $  25.9     $  41.8     $  14.8     $   3.9     $  96.6
                                                 =======     =======     =======     =======     =======     =======
            Lignum .........................     $   4.5     $   9.2     $   5.4     $   1.1     $   0.2     $  20.4
                                                 -------     -------     -------     -------     -------     -------
                Total ......................     $  14.7     $  35.1     $  47.2     $  15.9     $   4.1     $ 117.0
                                                 =======     =======     =======     =======     =======     =======

      Expenditures of $45.5 million related to the Armstrong cogeneration plant are included in the environmental category. The most significant benefits of the capital program are that fewer logs per unit of product are being utilized in the production process, while product volumes are increasing and conversion costs, on a unit basis, are decreasing.

HUMAN RESOURCES

      Our employment base is relatively stable, with only slight variations due to seasonal demands. With the acquisition of Lignum, we employ approximately 1,800 hourly and 430 salaried employees. All of the hourly employees, with the exception of the 11 employed at our Ashcroft facility, are members of the International Woodworkers of America--Canada ("IWA"). The IWA contract expired on June 30, 2003. Employees at Riverside's Kelowna, Armstrong, Lumby, Soda Creek and Williams Lake operations and at Lignum's facility have since ratified a six-year agreement, which contemplates a wage increase of 2% on July 1 of each of 2004 through 2007 and 3% on July 1, 2008.

      Independent contractors, who do most of our logging, site preparation and tree planting, employ an additional approximately 1,200 people.

ENVIRONMENT

      Our mills and forestry operations are regulated by Canadian federal and provincial environmental legislation, including the Waste Management Act (British Columbia), the Forest Practices Code of British Columbia Act (British Columbia), the Fisheries Act (Canada) and the Canadian Environmental Protection Act (Canada). We believe that we have all major environmental permits necessary to conduct our operations and that our operations are in substantial compliance with all environmental legislation.

      Our forestry and logging operations activities are in compliance with the Forest Practices Code of British Columbia and are certified under ISO 14001, and audited annually by third parties.

      We work to meet or exceed all environmental protection requirements as part of our business strategy. Costs associated with specific environmental compliance are not segregated, but rather treated as part of our normal and continued operations.

LEGAL PROCEEDINGS

      We are involved in various legal proceedings arising out of the ordinary course of our business. We believe that the liabilities, if any, arising from all pending legal proceedings in the aggregate will not have a material adverse effect on our financial condition or results of operations.

                            MANAGEMENT OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information with respect to the Company's directors and executive officers:

                          Name                 Age                       Position
            -------------------------------    ---     -----------------------------------------------
            Gordon W. Steele ..............     61     Chairman, President and Chief Executive Officer
            Gerald E. Raboch ..............     75     Chief Operating Officer and Director
            Morris J. Douglas .............     59     Vice-President, Sales & Marketing
            Michael E. Moore ..............     50     Secretary Treasurer and Chief Financial Officer
            Hamish C. Cameron(1)(2)(3) ....     71     Director
            John F. Ellett(1)(2)(3) .......     63     Director
            George L. Malpass(1)(2)(3) ....     64     Director
            John Kerr .....................     59     Vice-Chairman and Director
            Conrad Pinette ................     64     Executive Vice-President

----------

(1)   Member of Audit Committee.

(2)   Member of Compensation Committee.

(3)   Member of Corporate Governance Committee.

      Gordon W. Steele has been Chairman of the Board of Directors and our President and Chief Executive Officer since 1978. Mr. Steele joined the Steele family business, a predecessor of Riverside, on a full-time basis in 1965. Mr. Steele currently serves as a director for the B.C. Bearing Group Limited, and is a member of the FM Global West Coast Advisory Board. He has also served as Chairman of the Council of Forest Industries, and as a director for Fibreco Export Inc., the Interior Lumber Manufacturers' Association and the Interior Forest Labour Relations Association. Mr. Steele is a Certified Management Accountant, with a Bachelor of Commerce degree from the University of British Columbia, where he majored in Forestry.

      Gerald E. Raboch has been our Chief Operating Officer and a director since 1978. He has acted in a senior operations role with Riverside and its predecessors since he joined the Raboch family business, a predecessor of the Company, in 1944. Mr. Raboch has also served as the President and Managing Director for Cantree Plywood and has held several directorships with the Council of Forest Industries, as well as serving as president of the Interior Lumber Manufacturers' Association for two years.

      Morris J. Douglas has been our Vice President, Sales and Marketing since 1992. Prior to joining us, Mr. Douglas who has been involved in the forest industry since 1967, held various positions at British Columbia Forest Products Limited and Fletcher Challenge Canada Limited. Mr. Douglas has served as a Director of the Interior Lumber Manufacturers' Association and is currently serving as a Director of the Canadian Plywood Association, a director of FORINTEK and a Director and Past Chairman of the Canadian Wood Council. He is also currently Chairman of the SPF Promotion Group. Mr. Douglas holds a Bachelor of Commerce degree from the University of British Columbia.

      Michael E. Moore has been our Secretary Treasurer and Chief Financial Officer since 1993. Prior to joining Riverside, Mr. Moore was a partner with KPMG Peat Marwick Thorne in Vernon, serving many clients in the forest products and related industries. He is currently the Chair of the Steering Committee for the annual PricewaterhouseCoopers British Columbia Forest Industry Study and is a past Director of the North Okanagan Development Corporation. Mr. Moore is a Chartered Accountant. He holds a Bachelor of Arts degree from Simon Fraser University, where he majored in Commerce.

      Hamish C. Cameron has been a Director since April 2003. Recently retired from practice as a senior partner with Bull, Housser & Tupper, a Vancouver law firm, Mr. Cameron brings to us over 40 years of experience gained as one of Vancouver's leading commercial lawyers with significant experience in mergers and acquisitions and international joint ventures, primarily in the forest products industry. Mr. Cameron holds Bachelor of Arts and Bachelor of Laws degrees from the University of British Columbia.

      John F. Ellett has been a director since November 1992. Mr. Ellett's business career has encompassed ownership and operation of forest products, machine shop and industrial supply businesses. Prior to his retirement in 1999, Mr. Ellett was for 25 years the President of Price & Markle Equipment Ltd., a multi-branch supplier of industrial equipment with operations throughout British Columbia.

      George L. Malpass has been a director since January 1997. Mr. Malpass is Vice-Chair of International Forest Products Ltd. Mr. Malpass has decades of experience in the forest industry, including serving as President and Chief Executive Officer of Primex Forest Products Ltd. for 24 years until its acquisition by International Forest Products Ltd. in 2001. Mr. Malpass is a past Chairman of the Council of Forest Industries and Forest Industrial Relations of British Columbia, and a member of the University of British Columbia's Forestry Advisory Committee.

      John (Jake) C. Kerr, who was the Chairman and Chief Executive Officer of Lignum, was appointed as Vice-Chairman and a director of the Company on March 31, 2004, on the closing of the Company's acquisition of Lignum. Mr. Kerr has an MBA degree in Economics and Finance from the University of California at Berkeley. He is a recipient of the Order of Canada and the Order of British Columbia. He also holds an Honorary Doctorate of Laws degree from Simon Fraser University. Mr. Kerr is a director of the Bank of Nova Scotia and the Vancouver Foundation. Over the past 20 years, he has specialized in trade matters and has represented Canadian lumber interests in Ottawa and Washington. He has served previously as a director of Cominco, Forest Renewal BC, BC Rail, Bombardier Inc., the Bank of British Columbia and Trans Mountain Pipelines, as Chairman of the Council of Forest Industries, and as Co-Chair of the BC Lumber Trade Council.

      Conrad A. Pinette, who was the President and Chief Operating Officer of Lignum, was appointed as Executive Vice-President of the Company on March 31, 2004. Prior to joining Lignum, Mr. Pinette was Group Vice-President, Northern Interior Forest Products for BC Forest Products/Fletcher Challenge Canada Limited and President and Chief Executive Officer of its northern interior subsidiary companies. Previously, Mr. Pinette was an owner and the President and Chief Executive Officer of Pinette & Therrien Mills Ltd., a family-owned company. He currently serves as Chairman of Finning International Inc., and as a director of two other Canadian public companies, TimberWest Forest Corp. and A&W Income Fund.

      There are no family relationships among the persons named above. All directors have a term of office of one year, which expires at the next annual meeting, to be held in January 2005. Directors may be re-elected to successive terms. As of June 17, 2004, all of the directors and officers of the Company as a group owned 2,692,069 common shares, representing 28.5% of all of the issued and outstanding shares of the Company.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets out information concerning the total compensation paid during Riverside's three most recently completed fiscal years to Riverside's Chief Executive Officer and each of its other executive officers employed at September 30, 2003 (the named executive officers).

                                                                                                                   Long-term
                                                                                 Annual Compensation             Compensation
                                                                       ---------------------------------------   ------------
                                                           Fiscal                                 Other Annual      Rights
                   Name and Principal Position              Year         Salary         Bonus     Compensation    Granted(2)
            ----------------------------------------       ------      -----------    --------    ------------   ------------
            GORDON W. STEELE .......................        2003       $500,793       $     --       $  --            --
            President and Chief Executive ..........        2002       $438,441       $200,000       $  --            --
            Officer ................................        2001       $429,844       $     --       $  --            --
            GERALD E. RABOCH .......................        2003       $435,028(1)    $     --       $  --            --
            Chief Operating Officer ................        2002       $372,676(1)    $200,000       $  --            --
                                                            2001       $364,079(1)    $     --       $  --            --
            MORRIS J. DOUGLAS ......................        2003       $240,526       $     --       $  --            --
            Vice-President, Sales and Marketing ....        2002       $199,907       $150,000       $  --            --
                                                            2001       $195,987       $     --       $  --            --
            MICHAEL E. MOORE .......................        2003       $240,526       $     --       $  --            --
            Secretary Treasurer and Chief ..........        2002       $199,907       $150,000       $  --            --
            Financial Officer ......................        2001       $195,987       $     --       $  --            --

----------

(1) Gerald E. Raboch commenced receiving pension benefits from Riverside's registered pension plan on January 1, 1998. Since then, his salary has been reduced by a commensurate amount.

(2)   Share appreciation rights.

OTHER COMPENSATION

      Some of the named executive officers are entitled to the use of company-owned or leased automobiles. The total value of any perquisites or other personal benefits received by each of the executive officers did not exceed the lesser of $50,000 and 10% of his total annual salary and bonus in each of the fiscal years noted.

FISCAL YEAR-END SHARE APPRECIATION RIGHTS VALUES

      No share appreciation rights were granted or exercised in the fiscal year ended September 30, 2003. The following table sets forth information concerning the value of unexercised share appreciation rights held by the named executive officers of Riverside as at September 30, 2003:

                                                 Number of               Aggregate Value of
                                          Unexercised Rights as of           Unexercised
                                             September 30, 2003       In-the-Money Rights as of
                                             (all exercisable)          September 30, 2003(1)
                                          ------------------------    -------------------------
            Gordon W. Steele ........              50,000                      $72,000
            Gerald E. Raboch ........              50,000                      $72,000
            Morris J. Douglas .......              30,000                      $72,000
            Michael E. Moore ........              30,000                      $72,000

----------

(1) Calculated by determining the difference between the market value of the common shares underlying the rights as of September 30, 2003 ($12.75) and the exercise price of the rights.

      On exercise, the grantee is entitled to the difference between the market value of the securities underlying each share appreciation right on the date of exercise and the market value on the date of the grant. Market value at the date of the exercise is based upon the average closing price per share on the Toronto Stock Exchange for each of the 10 consecutive trading days preceding the date of exercise. Share appreciation rights may only be exercised if the following conditions exist:

      (1) the Company is generating a positive cash flow, as defined in the rights agreement;

      (2) payment of the rights will not result in the Company being out of compliance with any covenants under its debt agreements; and

      (3) the grantee is an employee of the Company at the time of exercise of the rights.

PENSION PLANS

      All of the named executive officers of Riverside are entitled to retirement benefits under our registered pension plan and supplemental pension arrangements. The total pension benefit at retirement is (for non-contributing executives) 1.3% of average pensionable earnings up to the maximum permitted earnings under the Canada Pension Plan, plus 2% of average pensionable earnings in excess of the Canada Pension Plan maximum earnings, and (for executives who contribute 4% of pensionable earnings up to the Canada Pension Plan maximum earnings) 2% of average pensionable earnings, all multiplied by the number of years of membership attained at Riverside or its predecessor Steele Lumber Ltd. in the Company's registered pension plan. Average pensionable earnings are defined to be the average of the highest 60 consecutive months' earnings (salary and, to the extent specified in the plans, payments received under incentive compensation programs) within the last 120 months, and the Canada Pension Plan earnings are averaged over the same period. The normal retirement date for pension purposes is age 65.

      Total benefits received under these plans and from any other form of remuneration received from the Company after an executive has retired or semi-retired from the Company are subject to a ceiling of 70% of average pensionable earnings plus the benefit of excess contributions made to the registered pension plan by contributing executives.

      The table below illustrates the maximum annual pension for an executive officer payable under the plan to a person retiring at age 65 as of September 30, 2003, based upon certain assumptions as to levels of earnings and service:

                                                            Years of Credited Service
                                             --------------------------------------------------------
            Average Pensionable Earnings        15          20          25          30          35
            -----------------------------    --------    --------    --------    --------    --------
            $150,000 ....................    $ 45,000    $ 60,000    $ 75,000    $ 90,000    $105,000
            $175,000 ....................      52,500      70,000      87,500     105,000     122,500
            $200,000 ....................      60,000      80,000     100,000     120,000     140,000
            $225,000 ....................      67,500      90,000     112,500     135,000     157,500
            $250,000 ....................      75,000     100,000     125,000     150,000     175,000
            $300,000 ....................      90,000     120,000     150,000     180,000     210,000
            $350,000 ....................     105,000     140,000     175,000     210,000     245,000
            $400,000 ....................     120,000     160,000     200,000     240,000     280,000
            $500,000 ....................     150,000     200,000     250,000     300,000     350,000

      For purposes of computing the total retirement benefit of each of the executive officers, pensionable service, as of September 30, 2003, was 38.34 years for Mr. Steele, 46.75 years for Mr. Raboch, 10.87 years for Mr. Douglas and 10.75 years for Mr. Moore.

EMPLOYMENT AGREEMENTS

      Riverside has in place agreements with four members of senior management, not including the Chief Executive Officer or the Chief Operating Officer but including the other two named executive officers, providing for lump-sum payments in lieu of any other severance entitlements which might be available to them in the event of the termination of their employment in connection with a change in control of the Company. The agreements define a change in control of the Company to include a transaction in which a person or group of persons acting in concert becomes the beneficial owner of more than 50% of the outstanding common shares of the Company. Each of the agreements provides that the executive is entitled to receive a cash lump sum payment equal to the aggregate of three times his annual base salary and average annual bonus, plus an amount in lieu of bonus for the year of termination, based on the average paid to him in the prior three years, and to have such period credited as service under the Company's pension plans. In addition, under retiring allowance agreements between the Company and each of the named executive officers, where the entitlement to a retiring allowance arises from termination of employment following a change in control of the Company, the executive may require that the supplementary pension benefits otherwise payable on a monthly basis be commuted to a lump sum payable at termination. Any payments made by the Company pursuant to these agreements are agreed to be the sole right to payment of the individual with respect to his termination of employment in the circumstances.

COMPENSATION COMMITTEE

      The members of the Compensation Committee for fiscal 2003 were John Ellett (chair), William McIntosh (who has since retired from the Board), George Malpass and, since his appointment to the Board on April 17, 2003, Hamish Cameron, all of whom are independent of management of the Company. The Committee met twice during the period October 1, 2002 to September 30, 2003.

REPORT ON EXECUTIVE COMPENSATION

      The Company's goals in setting senior executive compensation are to attract and retain qualified and experienced executives, and to encourage and reward outstanding performance by those people who are in the best position to enhance the Company's near-term results and long-term prospects. The package of total compensation is composed of salary, bonus, share appreciation rights and stock options. Amounts paid and share appreciation rights and options awarded are determined by the Compensation Committee on the basis of individual and corporate performance. To date, Riverside has not granted stock options. Through an emphasis on bonuses and share appreciation rights, the total compensation package for executive and other officers is designed to encourage superior performance of the Company and its officers. The amount of the bonus, if any, to be paid to each executive officer is determined without a formula on the basis of a relative weighting of the overall performance of the Company and the performance of the individual officer and his or her area of responsibility.

      Salaries are reviewed and adjusted as necessary in order to maintain the competitiveness of the Company.

      Reflecting the cyclical nature of the Company's business, total bonus amounts may be lower in years of lower financial results; however, awards of share appreciation rights and stock options may be made on the basis of assessments of the executives' relative contributions, notwithstanding difficult market periods, in order to provide continued incentive through such periods. The phased nature of the exercise rights attached to share appreciation rights and stock options provides a longer term incentive to such awards.

      The Compensation Committee applies the same criteria to the compensation paid to the Chief Executive Officer and the Chief Operating Officer. Because of their overall responsibility for the performance of the Company, in determining appropriate bonuses for the Chief Executive Officer and the Chief Operating Officer, greater weighting is assigned to the Company's overall performance than in the case of the other executive officers. Less emphasis is placed on salary in determining their total compensation.

COMPENSATION OF DIRECTORS

      Each director of the Company, except directors who are executive officers of the Company, receives in his capacity as a director $15,000 per annum and an additional $1,200 for each day on which he attends a directors' meeting and $1,000 for directors' meetings held by telephone conference. In addition, each committee chair receives in his capacity as such $2,500 per annum.

SHARE OPTION PLAN

      In October 1992, Riverside established a share option plan for directors and key employees of the Company and any affiliates. The plan provides that the directors of the Company may grant options to purchase up to 759,000 common shares on terms that the directors may determine, within the limitations of the plan. The exercise price for an option issued under the plan will be determined by the directors but may not be less than the closing market price of the common shares on any stock exchange on which they may be listed, less the maximum discount allowed by that exchange, on the trading day on which the option is granted. An option will be exercisable for a period of up to 10 years from the date of grant, subject to earlier termination in the event the optionee ceases to be a director or employee by reason of death, retirement or otherwise. All options are non-assignable and non-transferable. No options have been granted under the plan.

DIRECTORS' LIABILITY INSURANCE

      The Company's directors are covered under a liability insurance policy. The policy provides coverage to an annual aggregate limit of $20,000,000 subject to a deductible payment of $25,000. The premium cost to the Company of such insurance for the 2003 fiscal year was approximately $83,200.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

      As at September 30, 2003, and as the date of this prospectus, there was no indebtedness outstanding to Riverside by its directors or executive officers.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

      Corporate governance is the process and structure used to direct and manage the business and affairs of a corporation with the objective of enhancing shareholder value. The Toronto Stock Exchange requires each listed company to describe annually in its annual report or information circular its system of corporate governance with reference to the guidelines for effective corporate governance set out in the Toronto Stock Exchange's Company Manual (the "TSX Guidelines"), in order to provide investors with a clear picture of Riverside's approach to corporate governance. The following disclosure, which was included in Riverside's management proxy circular dated December 3, 2003, has been updated to reflect changes to the date of this prospectus, including the appointment of John C. Kerr to the Board on the closing of the Acquisition.

      Riverside's Board of Directors believes that Riverside has in place corporate governance practices that are both effective and appropriate to its size and its relatively uncomplicated business operations. The most important feature of Riverside's governance practices is the composition of its Board, which until recently was composed of two members of management (who are also the holders of a significant equity interest in Riverside) and three wholly independent directors who know Riverside's business, have a clear understanding of their duties and obligations as directors, and can be counted on in all circumstances to exercise their own judgment in Riverside's affairs. Because of its size and composition, the Board has not found it necessary to appoint many committees or to have in place many formal processes in order to ensure effective corporate governance. The appointment of John C. Kerr to the Board on the closing of the Lignum acquisition brings the number of directors to six, three of whom are members of management. The Company intends to add one or more independent directors, so that they are once again a majority on the Board, by the time of the Company's next annual general meeting.

MANDATE OF THE BOARD

      The Board of Directors is responsible for the stewardship of the enterprise. In carrying out this mandate, the Board takes responsibility for the following particular matters as recommended in the TSX Guidelines:

      (a)   the strategic planning process;

      (b) identification and management of the principal risks facing Riverside's business;

      (c)   reviewing senior management succession planning;

      (d)   reviewing shareholder communication policies;

      (e) through the Audit Committee, ensuring the effectiveness and integrity of internal controls and management information systems; and

      (f)   developing Riverside's approach to corporate governance.

COMPOSITION OF THE BOARD

      The Board of Directors is composed of six directors, which the Board believes is in the appropriate range for Riverside, in that it is small enough to facilitate effective decision-making, and large enough to provide the necessary breadth of knowledge and experience.

      The Board has determined that the Chief Executive Officer, Chief Operating Officer and Vice-Chairman are "related directors" and that the other directors, making up half of the Board, are "unrelated directors" within the meaning of the TSX Guidelines. In deciding whether a particular director is an "unrelated director", the Board looks at the factual circumstances of the director to determine whether the director is independent of management and free from any interest or relationship which could, or could reasonably be perceived to, materially interfere with his ability to act with a view to Riverside's best interests.

INDEPENDENCE FROM MANAGEMENT

      Gordon Steele is Chairman of the Board of Directors and Chief Executive Officer of Riverside. The Board believes that the fact that Mr. Steele occupies both offices does not impair the ability of the Board to act independently of management because half of the directors are both unrelated and independent of management, both in fact and in spirit. In the circumstances, the Board does not find it necessary to appoint a lead director, to institute any process for meetings of the Board without management present, or to adopt formal position descriptions for the Board and the Chief Executive Officer. Board committees and individual directors may engage outside advisers at the expense of Riverside in appropriate circumstances.

BOARD COMMITTEES

      The Board of Directors has appointed three committees: the Audit Committee, the Compensation Committee and the Corporate Governance Committee. Each of the three committees is made up entirely of unrelated directors. The Audit Committee is responsible for reviewing financial reporting procedures, internal control and management information systems and external auditors. The Audit Committee also reviews the quarterly and annual financial statements before those statements are approved by the Board. The roles and responsibilities of the Audit Committee are specifically defined so as to provide appropriate guidance to committee members as to their duties. The Audit Committee has direct communication channels with the external auditors to discuss and review specific issues as appropriate. The Audit Committee's chairman speaks independently to Riverside's external auditors throughout the year. The Compensation Committee is responsible for reviewing and approving compensation for the senior management. The Corporate Governance Committee is responsible for developing Riverside's approach to corporate governance and ensuring that the appropriate governance processes are in place.

      The Board does not believe that additional committees are warranted, given the small size of the Board. Many issues that larger boards would delegate to committees are dealt with by the Board as a whole.

DECISIONS REQUIRING PRIOR BOARD APPROVAL

      Riverside's annual capital and operating plans and strategic plan are reviewed and approved annually by the Board of Directors. Subject to compliance with these plans, the Board has delegated day-to-day management responsibility to the Chief Executive Officer and senior management. Material variations from these plans, including unscheduled capital expenditures, material divestitures and new businesses, require Board approval.

RECRUITMENT OF DIRECTORS AND PERFORMANCE-ENHANCING MEASURES

      The current members of Riverside's Board of Directors, except George Malpass, Hamish Cameron and John Kerr, were recruited around the time of Riverside's initial public offering in late 1992. Mr. Malpass and Mr. Cameron were recruited in October 1996 and April 2003, respectively, in each case by a committee consisting of unrelated directors. Each of the outside directors went through a process of orientation and education about Riverside at the time he joined the Board. Mr. Kerr joined the Board on the closing of the Acquisition. Because the Board has only six members, it is well able to assess the effectiveness of the Board as a whole and the contributions made by the individual directors without instituting any formal process for that purpose. The Board reviews the adequacy and form of the compensation of directors from time to time to ensure that it appropriately reflects the responsibilities and risk involved in being an effective director.

      The Board meets at least quarterly, and more often when circumstances warrant. The Board receives detailed written monthly reporting packages from management, along with both written and oral reports at all Board meetings. As well as attending quarterly management meetings from time to time, at least one Board meeting each year is held at one of Riverside's mill sites other than Armstrong. This allows the directors to meet Riverside's personnel and observe its operations first-hand, leading to a better understanding of Riverside's business.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

      We have outstanding 9,434,987 fully paid and non-assessable common shares, each of which carries the right to one vote. We have no other classes of voting securities.

      The following table contains information provided to us by the persons named with respect to beneficial ownership of our common shares as of June 17, 2004:

            o     each named executive officer;

            o     each director; and

            o     all directors and executive officers as a group.

Except as noted below, each person has sole voting and investment power with respect to the shares listed.

                                                              Number of    Percentage of
                               Name                         Shares Owned    Class Owned
            ------------------------------------------      ------------   -------------
            Gordon W. Steele .........................        1,344,672        14.3%
            Gerald E. Raboch .........................          681,328         7.2%
            Morris J. Douglas ........................            1,475           *
            Michael E. Moore .........................            1,300           *
            Hamish C. Cameron ........................              300           *
            John F. Ellett ...........................            5,000           *
            George L. Malpass ........................            2,000           *
            John Kerr ................................          630,994         6.7%
            Conrad Pinette ...........................           25,000           *
                                                              ---------        ----

            All directors and executive officers
               as a group (9 persons) ................        2,692,069        28.5%
                                                              =========        ====

----------

*     Represents beneficial ownership of less than 1%.

      The following table sets forth information with respect to common shares of the Company owned beneficially, directly or indirectly, by each person or company known by the Company to be the beneficial owner of greater than 5% of the outstanding shares, as at June 17, 2004.

                                                                Number of     Percentage of
                            Name                               Shares Owned    Class Owned
-----------------------------------------------------------    ------------   -------------
W.H. Steele Lumber Co. Ltd. ...............................      2,016,000        21.4%
Van Berkom and Associates Inc. ............................      1,346,105        14.3%
FMR Corp. on behalf of its direct subsidiary, Fidelity
   Management & Research Company ..........................      1,297,100        13.7%
Tolko Industries Ltd. .....................................      1,758,000        18.6%
John Kerr .................................................        630,994         6.7%

      W.H. Steele Lumber Co. Ltd. of Lumby, British Columbia, is the registered owner of 2,016,000 common shares of the Company. W.H. Steele Lumber Co. Ltd. is beneficially owned, directly and indirectly, as to approximately 66.7% by Gordon Steele and his family and as to approximately 33.3% by Gerald Raboch and his family. Steele Holdings Ltd. beneficially owns 1,343,995 of the shares registered to W.H. Steele Lumber Co. Ltd. These shares are held indirectly through Steele Holdings Ltd.'s wholly-owned subsidiary Steele Lumber Ltd, which is a shareholder of W.H. Steele Lumber Co. Ltd. All of the issued voting shares of Steele Holdings Ltd. are owned directly by Gordon W. Steele.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In fiscal year ended September 30, 2003, we purchased 4,200 cubic meters of timber, with an approximate aggregate value of $315,000, from WH Steele Lumber Co. Ltd., which is beneficially owned, directly or indirectly, as to approximately 66.7% by Gordon Steele and his family and as to approximately 33.3% by Gerald Raboch and his family. Similar purchases have been made in the past and in every case the amount paid was at market prices for the delivered logs. This transaction represented less than 1% of our purchased logs in the fiscal year ended September 30, 2003.

                DESCRIPTION OF OUR NEW REVOLVING CREDIT FACILITY

      We repaid all of our existing indebtedness and the indebtedness of our subsidiaries, including Lignum, with the proceeds of the issue of the initial notes.

      In conjunction with the offering of the initial notes, we obtained a new syndicated revolving credit facility in the amount of $60.0 million, which will terminate on March 31, 2007.

      Borrowings under our revolving credit facility at any particular time are limited to the lesser of (a) $60.0 million and (b) our borrowing base at such time. Our borrowing base is equal to (a) 75% of eligible receivables, plus (b) 100% of eligible government of Canada tax receivables, plus (c) 50% of eligible inventory at the lower of cost and net realizable value after deducting amounts outstanding to priority creditors. The amount of the borrowing base under our revolving credit facility is $60.0 million. The interest rate on the revolving credit facility is floating and may, at our option, be based upon the Bank Prime Rate, U.S. Base Rate, Bankers Acceptance Rates, or LIBOR plus, in each case, a borrowing margin. Collateral for the facility is a first charge on all of the accounts receivable, including credit balances in bank accounts, inventory and insurance over receivables and inventory of Riverside and of its material subsidiaries, including Lignum.

      The revolving credit facility contains various covenants restricting, among other things, our ability to incur indebtedness, make investments or acquisitions, create liens, make capital expenditures, sell assets, merge or consolidate with a third party and pay dividends or make other distributions. In addition, the revolving credit facility contains financial covenants requiring us to maintain a minimum debt to capitalization ratio, a minimum interest coverage ratio and a minimum tangible net worth. The revolving credit facility has no scheduled amortization, scheduled commitment reductions or mandatory prepayment provisions.

      Events of default under the revolving credit facility are customary for facilities of this type including, among other things, the failure to pay interest, principal and other fees, the failure to observe or perform any material covenant contained in the revolving credit facility, a change of control of Riverside and the institution of any bankruptcy or insolvency proceedings.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

      In connection with the issuance of the initial notes, on February 25, 2004 we entered into a registration rights agreement. The registration rights agreement requires us to file the registration statement of which this prospectus is a part for a registered exchange offer with respect to an issue of exchange notes in exchange for the initial notes. The exchange notes will be substantially identical in all material respects to our initial notes, except that the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not be entitled to registration rights under our registration rights agreement. This summary of the registration rights agreement does not contain all the information that you should consider and we refer you to the provisions of the registration rights agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part and a copy of which is available as indicated under the heading "Where You Can Find More Information."

We are required to:

      o use our commercially reasonable efforts to cause the registration statement to be declared effective no later than September 27, 2004, which is 180 days after the completion of our acquisition of Lignum; and

      o use our commercially reasonable efforts to consummate the exchange offers no later than 45 days after the date on which the registration statement is declared effective.

      The exchange offer, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the registration rights agreement. For each note validly tendered to us in the exchange offer and not withdrawn by the holder, the holder of an initial note will receive an exchange note having a principal amount equal to the principal amount of the surrendered note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the initial note surrendered in exchange for the exchange note, or if no interest has been paid on the initial note, from the date of original issuance of the initial notes.

      This prospectus, together with the letter of transmittal, is being sent to
all record holders of initial holders as of            , 2004.

RESALE OF EXCHANGE NOTES

      Based on existing interpretations of the Securities Act by the staff of the SEC in several no-action letters issued to third parties, and subject to the following paragraph, we believe that the exchange notes issued as part of the exchange offer may be offered for resale, resold and otherwise transferred by each holder of exchange notes without further compliance with the registration and prospectus delivery provisions of the Securities Act, so long as the holder:

      o is acquiring the exchange notes in the ordinary course of its business;

      o is not participating in, and does not intend to participate in, a distribution of the exchange notes within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the exchange notes within the meaning of the Securities Act; and

      o is not an "affiliate" of ours. An affiliate is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, us.

The previous paragraph does not apply to:

      o a broker-dealer who acquires the initial notes directly from us for resale under Rule 144A under the Securities Act or any other available exemption under the Securities Act; and

      o any holder that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, us.

      By tendering the initial notes in exchange for exchange notes, each holder, other than a broker-dealer, will be required to make representations that it complies with the conditions contained in the preceding two paragraphs. If a holder of initial notes is our affiliate or is participating in or intends to participate in, a distribution of the exchange notes, or has any arrangement or understanding with any person to participate in a distribution of the exchange notes to be acquired in these exchange offers, the holder may be deemed to have received restricted securities and may not rely on the applicable interpretations of the staff of the SEC. That holder will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

      Each broker-dealer that acquired initial notes for its own account as a result of market-making activities or other trading activities and that receives exchange notes in connection with the exchange offer may be deemed to be an underwriter within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by acknowledging that a prospectus must be delivered and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. The SEC has taken the position that those broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of an unsold allotment from the original sale of the initial notes) with this prospectus, as it may be amended or supplemented from time to time. We have agreed that we will make this prospectus available for this purpose to any broker-dealer for a period of 180 days after the consummation of the exchange offer. Please refer to the section in this prospectus entitled "Plan of Distribution."

SHELF REGISTRATION STATEMENT

      Under the registration rights agreement, we have agreed to file a shelf registration statement, which may be an amendment to the exchange offer registration statement, on or prior to 30 days after such filing obligation arises, and to use our commercially reasonable efforts to cause such shelf registration statement to become effective on or prior to 90 days after the deadline for filing the shelf registration statement, if:

      (1)   we are not

            (a)   required to file the exchange offer registration statement; or

            (b) permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

      (2) any holder of Transfer Restricted Securities notifies us prior to the 20th business day following consummation of the exchange offer that:

            (a) it is prohibited by law or SEC policy from participating in the exchange offer;

            (b) it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

            (c) it is a broker-dealer and owns notes acquired directly from us or an affiliate of ours,

      In connection with any such required shelf registration statement, we have agreed to use all of our commercially reasonable efforts to keep the shelf registration statements continuously effective for a period of at least two years, or such shorter period as will terminate when all transfer restricted securities covered by the shelf registration statement have been sold pursuant to such registration. We also have agreed to take various other actions to permit unrestricted resales of the notes under the shelf registration statement. We and the selling holders may be subject to civil liability under the Securities Act in connection with resales of exchange notes under the shelf registration statement. Under the registration rights agreement, we and the selling holders have agreed to be subject to customary indemnification and contribution obligations will respect to such liability.

      Under the registration rights agreement, we have agreed to pay special interest if (each a default):

      (1) we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;

      (2) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "effectiveness target date");

      (3) we fail to consummate the exchange offer within 45 business days of the effectiveness target date with respect to the exchange offer registration statement; or

      (4) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of transfer restricted securities during the periods specified in the registration rights agreement.

      Special interest will accrue from the date of such default and we will pay such special interest to each holder of notes, with respect to the first 90-day period immediately following the occurrence of the first such default in an amount equal to US$.05 per week per US$1,000 principal amount of notes held by such holder.

      The amount of the special interest will increase by an additional US$.05 per week per US$1,000 principal amount of notes with respect to each subsequent 90-day period until all such defaults have been cured, up to a maximum amount of special interest for all such defaults of US$.50 per week per US$1,000 principal amount of notes.

      All accrued special interest will be paid by us on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of certificated notes, if any, by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

      Following the cure of all such defaults, the accrual of special interest will cease.

      Holders of notes will be required to make certain representations to us (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their notes included in the shelf registration statement and benefit from the provisions regarding special interest set forth above. By acquiring transfer restricted securities, a holder will be deemed to have agreed to indemnify us against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement. Holders of notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from us.

TERMS OF THE EXCHANGE OFFER

      We are offering to exchange our exchange notes for the same aggregate principal amount of our initial notes.

      The exchange notes that we propose to issue in this exchange offer will be substantially identical to our initial notes except that, unlike our initial notes, the exchange notes will have no transfer restrictions or registration rights. You should read the description of the exchange notes in the section in this prospectus entitled "Description of the Notes".

      We reserve the right in our sole discretion to purchase or make offers for any initial notes that remain outstanding following the expiration or termination of this exchange offer and, to the extent permitted by applicable law, to purchase initial notes in the open market or privately negotiated transactions, one or more additional tender or exchange offers, or otherwise. The terms and prices of these purchases or offers could differ significantly from the terms of this exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

      This exchange offer will expire at 5:00 p.m., New York City time, on
             , 2004, unless we extend it in our reasonable discretion. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Securities Exchange Act of 1934.

      We expressly reserve the right to delay acceptance of any initial notes, extend or terminate this exchange offer and not accept any initial notes that we have not previously accepted if any of the conditions described below under "--Conditions to the Exchange Offer" have not been satisfied or waived by us. We will notify the exchange agent of any extension by oral notice, promptly confirmed in writing, or by written notice. We will also notify the holders of the initial notes by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless applicable laws require us to do otherwise.

      We also expressly reserve the right to amend the terms of this exchange offer in any manner. If we make any material change, we will promptly disclose this change in a manner reasonably calculated to inform the holders of our initial notes of the change including providing public announcement or giving oral or written notice to these holders. A material change in the terms of this exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of this exchange offer. If we make any material change to this exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of initial notes. In addition, we will extend this exchange offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. We will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.

Procedures for Tendering Initial Notes

Proper Execution and Delivery of Letters of Transmittal

      To tender your initial notes in this exchange offer, you must use one of the three alternative procedures described below:

            (1) Regular delivery procedure: Complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the initial notes being tendered and any other required documents to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

            (2) Book-entry delivery procedure: Send a timely confirmation of a book-entry transfer of your initial notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company in accordance with the procedures for book-entry transfer described under "--Book-Entry Delivery Procedure" below, on or before 5:00 p.m., New York City time, on the expiration date.

            (3) Guaranteed delivery procedure: If time will not permit you to complete your tender by using the procedures described in (1) or (2) above before the expiration date and this procedure is available, comply with the guaranteed delivery procedures described under "--Guaranteed Delivery Procedure" below.

      The method of delivery of the initial notes, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. You should not send any letters of transmittal or initial notes to us. You must deliver all documents to the exchange agent at its address provided below. You may also request your broker, dealer, commercial bank, trust company or nominee to tender your initial notes on your behalf.

      Only a holder of initial notes may tender initial notes in this exchange offer. A holder is any person in whose name initial notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

      If you are the beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you must contact that registered holder promptly and instruct that registered holder to tender your notes on your behalf. If you wish to tender your initial notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register the ownership of these notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

      You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by:

            (1) a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

            (2) a commercial bank or trust company having an office or correspondent in the United States; or


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

            (3) an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, unless the initial notes are tendered:

                  (a) by a registered holder or by a participant in The Depository Trust Company whose name appears on a security position listing as the owner, who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and only if the exchange notes are being issued directly to that registered holder or deposited into that participant's account at The Depository Trust Company; or

                  (b) for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934.

If the letter of transmittal or any bond powers are signed by:

            (1) the recordholder(s) of the initial notes tendered: the signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever.

            (2) a participant in The Depository Trust Company: the signature must correspond with the name as it appears on the security position listing as the holder of the initial notes.

            (3) a person other than the registered holder of any initial notes: those initial notes must be endorsed or accompanied by bond powers and a proxy that authorize that person to tender the initial notes on behalf of the registered holder, in satisfactory form to us as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the initial notes.

            (4) trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: those persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

      To tender your initial notes in this exchange offer, you must make the following representations:

            (1) you are authorized to tender, sell, assign and transfer the initial notes tendered and to acquire exchange notes issuable upon the exchange of such tendered initial notes, and that we will acquire good and unencumbered title to such tendered initial notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

            (2) any exchange notes acquired by you pursuant to the exchange offer are being acquired in the ordinary course of business, whether or not you are the holder;

            (3) you or any other person who receives exchange notes, whether or not such person is the holder of the exchange notes, has no arrangement or understanding with any person to participate in a distribution of such exchange notes within the meaning of the Securities Act and is not participating in, and does not intend to participate in, the distribution of such exchange notes within the meaning of the Securities Act;

            (4) you or any other person who receives exchange notes, whether or not such person is the holder of the exchange notes, is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours or, if you or such other person is an affiliate, you or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

            (5) if you are not a broker-dealer, you represent that you are not engaging in, and do not intend to engage in, a distribution of exchange notes; and

            (6) if you are a broker-dealer that will receive exchange notes for your own account in exchange for initial notes, you represent that the initial notes to be exchanged for the exchange notes were acquired by you as a result of market-


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

                  making or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale, offer to resell or other transfer of such exchange notes.

      You must also warrant that the acceptance of any tendered initial notes by the issuers and the issuance of exchange notes in exchange therefor shall constitute performance in full by the issuer of its obligations under the registration rights agreement relating to the initial notes.

BOOK-ENTRY DELIVERY PROCEDURE

      Any financial institution that is a participant in The Depository Trust Company's systems may make book-entry deliveries of initial notes by causing The Depository Trust Company to transfer these initial notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participation has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant. The exchange agent will make a request to establish an account for the initial notes at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus.

      A delivery of initial notes through a book-entry transfer into the exchange agent's account at The Depository Trust Company will only be effective if an agent's message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under "--Exchange Agent" on or before the expiration date unless the guaranteed delivery procedures described below are complied with. DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURE

      If you are a registered holder of initial notes and desire to tender your notes, and (1) these notes are not immediately available, (2) time will not permit your notes or other required documents to reach the exchange agent before the expiration date or (3) the procedures for book-entry transfer cannot be completed and an agent's message delivered on a timely basis, you may still tender in this exchange offer if:

            (1) you tender through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act;

            (2) on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal and a notice of guaranteed delivery, substantially in the form provided by us, with your name and address as holder of the initial notes and the amount of notes tendered, stating that the tender is being made by that letter and notice and guaranteeing that within three New York Stock Exchange trading days after the expiration date the certificates for all the initial notes tendered, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

            (3) the certificates for all your tendered initial notes in proper form for transfer or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

ACCEPTANCE OF INITIAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

      Your tender of initial notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.


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

      We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your initial notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent's account at The Depository Trust Company with an agent's message, or a notice of guaranteed delivery from an eligible institution, is received by the exchange agent.

      All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by us in our sole discretion. Our determination will be final and binding.

      We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular notes. If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we shall determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of initial notes. We and the exchange agent or any other person will incur no liability for any failure to give notification of these defects or irregularities. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders promptly following the expiration date any initial notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived.

      If all the conditions to the exchange offer are satisfied or waived on the expiration date, we will accept all initial notes properly tendered and will issue the exchange notes promptly thereafter. Please refer to the section of this prospectus entitled "--Conditions to the Exchange Offer" below. For purposes of this exchange offer, initial notes will be deemed to have been accepted as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent.

      We will issue the exchange notes in exchange for the initial notes tendered pursuant to a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered initial notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of initial notes into the exchange agent's account at The Depository Trust Company with an agent's message, in each case, in form satisfactory to us and the exchange agent.

      If any tendered initial notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder, or, in the case of initial notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, promptly after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

      By tendering into this exchange offer, you will irrevocably appoint our designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the notes tendered. This proxy will be considered coupled with an interest in the tendered notes. This appointment will be effective only when, and to the extent that, we accept your notes in this exchange offer. All prior proxies on these notes will then be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective. Our designees will be empowered to exercise all voting and other rights of the holders as they may deem proper at any meeting of note holders or otherwise. The initial notes will be validly tendered only if we are able to exercise full voting rights on the notes, including voting at any meeting of the note holders, and full rights to consent to any action taken by the note holders.

WITHDRAWAL OF TENDERS

      Except as otherwise provided in this prospectus, you may withdraw tenders of initial notes at any time before 5:00 p.m., New York City time, on the expiration date.

      For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent


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

before 5:00 p.m., New York City time, on the expiration date at the address provided below under "-Exchange Agent" and before acceptance of your tendered notes for exchange by us.

      Any notice of withdrawal must:

            (1) specify the name of the person having tendered the initial notes to be withdrawn;

            (2) identify the notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of those notes;

            (3) be signed by the person having tendered the initial notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which those notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the initial notes to register the transfer of those notes into the name of the person having made the original tender and withdrawing the tender;

            (4) specify the name in which any of those initial notes are to be registered, if that name is different from that of the person having tendered the initial notes to be withdrawn; and

            (5) if applicable because the initial notes have been tendered through the book-entry procedure, specify the name and number of the participant's account at The Depository Trust Company to be credited, if different from that of the person having tendered the initial notes to be withdrawn.

      We will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and our determination will be final and binding on all parties. Initial notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.

      The exchange agent will return without cost to their holders all initial notes that have been tendered for exchange and are not exchanged for any reason, promptly after withdrawal, rejection of tender or expiration or termination of this exchange offer.

      You may retender properly withdrawn initial notes in this exchange offer by following one of the procedures described under "--Procedures for Tendering Initial Notes" above at any time on or before the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

      We will complete this exchange offer only if:

            (1) there is no change in the laws and regulations which would reasonably be expected to impair our ability to proceed with this exchange offer;

            (2) there is no change in the current interpretation of the staff of the SEC which permits resales of the exchange notes;

            (3) there is no stop order issued by the SEC or any state securities authority suspending the effectiveness of the registration statement which includes this prospectus or the qualification of the indenture for our exchange notes under the Trust Indenture Act of 1939 and there are no proceedings initiated or, to our knowledge, threatened for that purpose;

            (4) there is no action or proceeding instituted or threatened in any court or before any governmental agency or body that would reasonably be expected to prohibit, prevent or otherwise impair our ability to proceed with this exchange offer; and

            (5) we obtain all governmental approvals that we deem in our sole discretion necessary to complete this exchange offer.


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

      These conditions are for our sole benefit. We may assert any one of these conditions regardless of the circumstances giving rise to it and may also waive any one of them, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. Notwithstanding the foregoing, all conditions to the exchange offer must be satisfied or waived before the expiration of this exchange offer. If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders. We will not be deemed to have waived our rights to assert or waive these conditions if we fail at any time to exercise any of them. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

      If we determine that we may terminate this exchange offer because any of these conditions is not satisfied, we may:

            (1) refuse to accept and return to their holders any initial notes that have been tendered;

            (2) extend the exchange offer and retain all notes tendered before the expiration date, subject to the rights of the holders of these notes to withdraw their tenders; or

            (3) waive any condition that has not been satisfied and accept all properly tendered notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled "--Expiration Date; Extensions; Amendments; Termination."

ACCOUNTING TREATMENT

      We will record the exchange notes at the same carrying value as the initial notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the exchange offer and the unamortized expenses related to the issuance of the exchange notes over the term of the exchange notes.

EXCHANGE AGENT

      We have appointed Wells Fargo Bank, National Association as exchange agent for this exchange offer. You should direct all questions and requests for assistance on the procedures for tendering and all requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

                  By mail or hand/overnight delivery:

                  Wells Fargo Bank, National Association
                  707 Wilshire Blvd., 17th Floor
                  Los Angeles, California 90017
                  Attention: Corporate Trust Services

                  Facsimile Transmission: (212) 614-3355
                  Attention: Corporate Trust Services

FEES AND EXPENSES

      We will bear the expenses of soliciting tenders in this exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

      We will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes and for handling or forwarding tenders for exchange to their customers.

      We will pay all transfer taxes, if any, applicable to the exchange of initial notes in accordance with this exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

            (1) certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the notes tendered;

            (2) tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal; or

            (3) a transfer tax is payable for any reason other than the exchange of the initial notes in this exchange offer.

      If you do not submit satisfactory evidence of the payment of any of those taxes or of any exemption from payment with the letter of transmittal, we will bill you directly the amount of those transfer taxes.

YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE CONSEQUENCES

      The initial notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial notes for exchange notes in accordance with this exchange offer, or if you do not properly tender your initial notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

      In addition, except as set forth in this paragraph, you will not be able to obligate us to register the initial notes under the Securities Act. You will not be able to require us to register your initial notes under the Securities Act unless:

            (1) the initial purchasers request us to register initial notes that are not eligible to be exchanged for exchange notes in the exchange offer; or

            (2) you are not eligible to participate in the exchange offer or do not receive freely tradable exchange notes in the exchange offer,

in which case the registration rights agreement requires us to file a registration statement for a continuous offer in accordance with Rule 415 under the Securities Act for the benefit of the holders of the initial notes described in this sentence. We do not currently anticipate that we will register under the Securities Act any notes that remain outstanding after completion of the exchange offer.

Delivery of Prospectus

      Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

                          DESCRIPTION OF EXCHANGE NOTES

      You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Riverside" refers only to Riverside Forest Products Limited and not to any of its subsidiaries. Lignum Limited became party to the indenture when the Acquisition was completed on March 31, 2004.

      Riverside issued the initial notes under an indenture dated February 25, 2004 among itself, the Guarantors and Wells Fargo Bank, National Association, as trustee, in a private transaction that is not subject to the registration requirements of the Securities Act, and will issue the exchange notes under the same indenture. The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

      The following description is a summary of the material provisions of the indenture, but does not restate it in its entirety. We urge you to read the indenture agreement because it, and not this description, defines your rights as holders of the notes. Copies of the indenture are available as set forth below under "--Additional Information." Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the indenture.

      The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

BRIEF DESCRIPTION OF THE NOTES AND THE NOTE GUARANTEES

THE NOTES

      The notes:

      o     will be general unsecured obligations of Riverside;

      o will be equal in right of payment with all existing and future senior unsecured Indebtedness of Riverside;

      o will be senior in right of payment to any future subordinated Indebtedness of Riverside; and

      o will be unconditionally guaranteed on a senior unsecured basis by the Guarantors.

THE NOTE GUARANTEES

      The notes will be guaranteed by each of Riverside's current Restricted Subsidiaries, and each of Riverside's future Restricted Subsidiaries that is not an Immaterial Subsidiary.

      Each guarantee of the notes:

      o     will be a general unsecured obligation of the Guarantor;

      o will be equal in right of payment with all existing and future senior unsecured Indebtedness of that Guarantor; and

      o will be senior in right of payment to any future subordinated Indebtedness of that Guarantor.

      However, the notes and the Note Guarantees will be effectively subordinated to all secured Indebtedness of Riverside and the Guarantors, including all borrowings under the senior credit facility, which will be secured by substantially all of the Canadian tax receivables, inventory and accounts receivable of Riverside and the Guarantors. See "Risk Factors--Risks Related to the Notes--Your right to receive payments on these notes is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of these notes are effectively subordinated to all our guarantors' existing and future secured indebtedness".

      As of the date of the indenture, all of our Subsidiaries were "Restricted Subsidiaries". However, under the circumstances described below under the caption "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries", we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries". Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

ADDITIONAL AMOUNTS

      All payments made by Riverside under or with respect to the notes, or by any Guarantor pursuant to the Note Guarantees, will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge including penalties, interest and other liabilities related thereto (hereinafter, the "Taxes"), imposed or levied by or on behalf (i) any taxing authority within Canada or within any other taxing jurisdiction in which Riverside or any Guarantor is organized or resident for tax purposes, (ii) any jurisdiction from or through which Riverside or any Guarantor makes a payment under, or with respect to, the notes or the Note Guarantees or, (iii) any political subdivision thereof or any taxing authority therein, as applicable (each, a "Relevant Taxing Jurisdiction"), unless Riverside or such Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If Riverside or any Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the notes or the Note Guarantees, Riverside or such Guarantor will pay such additional amounts (the "Additional Amounts") as may be necessary so that the net amount received by each holder of notes (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to a payment made to a holder, or the beneficial owner of, or a person ultimately entitled to obtain an interest in the notes (an "Excluded Holder"):

      (i) which is subject to such Taxes by reason of its being connected with the Relevant Taxing Jurisdiction otherwise than solely by reason of the holder's activity in connection with purchasing the notes, by the mere holding of notes or by reason of the receipt of payments thereunder,

      (ii) which failed to duly and timely comply with a timely reasonable request (in writing) of Riverside to provide information, documents, certification or other evidence concerning such holder's nationality, residence, entitlement to treaty benefits, identity or connection with the Relevant Taxing Jurisdiction, if and to the extent that due and timely compliance with such request would have resulted in the reduction or elimination of any Taxes as to which Additional Amounts would have otherwise been payable to such holder of notes but for this clause (ii),

      (iii) which is a fiduciary, a partnership or not the beneficial owner of any payment on a note, if and to the extent that any beneficiary or settlor of such fiduciary, any partner in such partnership or the beneficial owner of such payment (as the case may be) would not have been entitled to receive Additional Amounts with respect to such payment if such beneficiary, settlor, partner or beneficial owner had been the holder of such note, or

      (iv)  any combination of the foregoing numbered clauses of this provision.

      Riverside or such Guarantor will also (a) make such withholding or deduction and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

      Riverside or the Guarantor will furnish the holders of the notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Riverside or such Guarantor. Riverside or any Guarantor will, upon written request of a holder (other than an Excluded Holder), reimburse each such holder for the amount of (x) any Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes, and (y) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (z) but excluding any such Taxes on such holder's net income so that the net amount received by such holder (net of payments made under or with respect to the notes) after such reimbursement will not be less than the net amount the holder would have received if Taxes on such reimbursement had not been imposed.

      At least 30 days prior to each date on which any payment under or with respect to the notes is due and payable, if Riverside or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, Riverside or such Guarantor will deliver to the trustee an officers' certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the trustee to pay such Additional Amounts to holders on the payment date. Whenever in the indenture or in this "Description of Exchange Notes" there is mentioned, in any context, the payment of principal, premium or Special Interest, if any, redemption price, Change of Control Payment, interest or any other amount payable under or with


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respect to any note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

PRINCIPAL, MATURITY AND INTEREST

      Riverside issued US$150.0 million in aggregate principal amount of initial notes in the private offering and will issue the same aggregate principal amount of exchange notes in this offering. Riverside may issue additional notes under the indenture from time to time after this offering. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock". The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The notes will be sold in denominations of US$1,000 and integral multiples of US$1,000. The notes will mature on March 1, 2014.

      Interest on the notes will accrue at the rate of 7.875% per annum and will be payable semi-annually in arrears on March 1 and September 1, commencing on September 1, 2004. Interest on overdue principal and interest and Special Interest, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. Riverside will make each interest payment to the holders of record on the immediately preceding February 15 and August 15.

      Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprising 12 30-day months.

NOTE GUARANTEES

      The notes will be guaranteed by each of Riverside's current Restricted Subsidiaries, and each of Riverside's future Restricted Subsidiaries that is not an Immaterial Subsidiary. Additionally, Lignum Limited and each of its Subsidiaries that is not an Immaterial Subsidiary has become a Guarantor pursuant to a supplemental indenture that was executed and delivered at the time the Acquisition was consummated. These Note Guarantees will be joint and several unsecured obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Risks Related to the Notes--Applicable law allows courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors".

      A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge or amalgamate with or into (whether or not such Guarantor is the surviving Person) another Person, other than Riverside or another Guarantor, unless:

      (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

      (2)   either:

      (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation, amalgamation or merger assumes all the obligations of that Guarantor under the indenture, its Note Guarantee and the registration rights agreement pursuant to a supplemental indenture reasonably satisfactory to the trustee; or

      (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

      The Note Guarantee of a Guarantor will be released:

      (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger, amalgamation or consolidation) to a Person that is not (either before or after giving effect to such transaction) Riverside or a Restricted Subsidiary of Riverside, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

      (2) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Riverside or a Restricted Subsidiary of Riverside, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;


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      (3)   if Riverside designates any Restricted Subsidiary that is a
            Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

      (4) upon legal defeasance or satisfaction and discharge of the indenture as provided below under the captions "--Legal Defeasance and Covenant Defeasance" and "--Satisfaction and Discharge".

      See "--Mandatory Repurchase Offers--Asset Sales".

OPTIONAL REDEMPTION

      At any time prior to March 1, 2007, Riverside may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 107.875% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

      (1) at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by Riverside and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

      (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

      Except pursuant to the preceding paragraph and below under "--Redemption for Changes in Canadian Withholding Taxes", the notes will not be redeemable at Riverside's option prior to March 1, 2009.

      On or after March 1, 2009, Riverside may redeem all or a part of the notes upon not less than 10 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on March 1 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

                             Year              Percentage
                    ----------------------     ----------
                    2009..................      103.938%
                    2010..................      102.625%
                    2011..................      101.313%
                    2012 and thereafter...      100.000%

      Unless Riverside defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

REDEMPTION FOR CHANGES IN CANADIAN WITHHOLDING TAXES

      Riverside may redeem all, but not less than all, of the notes at any time at 100% of the aggregate principal amount of the notes, plus accrued and unpaid interest and Special Interest, if any, on the notes redeemed to the applicable redemption date, if Riverside has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes, any Additional Amounts as a result of a change in the laws or treaties (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in any official position regarding the application or interpretation of such laws, treaties or regulations, which change is publicly announced or becomes effective on or after the date of this prospectus.

MANDATORY REDEMPTION

      Riverside is not required to make mandatory redemption or sinking fund payments with respect to the notes.

MANDATORY REPURCHASE OFFERS

CHANGE OF CONTROL

      If a Change of Control occurs, Riverside will be required to make an offer to each holder of notes to repurchase all or any part (equal to US$1,000 or an integral multiple of US$1,000) of that holder's notes pursuant to a Change of Control Offer on the terms set


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forth in the indenture. In the Change of Control Offer, Riverside will offer a
Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within ten days following any Change of Control, Riverside will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Riverside will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Riverside will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

      As discussed below, Riverside's ability to make a Change of Control Offer is currently restricted by the terms of the Credit Agreement.

      On the Change of Control Payment Date, Riverside will, to the extent lawful:

      (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

      (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

      (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Riverside.

      The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of US$1,000 or an integral multiple of US$1,000. Riverside will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      The provisions described above that require Riverside to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that require Riverside to make an offer to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

      Riverside will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Riverside and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption "--Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

      The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Riverside and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, Riverside may not be required to make an offer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Riverside and its Subsidiaries taken as a whole to another Person or group.

ASSET SALES

      Riverside will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

      (1) Riverside (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and


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      (2)   at least 75% of the consideration received in the Asset Sale by
            Riverside or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

            (a)   Cash Equivalents;

            (b) any liabilities, as shown on Riverside's most recent consolidated balance sheet, of Riverside or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Riverside or such Restricted Subsidiary from further liability;

            (c) any securities, notes or other obligations received by Riverside or any such Restricted Subsidiary from such transferee that are converted within 60 days by Riverside or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and

            (d)   any stock or assets of the kind referred to in clauses (2) or
                  (4) of the next paragraph of this covenant.

      Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Riverside (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

      (1) to repay or prepay Indebtedness and other Obligations under a Credit Facility;

      (2) to acquire all or substantially all of the assets of, or any Capital Stock of, a Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Riverside;

      (3)   to make a capital expenditure; or

      (4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

      Pending the final application of any Net Proceeds, Riverside may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds US$10.0 million, within five days thereof, Riverside will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is equal in right of payment with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other Indebtedness that is equal in right of payment with the notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Riverside may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other Indebtedness that is equal in right of payment with the notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other Indebtedness that is equal in right of payment with the notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

      As discussed below, Riverside's ability to make an Asset Sale Offer is currently restricted by the terms of the Credit Agreement.

      Riverside will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Riverside will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

      The Credit Agreement contains, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. Riverside's offer to repurchase or its repurchase of notes pursuant to a Change of Control Offer or an Asset Sale Offer could cause a default under


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these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Riverside. In the event a Change of Control or Asset Sale occurs at a time when Riverside is prohibited from purchasing notes, Riverside could seek the consent of its other lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Riverside does not obtain a consent or repay those borrowings, Riverside will remain prohibited from purchasing notes. In that case, Riverside's failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, Riverside's ability to pay cash to the holders of notes upon a repurchase may be limited by Riverside's then existing financial resources. See "Risk Factors--Risks Related to the Notes--We may be unable to purchase notes in the event of a change of control".

SELECTION AND NOTICE

      If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

      No notes of US$1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 10 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

      If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

CERTAIN COVENANTS

CHANGES IN COVENANTS WHEN NOTES RATED INVESTMENT GRADE

      If on any date following the date of the indenture:

      (1) the notes are rated Baa3 or better by Moody's and BBB-- or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of Riverside, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Riverside as a replacement agency); and

      (2) no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus will be suspended:

      (1)   "--Mandatory Repurchase Offers--Change of Control";

      (2)   "--Mandatory Repurchase Offers--Asset Sales";

      (3)   "--Restricted Payments";

      (4)   "--Incurrence of Indebtedness and Issuance of Preferred Stock";

      (5)   "--Limitation on Sale and Leaseback Transactions";

      (6)   "--Dividend and Other Payment Restrictions Affecting Subsidiaries";

      (7)   "--Designation of Restricted and Unrestricted Subsidiaries";

      (8)   "--Transactions with Affiliates";


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      (9)   "--Business Activities";

      (10)  "--Payments for Consents"; and

      (11) clause (4) of the covenant described below under the caption "--Merger, Consolidation, Amalgamation or Sale of Assets".

      During any period that the foregoing covenants have been suspended, Riverside's Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described below under the caption "--Designation of Restricted and Unrestricted Subsidiaries" or the second paragraph of the definition of "Unrestricted Subsidiary".

      Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB--, respectively, the foregoing covenants will be reinstituted as of and from the date of such rating decline. Calculations under the reinstated "Restricted Payments" covenant will be made as if the "Restricted Payments" covenant had been in effect since the date of the indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. There can be no assurance that the notes will ever achieve an investment grade rating or that any such rating will be maintained.

RESTRICTED PAYMENTS

      Riverside will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

      (1) declare or pay any dividend or make any other payment or distribution on account of Riverside's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger, amalgamation or consolidation involving Riverside or any of its Restricted Subsidiaries) or to the direct or indirect holders of Riverside's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Riverside and other than dividends or distributions payable to Riverside or a Restricted Subsidiary of Riverside);

      (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger, amalgamation or consolidation involving Riverside) any Equity Interests of Riverside or any direct or indirect parent of Riverside;

      (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Riverside or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Riverside and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

      (4)   make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

      (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

      (2) Riverside would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

      (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Riverside and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6) and (7) of the next succeeding paragraph), is less than the sum, without duplication, of:


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            (a)   50% of the Consolidated Net Income of Riverside for the period
                  (taken as one accounting period) from the beginning of the first fiscal quarter during which the indenture is dated to the end of Riverside's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net
                  Income for such period is a deficit, less 100% of such deficit); plus

            (b) 100% of the aggregate net cash proceeds received by Riverside since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Riverside (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Riverside that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Riverside); plus

            (c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the greater of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

            (d) to the extent that any Unrestricted Subsidiary of Riverside is designated as such after the date of the indenture and is redesignated as a Restricted Subsidiary after the date of the indenture, the greater of (i) the Fair Market Value of Riverside's Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture; plus

            (e) 50% of any dividends received by Riverside or a Restricted Subsidiary of Riverside after the date of the indenture from an Unrestricted Subsidiary of Riverside, to the extent that such dividends were not otherwise included in the Consolidated Net Income of Riverside for such period.

      So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

      (1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration, distribution or notice, the dividend, distribution or redemption payment would have complied with the provisions of the indenture;

      (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Riverside) of, Equity Interests of Riverside (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Riverside; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

      (3) the repurchase, repayment, prepayment, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Riverside or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

      (4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Riverside to the holders of its Equity Interests on a pro rata basis;

      (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Riverside or any Restricted Subsidiary of Riverside held by any current or former officer, director or employee of Riverside or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any 12-month period;

      (6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

      (7) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Riverside or any Restricted Subsidiary of Riverside issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock";


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      (8)   payments or distributions to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of Riverside's and its Restricted Subsidiaries' property or assets; and

      (9) other Restricted Payments in an aggregate amount not to exceed $10.0 million since the date of the indenture.

      The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Riverside or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined in good faith (a) in the case of assets or securities valued at $20.0 million or less, by a senior financial officer of Riverside set forth in a certificate delivered to the trustee from such officer, and (b) in the case of assets or securities valued at more than $20.0 million, by Riverside's Board of Directors and set forth in an officers' certificate delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing in the United States or Canada if the Fair Market Value exceeds $20.0 million.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

      Riverside will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Riverside will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Riverside may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Guarantors may issue Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for Riverside's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period;

      The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

      (1) the incurrence by Riverside and any Guarantor of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Riverside and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) $60.0 million or (y) the amount of the Borrowing Base as of the date of such incurrence;

      (2) the incurrence by Riverside and its Restricted Subsidiaries of the Existing Indebtedness;

      (3) the incurrence by Riverside and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

      (4) the incurrence by Riverside or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of Riverside or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed 10% of the Consolidated Net Tangible Assets of Riverside and its Restricted Subsidiaries at any time outstanding;

      (5) the incurrence by Riverside or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4),
            (5) or (12) of this paragraph;


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      (6)   the incurrence by Riverside or any of its Restricted Subsidiaries of
            intercompany Indebtedness between or among Riverside and any of its Restricted Subsidiaries; provided, however, that:

            (a) if Riverside or any Guarantor is the obligor on such Indebtedness and the payee is not Riverside or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Riverside, or the Note Guarantee, in the case of a Guarantor; and

            (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Riverside or a Restricted Subsidiary of Riverside and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Riverside or a Restricted Subsidiary of Riverside, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Riverside or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

      (7) the issuance by any of Riverside's Restricted Subsidiaries to Riverside or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

            (a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Riverside or a Restricted Subsidiary of Riverside; and

            (b) any sale or other transfer of any such preferred stock to a Person that is not either Riverside or a Restricted Subsidiary of Riverside,

      will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause
      (7);

      (8) the incurrence by Riverside or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

      (9) the guarantee by Riverside or any of the Guarantors of Indebtedness of Riverside or a Restricted Subsidiary of Riverside that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or equal in right of payment with the notes, then the guarantee shall be subordinated or equal in right of payment, as applicable, to the same extent as the Indebtedness guaranteed;

      (10) the incurrence by Riverside or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance or surety bonds or other reimbursement obligations in the ordinary course of business;

      (11) the incurrence by Riverside or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days; and

      (12) the incurrence by Riverside or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (12), not to exceed $30.0 million.

      Riverside will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Riverside or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Riverside solely by virtue of being unsecured or by virtue of being secured on a junior Lien basis.

      For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Riverside will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant, including by allocation to more than one other type of Indebtedness. Indebtedness under


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Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

      The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of Riverside as accrued.

      Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Riverside or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

      The amount of any Indebtedness outstanding as of any date will be:

      (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

      (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

      (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

            (a) the Fair Market Value of such assets at the date of determination; and

            (b)   the amount of the Indebtedness of the other Person.

LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

      Riverside will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Riverside or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

      (1) Riverside or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

      (2) the transfer of assets in that sale and leaseback transaction is permitted by, and Riverside applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Mandatory Repurchase Offers--Asset Sales".

LIENS

      Riverside will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens, unless all payments due under the indenture, the notes and the Note Guarantees are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

      Riverside will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

      (1) pay dividends or make any other distributions on its Capital Stock to Riverside or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Riverside or any of its Restricted Subsidiaries;

      (2) make loans or advances to Riverside or any of its Restricted Subsidiaries; or


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      (3)   sell, lease or transfer any of its properties or assets to Riverside or any of its Restricted Subsidiaries.

      However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

      (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

      (2)   the indenture, the notes and the Note Guarantees;

      (3)   applicable law, rule, regulation or order;

      (4) any agreement or instrument governing Indebtedness or Capital Stock of a Person acquired by, or merged, consolidated, amalgamated or otherwise combined with or into Riverside or any of its Restricted Subsidiaries as in effect at the time of such acquisition, merger, consolidation, amalgamation or other combination (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition, merger, consolidation, amalgamation or other combination), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

      (5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

      (6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

      (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

      (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

      (9) Liens permitted to be incurred under the provisions of the covenant described above under the caption "--Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

      (10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of Riverside's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and

      (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

MERGER, CONSOLIDATION, AMALGAMATION OR SALE OF ASSETS

      Riverside will not, directly or indirectly: (1) consolidate, merge or amalgamate with or into another Person (whether or not Riverside is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Riverside and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

      (1) either: (a) Riverside is the surviving corporation; or (b) the Person formed by or surviving any such consolidation, merger or amalgamation (if other than Riverside) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or the laws of Canada or any province or territory thereof;


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      (2)   the Person formed by or surviving any such consolidation, merger or amalgamation (if other than Riverside) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Riverside under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

      (3) immediately after such transaction, no Default or Event of Default exists; and

      (4) Riverside or the Person formed by or surviving any such consolidation, merger or amalgamation (if other than Riverside), or to which such sale, assignment, transfer, conveyance or other disposition has been made, would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock".

      In addition, Riverside will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

      This "Merger, Consolidation, Amalgamation or Sale of Assets" covenant will not apply to:

      (1) a merger or amalgamation of Riverside with an Affiliate solely for the purpose of reincorporating Riverside in another jurisdiction; or

      (2) any consolidation, merger or amalgamation, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Riverside and its Restricted Subsidiaries.

TRANSACTIONS WITH AFFILIATES

      Riverside will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Riverside (each, an "Affiliate Transaction"), unless:

      (1) the Affiliate Transaction is on terms that are no less favorable to Riverside or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Riverside or such Restricted Subsidiary with an unrelated Person; and

      (2)   Riverside delivers to the trustee:

            (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of Riverside set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Riverside; and

            (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to Riverside or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing in the United States or Canada.

      The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

      (1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Riverside or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;


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      (2)   transactions between or among Riverside and/or its Restricted
            Subsidiaries;

      (3) transactions with a Person (other than an Unrestricted Subsidiary of Riverside) that is an Affiliate of Riverside solely because Riverside owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

      (4) payment of reasonable compensation or fees to directors and officers of Riverside and its Subsidiaries;

      (5) any issuance of Equity Interests (other than Disqualified Stock) of Riverside to Affiliates of Riverside;

      (6) Restricted Payments that do not violate the provisions of the indenture described above under the caption "--Restricted Payments"; and

      (7) loans or advances to employees in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding.

BUSINESS ACTIVITIES

      Riverside will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Riverside and its Restricted Subsidiaries taken as a whole.

ADDITIONAL NOTE GUARANTEES

      If Riverside or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the date of the indenture, then that newly acquired or created Restricted Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel reasonably satisfactory to the trustee to the effect that such supplemental indenture has been duly authorized, executed and delivered and constitutes a legal, valid, binding and enforceable obligation, within 10 business days of the date on which it was acquired or created; provided that any Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

      The Board of Directors of Riverside may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Riverside and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "--Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as determined by Riverside. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Riverside may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

      Any designation of a Subsidiary of Riverside as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Restricted Payments". If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Riverside as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock", Riverside will be in default of such covenant. The Board of Directors of Riverside may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Riverside; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Riverside of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock", calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.


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PAYMENTS FOR CONSENT

      Riverside will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

      Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Riverside will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC's rules and regulations:

      (1)   (a)   all annual financial information that would be required to be contained in a filing with the SEC on Form 20-F or 40-F, as applicable (or any successor forms), containing the information required therein (or required in such successor form); and

            (b) for the first three quarters of each year, all quarterly financial information that would be required to be contained in a filing with the SEC on Form 6-K (or any successor form) that, regardless of applicable requirements shall, at a minimum, contain the information that would be required to be provided in quarterly reports under the laws of British Columbia to securityholders of a company with securities listed on the Toronto Stock Exchange, whether or not the Company has any of its securities so listed, in each case including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Riverside's certified independent accountants; and

      (2) all current reports that would otherwise be required to be filed with the SEC on Form 6-K if Riverside were required to file such reports.

      If, at any time after consummation of the exchange offer contemplated by the registration rights agreement, Riverside is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Riverside will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC for public availability within the time periods specified above unless the SEC will not accept such a filing. Riverside will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Riverside's filings for any reason, Riverside will post the financial information and information referred to in the preceding paragraphs on its website within the time periods that would apply if Riverside were required to file those reports with the SEC.

      If Riverside has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations", of the financial condition and results of operations of Riverside and its Restricted Subsidiaries excluding the financial condition and results of operations of the Unrestricted Subsidiaries of Riverside.

EVENTS OF DEFAULT AND REMEDIES

      Each of the following is an "Event of Default":

      (1) default for 30 days in the payment when due of interest on, or Special Interest, if any, with respect to, the notes;

      (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

      (3) failure by Riverside or any of its Restricted Subsidiaries to comply with the provisions described under the captions "--Mandatory Repurchase Offers--Change of Control", "--Mandatory Repurchase Offers--Asset Sales", or "--Certain Covenants--Merger, Consolidation, Amalgamation or Sale of Assets";


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      (4)   failure by Riverside or any of its Restricted Subsidiaries to comply with any of the other agreements in the indenture for 60 days after notice to Riverside by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class;

      (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Riverside or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Riverside or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

            (a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

            (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

      (6) failure by Riverside or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

      (7) except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

      (8) certain events of bankruptcy or insolvency described in the indenture with respect to Riverside or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

      In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Riverside, any Restricted Subsidiary of Riverside that is a Significant Subsidiary or any group of Restricted Subsidiaries of Riverside that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

      Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium or Special Interest, if any.

      Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Special Interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

      (1) such holder has previously given the trustee notice that an Event of Default is continuing;

      (2) holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

      (3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

      (4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

      (5) holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.


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

      The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Special Interest, if any, on, or the principal of, the notes.

      If an Event of Default occurs prior to March 1, 2009, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Riverside with the intention of avoiding the prohibition on redemption of the notes prior to March 1, 2009, then a premium specified in the indenture will become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Riverside with the intention of avoiding payment of the premium that Riverside would have had to pay if Riverside then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes.

      Under the indenture, Riverside is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Riverside is required to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

      No director, officer, employee, incorporator or stockholder of Riverside or any Guarantor, as such, will have any liability for any obligations of Riverside or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

      Riverside may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers' certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

      (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Special Interest, if any, on, such notes when such payments are due from the trust referred to below;

      (2) Riverside's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

      (3) the rights, powers, trusts, duties and immunities of the trustee, and Riverside's and the Guarantors' obligations in connection therewith; and

      (4)   the provisions of the indenture relating to Legal Defeasance.

      In addition, Riverside may, at its option and at any time, elect to have the obligations of Riverside and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment and bankruptcy and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

      In order to exercise either Legal Defeasance or Covenant Defeasance:

      (1) Riverside must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of an investment bank, appraisal firm or firm of independent public accountants of national standing in the United States or Canada, to pay the principal of, or interest and premium and Special Interest, if any, on, the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and Riverside must specify whether the notes are being defeased to such Stated Maturity or to a particular redemption date;

      (2) in the case of Legal Defeasance, Riverside must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Riverside has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

      (3) in the case of Covenant Defeasance, Riverside must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

      (5) in the case of Legal Defeasances or Covenant Defeasance, Riverside must deliver to the trustee an opinion of counsel in Canada to the effect that holders of the outstanding notes will not recognize income, gain or loss for Canadian federal or provincial income tax or other tax purposes as a result of such Legal Defeasance or Covenant Defeasance, as applicable, and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance or Covenant Defeasance, as applicable, had not occurred (which condition may not be waived by any holder or the trustee);

      (6) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Riverside or any of its Subsidiaries is a party or by which Riverside or any of its Subsidiaries is bound;

      (7) Riverside must deliver to the trustee an officers' certificate stating that the deposit was not made by Riverside with the intent of preferring the holders of notes over the other creditors of Riverside with the intent of defeating, hindering, delaying or defrauding any creditors of Riverside or others; and

      (8) Riverside must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

      Except as provided in the next two succeeding paragraphs, the indenture, the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

      Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

      (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

      (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "--Mandatory Repurchase Offers");

      (3) reduce the rate of or change the time for payment of interest, including default interest and Additional Amounts, on any note;


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

      (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Special Interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

      (5)   make any note payable in money other than that stated in the notes;

      (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Special Interest, if any, on, the notes;

      (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "--Mandatory Repurchase Offers");

      (8) release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

      (9)   make any change in the preceding amendment and waiver provisions.

      Notwithstanding the preceding, without the consent of any holder of notes, Riverside, the Guarantors and the trustee may amend or supplement the indenture or the notes or the Note Guarantees:

      (1)   to cure any ambiguity, defect or inconsistency;

      (2) to provide for uncertificated notes in addition to or in place of certificated notes;

      (3) to provide for the assumption of Riverside's or a Guarantor's obligations to holders of notes and Note Guarantees in the case of a merger, amalgamation or consolidation or sale of all or substantially all of Riverside's or such Guarantor's assets, as applicable;

      (4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

      (5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

      (6) to conform the text of the indenture, the Note Guarantees or the notes to any provision of this Description of Exchange Notes to the extent that such provision in this Description of Exchange Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees or the notes;

      (7) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture; or

      (8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

SATISFACTION AND DISCHARGE

      The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

      (1)   either:

            (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Riverside, have been delivered to the trustee for cancellation; or

            (b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Riverside or any Guarantor


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

                  has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;

      (2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Riverside or any Guarantor is a party or by which Riverside or any Guarantor is bound;

      (3) Riverside or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

      (4) Riverside has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

      In addition, Riverside must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

      If the trustee becomes a creditor of Riverside or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

      The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

CONSENT TO JURISDICTION AND SERVICE

      The indenture provides that Riverside and each Guarantor irrevocably appoint CT Corporation System of New York, New York, as their respective agent for service of process in any suit, action or proceeding with respect to the indenture or the notes and for actions brought under U.S. federal or state securities laws brought in any U.S. federal or state court located in The City of New York and will submit to the jurisdiction of such courts.

ADDITIONAL INFORMATION

      Anyone who receives this prospectus may obtain a copy of the indenture, without charge, by writing to Riverside Forest Products Limited, 820 Guy Street, Kelowna, B.C. V1Y 7R5, Attention: Chief Financial Officer.

GOVERNING LAW

      The indenture provides that the indenture, the notes and the Note Guarantees are governed by and construed in accordance with the laws of the State of New York.

ENFORCEABILITY OF JUDGMENTS

      Since substantially all of the assets of Riverside are outside the United States, any judgment obtained in the United States against Riverside, including judgments with respect to the payment of principal, premium, Special Interest, if any, and interest on the notes, may not be collectible within the United States.

      Riverside has been informed by its Canadian counsel, Bull, Housser & Tupper, that the laws of the Province of British Columbia permit an action to be brought in a court of competent jurisdiction in the Province of British Columbia (a "Canadian Court") on any final and conclusive judgment in personam of any federal or state court located in the Borough of Manhattan in The City of New York ("New York Court") that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain if (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by a Canadian Court (and submission by Riverside in the indenture to the jurisdiction of the New York Court will be sufficient for the purpose of a claim to which the submission applies); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Province of British Columbia; (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws; (iv) the action to enforce such judgment is commenced within six years of the date of such judgment and (v) the Attorney General of Canada has not made an order in respect of such judgment under the Foreign Extraterritorial Measures Act or by the Competition Tribunal under the Competition Act (Canada). In the opinion of such counsel, a Canadian Court would not avoid enforcement of judgments of a New York Court respecting the indenture, the notes or the Note Guarantees on the basis of public policy, as that term is understood under the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

BOOK-ENTRY, DELIVERY AND FORM

      Except as set forth below, the notes will be issued in registered, global form in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess of US$1,000. Notes will be issued at the closing of this offering only against payment in immediately available funds.

      The global notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

      Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for definitive notes in registered certificated form ("certificated notes") except in the limited circumstances described below. See "--Exchange of Global Notes for Certificated Notes". Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of notes in certificated form.

      In addition, transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

PAYING AGENT AND REGISTRAR FOR THE NOTES

      The trustee will initially act as paying agent and registrar. Riverside may change the paying agent or registrar without prior notice to the holders of the notes, and Riverside or any of its subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

      A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Riverside will not be required to transfer or exchange any note selected for redemption. Also, Riverside will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

DEPOSITORY PROCEDURES

      The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Riverside takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

      DTC has advised Riverside that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "participants") and to facilitate the clearance and settlement of transactions in those securities between the participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the "indirect participants"). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

      DTC has also advised Riverside that, pursuant to procedures established by it:

      (1) upon deposit of the global notes, DTC will credit the accounts of the participants designated by the initial purchasers with portions of the principal amount of the global notes; and

      (2) ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interest in the global notes).

      All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

      EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

      Payments in respect of the principal of, and interest and premium, if any, and special interest, if any, on, a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Riverside and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Riverside, the trustee nor any agent of Riverside or the trustee has or will have any responsibility or liability for:

      (1) any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global notes; or

      (2) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

      DTC has advised Riverside that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or Riverside. Neither Riverside nor the trustee will be liable for any delay by DTC or any of the participants or the indirect participants in identifying the beneficial owners of the notes, and Riverside and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Subject to the transfer restrictions set forth under "Notice to Investors", transfers between the participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

      Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

      DTC has advised Riverside that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its participants.

      None of Riverside, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

      A global note is exchangeable for certificated notes if:

      (1) DTC (a) notifies Riverside that it is unwilling or unable to continue as depositary for the global notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Riverside fails to appoint a successor depositary;

      (2) Riverside, at its option, notifies the trustee in writing that it elects to cause the issuance of the certificated notes; or

      (3) there has occurred and is continuing a default or event of default with respect to the notes.

      In addition, beneficial interests in a global note may be exchanged for certificated notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors", unless that legend is not required by applicable law.

EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

      Certificated notes may not be exchanged for beneficial interests in any global note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See "Notice to Investors".

SAME DAY SETTLEMENT AND PAYMENT

      Riverside will make payments in respect of the notes represented by the global notes (including principal, premium, if any, interest and special interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Riverside will make all payments of principal, interest and premium, if any, and special interest, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder's registered address. All other payments on certificated notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Riverside elects to make interest payments by check mailed to the holders of such notes at their address set forth in the register of holders. The notes represented by the global notes are expected to be eligible to trade in The PORTAL(SM) Market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in


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immediately available funds. Riverside expects that secondary trading in any certificated notes will also be settled in immediately available funds.

      Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Riverside that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

CERTAIN DEFINITIONS

      Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

      "ACQUIRED DEBT" means, with respect to any specified Person:

      (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

      (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "ACQUISITION" means the acquisition of Lignum Limited and its subsidiaries pursuant to the acquisition agreement among Riverside, Leslie J. Kerr Ltd., Timothy C. Kerr and John C. Kerr, dated as of February 1, 2004, pursuant to which Riverside agreed to acquire all of the outstanding common stock of Lignum Limited.

      "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling", "controlled by" and "under common control with" have correlative meanings.

      "ASSET SALE" means:

      (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Riverside and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Mandatory Repurchase Offers--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation, Amalgamation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

      (2) the issuance of Equity Interests in any of Riverside's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

      Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

      (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million;

      (2) a transfer of assets between or among Riverside and its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary in connection with such transactions);

      (3) an issuance of Equity Interests by a Restricted Subsidiary of Riverside to Riverside or to a Restricted Subsidiary of Riverside;


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      (4)   the sale or lease of inventory, equipment, products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

      (5)   the sale or other disposition of cash or Cash Equivalents;

      (6) a Restricted Payment that does not violate the covenant described above under the caption "--Certain Covenants--Restricted Payments"; and

      (7)   a Permitted Investment.

      "ASSET SALE OFFER" has the meaning assigned to that term in the indenture governing the notes.

      "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation".

      "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

      "BOARD OF DIRECTORS" means:

      (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

      (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

      (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

      (4) with respect to any other Person, the board or committee of such Person serving a similar function.

      "BORROWING BASE" means, as of any date, an amount equal to:

      (1) 75% of the book value of all accounts receivable, net of reserves, owned by Riverside and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date, all calculated on a consolidated basis and in accordance with GAAP; plus

      (2) 100% of the face amount of all tax receivables owned by Riverside and its Restricted Subsidiaries from the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax as of the end of the most recent fiscal quarter preceding such date, all calculated on a consolidated basis in accordance with GAAP; plus

      (3) 50% of the book value of all inventory, net of reserves, owned by Riverside and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date, all calculated on a consolidated basis in accordance with GAAP.

      "CAPITAL LEASE OBLIGATION" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

      "CAPITAL STOCK" means:

      (1)   in the case of a corporation, corporate stock of any class;


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      (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

      (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

      (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

      "CASH EQUIVALENTS" means:

      (1)   United States dollars;

      (2)   Canadian dollars;

      (3) securities issued or directly and fully guaranteed or insured by the United States or Canadian government or any agency or instrumentality of the United States or Canadian government (provided that the full faith and credit of the United States or Canada, respectively, is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

      (4) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any commercial bank organized under the laws of the United States of America or Canada or any state or province, as the case may be, thereof or the District of Columbia having capital and surplus in excess of $250.0 million and a Thomson Bank Watch Rating of "B" or better;

      (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

      (6) commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within one year after the date of acquisition; provided that, in the event that any such obligation is not rated by Moody's or S&P, such obligation should have the highest rating from Canadian Bond Rating Services Inc.; and

      (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

      "CHANGE OF CONTROL" means the occurrence of any of the following:

      (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of amalgamation, merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Riverside and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Securities and Exchange Act) other than a Permitted Holder or a Related Party of a Permitted Holder;

      (2) the adoption of a plan relating to the liquidation or dissolution of Riverside;

      (3) the consummation of any transaction (including, without limitation, any amalgamation, merger or consolidation), the result of which is that any "person" (as defined in clause (1) above), other than one or more Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Riverside, measured by voting power rather than number of shares; provided, however, that it is not a "Change of Control" if pursuant to such transaction all of the Voting Stock of Riverside is changed into or exchanged for securities of a parent corporation that, after such transaction, owns all of the Capital Stock of Riverside and no "person" (as defined in clause (1) above), other than one or more Permitted Holders, is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such parent corporation; provided,


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            FURTHER, that it shall be a "Change of Control" if, at any time after such transaction, any "person" (as defined in clause (1) above), other than one or more Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such parent corporation;

      (4) Riverside consolidates or amalgamates with, or merges with or into, any Person, or any Person consolidates or amalgamates with, or merges with or into, Riverside, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Riverside or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Riverside outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

      (5) the first day on which a majority of the members of the Board of Directors of Riverside are not Continuing Directors.

      "CHANGE OF CONTROL OFFER" has the meaning assigned to that term in the indenture governing the notes.

      "CONSOLIDATED CASH FLOW" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

      (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

      (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

      (3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

      (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

      (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

      Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Riverside will be added to Consolidated Net Income to compute Consolidated Cash Flow of Riverside only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Riverside by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

      "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

      (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

      (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or


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            any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

      (3) the cumulative effect of a change in accounting principles will be excluded; and

      (4) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

      "CONSOLIDATED NET TANGIBLE ASSETS" means total assets after deducting:

      (1)   all current liabilities;

      (2)   any item representing investments in Unrestricted Subsidiaries; and

      (3) all goodwill, trade names, trademarks, patents, unamortized debt discount, organization expenses and other like intangibles (it being understood that other like intangibles do not include timber, timber cutting rights and timber tenures), all as set forth on the most recent internal balance sheet of Riverside and its consolidated Restricted Subsidiaries and computed in accordance with GAAP.

      "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of Riverside who:

      (1) was a member of such Board of Directors on the date of the indenture; or

      (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

      "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "CREDIT AGREEMENT" means that certain Credit Agreement, to be dated as of or prior to the date the Acquisition is consummated, by and among Riverside, the Lenders and Hedging Lenders named therein and Bank of Montreal, as Agent, providing for up to $60.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

      "CREDIT FACILITIES" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

      "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Riverside to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Riverside may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments". The amount of Disqualified Stock deemed to be outstanding at any time for purposes


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of the indenture will be the maximum amount that Riverside and its Restricted
Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

      "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "EQUITY OFFERING" means an offer and sale of Capital Stock (other than Disqualified Stock) of Riverside.

      "EXISTING INDEBTEDNESS" means Indebtedness of Riverside and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

      "FAIR MARKET VALUE" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party. In the case of a transaction exceeding $10.0 million, Fair Market Value will be determined in good faith by the Board of Directors of Riverside (unless otherwise provided in the indenture).

      "FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

      (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, amalgamations or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

      (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

      (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

      (4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

      (5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

      (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

      "FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:


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      (1)   the consolidated interest expense of such Person and its Restricted
            Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; PLUS

      (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; PLUS

      (3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; PLUS

      (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Riverside (other than Disqualified Stock) or to Riverside or a Restricted Subsidiary of Riverside, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

      "GAAP" means generally accepted accounting principles consistently applied as in effect in Canada from time to time.

      "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

      "GUARANTORS" means each of:

      (1)   RFP Power Ltd. and RFP Timber Ltd.; and

      (2) any other Subsidiary of Riverside that executes a Note Guarantee in accordance with the provisions of the indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

      "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

      (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

      (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

      (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

      "IMMATERIAL SUBSIDIARY" means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $250,000 and whose total revenues for the most recent 12-month period for which financial statements are available do not exceed $250,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of Riverside.

      "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

      (1)   in respect of borrowed money;


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      (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

      (3)   in respect of banker's acceptances;

      (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

      (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or trade payable; or

      (6)   representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

      "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Riverside or any Subsidiary of Riverside sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Riverside such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Riverside, Riverside will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Riverside's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments". The acquisition by Riverside or any Subsidiary of Riverside of a Person that holds an Investment in a third Person will be deemed to be an Investment by Riverside or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments". Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

      "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      "MOODY'S" means Moody's Investors Service, Inc.

      "NET INCOME" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

      (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

      (2) any extraordinary item, together with any related provision for taxes on such extraordinary item; and

      (3)   any unrealized foreign exchange gain (loss) on long-term debt.

      "NET PROCEEDS" means the aggregate cash proceeds or Cash Equivalents received by Riverside or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash


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consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "NON-RECOURSE DEBT" MEANS INDEBTEDNESS:

      (1)   as to which neither Riverside nor any of its Restricted Subsidiaries
            (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

      (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Riverside or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

      (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Riverside or any of its Restricted Subsidiaries, subject to customary exceptions for environmental, title, fraud and similar matters.

      "NOTE GUARANTEE" means the guarantee by each Guarantor of Riverside's obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

      "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "PERMITTED BUSINESS" means any business conducted by Riverside and its Restricted Subsidiaries on the date of the indenture and any business reasonably related, ancillary or complimentary to, or reasonable extensions of, the business of Riverside or any of its Restricted Subsidiaries on the date of the indenture.

      "PERMITTED HOLDERS" means any one or more of Gordon W. Steele, Gerald E. Raboch, any person related to either Gordon W. Steele or Gerald E. Raboch by blood, adoption or marriage, trustees of a trust solely for the benefit of any one or more of the foregoing persons, and any corporation over which any one or more of the foregoing persons has Control.

      "PERMITTED INVESTMENTS" means:

      (1) any Investment in Riverside or in a Restricted Subsidiary of Riverside;

      (2)   any Investment in Cash Equivalents;

      (3) any Investment by Riverside or any Restricted Subsidiary of Riverside in a Person, if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary of Riverside; or

            (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Riverside or a Restricted Subsidiary of Riverside;

      (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Mandatory Repurchase Offers--Asset Sales";

      (5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Riverside;

      (6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Riverside or any of its Restricted Subsidiaries, including pursuant to any plan of


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            reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

      (7)   Investments represented by Hedging Obligations;

      (8) loans or advances to employees made in the ordinary course of business of Riverside or any Restricted Subsidiary of Riverside in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

      (9)   repurchases of the notes;

      (10) guarantees of Indebtedness of Riverside or any of its Restricted Subsidiaries issued in accordance with the covenant described above under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

      (11) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause
            (11) that are at the time outstanding not to exceed $20.0 million.

      "PERMITTED LIENS" means:

      (1) Liens on inventory, accounts receivable, bank accounts or other cash balances and insurance of Riverside or any Guarantor securing Indebtedness and other Obligations under Credit Facilities and/or securing Hedging Obligations related thereto;

      (2)   Liens in favor of Riverside or the Guarantors;

      (3) Liens on property of a Person existing at the time such Person is merged or amalgamated with or into or consolidated with Riverside or any Subsidiary of Riverside; provided that such Liens were in existence prior to the contemplation of such merger, amalgamation or consolidation and do not extend to any assets other than those of the Person merged or amalgamated into or consolidated with Riverside or the Subsidiary;

      (4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by Riverside or any Subsidiary of Riverside; PROVIDED that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

      (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

      (6) Liens to secure Indebtedness permitted by clause (4) of the second paragraph of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with or financed by such Indebtedness;

      (7) Liens existing on the date of the indenture or arising from contractual commitments existing on the date of the indenture;

      (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

      (9) Liens created for the benefit of (or to secure) the notes or the Note Guarantees;

      (10)  Liens securing Hedging Obligations permitted under the indenture;

      (11) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

            (a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and


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            (b)   the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Referencing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

      (12)  Liens in connection with sale and leaseback transactions; and

      (13) Liens incurred in the ordinary course of business of Riverside or any Subsidiary of Riverside with respect to obligations that do not exceed $30.0 million at any one time outstanding.

      "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of Riverside or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Riverside or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that:

      (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

      (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

      (3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

      (4) such Indebtedness is incurred either by Riverside or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

      "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      "RELATED PARTY" means:

      (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate (including by blood, adoption or marriage) family member (in the case of an individual) of any Permitted Holder; or

      (2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1).

      "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

      "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "S&P" means Standard & Poor's Ratings Group.

      "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

      "SPECIAL INTEREST" means all special interest then owing pursuant to the registration rights agreement.


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      "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "SUBSIDIARY" means, with respect to any specified Person:

      (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

      (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
            (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

      "UNRESTRICTED SUBSIDIARY" means any Subsidiary of Riverside that is designated by the Board of Directors of Riverside as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

      (1)   has no Indebtedness other than Non-Recourse Debt;

      (2) except as permitted by the covenant described above under the caption "--Certain Covenants--Transactions with Affiliates", is not party to any agreement, contract, arrangement or understanding with Riverside or any Restricted Subsidiary of Riverside unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Riverside or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Riverside;

      (3) is a Person with respect to which neither Riverside nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

      (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Riverside or any of its Restricted Subsidiaries.

      "VOTING STOCK" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

      (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one- twelfth) that will elapse between such date and the making of such payment; by

      (2)   the then outstanding principal amount of such Indebtedness.


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                        DESCRIPTION OF THE INITIAL NOTES

      The initial notes were issued and sold on February 25, 2004, in a private transaction that was exempt from the registration requirements of the Securities Act. The form and terms of the initial notes are the same as the form and terms of the exchange notes, except that:

            o the initial notes are not registered under the Securities Act and bear legends restricting their transfer; and

            o holders of initial notes have rights under a registration rights agreement which will terminate upon the consummation of the exchange offer.

      Please refer to the section of this prospectus entitled "Description of the Notes".


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                        CERTAIN INCOME TAX CONSIDERATIONS

      Holders of the notes should consult their own tax advisers with respect to their particular circumstances and with respect to the effect of United States federal, state, local or foreign (including Canadian) tax laws to which they may be subject.

Certain United States Federal Income Tax Considerations

      The following summary describes certain United States federal income tax consequences to United States persons (as defined below) of the exchange of initial notes for exchange notes in accordance with the exchange offer, and of the acquisition ownership and disposition of exchange notes acquired in the exchange offer. In the opinion of Paul, Weiss, Rifkind Wharton & Garrison LLP, our special United States tax counsel, subject to the exceptions, assumptions and qualifications set forth below, the discussion accurately reflects the material United States federal income tax consequences to United States Holders (as defined below) of the consummation of the exchange offer and the ownership and disposition of exchange notes acquired in the exchange offer. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing, temporary and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion assumes that United States persons hold the initial notes and exchange notes as capital assets ("United States Holders") within the meaning of Section 1221 of the Code. Moreover, this discussion is for general information only and does not address the tax consequences to holders that are not United States Holders or the tax consequences that may be relevant to particular initial investors in light of their personal circumstances or to certain types of initial investors subject to special tax rules (such as brokers, banks and other financial institutions, insurance companies, tax-exempt entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, U.S. expatriates or former long-term residents of the United States, investors liable for the alternative minimum tax, individual retirement accounts and other tax-deferred accounts, investors that hold notes as part of straddles, hedging transactions or conversion transactions for United States federal income tax purposes or investors whose functional currency is not the U.S. dollar). In addition, this discussion does not include any description of estate and gift tax consequences, or the tax laws of any state, local or foreign government that may be applicable to the initial notes or the exchange notes.

      No rulings from the United States Internal Revenue Service (the "IRS") have been or will be sought with respect to the matters discussed below. There can be no assurance that the IRS will not disagree with or challenge any position taken herein regarding the tax consequences of the exchange of initial notes for exchange notes, or of the ownership or disposition of the exchange notes, or that any such position, if challenged, would be sustained.

      EACH UNITED STATES HOLDER SHOULD CONSULT ITS TAX ADVISOR REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO SUCH HOLDER IN LIGHT OF ITS PARTICULAR SITUATION OF THE EXCHANGE OFFER, THE OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY OTHER RELEVANT FOREIGN, STATE, LOCAL, OR OTHER TAXING JURISDICTION.

      As used herein, the term "United States person" means a beneficial owner of an initial note or an exchange note that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or of any state thereof (including the District of Columbia), (iii) an estate the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust (A) if a United States court is able to exercise primary supervision over the trust's administration and one or more United States persons have authority to control all substantial decisions of such trust, or
(B) that was in existence on August 20, 1996, was treated as a United States person under the Code on the previous day, and has a valid election in effect to continue to be so treated.

      If a partnership or other pass-through entity holds the initial notes or exchange notes, the tax treatment of a partner in or owner of the partnership or pass-through entity will generally depend upon the status of the partner or owner and the activities of the entity. If you are a partner in or owner of a partnership or other pass-through entity that holds initial notes and is considering participating in the exchange offer, you should consult your tax advisor.


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EXCHANGE OF INITIAL NOTES FOR EXCHANGE NOTES

      The exchange of an initial note for an exchange note pursuant to the exchange offer will not constitute a taxable exchange for United States federal income tax purposes. Consequently, a United States Holder will not recognize any gain or loss upon the receipt of an exchange note pursuant to the exchange offer. A holder's holding period for an exchange note should include the holding period for the initial note exchanged pursuant to the exchange offer and the holder's initial basis in an exchange note should be the same as the adjusted basis of such holder in the initial note at the time of the exchange. The United States federal income tax consequences of holding and disposing of an exchange note generally should be the same as the United States federal income tax consequences of holding and disposing of an initial note.

TAXATION OF INTEREST ON EXCHANGE NOTES

      Stated interest on an exchange note will generally be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes. In addition to interest on the exchange notes, a United States Holder will be required to include as income any additional amounts paid as a result of the imposition of foreign withholding taxes (see "Description of Exchange Notes--Additional Amounts"). As a result, a United States Holder may be required to include more interest in gross income than the amount of cash it actually receives.

MARKET DISCOUNT AND BOND PREMIUM

      If a United States Holder purchased an initial note prior to this exchange offer for an amount that is less than its principal amount, then, subject to a statutory DE MINIMIS rule, the difference generally will be treated as market discount. If a United States Holder exchanges an initial note with respect to which there is market discount, for an exchange note pursuant to the exchange offer, the market discount applicable to the initial note should carry over to the exchange note so received. In that case, any partial principal payment on, or any gain realized on the sale, redemption, retirement or other disposition of (including dispositions which are nonrecognition transactions under certain provisions of the Code), the exchange note will be included in gross income and characterized as ordinary income to the extent of the market discount that (1) has not previously been included in income and (2) is treated as having accrued on the exchange note prior to the payment or disposition.

      Market discount generally accrues on a straight-line basis over the remaining term of the exchange note. Upon an irrevocable election, however, market discount will accrue on a constant yield basis. A United States Holder might be required to defer all or a portion of the interest expense on indebtedness incurred or continued to purchase or carry an exchange note. If a United States Holder elects to include market discount in gross income currently as it accrues, the proceeding rules relating to the recognition of market discount and deferral of interest expense will not apply. An election made to include market discount in gross income as it accrues will apply to all debt instruments acquired by the United States Holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the IRS.

      If a United States Holder purchased an initial note prior to this exchange offer for an amount that is in excess of all amounts payable on the initial note after the purchase date, other than payments of qualified stated interest, the excess will be treated as bond premium. IF A UNITED STATES HOLDER EXCHANGES AN INITIAL NOTE WITH RESPECT TO WHICH THERE IS BOND PREMIUM for an exchange note pursuant to the exchange offer, the bond premium applicable to the initial note should carry over to the exchange note so received. In general, a United States Holder may elect to amortize bond premium over the remaining term of the exchange note on a constant yield method. The amount of bond premium allocable to any accrual period is offset against the qualified stated interest allocable to the accrual period. If, following the offset determination described in the immediately preceding sentence, there is an excess allocable bond premium remaining, that excess may, in some circumstances, be deducted. An election to amortize bond premium applies to all taxable debt instruments held at the beginning of the first taxable year to which the election applies and thereafter acquired by the United States Holder and may be revoked only with the consent of the IRS.

SALE, REDEMPTION OR RETIREMENT OF THE EXCHANGE NOTES

      Upon the sale, redemption, retirement at maturity or other taxable disposition of an exchange note, a United States Holder generally will recognize gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which will be taxable as ordinary income) and such United States Holder's adjusted tax basis in the note. A United States Holder's adjusted tax basis in an exchange note generally will be its cost for the note increased by any accrued market discount previously included in income through the date of disposition. Subject to the discussion of market discount above, Gain or loss recognized on the disposition of an exchange note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the note is treated as having been held for more than one year. In the case of a United States Holder who is a non-corporate taxpayer, including an individual, the maximum tax rate on net long-term capital gain is 15%. The deductibility of capital losses is subject to limitations.


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FOREIGN TAX CREDIT CONSIDERATIONS

If interest payments on the exchange notes become subject to Canadian withholding taxes, a United States Holder may be able, subject to generally applicable limitations, to claim a foreign tax credit or take a deduction for such withholding taxes imposed on interest payments (including any Additional Amounts). Interest (including any Additional Amounts) will constitute income from sources without the United States for United States foreign tax credit limitation purposes. Interest income (including any Additional Amounts) generally will constitute "passive income" or "financial services income" for United States foreign tax credit limitation purposes. If, however, such withholding tax is imposed at a rate of 5% or more, such income will constitute "high withholding tax interest."

If the United States Holder is a U.S. resident (as defined in section 865 of the Code), gains realized upon disposition of an exchange note by such United States Holder generally will be U.S. source income, and disposition losses generally will be allocated to reduce U.S. source income.

BACKUP WITHHOLDING AND INFORMATION REPORTING

      Backup withholding currently at a rate of 28% and information reporting requirements may apply to certain payments of principal of, and interest on, an exchange note and to proceeds of the sale or other disposition of an exchange note before maturity, if a United States Holder:

            o     fails to furnish its taxpayer identification number,

            o     fails to certify that such number is correct,

            o fails to certify that such United States Holder is not subject to backup withholding, or

            o otherwise fails to comply with the applicable requirements of the backup withholding rules.

Certain United States Holders, including corporations, are generally not subject to backup withholding and information reporting requirements. Any amounts withheld under the backup withholding rules from a payment to a United States Holder will be allowed as a credit against such holder's United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

      In the opinion of Bull, Housser & Tupper, Canadian counsel to the Company, the following is, as of the date hereof, a summary of the material Canadian federal income tax consequences generally applicable to a holder of notes. This summary applies to a holder of notes who, for purposes of the Income Tax Act (Canada) (the "Act") at all relevant times, is not and is not deemed to be resident in Canada, does not use or hold and is not deemed to use or hold the notes in carrying on business in Canada and with whom Riverside deals at arm's length within the meaning of the Act (a "Non-Resident Holder"). For the purposes of the Act, related persons (as therein defined) are deemed not to deal at arm's length and it is a question of fact whether persons not related to each other deal at arm's length. This summary is based on the provisions of the Act in force on the date hereof, the regulations thereunder, and counsel's understanding of the current published administrative practices and policies of the Canada Customs and Revenue Agency ("CCRA"), all in effect as of the date hereof. This summary also takes into account all specific proposals to amend the Act and the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof and assumes that all such proposals will be enacted substantially as proposed. However, no assurance can be given that such proposals will be enacted as proposed, or at all. Except for such proposals, this summary does not take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action, or any changes in the administrative practices of the CCRA. This summary does not take into account tax legislation or considerations of any province or territory of Canada or of any jurisdiction other than Canada. This summary is of a general nature only and is not intended to be, and should not be interpreted as, legal or tax advice to any particular holder of notes.

      The payment by Riverside of interest, principal or premium on the notes to a Non-Resident Holder with whom Riverside deals at arm's length within the meaning of the Act at the time of making the payment will be exempt from Canadian withholding tax.

      No other taxes on income (including taxable capital gains) will be payable under the Act in respect of the holding, redemption or disposition of the notes by a Non-Resident Holder, provided that in the case of a Non-Resident Holder that carries on an insurance business, that insurance business is not carried on in Canada, and no portion of any amounts paid under the notes are in respect of any services rendered in Canada.

      Payments made by the Company's subsidiaries under the Guarantee that are reasonably attributable to the principal of, premium, if any, and interest on the notes will be exempt from Canadian withholding tax to the same extent that payments by the Company of principal of, premium, if any, and interest on the notes are exempt.

                              PLAN OF DISTRIBUTION

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for initial notes acquired by such broker-dealer as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales, offers to resell or other transfers of the exchange notes received by it in connection with the exchange offer. Accordingly, each such broker-dealer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of this exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

      We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

                                  LEGAL MATTERS

      Certain legal matters relating to the notes offered hereby will be passed upon for the Company and its subsidiaries by Bull, Housser & Tupper, Vancouver, Canada with respect to matters of Canadian law and by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York with respect to matters of U.S. law.

                                     EXPERTS

      The consolidated financial statements of Riverside at September 30, 2003 and 2002 and for each of the years in the three-year period ended September 30, 2003 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere and upon the authority of said firm as experts in accounting and auditing. KPMG LLP's audit report covering the September 30, 2003 consolidated financial statements of Riverside includes additional comments for U.S. readers on a change in accounting for foreign currency translation. The financial statements of Lignum at December 31, 2003 and 2002 and for the years then ended have been included herein and in the registration statement in reliance upon the report of Grant Thornton LLP, independent auditors, appearing elsewhere and upon the authority of said firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form F-4 with the SEC covering the exchange notes. This prospectus is part of our registration statement. For further information about us and the exchange notes, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since the prospectus might not contain all of the information that you might find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

      We are subject to the periodic reporting and other informational requirements of the Exchange Act, and accordingly we file reports and other information with the SEC. Copies of our reports and other information may be inspected and copied at the public reference facilities maintained by the SEC. However, we are a "foreign private issuer" as defined in Rule 405 of the Securities Act, and therefore are not required to comply with Exchange Act provisions regarding proxy statements and short swing profit disclosure.

      Copies of these materials may also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at l-800-SEC-0330.

      We also file information, such as periodic reports and financial information, with the Canadian Securities Administrators, which may be accessed at www.sedar.com.

      Anyone who receives a copy of this prospectus may obtain a copy of the indenture without charge by writing to: Riverside Forest Products Limited, 820 Guy Street, Kelowna, British Columbia, Canada, V1Y 7R5, Attn: Chief Financial Officer.

      In the indenture for the notes we have agreed that, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, we will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC's rules and regulations:

      o all annual financial information that would be required to be contained in a filing with the SEC on Form 20-F or 40-F, as applicable (or any successor forms), containing the information required therein (or required in such successor form); and

      o for the first three quarters of each year, all quarterly financial information that would be required to be contained in a filing with the SEC on Form 6-K (or any successor form) that, regardless of applicable requirements shall, at a minimum, contain the information that would be required to be provided in quarterly reports under the laws of British Columbia to security holders of a company with securities listed on the Toronto Stock Exchange, whether or not we have any of our securities so listed, in each case including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and

      o all current reports that would otherwise be required to be filed with the SEC on Form 6-K if we were required to file such reports.

      In addition, following the consummation of this exchange offer, we will file a copy of the annual and quarterly reports referred to above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods. We will at all times comply with TIA ss. 314(a).

      If, at any time after consummation of this exchange offer, we are longer subject to the periodic reporting requirements of the Exchange Act for any reason, we will nevertheless continue filing the reports specified in the preceding paragraph with the SEC for public availability within the time periods specified above unless the SEC will not accept such a filing. We will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept our filings for any reason, we will post the financial information and information referred to in the preceding paragraph on our website within the time periods that would apply if we were required to file those reports with the SEC.

                    GLOSSARY OF CERTAIN TERMS AND DEFINITIONS

      The following terms have the following meanings in this prospectus:

      "AAC" means annual allowable cut, being the volume of timber that the holder of a license from the British Columbia government may harvest under that license in any given year;

      "BDU" means one bone-dry unit, and "MBDU" means one thousand bone-dry units;

      "DIMENSION LUMBER" means standard commodity lumber, ranging, in the case of the Company, from 1 x 3 nominal inches to 2 x 10 nominal inches in varying lengths, usually 8 to 16 feet;

      "FOOT BOARD MEASURE" or "FBM" means one board foot, a measure of lumber volume equivalent to one square foot of lumber, one inch thick; "MFBM" is one thousand board feet; "MMFBM" is one million board feet and "BFBM" is one billion board feet;

      "ISO" means the International Organization for Standardization, a worldwide federation of national standards bodies from approximately 120 countries. "ISO 14001" is an international set of standards that provide a common approach for documenting and maintaining an environmental management system;

      "M(3)" means cubic meter, a measure of timber volume;

      "MSF" means thousand square foot measure, "MMSF" means million square foot measure, and "BSF" means billion square foot measure, in each case on a 3/8-inch thick basis;

      "MSR" means machine stress rated, which is a rating given to lumber in North America that describes its load-bearing capability;

      "RANDOM LENGTH" means dimension lumber of varying lengths but greater than eight feet, trimmed in two-foot increments;

      "SPF" means wood assigned the common commercial designation S-P-F or spruce-pine-balsam fir in accordance with the National Lumber Grading Association's standard grading rules for Canadian lumber;

      "WOODCHIPS" means pieces of wood approximately one inch square by 1/4-inch thick resulting from the cutting of logs in chippers or as a by-product of the sawmill lumber manufacturing process.

                          INDEX TO FINANCIAL STATEMENTS

     A. Riverside
     Auditors' Report..................................................    F-2
     Comments by Auditor for U.S. Readers on Canada-U.S.
       Reporting Difference............................................    F-2
     Consolidated Balance Sheets as at September 30, 2003 and
       2002............................................................    F-3
     Consolidated Statements of Operations for the years ended
       September 30, 2003, 2002 and 2001...............................    F-4
     Consolidated Statements of Retained Earnings for the years
       ended September 30, 2003, 2002 and 2001.........................    F-4
     Consolidated Statements of Cash Flows for the years ended
       September 30, 2003, 2002 and 2001...............................    F-5
     Notes to Consolidated Financial Statements for the years
       ended September 30, 2003, 2002 and 2001.........................    F-6
     Consolidated Balance Sheets as at September 30, 2003 and
       March 31, 2004 (unaudited)......................................    F-17
     Consolidated Statements of Operations for the six months
       ended  March 31, 2004 and 2003 (unaudited)......................    F-18
     Consolidated Statements of Retained Earnings for the six
       months ended March 31, 2004 and 2003 (unaudited)................    F-18
     Consolidated Statements of Cash Flows for the six months
       ended March 31, 2004 and 2003 (unaudited).......................    F-19
     Notes to Interim Consolidated Financial Statements for the
       six months ended March 31, 2004 and 2003 (unaudited)............    F-20
     B. Lignum
     Auditors' Report..................................................    F-27
     Statements of Earnings for the years ended December 31, 2003
       and 2002........................................................    F-28
     Statements of Retained Earnings for the years ended December
       31, 2003 and 2002...............................................    F-28
     Balance Sheets as at December 31, 2003 and 2002...................    F-29
     Statements of Cash Flows for the years ended December 31,
       2003 and 2002...................................................    F-30
     Notes to Financial Statements for the years ended December
       31, 2003 and 2002...............................................    F-31

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of
Riverside Forest Products Limited

      We have audited the consolidated balance sheets of Riverside Forest Products Limited as at September 30, 2003 and 2002 and the consolidated statements of operations and retained earnings and cash flows for each of the years in the three-year period ended September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

      In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2003 and 2002 and the results of its operations and its cash flows for each of the years in the three-year period ended September 30, 2003 in accordance with Canadian generally accepted accounting principles.

      Accounting principles generally accepted in Canada vary in certain significant respects from U.S. generally accepted accounting principles. Application of U.S. generally would have affected the financial position as at September 30, 2003 and 12002 and the results of operations for each of the years in the three-years period ended September 30, 2003, to the extent summarized in note 14 to the consolidated financial statements.

                                                /s/ "KPMG LLP"
                                                --------------------------------
                                                Chartered Accountants

Kelowna, Canada
October 16, 2003, except as to note 14
which is as of February 1, 2004 and note is which is as of March 31, 2004

    COMMENTS BY THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD (UNITED STATES)
              FOR U.S. READERS ON CANADA-U.S. REPORTING DIFFERENCE

      In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the Company's financial statements, such as the change described in note 1k(i) to the financial statements. Our report to the directors dated October 16, 2003, except as to notes 14 and 15 which are as of February 1, 2004, is expressed in accordance with Canadian reporting standards which do not require a reference to such a change in accounting principles in the auditors' report when the change is properly accounted for and adequately disclosed in the financial statements.

                                                /s/ "KPMG LLP"
                                                --------------------------------
                                                Chartered Accountants

Kelowna, Canada
October 16, 2003, except as to note 14
which is as of February 1, 2004 and note 15
which is as of March 31, 2004

                        RIVERSIDE FOREST PRODUCTS LIMITED

                           CONSOLIDATED BALANCE SHEETS
         September 30, 2003 and 2002 (in thousands of Canadian dollars)

                                                             2002         2003
                                                          ---------    ---------
                                                          Restated
                                                         (note 1k(i))
                             Assets
      Current assets:
        Cash (note 2) ................................    $  36,841    $  34,485
        Accounts receivable (note 3) .................       35,987       38,694
        Inventory (note 4) ...........................       68,394       52,138
        Prepaid expenses .............................        3,588        3,365
                                                          ---------    ---------
                                                            144,810      128,682
      Investments and advances .......................        6,406        4,649
      Capital assets (note 5):
        Property, plant and equipment ................      140,635      121,951
        Timber licenses and roads ....................       95,876       92,991
                                                          ---------    ---------
                                                            236,511      214,942
      Deferred financing costs .......................          861          480
                                                          ---------    ---------
                                                          $ 388,588    $ 348,753
                                                          =========    =========
              Liabilities and Shareholders' Equity
      Current liabilities:
        Accounts payable and accrued liabilities .....    $  64,607    $  57,644
        Current portion of long-term debt ............       29,685       27,698
                                                          ---------    ---------
                                                             94,292       85,342
      Reforestation obligation (note 6) ..............       10,839       11,056
      Long-term debt (note 7) ........................       63,484       36,832
      Other long-term liabilities ....................        6,279        7,618
      Future income taxes (note 8) ...................       39,840       36,181
      Shareholders' equity:
        Share capital (note 9) .......................       77,805       77,805
        Retained earnings ............................       96,049       93,919
                                                          ---------    ---------
                                                            173,854      171,724
                                                          ---------    ---------
                                                          $ 388,588    $ 348,753
                                                          =========    =========

Contingencies (note 10)
Subsequent event (note 15)

          See accompanying notes to consolidated financial statements.

                        RIVERSIDE FOREST PRODUCTS LIMITED

          CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                 Years ended September 30, 2003, 2002 and 2001
                       (in thousands of Canadian dollars)

                                                                      2001            2002            2003
                                                                  -----------     -----------     -----------
                                                                    Restated        Restated
                                                                  (note 1k(i))    (note 1k(i))
Sales (note 11) ..............................................    $   461,395     $   469,314     $   430,950
                                                                  -----------     -----------     -----------
Cost of sales ................................................        401,063         405,597         399,800
Selling and administration ...................................         17,880          18,417          17,552
Depreciation and amortization ................................         24,065          25,116          25,371
Foreign exchange gain ........................................         (3,850)         (2,670)         (3,704)
Interest expense (income) ....................................         (2,053)           (583)              7
Miscellaneous income .........................................         (6,724)         (1,352)            (46)
Reversal of contingent duty payable (note 10) ................             --          (4,800)             --
                                                                  -----------     -----------     -----------
                                                                      430,381         439,725         438,980
                                                                  -----------     -----------     -----------
Operating earnings (loss) ....................................         31,014          29,589          (8,030)
Interest on long-term debt ...................................         11,357           8,963           5,930
Unrealized foreign exchange loss (gain) on long-term debt ....          7,282             (69)         (8,121)
                                                                  -----------     -----------     -----------
                                                                       18,639           8,894          (2,191)
                                                                  -----------     -----------     -----------
Earnings (loss) before income taxes ..........................         12,375          20,695          (5,839)
Income tax expense (recovery) (note 8):
  Current ....................................................         11,512           8,766            (842)
  Future .....................................................         (6,151)           (558)         (3,659)
                                                                  -----------     -----------     -----------
                                                                        5,361           8,208          (4,501)
                                                                  -----------     -----------     -----------
Net earnings (loss) ..........................................          7,014          12,487          (1,338)
Retained earnings, beginning of year:
  As previously stated .......................................         82,555          89,422          98,689
  Accounting standards change (note 1k(i)) ...................         (3,859)         (4,804)         (2,640)
                                                                  -----------     -----------     -----------
  As restated ................................................         78,696          84,618          96,049
Dividends ....................................................         (1,056)         (1,056)           (792)
Shares repurchased ...........................................            (36)             --              --
                                                                  -----------     -----------     -----------
Retained earnings, end of year ...............................    $    84,618     $    96,049     $    93,919
                                                                  ===========     ===========     ===========
Earnings (loss) per share, basic and diluted .................    $      0.80     $      1.42     $     (0.15)
Weighted average number of shares outstanding ................      8,803,993       8,803,993       8,803,993
                                                                  ===========     ===========     ===========

          See accompanying notes to consolidated financial statements.

                        RIVERSIDE FOREST PRODUCTS LIMITED

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended September 30, 2003, 2002 and 2001 (in thousands of Canadian dollars)

                                                                    2001          2002          2003
                                                                 ---------     ---------     ---------
                                                                 Restated      Restated
                                                                (note 1k(i))  (note 1k(i))
Cash provided by (used in):
Operations:
  Net earnings (loss) .......................................    $   7,014     $  12,487     $  (1,338)
  Items not involving cash:
    Depreciation and amortization ...........................       24,065        25,116        25,371
    Unrealized foreign exchange gain on debt revaluation ....        7,282           (69)       (8,121)
    Loss (gain) on disposal of capital assets ...............           41           (50)          (43)
    Future income taxes .....................................       (6,151)         (558)       (3,659)
    Change in reforestation obligation ......................          173           483         1,141
                                                                 ---------     ---------     ---------
                                                                    32,424        37,409        13,351
  Changes in non-cash operating working capital:
    Accounts receivable .....................................      (12,277)        1,315        (2,707)
    Inventory ...............................................      (10,005)        9,416        16,256
    Prepaid expenses ........................................         (240)       (1,113)          223
    Accounts payable and accrued liabilities ................       41,763        (7,320)       (7,887)
                                                                 ---------     ---------     ---------
                                                                    51,665        39,707        19,236
Investing:
  Change in investments and advances ........................       (4,823)          864         1,757
  Proceeds on disposal of capital assets ....................           76            50           495
  Purchase of capital assets ................................      (41,749)      (14,835)       (3,873)
  Deferred financing costs ..................................         (158)           --            --
                                                                 ---------     ---------     ---------
                                                                   (46,654)      (13,921)       (1,621)
Financing:
  Proceeds from issuance of long-term debt ..................           --        10,000        10,000
  Repayment of long-term debt ...............................       (4,757)      (41,613)      (30,518)
  Change in other long-term liabilities .....................        1,109           563         1,339
  Dividends paid ............................................       (1,056)       (1,056)         (792)
  Repurchase of shares ......................................          (70)           --            --
                                                                 ---------     ---------     ---------
                                                                    (4,774)      (32,106)      (19,971)
                                                                 ---------     ---------     ---------
Increase (decrease) in cash .................................          237        (6,320)       (2,356)
Cash, beginning of year .....................................       42,924        43,161        36,841
                                                                 ---------     ---------     ---------
Cash, end of year ...........................................    $  43,161     $  36,841     $  34,485
                                                                 =========     =========     =========
Supplementary Information:
  Interest paid .............................................    $  10,811     $   9,963     $   7,124
  Income tax paid (recovered) ...............................       (1,037)       12,273        (1,931)
                                                                 =========     =========     =========

          See accompanying notes to consolidated financial statements.

                        RIVERSIDE FOREST PRODUCTS LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years ended September 30, 2003, 2002 and 2001
               (tabular amounts in thousands of Canadian dollars)

Riverside Forest Products Limited is incorporated under the laws of British Columbia and its principal business activities include the production and sale of lumber, plywood, veneer, and woodchips.

1.    SIGNIFICANT ACCOUNTING POLICIES

a)    BASIS OF PRESENTATION:

      These consolidated financial statements are expressed in thousands of Canadian dollars and are prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). A reconciliation to accounting principles generally accepted in the United States is included in note 14.

      These consolidated financial statements include the accounts of Riverside and its wholly-owned subsidiaries, RFP Timber Ltd. and RFP Power Ltd. All material intercompany balances and transactions have been eliminated.

b)    INVENTORY:

      Inventory, other than parts, is valued at the lower of cost and estimated net realizable value. Cost includes the laid-down cost of materials, labor and the applicable level of overhead. Parts inventory is valued at the lower of average cost and replacement cost.

c)    INVESTMENTS AND ADVANCES:

      Investments are recorded at the lower of cost and net realizable value.

d)    CAPITAL ASSETS:

      Land, buildings and equipment are recorded at cost. Depreciation is provided on the straight-line basis at annual rates based on the estimated useful lives of the assets as follows:

                              Asset                  Rate
                  -----------------------------    ---------
                  Buildings....................    5% and 7%
                  Machinery and equipment......    4% to 20%
                  Automotive equipment.........          20%
                  Logging equipment............    5% to 20%

      Timber, timber cutting rights, and timber tenures are recorded at cost and are amortized on the straight-line basis over a period of 40 years commencing in the year of acquisition.

      Costs relating to roads which will provide economic benefits in future years are capitalized. Road amortization is calculated based on the amount of timber harvested from the date the Company commences using the road.

      Riverside conducts reviews for the impairment of capital assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized to the extent that the undiscounted estimates of future cash flows expected to result from the use of an asset and its eventual disposition are less than its carrying amount.

e)    ACQUISITION AND DEFERRED FINANCING COSTS:

      Costs relating to acquisitions and related financing are treated as follows:

      (i) Costs relating to acquisitions are included in the cost of the acquired assets;

      (ii) Costs relating to equity financing are netted against share proceeds; and

      (iii) Costs relating to debt financing are deferred and then amortized over the term of the debt.

f)    REFORESTATION OBLIGATION:

      The British Columbia Forest Act requires the industry to assume the costs of reforestation on certain harvest licences. Accordingly, Riverside records the estimated fair value of the obligation to complete reforestation as the timber is cut. The costs are included in inventory and cost of sales.

g)    REVENUE RECOGNITION:

      Riverside's primary revenues are derived from solid wood sales including panel, veneer and lumber. Revenue is also recorded from the sales of woodchips, ties, remanufactured products and electricity. Revenue is recognized when title passes and the significant risks and rewards of ownership are transferred, which is generally when the product is shipped. Lumber sales are reported net of countervailing and anti-dumping duties. Product sales are net of shipping costs.

h)    FOREIGN CURRENCY TRANSLATION:

      Riverside's functional currency is the Canadian dollar.

      Accounts receivable in US dollars covered by forward contracts are translated to Canadian dollars at the related contract rates. Other monetary assets or liabilities including long-term debt, are translated to Canadian dollars at the exchange rate in effect at the balance sheet date. Any gains or losses relating to the debt are included in income. All other revenue and expense items are translated at the exchange rate in effect at the transaction date.

      Riverside is party to certain derivative financial instruments, principally forward foreign exchange contracts (used to manage foreign currency exposure on export sales). Gains and losses on forward foreign exchange contracts are recognized in revenues in the same period as the foreign currency revenues to which they relate.

i)    SHARE-BASED COMPENSATION PLANS:

      Riverside has a share option plan as described in note 9. Riverside accounts for stock-based compensation to employees using the settlement method under which no compensation expense is recognized for the plan at the date of grant to employees. Any consideration paid by employees on the exercise of share options will be credited to share capital.

      Riverside has a share appreciation rights (SARs) plan as described in note
      9. Riverside accounts for the SARs using variable accounting. Under variable accounting, compensation cost must be recorded based on the intrinsic value of the award, which is computed as the difference between the exercise price and the fair value of Riverside's common stock on the date of issuance of the SAR. Thereafter, an additional compensation cost must be recorded or reversed based on the difference between the value of the SAR at the beginning and end of the accounting period. The reversal of compensation cost cannot be larger than accumulated compensation expense incurred.

j)    INCOME TAXES:

      Riverside follows the asset and liability method of accounting for income taxes whereby future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the substantive enactment date.

k)    ACCOUNTING STANDARDS CHANGES:

i)    FOREIGN CURRENCY TRANSLATION:

      In December 2001, the Accounting Standards Board of the Canadian Institute of Chartered Accountants (CICA) amended section 1650 -- Foreign Currency Translation of the CICA handbook. The amendments eliminated the deferral and amortization of unrealized translation gains and losses on foreign currency denominated monetary items that have a fixed or ascertainable life extending beyond the end of the fiscal year following the current reporting period. Under the amendments, foreign denominated long-term debt is determined based on the exchange rate in effect at the measurement date and any resulting gain or loss since the last measurement date will be recognized in earnings in the reporting period. The amendments are effective for fiscal years beginning on or after January 1, 2002, with retroactive application required. Riverside adopted the new recommendations retroactively to October 1, 2000 by restating the fiscal 2001 financial statements. The effect of adopting the new recommendations on the financial statements was as follows:

                                                                         2001         2002
                                                                       --------     --------
         Statement of operations:
           Decrease (increase) in effect of unrealized foreign
             exchange loss ..........................................  $ (1,132)    $  2,592
           Increase (decrease) in future income taxes ...............       187         (428)
                                                                       --------     --------
           Increase (decrease) in net earnings ......................      (945)       2,164
         Balance sheet:
           Decrease in deferred unrealized foreign exchange loss ....  $  5,755     $  3,163
           Decrease in future income taxes ..........................       951          523
                                                                       --------     --------
           Decrease in retained earnings ............................     4,804        2,640
                                                                       ========     ========

ii)   ASSET RETIREMENT OBLIGATIONS:

      The Accounting Standards Board of the Canadian Institute of Chartered Accountants ("CICA") issued Section 3110 of the CICA Handbook, Asset Retirement Obligations ("Section 3110"). Effective October 1, 2002, Riverside retroactively adopted Section 3110. The new standard requires that the estimated future cash outflows underlying Riverside's reforestation obligation be discounted to present value. In conjunction with the adoption of the new standard, Riverside also changed its reforestation accounting policy by modifying its methodology for accounting for legislative changes affecting future reforestation costs. The retroactive adoption of these new accounting policies did not result in any change to previously recorded results.

l)    MEASUREMENT UNCERTAINTY:

      These financial statements have been prepared in accordance with Canadian generally accepted accounting principles (GAAP) which require management to make assumptions and estimates that affect the reported amounts and other disclosures. Actual results may differ from these estimates.

      Riverside's reforestation obligation and the amortization rates of timber and timber cutting rights, timber tenures and road costs are based on various management estimates. Management reviews these estimates on an annual basis and, where necessary, makes adjustments prospectively.

2.    OPERATING LINE OF CREDIT

      Riverside has an available operating line of credit totaling US $15,000,000, which was unused at September 30, 2003 and 2002. The line of credit bears interest at Canadian bank prime. A further US $10,000,000 has been negotiated and is available between January and June 2004. This loan bears interest at Canadian bank prime plus 0.25%. The lines are secured by a general security agreement over all assets and by charges over specific land and buildings.

3.    ACCOUNTS RECEIVABLE

                                                       2002         2003
                                                     --------     --------
         Trade accounts receivable ..............    $ 32,158     $ 35,799
         Other ..................................       2,780        2,949
         Income taxes recoverable ...............       1,762          727
         Allowance for doubtful accounts ........        (713)        (781)
                                                     --------     --------
                                                     $ 35,987     $ 38,694
                                                     ========     ========

4.    INVENTORY

                                                       2002         2003
                                                     --------     --------
         Veneer .................................    $  1,337     $  1,277
         Plywood ................................       5,452        4,057
         Finished lumber ........................      14,096        6,546
         Rough lumber ...........................       7,501        4,724
         Logs ...................................      27,681       15,443
         Ties ...................................       2,003        9,379
         Parts, supplies, bins and chips ........      10,324       10,712
                                                     --------     --------
                                                     $ 68,394     $ 52,138
                                                     ========     ========

5.    CAPITAL ASSETS

                                                                                Accumulated
                                  2002                                Cost      amortization       Net
          -----------------------------------------------------    ----------   ------------   ----------
          Land ................................................    $    2,428    $       --    $    2,428
          Buildings ...........................................        32,339        14,654        17,685
          Machinery and equipment .............................       276,713       160,149       116,564
          Automotive equipment ................................        19,586        15,816         3,770
          Logging equipment ...................................         3,719         3,531           188
                                                                   ----------    ----------    ----------
                                                                      334,785       194,150       140,635
          Timber and timber cutting rights, timber tenures ....       121,926        27,573        94,353
          Roads ...............................................         2,915         1,392         1,523
                                                                   ----------    ----------    ----------
                                                                      124,841        28,965        95,876
                                                                   ----------    ----------    ----------
          Total ...............................................    $  459,626    $  223,115    $  236,511
                                                                   ==========    ==========    ==========

                                                                                Accumulated
                                  2003                                Cost      amortization       Net
          -----------------------------------------------------    ----------   ------------   ----------
          Land ................................................    $    2,679    $       --    $    2,679
          Buildings ...........................................        32,388        16,384        16,004
          Machinery and equipment .............................       279,062       178,377       100,685
          Automotive equipment ................................        20,017        17,487         2,530
          Logging equipment ...................................         3,719         3,666            53
                                                                   ----------    ----------    ----------
                                                                      337,865       215,914       121,951
          Timber and timber cutting rights, timber tenures ....       121,926        30,458        91,468
          Roads ...............................................         2,915         1,392         1,523
                                                                   ----------    ----------    ----------
                                                                      124,841        31,850        92,991
                                                                   ----------    ----------    ----------
          Total ...............................................    $  462,706    $  247,764    $  214,942
                                                                   ==========    ==========    ==========

6.    REFORESTATION OBLIGATION

                                                                        2002          2003
                                                                     ---------     ---------
          Reforestation obligation, beginning of year ...........    $  17,167     $  17,650
          Expense for the year ..................................       13,556        12,343
                                                                     ---------     ---------
                                                                        30,723        29,993
          Paid during the year ..................................      (13,073)      (11,202)
                                                                     ---------     ---------
          Reforestation obligation, end of year .................    $  17,650     $  18,791
                                                                     ---------     ---------
          Current, included in accounts payable and accrued
            Liabilities .........................................    $   6,811     $   7,735
          Long-term .............................................       10,839        11,056
                                                                     ---------     ---------
                                                                     $  17,650     $  18,791
                                                                     =========     =========

7.    LONG-TERM DEBT

                                                   2002         2003
                                                ---------    ---------
          Senior notes payable .............    $  83,169    $  46,197
          HSBC Bank Canada capital loan ....       10,000       18,333
                                                ---------    ---------
                                                $  93,169    $  64,530
                                                =========    =========
          Current ..........................    $  29,685    $  27,698
          Long-term ........................       63,484       36,832
                                                ---------    ---------
                                                $  93,169    $  64,530
                                                =========    =========

      The senior notes are denominated in US dollars and have varying maturities and interest rates as follows:

               Series     Maturity date    Interest rate %      US $
               ------     -------------    ---------------   --------
               B......    May 30, 2004          8.64         $  2,000
               C......    May 30, 2004          8.86           10,000
               D......    July 17, 2007         8.80           22,222
                                                             --------
                                                             $ 34,222
                                                             ========

      Long-term debt agreements contain covenants requiring the maintenance of certain financial ratios and place limitations on incurring additional debt and on the application of any proceeds from the disposition of assets. As at September 30, 2003, the

      Company was in compliance with all covenants. Long-term debt is secured by a general security agreement over all assets and by charges over specific land and buildings.

      The senior note agreement allows for release of security and the lowering of interest rates if certain financial performance is achieved.

      The capital loan due to HSBC Bank Canada ("HSBC") bears interest at Canadian bank prime plus 0.5% per annum.

      As at September 30, 2003, scheduled annual repayments over the remaining terms of the long-term debt are as follows. Senior notes payable as stated are based upon the exchange rate at September 30, 2003.

                          Senior notes   HSBC capital
                 Year        payable     loan payable      Total
                 ----        -------     ------------      -----
                2004...     $ 23,698       $  4,000      $ 27,698
                2005...        7,499          4,000        11,499
                2006...        7,500          4,000        11,500
                2007...        7,500          4,000        11,500
                2008...           --          2,333         2,333
                            --------       --------      --------
                            $ 46,197       $ 18,333      $ 64,530
                            ========       ========      ========

8.    INCOME TAXES

      Income tax expense, including both the current and future portions, varies from the amounts that would be computed by applying the basic federal and provincial income tax rates to income before taxes, as shown in the following table:

                                                                 2001     2002     2003
                                                                ------   ------   ------
          Basic rate ........................................    45.6%    40.9%    38.1%
          Increase (decrease) in tax rate resulting from:
            Foreign exchange gain on long-term debt .........     2.2     (0.6)    51.2
            Large corporation tax and capital taxes .........     7.8      2.9     (8.2)
            Manufacturing and processing deduction ..........    (7.0)    (4.5)    (2.5)
            Other ...........................................    (5.3)     1.0     (1.5)
                                                                -----    -----    -----
          Effective tax rate ................................    43.3%    39.7%    77.1%
                                                                =====    =====    =====

      The tax effects of temporary differences that give rise to significant portions of the future income tax liability are presented below:

                                                  2002        2003
                                                --------    --------
          Future income tax asset:
            Non-deductible reserves ........    $  3,012    $  3,508
          Future income tax liability:
            Capital assets .................      42,852      39,689
                                                --------    --------
                                                $ 39,840    $ 36,181
                                                ========    ========

9.    SHARE CAPITAL

      Authorized:

      25,000,000 common shares without par value

      Issued:

                                                                            Number
                                                                           of shares      Amount
                                                                          ----------    ----------
          September 30, 2000 ..........................................    8,807,893    $   77,839
          Shares repurchased and cancelled under 2001 normal course
            issuer bid ................................................       (3,900)          (34)
                                                                          ----------    ----------
          September 30, 2003, 2002 and 2001 ...........................    8,803,993    $   77,805
                                                                          ==========    ==========

      Share Option Plan:

      The Plan provides that the Directors of Riverside may grant options to purchase common shares at issue prices not less than the closing market price of the common shares on any stock exchange on which they may be listed, on the trading day on which the option is granted. An option will be exercisable for a period of 10 years from the date of granting and have no vesting period, except as determined by the directors at the date of grant. The aggregate number of common shares reserved for issue under the Plan, plus the number of common shares reserved for issue under other options granted by Riverside must not exceed 10% of the then outstanding common shares of the Company. No options have been granted under the Plan.

      SHARE APPRECIATION RIGHTS PLAN:

      The Company has a Share Appreciation Rights plan (SAR) which enables the Directors of the Company to grant SAR's to management and directors of the Company. The issue price of the SAR's is equivalent to the market value of Riverside's common shares at the date of grant. The rights have an exercise period of 10 years and a vesting period of two years from the date of grant. As at September 30, 2003, there are 160,000 SARs outstanding (2002--175,000), of which 160,000 (2002--175,000) have vested.

      Riverside has accrued an amount of $0.5 million in accounts payable and accrued liabilities, based upon Riverside's quoted stock price of $12.75 as at September 30, 2003. If management and directors were to exercise these SAR's at a stock price that is equal to the $19.50 book value of the stock, the projected cost of exercise would be $1.9 million.

10.   CONTINGENCIES

      INCOME TAX:

      Canada Customs and Revenue Agency is in the process of reassessing Riverside for its 1998 and 1999 taxation years. The potential additional current taxes payable are approximately $2,800,000, which would be offset by a future tax reduction of approximately $2,800,000. Riverside intends to file Notices of Objection in respect of these reassessments, once received. Riverside has not recorded any charge to the current year's provision for income taxes with respect to the proposed reassessments. If Riverside is not successful in its appeal, any adjustments will be reflected in the period in which they become determinable.

      COUNTERVAILING AND ANTI-DUMPING DUTIES:

      On March 21, 2002 and further adjusted on April 25, 2002, the US Department of Commerce (USDOC) issued its final determination in the countervailing and anti-dumping investigations. The USDOC's final determination in the countervailing investigation resulted in a duty rate of 18.79% to be posted by cash deposits from the effective date of a Final Order (May 22, 2002, as discussed below). The USDOC's final determination in the anti-dumping investigation resulted in company-specific duty rates ranging from 2.18% to 12.44% on the six companies investigated and a rate of 8.43% for all other companies including Riverside.

      On May 16, 2002, the USITC published its final written determination on injury and stated that Canadian softwood lumber threatens material injury to the US industry. As a result, cash deposits were required for shipments at the rates determined by the USDOC effective from a Final Order date of May 22, 2002. All prior bonds or cash deposits posted prior to May 22, 2002 have been refunded. Riverside has accrued $54.8 million (see note 11) based on sales for the period from May 22, 2002 to September 30, 2003 representing the combined final countervailing and anti-dumping duties of 27.22%.

      Riverside previously accrued a total of $17.3 million on countervailing and anti-dumping duties--$8.3 million for the period from August 17, 2001 to December 15, 2001 representing the final USDOC countervailing duty rate of 19.31%, and $9.0 million for the period from November 6, 2001 to May 6, 2002, representing the final USDOC anti-dumping duty rate of 9.67%. During the three months ended March 31, 2002, Riverside reversed $0.2 million of the accrual representing a reduction in the anti-dumping rate. During the three months ended June 30, 2002, Riverside reversed $17.1 million representing the balance of the combined accrual.

      The reversal relating to fiscal 2001 and fiscal 2002 has been credited to sales. Of the reversal in the third quarter of 2002, $4.8 million related to fiscal 2001 sales, $5.8 million to the first quarter ended December 31, 2001 and $5.4 million to the second quarter ended March 31, 2002 sales. Any further adjustments resulting from a change in the countervailing and anti-dumping duty rates will be made when determinable.

      The final amount and effective date of countervailing and anti-dumping duties that may be assessed on Canadian softwood lumber exports to the US, cannot be determined at this time and will depend on appeals of the final determinations to any reviewing courts, NAFTA or WTO panels.

      Riverside and other Canadian forest product companies, the Canadian federal government and Canadian provincial governments (Canadian Interests) categorically deny the US allegations and strongly disagree with the final countervailing and dumping determinations made by the USITC and USDOC. Canadian Interests continue to aggressively defend the Canadian industry in this US Trade dispute. Canadian Interests may appeal the decision of these administrative agencies to the appropriate courts, NAFTA panels and the WTO. Notwithstanding the final rates established in the investigations, the final liability for the assessment of countervailing and anti-dumping duties will not be determined until each annual administrative review process is complete.

      THE FORESTRY REVITALIZATION PLAN:

      In March 2003, the Government of B.C. (the "Crown") introduced the Forestry Revitalization Plan (the "Plan") that provides for significant changes to Crown forest policy and to the existing allocation of Crown timber tenures to licensees. The changes prescribed in the Plan include: the elimination of minimum cut control regulations; the elimination of existing timber processing regulations; and the elimination of restrictions limiting the transfer and subdivision of existing licenses. As well, through legislation, licensees, including the Company, will be required to return approximately 20% of their replaceable tenure to the Crown. The Plan states that approximately half of this volume will be redistributed to open up opportunities for woodlots, community forests and First Nations and the other half will be available for public auction. The Crown has acknowledged that licensees will be fairly compensated for the return of tenure and related costs such as roads and bridges.

      The effect of the timber take-back has resulted in a reduction of 383,982 m(3) of Riverside's existing annual allowable cut on their replaceable tenures. The effect of the Plan on Riverside's financial position and results of operations cannot be determined at this time. Riverside will record the effects of the Plan at the time the amounts to be recorded are determined.

11.   SEGMENTED INFORMATION

      Riverside manages its business as a single operating segment: solid wood. Riverside harvests logs which are sorted by species, size and quality and then manufactured into solid wood products at Riverside's facilities. All operations are located in British Columbia, Canada.

      Riverside sells to both foreign and domestic markets as follows:

                                         2001         2002         2003
                                      ---------    ---------    ---------
          Canada .................    $ 179,235    $ 184,556    $ 174,542
          United States ..........      233,586      241,604      216,064
          Japan ..................       45,736       39,782       36,287
          Europe .................        1,500          340          640
          Other ..................        1,338        3,032        3,417
                                      ---------    ---------    ---------
                                      $ 461,395    $ 469,314    $ 430,950
                                      =========    =========    =========

      Sales by product line are as follows:

                                                                           2001         2002         2003
                                                                        ---------    ---------    ---------
          Stud and dimension lumber ................................    $ 239,628    $ 258,867    $ 262,409
          Plywood and veneer .......................................      148,818      160,890      150,491
          Woodchips ................................................       56,470       35,632       35,002
          Ties .....................................................       15,995       16,345       15,337
          Remanufactured and other .................................        5,284        8,474        7,506
          Power ....................................................           --          998        3,084
                                                                        ---------    ---------    ---------
                                                                          466,195      481,206      473,829
          Countervailing and anti-dumping duties on lumber sales
            (note 10) ..............................................       (4,800)     (11,892)     (42,879)
                                                                        ---------    ---------    ---------
                                                                        $ 461,395    $ 469,314    $ 430,950
                                                                        =========    =========    =========

12.   EMPLOYEE FUTURE BENEFITS

      a) Riverside contributes to an industry-wide pension plan on behalf of its unionized employees. The amount contributed is based upon a negotiated rate for each hour worked. During the year ended September 30, 2003, Riverside made total contributions to this plan of $6,836,341 (2002--$6,774,576; 2001--$6,408,776).

      b) Riverside also contributes on behalf of its salaried employees to a defined contribution plan. The amounts contributed are based upon employee earnings and are credited to specific employee accounts. The obligation for these contributions is extinguished upon payment. During the year ended September 30, 2003, Riverside paid $862,000 (2002--$820,000; 2001-

            -$934,000) on behalf of this plan.

      c) Riverside contributes to defined benefit pension plans for its salaried and certain non-union hourly wage employees. The plans establish a liability based upon length of service and final average earnings. Details of Riverside's plans are as follows:

                                                           2002        2003
                                                         --------    --------
              Accrued benefit obligation:
                Beginning of year .....................  $ 29,150    $ 32,297
                Service cost ..........................       806         701
                Interest cost .........................     2,066       2,067
                Benefits payments .....................      (887)       (966)
                Actuarial loss (gain) .................     1,162         (62)
                                                         --------    --------
                End of year ...........................  $ 32,297    $ 34,037
                                                         ========    ========
              Plan assets, at fair value:
                Beginning of year .....................  $ 21,004    $ 18,967
                Actual return on plan assets ..........    (1,237)      1,259
                Contributions .........................        87       1,819
                Benefit payments ......................      (887)       (966)
                                                         --------    --------
                End of year ...........................  $ 18,967    $ 21,079
                                                         ========    ========
              Unfunded liability ......................  $ 13,330    $ 12,958
              Add: Unrecognized past service costs ....       681         563
              Less: Unrecognized actuarial loss .......     9,234       8,402
                                                         --------    --------
              Employee future benefits liability ......  $  4,777    $  5,119
                                                         ========    ========

                                                        2001        2002        2003
                                                      --------    --------    --------
          Net future benefits expense:
            Employer service cost .................   $  1,596    $  1,535    $  1,593
            Interest cost .........................      1,982       2,067       2,143
            Expected return on assets .............     (1,994)     (1,454)     (1,634)
            Amortization of unrecognized loss .....         --         965         925
            Amortization of past service costs ....         --        (118)       (118)
                                                      --------    --------    --------
                                                      $  1,584    $  2,995    $  2,909
                                                      ========    ========    ========

                                                         2001      2002      2003
                                                        ------    ------    ------
          Assumptions for defined benefit plans:
            Discount rate ..........................     7.00%     6.50%     6.25%
            Expected return on plan assets .........     8.00%     7.50%     7.50%
            Compensation increase ..................     3.50%     3.50%     3.50%

      Riverside sponsors three defined benefit retirement programs. Details of these plans are as follows:

                       2002                                                    Total
          -------------------------------                                    --------
          Accrued benefit obligation ....   $ 24,126   $  1,128   $  7,043   $ 32,297
          Plan assets ...................     17,981        986         --     18,967
                                            --------   --------   --------   --------
          Unfunded liability ............   $  6,145   $    142   $  7,043   $ 13,330
                                            ========   ========   ========   ========

                       2003                                                    Total
          -------------------------------                                    --------
          Accrued benefit obligation ....   $ 25,979   $  1,192   $  6,866   $ 34,037
          Plan assets ...................     20,064      1,015         --     21,079
                                            --------   --------   --------   --------
          Unfunded liability ............   $  5,915   $    177   $  6,866   $ 12,958
                                            ========   ========   ========   ========

13.   FINANCIAL INSTRUMENTS

      a)    FAIR VALUE AND CREDIT RISK:

      The carrying values of cash, accounts receivable, investments and advances, accounts payable and accrued liabilities, long-term debt and other long-term liabilities approximate their fair value. As at September 30, 2003 and 2002 the maximum credit risk exposure for all financial instruments is the carrying amount of each instrument.

      b)    CURRENCY RISK:

      Riverside is exposed to currency risk on its US dollar denominated debt but considers its US dollar denominated revenues to be a natural hedge against this exposure. At September 30, 2003, Riverside had hedge contracts outstanding of US $18 million (2002 -- nil; 2001 -- nil). Based on year-end exchange rates, the estimated unrealized gain or loss on these contracts is nil. For accounting purposes, Riverside does not treat its US dollar-denominated revenues or its forward foreign exchange contracts as a hedge.

14. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

      As indicated in note 1(a), these consolidated financial statements have been prepared in accordance with Canadian GAAP, the measurement principles of which, in the case of Riverside, conform in all material respects with US GAAP, except as set forth below.

      Adjustments to consolidated statements of operations:

      Net earnings (loss):

                                                                               2001           2002           2003
                                                                           -----------    -----------    -----------
          Net earnings (loss) in accordance with Canadian and US
            GAAP .......................................................   $     7,014    $    12,487    $    (1,338)
          Adjustment for comprehensive income:
            Minimum pension liability adjustment(a) ....................          (117)        (6,433)           364
            Income tax impact of minimum pension liability
              adjustment ...............................................           (42)        (2,270)           130
                                                                           -----------    -----------    -----------
          Net earnings (loss) available to common shareholders .........   $     6,939    $     8,344    $    (1,104)
                                                                           ===========    ===========    ===========
          Weighted average number of shares outstanding ................     8,804,968      8,803,993      8,803,993
                                                                           ===========    ===========    ===========
          Basic and diluted earnings (loss) per share in accordance
            with US GAAP ...............................................   $      0.78    $      0.95    $     (0.12)
                                                                           ===========    ===========    ===========

      Sales:

                                                           2001        2002        2003
                                                        ---------   ---------   ---------
          Sales in accordance with Canadian GAAP ....   $ 461,395   $ 469,314   $ 430,950
          Adjustments:
            Freight(b) ..............................      52,849      53,373      59,834
            Duties(b) ...............................       4,800       7,092      42,879
                                                        ---------   ---------   ---------
          Sales in accordance with US GAAP ..........   $ 519,044   $ 529,779   $ 533,663
                                                        =========   =========   =========

      Balance sheet items in accordance with US GAAP:

                                                        2002                    2003
                                               ---------------------   ---------------------
                                                CDN GAAP    US GAAP     CDN GAAP    US GAAP
                                               ---------   ---------   ---------   ---------
          Total assets .....................   $ 388,588   $ 388,588   $ 348,753   $ 348,753
          Other long-term liabilities ......       6,279      12,829       7,618      13,804
          Future income taxes ..............      39,840      37,508      36,181      33,979
          Shareholders' equity .............     173,854     169,636     171,724     167,740

      Reconciliation of shareholders' equity in accordance with US Generally accepted accounting principles:

                                                                           2002         2003
                                                                        ---------    ---------
          Total shareholders' equity in accordance with Canadian
            GAAP ....................................................   $ 173,854    $ 171,724
          Cumulative change in retained earnings relating to:
            Minimum pension liability adjustment (a) ................      (6,550)      (6,186)
            Income tax impact of (a) ................................      (2,332)      (2,202)
                                                                        ---------    ---------
          Total shareholders' equity in accordance with US GAAP .....   $ 169,636    $ 167,740
                                                                        =========    =========

      a)    MINIMUM PENSION LIABILITY:

      Under US GAAP, Riverside is required to record a minimum pension liability amount that represents the excess of accumulated benefit obligation over the fair value of the Plan assets. There is no such requirement under Canadian GAAP.

      b)    SALES EXPENSES INCLUDING FREIGHT AND DUTIES:

      Under Canadian GAAP, direct sales expenses such as freight and duties are deducted from sales and the net amount is reported as net sales in the statement of earnings. Under US GAAP, sales would be recorded gross and direct sales expenses such as freight and duties are included in cost of sales.

      OTHER DISCLOSURES REQUIRED BY US GAAP:

      CASH AND CASH EQUIVALENTS:

      Short term investments with original maturities of 90 days or less are considered cash equivalents. Short term investments are recorded at cost, which approximates market.

      ACCOUNTS RECEIVABLE:

      Changes in Riverside's allowance for doubtful accounts are as follows:

                                                 2001     2002     2003
                                                ------   ------   ------
              Beginning balance .............   $  585   $  713   $  713
              Bad debt expense ..............      128       --       68
              Accounts recovered ............       --       --       --
                                                ------   ------   ------
                                                $  713   $  713   $  781
                                                ======   ======   ======

      ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

      Accounts payable and accrued liabilities consist of the following:

                                                                2002       2003
                                                             --------   --------
          Trade accounts payable ..........................  $ 37,355   $ 31,812
          Accrued payroll liabilities .....................    10,550     10,223
          Current portion of reforestation obligations ....     6,810      7,735
          Other accrued obligations .......................     9,892      7,874
                                                             --------   --------
                                                             $ 64,607   $ 57,644
                                                             ========   ========

      MAINTENANCE COSTS:

      Improvements to and replacement of major units are capitalized as incurred and amortized prospectively over the period to the next major replacement. Maintenance, repairs and minor replacements are expensed as incurred.

      DIVIDENDS PER SHARE:

      Under US GAAP, Riverside is required to disclose dividends per share. Dividends per share in 2003 were $0.12 (2002 -- $0.09;2001 -- $0.12).

      COMPREHENSIVE INCOME:

      Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income", requires that a company classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the balance sheet.

      RECENT ACCOUNTING PRONOUNCEMENTS:

      (i) In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45 (the "Interpretation"), "GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS", which addresses the disclosure to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. The Interpretation also requires the recognition of a liability by a guarantor at the inception of certain guarantees for the non-contingent component of the guarantee, this is the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception.

      The disclosure requirements of the Interpretation apply at December 31, 2002 and the recognition and measurement provisions apply to all guarantees entered into or modified after December 31, 2002. To date Riverside does not have material guarantees that require recognition or disclosure.

      (ii) In December 2003, the Financial Accounting Standards Board issued Interpretation No. 46R ("FIN 46R"), "CONSOLIDATION OF VARIABLE INTEREST ENTITIES" that replaced FIN 46 that had been issued in January 2003. FIN 46R provides guidance on the identification of variable interest entities ("VIEs"), for which control is achieved through means other than through voting rights, and how to determine whether a variable interest holder should consolidate the VIEs. This interpretation applies to financial statements of public entities that have interests in VIEs or potential VIEs commonly referred to as special purpose entities for periods ending after December 15, 2003. FIN 46R applies to all public entities for all other types of VIEs in financial statements for periods ending after March 15, 2004. Riverside does not expect the adoption of FIN 46 to have a material impact on the consolidated financial statements.

      (iii) In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on "DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES", which amends FASB Statements No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES", to clarify under what circumstances a contract with an initial net investment meets the characteristics of a derivative, to clarify when a derivative contains a financing component, to amend the definition of an underlying to conform it to language in FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", and to amend certain other existing pronouncements. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and is to be applied prospectively. Implementation of SFAS No. 149 is not expected to have a material effect on Riverside's financial position or results of operations.

      (iv) In May 2003, the FASB issued SFAS No. 150, "ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY". SFAS No. 150 requires that certain financial instruments issued in the form of shares that are mandatorily redeemable as well as certain other financial instruments be classified as liabilities in the financial statements. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective beginning Riverside's second quarter of 2004. The provisions of this statement are not expected to have a material impact on Riverside's consolidated financial position or results of operations.

15.   SUBSEQUENT EVENT

      On February 1, 2004, Riverside entered into an agreement with the shareholder of Lignum Limited to acquire all the outstanding shares of Lignum Limited for $90,000,000 in cash and $10,000,000 in common shares of Riverside, for $100,000,000 in total consideration, subject to adjustments for working capital and softwood lumber duties. The agreement was subject to certain regulatory approvals and the completion of a US$150,000,000 high yield debt financing. Riverside completed the acquisition on March 31, 2004 after receiving final regulatory approvals and the completion of its US$150,000,000 7 7/8% senior notes offering.

                        RIVERSIDE FOREST PRODUCTS LIMITED

                           CONSOLIDATED BALANCE SHEET
                  (Expressed in thousands of Canadian dollars)

                                                                 As at              As at
                                                              September 30         March 31
                                                              ------------       ------------
                                                                  2003               2004
                                                              ------------       ------------
                                                                                  (Unaudited)
                      Assets
Current assets:
    Cash ................................................      $   34,485         $   70,251
    Accounts receivable .................................          38,694             65,241
    Inventory ...........................................          52,138            137,979

    Prepaid expenses ....................................           3,365              1,557
                                                               ----------         ----------
                                                                  128,682            275,028
Investments and advances ................................           4,649              6,996
Capital assets:
     Property, plant and equipment ......................         119,271            160,794
     Timber licenses and roads ..........................          95,671            136,280
     Goodwill ...........................................              --              7,259
                                                               ----------         ----------
                                                                  214,942            304,333
Deferred financing costs ................................             480             10,481
                                                               ----------         ----------
                                                               $  348,753         $  596,838
                                                               ==========         ==========

       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Bank Indebtedness ...................................      $       --         $       --
    Accounts payable and accrued liabilities ............          57,644            110,324
    Current portion of long-term debt ...................          27,698                 --
                                                               ----------         ----------
                                                                   85,342            110,324
Reforestation obligation ................................          11,056             19,479
Long-term debt (note 5) .................................          36,832            196,500
Other long-term liabilities .............................           7,618              9,481
Future income taxes .....................................          36,181             58,626
Shareholders' equity:
    Share capital (note 7):
     Authorized: 25,000,000 common shares, no par
                 value
     Issued: 9,434,987 common shares (September 30,
             2003 .......................................          77,805             87,789
    Retained earnings ...................................          93,919            114,639
                                                               ----------         ----------
                                                                  171,724            202,428
                                                               ----------         ----------
                                                               $  348,753         $  596,838
                                                               ==========         ==========

          See accompanying notes to consolidated financial statements.

                        RIVERSIDE FOREST PRODUCTS LIMITED

           CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
            (Unaudited) (Expressed in thousands of Canadian dollars)

                                                                                  6 months ended March 31
                                                                                ---------------------------
                                                                                    2003            2004
                                                                                -----------     -----------
                                                                                 (restated
                                                                                  note 2)
Sales (note 8) .............................................................    $   209,104     $   260,521
                                                                                -----------     -----------
Cost of sales ..............................................................        198,397         206,996
Selling and administration .................................................          9,533           8,799
Depreciation and amortization ..............................................         12,736          11,724
Other (income) expense .....................................................           (481)         (5,124)
                                                                                -----------     -----------
                                                                                    220,185         222,395
                                                                                -----------     -----------
Operating earnings (loss) ..................................................        (11,081)         38,126
Interest on long-term debt .................................................          3,243           2,238
Unrealized foreign exchange loss (gain) on long-term debt ..................         (5,110)             --
Prepayment penalty on long-term debt .......................................                          3,557
                                                                                -----------     -----------
                                                                                     (1,867)          5,795
                                                                                -----------     -----------
Earnings (loss) before income taxes ........................................         (9,214)         32,331
Income tax expense (recovery)
          Current ..........................................................         (2,529)         14,557
          Future ...........................................................         (1,686)         (3,738)
                                                                                -----------     -----------
                                                                                     (4,215)         10,819
Net earnings (loss) ........................................................    $    (4,999)    $    21,512
Retained earnings, beginning of period
         As previously stated ..............................................         96,049          93,919
         Accounting standards change (note 2) ..............................             --              --
                                                                                -----------     -----------
         As restated .......................................................         96,049          93,919
Dividends ..................................................................           (529)           (792)
                                                                                -----------     -----------
Retained earnings, end of period ...........................................    $    90,521     $   114,638
                                                                                -----------     -----------
Net earnings (loss) per common share, basic and diluted ....................    $     (0.57)    $      2.44
                                                                                ===========     ===========
Weighted average number of common shares outstanding, basic and diluted ....      8,803,993       8,803,993

(1)   (restated - see note 2)

          See accompanying notes to consolidated financial statements.

                        RIVERSIDE FOREST PRODUCTS LIMITED
                       CONSOLIDATED STATEMENT OF CASH FLOW
            (Unaudited) (Expressed in thousands of Canadian dollars)

                                                                           6 months ended March 31
                                                                          -------------------------
                                                                             2003           2004
                                                                          ----------     ----------
Cash Provided by (used in):                                               (restated
                                                                           note 2)
Operations:
    Net earnings (loss) ..............................................    $   (4,999)    $   21,512
    Items not involving cash
      Depreciation and amortization ..................................        12,736         12,103
      Unrealized foreign exchange loss (gain) on debt revaluation ....        (5,110)            --
      Gain on disposal of property, plant and equipment ..............           (11)           (45)
      Future income taxes ............................................        (1,686)        (3,738)
      Change in reforestation obligation .............................         6,510          9,054
                                                                          ----------     ----------
                                                                               7,440         38,886
    Changes in non-cash operating working capital
      Change in accounts receivable ..................................         1,316         (4,343)
      Change in inventories ..........................................       (47,088)       (58,632)
      Change in prepaid expenses .....................................         1,200          4,872
      Change in accounts payable and accrued liabilities .............        (4,429)        25,082
                                                                          ----------     ----------
                                                                             (49,001)       (33,021)
                                                                          ----------     ----------
                                                                             (41,561)         5,865
                                                                          ----------     ----------

Investing:
    Change in investments and advances ...............................          (201)          (262)
    Proceeds on disposal of property, plant and equipment ............            16             40
    Purchase of property, plant and equipment ........................        (1,260)        (1,566)
    Increase in deferred finance costs ...............................            --        (10,481)
    Acquisition (note 3) .............................................                      (86,276)
                                                                          ----------     ----------
                                                                              (1,445)       (98,545)
                                                                          ----------     ----------

Financing:
    Proceeds from issue of long-term debt ............................                      196,500
    Repayment of long-term debt ......................................       (15,236)       (64,530)
    Change in other long-term liabilities ............................         1,508         (2,716)
    Share issuance costs paid ........................................                          (16)
    Dividends paid ...................................................          (529)          (792)
                                                                          ----------     ----------
                                                                             (14,257)       128,446
                                                                          ----------     ----------
    Change in cash ...................................................       (57,263)        35,766
    Cash, beginning of period ........................................        36,841         34,485
                                                                          ----------     ----------
    Cash, end of period ..............................................    $  (20,422)    $   70,251
                                                                          ==========     ==========
Supplementary Information:
    Interest paid ....................................................         3,802     $    2,821
    Income taxes paid (recovered) ....................................         1,598     $    2,782

Non-cash investing activity:
    Common shares issued in acquisition (note 3) .....................    $       --     $   10,000

          See accompanying notes to consolidated financial statements.

                        RIVERSIDE FOREST PRODUCTS LIMITED

          NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (TABULAR AMOUNTS EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS)
                    SIX MONTHS ENDED MARCH 31, 2003 AND 2004

1.    BUSINESS OF RIVERSIDE

      Riverside operates in the solid wood business, which includes the production and sale of lumber, plywood, veneer and woodchips. The production of these products includes logging operations, which are carried out by independent contractors on behalf of Riverside. Logging operations are seasonal due to a number of factors including weather, ground and fire season conditions. As a result of the timing of logging operations, Riverside normally experiences substantial increases in log inventories during the first and second quarters. Lumber and plywood inventories are less seasonal but are subject to market demands.

2.    BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

      These interim consolidated financial statements are unaudited; however, they reflect all adjustments, consisting of normal recurring adjustments including the adjustment set out below necessary for a fair presentation of the results of the periods presented. These interim consolidated financial statements do not include all disclosures required by Canadian generally accepted accounting principles for annual financial statements and accordingly should be read in conjunction with the September 30, 2003 audited consolidated financial statements and notes below.

      These interim consolidated financial statements have been prepared in accordance with the same accounting policies and methods of computation as the annual financial statements as at September 30, 2003. The following change in accounting policy was implemented in the December 31, 2003 quarter that relates solely to the preparation of interim financial statements.

      In the December 2003 quarter, the Company changed its accounting policy for expensing woodlands production costs in its interim quarterly financial statements from a units of production basis to an incurred cost basis. This change does not impact the Company's annual consolidated financial statements. Prior period quarterly results have been restated to reflect the new accounting policy as follows:

                                           Quarter ended                          Year
                         ---------------------------------------------------      ended
                          December       March         June        September    September
                            2002         2003          2003          2003         2003
                         ---------     ---------     ---------     ---------    ---------
Net earnings:
  As reported .......    $  (5,247)    $  (1,684)    $  (3,523)    $   9,116    $   1,338
  Adjustment ........           --         1,932        (1,932)           --           --
                         ---------     ---------     ---------     ---------    ---------
  As restated .......    $  (5,247)    $     248     $  (5,455)    $   9,116    $   1,338
                         =========     =========     =========     =========    =========

3.    LIGNUM ACQUISITION

      On March 31, 2004, the Company acquired all of the outstanding common shares of Lignum Limited ("Lignum"). The results of Lignum's operations will be included in the consolidated financial statements since that date. Lignum's principle business activities include the production and sale of lumber, as well as the operating of a related wholesale wood products brokerage business.

      To acquire Lignum, the Company issued 630,994 of common shares of the Company with a fair value of $10,000,000 and an additional $87,350,000, which was financed through a new term debt facility (see note 5). The fair value of the common shares of the Company was determined based on the average closing price of the Riverside's common shares for the twenty day trading period preceding the period after the terms of the acquisition were agreed to and announced which approximates the market price for the two days before and after the date the terms of the acquisition were agreed to and announced.

      This acquisition has been accounted for under the purchase method with the purchase price, including the impacts of Lignum's operation for the period from February 1, 2004 to March 31, 2004, allocated as follows:

Net Assets acquired:
     Cash ........................................................    $   1,074
     Accounts receivable .........................................       22,204
     Inventory ...................................................       27,209
     Prepaid expenses ............................................        3,064
     Other long-term assets ......................................        2,085
     Property, plant and equipment ...............................       47,454
     Timber licenses and roads ...................................       44,730
     Goodwill ....................................................        7,259

Liabilities assumed:
     Accounts payable and accrued liabilities ....................      (18,551)
     Reforestation obligation ....................................       (8,416)
     Other long-term liabilities .................................       (4,579)
     Future income taxes .........................................      (26,183)

                                                                      ---------
                                                                      $  97,350
                                                                      =========

Consideration:
     Cash ........................................................    $  87,350
     Common shares ...............................................       10,000
                                                                      ---------
                                                                      $  97,350
                                                                      =========

    The purchase price allocation is preliminary and subject to potential adjustments related to further valuation work being completed on the assets acquired.

    Cash paid on the acquisition of Lignum as disclosed in the consolidated statements of cash flow is determined as follows:

     Cash paid ...................................................    $ (87,350)
     Cash acquired ...............................................        1,074
                                                                      ---------
     Net cash paid ...............................................    $ (86,276)
                                                                      =========

      Goodwill is not amortized, but is tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. Timber tenures are amortized on a straight-line basis over 40 years commencing in the year of acquisition. Substantially all of the amounts recorded above for goodwill and timber tenures are not deductible for income tax purposes.

      In addition to the above, transaction costs of $10,481,000 were incurred predominately in relation to the financing of the acquisition and $3,557,000 of prepayment penalties were made in order to retire the pre-existing debt.

4.    INVENTORY

                                                      September 30,   March 31,
                                                          2003          2004
                                                      -------------  -----------

Veneer ............................................     $   1,277     $   1,617
Plywood ...........................................         4,057         5,146
Finished lumber ...................................         6,546        23,678
Rough lumber ......................................         4,724         9,464
Logs ..............................................        15,443        71,787
Ties ..............................................         9,379        12,457
Parts, supplies, bins and chips ...................        10,712        13,830
                                                        ---------     ---------
                                                        $  52,138     $ 137,979
                                                        =========     =========

5.    OPERATING LINE OF CREDIT AND LONG-TERM DEBT

a)    OPERATING LINE OF CREDIT

      The Company has an available operating line of credit totaling CAD $60 million, which was unused at March 31, 2004. The line of credit bears interest on a sliding scale dependent on certain financial indicators. The debt is secured by General Security Agreements. The term of the facility expires on March 31, 2007.

      The Company previously had an available operating line of credit totaling US $15,000,000. The line of credit bore interest at prime. A further US $10,000,000 was available between January and June of any year.

b.    LONG-TERM DEBT

      Long term debt consists of USD $150 million in unsecured senior notes that bear interest at 7 7/8%, payable in arrears on March 1 and September 1. The entire principal of the senior notes is repayable on March 1, 2014.

      The notes contain covenants that, based on certain financial ratios, may place limitations upon the incurrence of additional debt and on the application of proceeds from the disposition of assets.

                                                          September    March 31,
                                                           30, 2003      2004
                                                          ---------    ---------

         US$150,000,000 unsecured senior notes, due
            March 1, 2014 .............................   $      --    $ 196,500
         Senior Notes payable .........................      46,197           --
         HSBC Capital loan ............................      18,333           --
                                                          ---------    ---------
                                                          $  64,530    $ 196,500
                                                          =========    =========

         Current ......................................   $  27,698    $      --
         Long-term ....................................      36,832      196,500
                                                          ---------    ---------
                                                          $  64,530    $ 196,500
                                                          =========    =========

      Senior Notes payable and the HSBC Capital Loan contained covenants that required the maintenance of certain financial ratios and placed limitations upon incurring additional debt and on the application of any proceeds from the disposition of assets.

6.    CONTINGENCIES

a)    INCOME TAX

      Canada Revenue Agency is in the process of reassessing Riverside for its 1998 and 1999 taxation years. The potential additional current taxes payable are approximately $2,800,000, which would be offset by a future tax reduction of approximately $2,800,000. Riverside intends to file Notices of Objection in respect of these reassessments, once received. Riverside has not recorded any charge to the current year's provision for income taxes with respect to the proposed reassessments. If Riverside is not successful in its appeal, any adjustments will be reflected in the period in which they become determinable.

b)    THE FORESTRY REVITALIZATION PLAN

      In March 2003, the Government of B.C. ("Crown") introduced the Forestry Revitalization Plan (the "Plan") that provides for significant changes to Crown forest policy and to the existing allocation of Crown timber tenures to licensees. The changes prescribed in the Plan include; the elimination of minimum cut control regulations, the elimination of existing timber processing regulations, and the elimination of restrictions limiting the transfer and subdivision of existing licenses. As well, through legislation, licensees, including Riverside, will be required to return 20% of their replaceable tenure to the Crown. The Plan states that approximately half of this volume will be redistributed to open up opportunities for woodlots, community forests and First Nations and the other half will be available for public auction. The Crown has acknowledged that licensees will be fairly compensated for the return of tenure and related costs such as roads and bridges.

      The effect of the timber take-back is expected to result in a reduction of approximately 431,000 m3 of the company's existing annual allowable cut on their replaceable tenures. The effect of the Plan on Riverside's financial position and results of operations cannot be determined at this time. Riverside will record the effects of the Plan at the time the amounts to be recorded are determined.

c)    COUNTERVAILING AND ANTI-DUMPING DUTIES

      On March 21, 2002 and further adjusted on April 25, 2002, the U.S. Department of Commerce (USDOC) issued its final determination in the countervailing and anti-dumping investigations. The USDOC's final determination in the countervailing investigation resulted in a duty rate of 18.79% to be posted by cash deposits from the effective date of a Final Order (May 22, 2002 as discussed below). The USDOC's final determination in the anti-dumping investigation resulted in company-specific duty rates ranging from 2.18% to 12.44% on the six companies investigated and an all other rate of 8.43% for all other companies including Riverside.

      On May 16, 2002, the USITC published its final written determination on injury and stated that Canadian softwood lumber threatens material injury to the U.S. industry. As a result, cash deposits were required for shipments at the rates determined by the USDOC effective from a Final Order date of May 22, 2002. All prior bonds or cash deposits posted prior to May 22, 2002 have been refunded. Riverside has accrued $79,400,000 for the period from May 22, 2002 to March 31, 2004 representing the combined final countervailing and anti-dumping duties of 27.22%. For the six months ended March 31, 2004, Riverside has expensed $24,600,000 (March 31, 2003 - $20,000,000) in combined countervailing and anti-dumping duties. Any further adjustments resulting from a change in the countervailing and anti-dumping duty rates will be made prospectively.

      The final amount and effective date of countervailing and anti-dumping duties that may be assessed on Canadian softwood lumber exports to the U.S. cannot be determined at this time and will depend on appeals of the final determinations to any reviewing courts, NAFTA or WTO panels.

      Riverside and other Canadian forest product companies, the Canadian federal government and Canadian provincial governments (Canadian Interests) categorically deny the U.S. allegations and strongly disagree with the final countervailing and dumping determinations made by the USITC and USDOC. Canadian Interests continue to aggressively defend the Canadian industry in this U.S. trade dispute. Canadian Interests may appeal the decision of these administrative agencies to the appropriate courts, NAFTA panels and the WTO. Notwithstanding the final rates established in the investigations, the final liability for the assessment of countervailing and anti-dumping duties will not be determined until each annual administrative review process is complete.

7.    SHARE CAPITAL

Authorized:  25,000,000 common shares, no par value
Issued:

                                                                Number of
                                                                  Shares       Amount
                                                                ----------   ----------
March 31, 2003 and September 30, 2003 ........................   8,803,993   $   77,805
Shares issued March 31, 2004 for acquisition (see note 3) ....     630,994       10,000
Share issue costs ............................................          --          (16)
                                                                ----------   ----------
                                                                 9,434,987   $   87,789
                                                                ==========   ==========

8.    SEGMENTED INFORMATION

      The Company manages its business as a single operating segment: solid wood. The Company harvests logs, which are sorted by species, size and quality and then manufactured into solid wood products at the Company's facilities. All operations are located in British Columbia, Canada.

                                                             6 months ended
                                                                March 31
                                                        -----------------------
                                                           2003          2004
                                                        -----------------------
Sales
    Stud and dimension lumber ......................    $ 127,095     $ 150,226
    Plywood and veneer .............................       74,628        97,978
    Wood chips .....................................       18,298        19,798
    Other products .................................        9,049        17,135
                                                        ---------     ---------
                                                          229,070       285,137

    U.S. lumber duty deposits accrued ..............      (19,966)      (24,616)
                                                        ---------     ---------
    Net Sales ......................................    $ 209,104     $ 260,521
                                                        =========     =========

Sales volumes
    Stud and dimension lumber (mfbm) ...............      349,655       397,790
    Plywood and veneer (msf) .......................      233,459       248,171
    Wood chips (bdu) ...............................      275,556       271,548

Geographic distribution of sales dollars
    Canada .........................................    $  83,527     $ 108,714
    United States ..................................      103,234       127,788
    Japan ..........................................       20,275        21,653
    Europe .........................................          335            96
    Other ..........................................        1,733         2,270
                                                        ---------     ---------
    Net Sales ......................................    $ 209,104     $ 260,521
                                                        =========     =========

9.    COMPARATIVE FIGURES

      Certain comparative figures have been restated to conform with the financial statement presentation adopted for the current period.

10. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

      These consolidated financial statements have been prepared in accordance with Canadian GAAP, the measurement principles of which, in the case of Riverside, conform in all material respects with US GAAP, except as set forth below.

      Adjustments to consolidated statements of operations

      Net earnings (loss)

                                                                 6 months ended March 31,
                                                               ---------------------------
                                                                   2003            2004
                                                               -----------     -----------
      Net earnings (loss) in accordance with Canadian
        and US GAAP .......................................    $    (4,999)    $    21,512
      Adjustment for comprehensive income:
        Minimum pension liability adjustment (a) ..........             92              --
        Income tax impact of (a) ..........................            (33)             --
                                                               -----------     -----------
        Net earnings (loss) available to common
         shareholders .....................................    $    (4,940)    $    21,512
                                                               ===========     ===========
        Weighted average number of shares outstanding .....      8,803,993       8,803,993
                                                               ===========     ===========
        Basic and diluted earnings (loss) per share in
         accordance with US GAAP ..........................    $     (0.56)    $      2.44
                                                               ===========     ===========

      Sales

                                                                 6 months ended March 31,
                                                               ---------------------------
                                                                   2003            2004
                                                               -----------     -----------
      Sales in accordance with Canadian GAAP ..............    $   209,104     $   260,521
      Adjustments:
        Freight(b) ........................................         28,528          28,339
        Duties(b) .........................................         19,996          24,616
                                                               -----------     -----------
        Sales in accordance with US GAAP ..................    $   257,628     $   313,476
                                                               ===========     ===========

      Balance sheet items in accordance with US generally accepted accounting principles

                                              September 30, 2003           March 31, 2004
                                            ----------------------    ----------------------
                                            CDN GAAP      US GAAP     CDN GAAP      US GAAP
                                            ---------    ---------    ---------    ---------
      Total assets .....................    $ 348,753    $ 348,753    $ 596,838    $ 596,838
      Other long-term liabilities ......        7,618       13,804        9,481       15,667
      Future income taxes ..............       36,181       33,979       58,626       56,424
      Shareholders' equity .............      171,724      167,740      202,428      198,444

      Reconciliation of shareholders' equity in accordance with US generally accepted accounting principles

                                                                         September 30,    March 31,
                                                                             2003           2004
                                                                         -------------  -------------
      Total shareholders' equity in accordance with Canadian
        generally accepted accounting principles .....................    $  171,724     $  202,428
      Cumulative change in retained earnings relating to:
        Minimum pension liability adjustment (a) .....................        (6,186)        (6,186)
        Income tax impact of (a) .....................................         2,202          2,202
                                                                          ----------     ----------
      Total shareholders' equity in accordance with US generally
        accepted accounting principles ...............................    $  167,740     $  198,444
                                                                          ==========     ==========

a)    MINIMUM PENSION LIABILITY

      Under US GAAP, Riverside is required to record a minimum pension liability amount that represents the excess of accumulated benefit obligation over the fair value of the Plan assets. There is no such requirement under Canadian GAAP.

b)    SALES EXPENSES INCLUDING FREIGHT AND DUTIES

      Under Canadian GAAP, direct sales expenses such as freight and duties are deducted from sales and the net amount is reported as net sales in the statement of earnings. Under US GAAP, sales would be recorded gross and direct sales expenses such as freight and duties are included in cost of sales.

      OTHER DISCLOSURES REQUIRED BY US GAAP

      ACCOUNTS RECEIVABLE

      At March 31, 2004, accounts receivable recorded on the balance sheet is net of an allowance for doubtful accounts of $6,412,000 (September 30, 2003--$713,000).

      ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

      Accounts payable and accrued liabilities consist of the following

                                                          September 30,    March 31,
                                                              2003           2004
                                                          -------------  ------------
      Trade accounts payable ..........................    $   31,812     $   63,994
      Accrued payroll liabilities .....................        10,223          9,374
      Current portion of reforestation obligations ....         7,735         16,782
      Other accrued obligations .......................         7,874         20,174
                                                           ----------     ----------
                                                           $   57,644     $  110,324
                                                           ==========     ==========

      DIVIDENDS PER SHARE

      Under US GAAP, Riverside is required to disclose dividends per share. Dividends per share for the six months ended March 31, 2004 and 2003 were $0.08 and $0.06 respectively.

      COMPREHENSIVE INCOME

      Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income", requires that a company classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the balance sheet.

      ACQUISITION

      US GAAP requires pro forma information be provided in the period in which an acquisition has occurred. The pro forma consolidated financial information for the six months ended March 31, 2004 and 2003, determined as if the acquisition of Lignum had occurred on October 1 of each period, would have resulted in the following:

     ============================================================================================
                                                                             2003          2004
     --------------------------------------------------------------------------------------------
     Revenues                                                             $ 308,931     $ 376,078
     Net earnings (loss)                                                  $  (3,022)    $  22,240
     Basic and diluted earnings (loss) per share                          $   (0.32)    $    2.36
     ============================================================================================

      The pro forma results include the following material non-recurring amounts:

     ============================================================================================
                                                                             2003          2004
     --------------------------------------------------------------------------------------------
     Prepayment penalty on long-term debt                                 $      --     $   3,178
     Write-off of deferred financing costs relating to the repaid
       long-term debt                                                            --           379
     Former Lignum shareholder bonuses and other expenses                        43         2,999
     --------------------------------------------------------------------------------------------
                                                                                 43         6,556
     Tax effect at 35.62%                                                       (15)       (2,335)
     --------------------------------------------------------------------------------------------
                                                                          $      28         4,221
     ============================================================================================

      This unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations in future periods or results that would have been achieved had the Company and Lignum been combined during the specified periods.

      RECENT ACCOUNTING PRONOUNCEMENTS

      (i) In November 2002, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 45 (the "Interpretation"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", which addresses the disclosure to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. The Interpretation also requires the recognition of a liability by a guarantor at the inception of certain guarantees for the non-contingent component of the guarantee, this is the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception. The disclosure requirements of the Interpretation apply at December 31, 2002 and the recognition and measurement provisions apply to all guarantees entered into or modified after December 31, 2002. To date Riverside does not have material guarantees that require recognition.

      (ii) In December 2003, the Financial Accounting Standards Board issued Interpretation No. 46R ("FIN 46R"), "Consolidation of Variable Interest Entities" that replaced FIN 46 that had been issued in January 2003. FIN 46R provides guidance on the identification of variable interest entities ("VIEs"), for which control is achieved through means other than through voting rights, and how to determine whether a variable interest holder should consolidate the VIEs. This interpretation applies to financial statements of public entities that have interests in VIEs or potential VIEs commonly referred to as special purpose entities for periods ending after December 15, 2003. FIN 46R applies to all public entities for all other types of VIEs in financial statements for periods ending after March 15, 2004. Adoption of FIN 46 did not have a material impact on the Company's consolidated financial statements.

      (iii) In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on "Derivative Instruments and Hedging Activities", which amends FASB Statements No. 133, "Accounting for Derivative Instruments and Hedging Activities", to clarify under what circumstances a contract with an initial net investment meets the characteristics of a derivative, to clarify when a derivative contains a financing component, to amend the definition of an underlying to conform it to language in FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", and to amend certain other existing pronouncements. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and is to be applied prospectively. Implementation of SFAS No. 149 is not expected to have a material effect on Riverside's financial position or results of operations.

      (iv) In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 requires that certain financial instruments issued in the form of shares that are mandatorily redeemable as well as certain other financial instruments be classified as liabilities in the financial statements. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective beginning Riverside's second quarter of 2004. The provisions of this statement did not have a material impact on the Company's consolidated financial position or results of operations.

                          INDEPENDENT AUDITORS' REPORT

To the Directors of
Lignum Limited

      We have audited the balance sheets of Lignum Limited as at December 31, 2003 and 2002 and the statements of earnings and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with Canadian generally accepted auditing standards in Canada and in the standards of the Public Company Accounting Oversight board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2003 and 2002 and the results of its operations and its cash flows for each of the years then ended in accordance with Canadian generally accepted accounting principles. As required by the Company Act of British Columbia, we report that, in our opinion, these principles have been applied on a consistent basis.

      Accounting principles generally accepted in Canada vary in certain significant respects from U.S. generally accepted accounting principles. Application of U.S. generally accepted accounting principle would have affected the financial position as at December 31, 2003 and 2002 and the results of operations for each of the years in the two-year period ended December 31, 2003, to the extent summarized in note 20 to the financial statements.


                                                /s/ "Grant Thornton LLP"
                                                --------------------------------
                                                Chartered Accountants

Vancouver, Canada
January 30, 2004

                                 LIGNUM LIMITED

                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS
                         (Expressed in Canadian Dollars)
                             Years Ended December 31

                                                                  2002              2003
                                                             -------------     -------------
Sales ...................................................    $ 237,195,326     $ 225,274,809
Cost of sales ...........................................      211,224,001       206,835,319
                                                             -------------     -------------
Gross profit ............................................       25,971,325        18,439,490
Selling, general and administrative expenses ............       20,474,744        18,562,474
                                                             -------------     -------------
(Loss) earnings before other income and income taxes ....        5,496,581          (122,984)
Other income ............................................        1,022,555         1,692,107
                                                             -------------     -------------
Earnings before income taxes ............................        6,519,136         1,569,123
                                                             -------------     -------------
Income taxes (Note 17)
  Current ...............................................          634,637           687,800
  Future ................................................        1,820,000           275,000
                                                             -------------     -------------
                                                                 2,454,637           962,800
                                                             -------------     -------------
Net earnings ............................................    $   4,064,499     $     606,323
                                                             =============     =============
Weighted average number of shares outstanding ...........           45,000            45,000
                                                             =============     =============
Earnings per share, basic and fully diluted .............    $       90.32     $       13.47
                                                             =============     =============
Retained earnings, beginning of year ....................    $  46,266,289     $  48,069,205
Net earnings ............................................        4,064,499           606,323
Dividends paid ..........................................       (2,406,835)       (2,511,000)
Refundable taxes recovered ..............................          145,252           144,905
                                                             -------------     -------------
Retained earnings, end of year ..........................    $  48,069,205     $  46,309,433
                                                             =============     =============

               See accompanying notes to the financial statements.

                                 LIGNUM LIMITED
            (Incorporated under the Company Act of British Columbia)

                                 BALANCE SHEETS
                         (Expressed in Canadian Dollars)
                                   December 31

                                                                    2002            2003
                                                                ------------    ------------
                             ASSETS
     Current
       Cash and cash equivalents ...........................    $     55,015    $  5,200,287
       Receivables .........................................      16,059,145      14,651,219
       Income taxes recoverable ............................         580,652              --
       Inventories (Note 3) ................................      24,604,660      25,039,691
       Prepaids and other current assets (Note 4) ..........       5,893,444       4,046,909
       Future income taxes (Note 17) .......................         729,000         403,000
                                                                ------------    ------------
                                                                  47,921,916      49,341,106
     Property and equipment (Note 5) .......................      27,745,506      24,197,567
     Timber rights, notes receivable and other (Note 6) ....       8,928,540       7,836,762
                                                                ------------    ------------
                                                                $ 84,595,962    $ 81,375,435
                                                                ------------    ------------
                           LIABILITIES
     Current
       Bank indebtedness (Note 7) ..........................    $  2,552,113    $  2,348,384
       Bank loans (Note 8) .................................       5,800,000       4,550,925
       Payables and accruals ...............................      10,267,855      11,282,838
       Income taxes payable ................................              --          70,199
       Wages and deductions payable ........................       5,298,946       4,287,128
       Payable to related company (Note 13) ................         446,272         458,843
       Current portion of equipment loans (Note 9) .........         417,379         225,605
       Current portion of unearned revenue .................         372,423         347,155
                                                                ------------    ------------
                                                                  25,154,988      23,571,077
     Unearned revenue ......................................         391,300          70,796
     Equipment loans (Note 9) ..............................         326,498         118,420
     Forestry obligations (Note 10) ........................       8,991,971       9,324,952
     Future income taxes (Note 17) .........................       1,617,000       1,566,000
                                                                ------------    ------------
                                                                  36,481,757      34,651,245
                                                                ------------    ------------
     SHAREHOLDER'S EQUITY
     Capital stock (Note 11) ...............................          45,000          45,000
     Contributed surplus (Note 13) .........................              --         369,757
     Retained earnings .....................................      48,069,205      46,309,433
                                                                ------------    ------------
                                                                  48,114,205      46,724,190
                                                                ------------    ------------
                                                                $ 84,595,962    $ 81,375,435
                                                                ============    ============

Commitments (Note 14)

Contingencies (Note 15)

               See accompanying notes to the financial statements.

                                 LIGNUM LIMITED

                            STATEMENTS OF CASH FLOWS
                         (Expressed in Canadian Dollars)
                             Years Ended December 31

                                                                   2002             2003
                                                               ------------     ------------
CASH DERIVED FROM (APPLIED TO)
  OPERATING
    Net earnings ..........................................    $  4,064,499     $    606,323
    Depreciation and amortization .........................       3,302,383        3,225,308
    Forestry obligations ..................................         115,456         (587,671)
    Gain on sale of office and other equipment ............        (102,936)         (22,995)
    Equity income from investments ........................        (368,335)        (101,475)
    Future income taxes ...................................       1,820,000          275,000
                                                               ------------     ------------
                                                                  8,831,067        3,394,490
    Change in non-cash operating working capital (Note
     12) ..................................................      (1,936,502)       4,149,798
                                                               ------------     ------------
                                                                  6,894,565        7,544,288
                                                               ------------     ------------
  FINANCING
    Contributed surplus ...................................              --          369,757
    Bank loan issued ......................................              --        3,531,000
    Bank loan repaid ......................................        (800,000)      (4,780,075)
    Payable to related company ............................          38,237           12,571
    Dividends paid, net of refundable taxes ...............      (2,261,583)      (2,366,095)
    Equipment loans issued ................................         454,160               --
    Equipment loans repaid ................................        (273,622)        (399,852)
                                                               ------------     ------------
                                                                 (2,842,808)      (3,632,694)
                                                               ------------     ------------
  INVESTING
    Purchase of equipment .................................      (1,079,313)        (184,577)
    Capital projects in progress ..........................         (20,551)              --
    Proceeds from sale of equipment .......................         150,300          530,206
    Decrease in notes receivable and other non-current
     assets ...............................................         624,503        1,091,778
                                                               ------------     ------------
                                                                   (325,061)       1,437,407
                                                               ------------     ------------
Net increase in cash resources ............................       3,726,696        5,349,001
Cash resources (deficiency)
  Beginning of year .......................................      (6,223,794)      (2,497,098)
                                                               ------------     ------------
  End of year .............................................    $ (2,497,098)    $  2,851,903
                                                               ============     ============
CASH RESOURCES (deficiency)
  Cash and cash equivalents ...............................    $     55,015     $  5,200,287
  Bank indebtedness .......................................      (2,552,113)      (2,348,384)
                                                               ------------     ------------
                                                               $ (2,497,098)    $  2,851,903
                                                               ============     ============
SUPPLEMENTARY CASH FLOW INFORMATION
  Interest paid ...........................................    $    583,837     $    375,219
  Income taxes paid (recovered) ...........................    $  1,242,587     $   (179,777)

               See accompanying notes to the financial statements.

                                 LIGNUM LIMITED

                        NOTES TO THE FINANCIAL STATEMENTS
                         (Expressed in Canadian Dollars)
                           December 31, 2003 and 2002

1.    NATURE OF OPERATIONS

      Lignum Limited is a privately-owned lumber manufacturing and related brokerage company based in British Columbia, Canada.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION

      These financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in Canada. The accounting principles used conform in all material respects to those generally accepted in the United States of America, except as disclosed in Note 20.

      USE OF ESTIMATES

      In conformity with Canadian generally accepted accounting principles, management is required to make estimates and assumptions that could affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the year. Actual results could differ from those reported.

      RECEIVABLES

      The majority of the company's accounts receivable are due from companies in the building and related construction industries. Credit is extended based on evaluation of a customer's financial condition and, generally, collateral is not required. Accounts receivable are generally due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the company's previous loss history, the customer's current ability to pay its obligation to the company, and the condition of the general economy and the industry as a whole. The company writes-off accounts receivable when they are considered uncollectible, and payments subsequently received on such receivables are credited to bad debt expense.

      INVENTORIES

      Logs, rough lumber and dressed lumber are valued at the lower of average cost and net realizable value. Supplies are valued at the lower of average cost and net realizable value with an allowance for obsolescence.

      PROPERTY AND EQUIPMENT

      Property and equipment is recorded at cost. Depreciation and amortization is provided annually over the estimated useful lives at the following rates:

       Major roads...............  straight line over expected logging volume
       Buildings.................  4 - 5%, declining balance
       Mobile equipment..........  9%, straight line; 15% residual value
       Aircraft..................  8%, straight line
       Facilities and equipment..  8%, straight line
       Leasehold improvements....  straight line over life of lease, or their estimated  useful lives, whichever is shorter
       Computer equipment........  30%, declining balance
       Office equipment..........  20%, declining balance

      TIMBER RIGHTS

      Timber rights are recorded at cost. Timber rights are not subject to amortization and are tested for impairment annually, or more frequently if events or circumstances indicate that the asset might be impaired. Impairment is tested by comparing the fair value to its carrying value.

      INVESTMENTS

      Portfolio investments are accounted for at the lower of cost and net realizable value, and are classified within other current assets. Other investments, classified within other long term assets, are accounted for under the equity method.

      REVENUE RECOGNITION

      The company's primary revenues are derived from the sale of lumber and woodchips. The company recognizes revenue when persuasive evidence of an arrangement exists, goods have been shipped, there is confidence surrounding product acceptance, the related revenue is fixed and determinable and collection is considered probable. Lumber sales are reported net of direct sales expenses such as freight.

      Cash received in advance for product to be delivered is deferred as unearned revenue and recorded in earnings in the period in which the related product is delivered.

      FOREIGN EXCHANGE TRANSLATION

      Monetary assets and liabilities denominated in US dollars are translated to Canadian dollars at the exchange rate in effect at the balance sheet date. Revenue and expense items are translated at exchange rates prevailing during the year. The resulting gains or losses from these translation adjustments are included in earnings.

      EARNINGS PER SHARE

      Basic and fully diluted earnings per share has been calculated using the weighted average number of common shares outstanding. The company has no outstanding options or warrants.

      CASH RESOURCES

      Cash resources are defined as cash and cash equivalents, net of bank indebtedness. Cash equivalents consist of banker's acceptances and other money market instruments with maturities of three months or less and are recorded at cost, which approximates market value.

      INCOME TAXES

      The company accounts for income taxes using the liability method. Under this method, future income tax assets and liabilities are determined based on the temporary differences between the accounting basis and the tax basis of assets and liabilities. Future tax assets and liabilities are measured using the enacted or substantively enacted tax rates and laws expected to apply in the years in which assets and liabilities are expected to be recovered or settled. Future tax benefits are recognized to the extent that realization of such benefits is considered more likely than not. The effect on future tax assets and liabilities of a change in income tax rates is recognized in earnings in the period that includes the substantive enactment date.

      FINANCIAL INSTRUMENTS

      The company manages its foreign exchange exposure on anticipated net cash inflows, denominated in US dollars, through the use of currency options. Resulting gains and losses are recognized when realized.

      The company manages its exposure to lumber price risk through the use of lumber futures. Resulting gains and losses are recognized when realized.

      The Canadian Institute of Chartered Accountants (CICA) has issued an accounting guideline on hedging relationships that will become effective for fiscal 2004. The guideline sets out the criteria that must be met in order to apply hedge accounting for derivatives and is based on many of the principles outlined in the US standard relating to derivative instruments and hedging activities. Specifically, the guideline provides detailed guidance on (a) the identification, designation, documentation and effectiveness of hedging relationships, for the purposes of applying hedge accounting, and (b) the discontinuance of hedge accounting. Commencing in fiscal 2004, changes in the fair value of derivatives that do not qualify for hedge accounting will be recorded in the statement of earnings. The impact of implementing this guideline on the company's future results will depend on the company's hedging strategies and market volatility.

      COMPARATIVE FIGURES

      Certain of the 2002 comparative figures have been reclassified to conform to the financial statement presentation adopted for the current year.

3.    INVENTORIES

                                                2002            2003
                                            ------------    ------------
            Logs .......................    $  6,916,081    $  9,527,305
            Rough lumber ...............       1,849,594       1,548,433
            Dressed lumber .............      14,109,029      11,925,411
                                            ------------    ------------
                                              22,874,704      23,001,149
            Supplies ...................       1,729,956       2,038,542
                                            ------------    ------------
                                            $ 24,604,660    $ 25,039,691
                                            ============    ============

4.    PREPAIDS AND OTHER CURRENT ASSETS

                                                       2002           2003
                                                   -----------    -----------
         Prepaid expenses and deposits ........    $   717,159    $   716,442
         Portfolio investments ................          7,825          7,834
         Employee housing and other loans .....      2,541,539      1,834,192
         Promissory notes .....................         74,525         74,525
         Other receivables and advances .......      2,552,396      1,413,916
                                                   -----------    -----------
                                                   $ 5,893,444    $ 4,046,909
                                                   ===========    ===========

5.    PROPERTY AND EQUIPMENT

                                                                                    2003            2002
                                                                                ------------    ------------
                                                                Accumulated
                                                              depreciation and      Net             Net
                                                    Cost        amortization     book value      book value
                                                ------------    ------------    ------------    ------------
         Land ..............................    $    117,652    $         --    $    117,652    $    117,652
         Major roads .......................      14,361,232      13,287,255       1,073,977       1,107,271
         Buildings .........................         520,205         205,565         314,640         328,258
         Mobile equipment ..................       4,202,606       2,388,584       1,814,022       2,033,090
         Aircraft ..........................       7,728,674       2,122,058       5,606,616       6,224,910
         Facilities and equipment ..........      56,200,679      41,252,636      14,948,043      16,995,737
         Leasehold improvements ............         334,675         330,890           3,785           4,543
         Computer and office equipment .....       1,431,441       1,112,609         318,832         913,494
         Capital projects in progress ......              --              --              --          20,551
                                                ------------    ------------    ------------    ------------
                                                $ 84,897,164    $ 60,699,597    $ 24,197,567    $ 27,745,506
                                                ============    ============    ============    ============

      Sawmill operations are located on land leased from the British Columbia Railway Company.

6.    TIMBER RIGHTS, NOTES RECEIVABLE AND OTHER

                                                                  2002           2003
                                                              -----------    -----------
            Timber rights .................................   $ 1,230,130    $ 1,230,130
            Promissory notes receivable from directors ....     1,195,311      1,120,786
            Investments ...................................       772,135        493,610
            Long term receivables .........................     5,637,501      4,854,090
            Other .........................................        93,463        138,146
                                                              -----------    -----------
                                                              $ 8,928,540    $ 7,836,762
                                                              ===========    ===========

7.    BANK INDEBTEDNESS

      Bank indebtedness consists of cheques issued in excess of funds on deposit. Bank indebtedness is secured by the security disclosed in Note 8.

8.    BANK LOANS

                                                                                  2002           2003
                                                                              -----------    -----------
         HSBC Bank Canada promissory note payable, bearing interest
           at 2.44% per annum, due April 16, 2004 ........................    $        --    $ 3,531,000
         HSBC Bank Canada demand loan, bearing interest at prime plus
           1/4%, repayable at $66,667 per month principal plus
           interest
           Comprising:
             Scheduled repayment in next year ............................        800,000        800,000
             Scheduled repayment beyond next year ........................      5,000,000        219,925
                                                                              -----------    -----------
                                                                                5,800,000      1,019,925
                                                                              -----------    -----------
                                                                              $ 5,800,000    $ 4,550,925
                                                                              ===========    ===========

      These loans are secured by debentures creating first fixed and floating charges over all assets of the company and a general assignment of book debts, inventories and other undertakings.

9.    EQUIPMENT LOANS

                                                                                2002         2003
                                                                             ---------    ---------
         Capital lease and other equipment loan obligations bearing
           interest rates ranging up to 7% per annum ....................    $ 743,877    $ 344,025
         Less: current portion ..........................................      417,379      225,605
                                                                             ---------    ---------
                                                                             $ 326,498    $ 118,420
                                                                             =========    =========

      The net book value of the equipment relating to these loans is $546,111 (2002: $609,988).

      Scheduled annual repayments over the remaining term of the loans are as follows:

                       2004.................     $ 228,454
                       2005.................        51,593
                       2006.................        24,827
                       2007.................         5,708
                       2008.................         5,708
                       Thereafter...........        57,078
                                                 ---------
                                                   373,368
                       Less: interest.......       (29,343)
                                                 ---------
                                                 $ 344,025
                                                 =========

10.   FORESTRY OBLIGATIONS

      The company's forestry obligations consist of undiscounted accrued costs in respect of required silviculture programs. These obligations will be discharged over a period approximating seven years. The estimated amount to be discharged in the upcoming fiscal year of $1,190,863 (2002:
      $2,111,515) has been classified with payables and accruals.

      The company's estimated future forestry obligations in respect of required silviculture programs are included in inventory and cost of sales based on the volume of logs harvested. Actual costs of silviculture programs in excess of the estimates, if any, are charged to earnings when incurred.

11.   CAPITAL STOCK

                                                                   2002             2003
                                                               ------------     ------------
            Authorized:
              100,000 common shares, $1 each par value
            Issued:
              45,000 common shares ........................    $     45,000     $     45,000
                                                               ============     ============

12.   CHANGE IN NON-CASH OPERATING WORKING CAPITAL

                                                                   2002             2003
                                                               ------------     ------------
              Receivables .................................    $   (369,888)    $  1,407,926
              Inventories .................................       5,263,040         (435,031)
              Prepaids and other current assets ...........         688,476        1,948,010
              Payables and accruals .......................      (5,098,315)       1,935,632
              Income taxes payable/recoverable ............        (753,152)         650,851
              Wages and deductions payable ................        (771,938)      (1,011,818)
              Unearned revenue ............................        (894,725)        (345,772)
                                                               ------------     ------------
                                                               $ (1,936,502)    $  4,149,798
                                                               ============     ============

13.   RELATED PARTY BALANCES

      Receivables include $295,000 (2002: $10,608), which are owing from companies under common control and payables and accruals include $208,423 (2002: $223,795) due to companies under common control.

      Advances receivable from directors of the parent company include $1,120,786 (2002: $1,195,311) of promissory notes, classified within other long term assets, that are secured by real property and are non-interest bearing and $74,525 (2002: $74,525) of promissory notes, classified within other current assets, that are payable upon demand and non-interest bearing.

      The payable to a related company under common control consists of a $458,843 (2002: $446,272) promissory note that is interest bearing at 10% per annum and payable upon demand.

      Other income includes $154,560 (2002: $142,320) received from a company under common control with respect to management services provided by the company.

      Interest expense includes $38,237 (2002: $38,237) paid to a company under common control.

      Rent expense includes $75,000 (2002: $Nil) paid to a company under common control.

      In 2003, the company transferred office furnishings to directors and to a company subject to common control at its fair market value of $851,431. As consideration the company received $27,059 in cash and $824,372 of redeemable preference shares of the related company which subsequently were redeemed for cash. Although the agreed fair value transfer price exceeded the carrying value of the property by $369,757, a gain has not been recognized because there has not been a substantial change in ownership of the property. The excess of the fair value of the consideration received over the carrying value of the property at the time of transfer has been credited to contributed surplus.

14.   COMMITMENTS

      (a)   LEASES

      The company is committed to lease head office premises under an agreement expiring on August 31, 2007, and to lease equipment under agreements with various expiration dates. The minimum lease payments required under these leases for the next five years are as follows:

                            2004.......  $ 565,000
                            2005.......    544,000
                            2006.......    419,000
                            2007.......    191,000
                            2008.......     58,000

(b)   GUARANTEES

      The company has guaranteed certain performance obligations of related companies to an aggregate amount of approximately $550,000.

15.   CONTINGENCIES

      ANTIDUMPING AND COUNTERVAILING DUTIES

      On March 21, 2002 and further adjusted on April 25, 2002, the US Department of Commerce (USDOC) issued its final determination in the countervailing duty and antidumping investigations. The USDOC's final determination in the countervailing investigation resulted in a duty rate of 18.79% to be posted by cash deposits from the effective date of a Final Order (May 22, 2002 as discussed below). The USDOC's final determination in the anti-dumping investigation resulted in company-specific duty rates ranging from 2.18% to 12.44% on the six companies investigated and a rate of 8.43% for all other companies including Lignum Limited.

      On May 16, 2002, the US International Trade Commission (USITC) published its final written determination on injury and stated that Canadian softwood lumber threatens material injury to the US industry. As a result, cash deposits were required for shipments at the rates determined by the USDOC effective from a Final Order date of May 22, 2002. All prior bonds or cash deposits posted prior to May 22, 2002 have been refunded. The company has accrued and paid $19,100,820 for the period from May 22, 2002 to December 31, 2003 representing the combined final countervailing and antidumping duties of 27.22%. Any further adjustments resulting from a change in the countervailing and antidumping duty rates will be made prospectively.

      The company previously accrued $2,918,453 for the period from August 17, 2001 to December 15, 2001 representing the company's estimate of countervailing duties at a rate of 19.31%. The company previously accrued $676,223 for the period from November 6, 2001 to December 31, 2001 representing the company's estimate of antidumping duties at a rate of 12.58%. During the year ended December 31, 2002, the company reversed $3,594,676 representing the combined accrual. The reversal has been credited to cost of sales in 2002.

      The final amount and effective date of countervailing and antidumping duties that may be assessed on Canadian softwood lumber exports to the US cannot be determined at this time and will depend on appeals of the final determinations to any reviewing courts, NAFTA or WTO panels.

      The company and other Canadian forest product companies, the Federal Government and Canadian provincial governments ("Canadian Interests") categorically deny the US allegations and strongly disagree with the final countervailing and antidumping determinations made by the USITC and USDOC. Canadian Interests continue to aggressively defend the Canadian industry in this US trade dispute. Canadian Interests may appeal the decision of these administrative agencies to the appropriate courts, NAFTA panels and the WTO. Notwithstanding the final rates established in the investigations, the final liability for the assessment of countervailing and antidumping duties will not be determined until each annual administrative review process is complete.

      THE FORESTRY REVITALIZATION PLAN

      In March 2003, the Government of B.C. ("Crown") introduced the Forestry Revitalization Plan (the "Plan") that provides for significant changes to Crown forest policy and to the existing allocation of Crown timber tenures to licensees. The changes prescribed in the Plan include: the elimination of minimum cut control regulations; the elimination of existing timber processing regulations, and the elimination of restrictions limiting the transfer and subdivision of existing licenses. As well, through legislation, licensees, including the company, will be required to return approximately 20% of their replaceable tenure to the Crown. The Plan states that approximately half of this volume will be redistributed to open up opportunities for woodlots, community forests and First Nations and the other half will be available for public auction. The Crown has acknowledged that licensees will be fairly compensated for the return of tenure and related costs such as roads and bridges.

      The effect of the timber take-back is expected to result in a reduction of 46,972 m3 of the company's existing annual allowable cut on its replacement tenures. The effect of the Plan on the company's financial position and results of operations cannot be determined at this time. The company will record the effects of the Plan at the time the amounts to be recorded are determined.

16.   RISK MANAGEMENT AND FAIR VALUES

      Financial risks to the company's earnings may arise from fluctuations in foreign exchange rates, and in the market value for inventories. The company is also exposed to the credit risk inherent in its receivables.

      FOREIGN EXCHANGE RISK

      The company sells product in the United States, giving rise to exposure to changes in foreign exchange rates. Derivative financial instruments are utilized to hedge certain transactions denominated in foreign currencies; primarily export sales. These instruments serve to protect the company from currency fluctuations between the transaction date and final settlement. At December 31, 2003, the company had hedge contracts outstanding of US$48,000,000 (2002: US$24,000,000). The company does not hold or issue financial instruments for trading purposes.

      MARKET RISK

      Fluctuations in the market price for lumber can materially affect the valuation of the company's inventories. Management mitigates this risk by adjusting inventory levels in the context of current and anticipated future market conditions and through hedging in the lumber futures market.

      CREDIT RISK

      Credit risk arises from the possibility that the businesses to which the company sells products may experience financial difficulty and be unable to fulfill their obligations. This risk is mitigated by proactive credit management policies that include regular monitoring of each debtor's payment history and performance.

      FAIR VALUES

      The estimated fair value of the company's financial instruments approximates carrying value due to the relatively short term nature of the instruments and/or due to the associated interest rates on the borrowing.

17.   INCOME TAXES

      (a)   MAJOR COMPONENTS OF TAX EXPENSE

      Income tax expense, including both current and future portions, differs from the amounts that would be obtained by applying the combined Canadian federal and provincial statutory income tax rates to earnings before income taxes. This difference results from the following:

                                                                                  2002           2003
                                                                              -----------    -----------
            Earnings before income taxes .................................    $ 6,519,136    $ 1,569,123
                                                                              -----------    -----------
            Combined Canadian federal and provincial statutory income
              tax rate (35.62%)
            Expected income tax ..........................................    $ 2,322,116    $   558,922
            Increase in income taxes resulting from:
              Federal and provincial capital taxes and other taxes .......        100,985        156,635
              Other items including non-deductible expenses ..............         31,536        247,243
                                                                              -----------    -----------
            Income taxes .................................................    $ 2,454,637    $   962,800
                                                                              ===========    ===========

      (b) The significant components of future income tax assets and liabilities at December 31 are as follows:

                                                                         2002                            2003
                                                             ----------------------------    ----------------------------
                                                               Current        Long term        Current        Long term
                                                             ------------    ------------    ------------    ------------
            Future income tax assets:
              Forestry obligations .......................   $    752,000    $  3,007,000    $    424,000    $  3,275,000
              Financing costs ............................          3,000           3,000           3,000              --
                                                             ------------    ------------    ------------    ------------
              Total future income tax assets .............        755,000       3,010,000         427,000       3,275,000
                                                             ------------    ------------    ------------    ------------

            Future income tax liabilities:
              Capital assets .............................             --      (4,549,000)             --      (4,769,000)
              Accounting income not currently taxable ....        (22,000)        (78,000)        (18,000)        (72,000)
              Other deductions ...........................         (4,000)             --          (6,000)             --
                                                             ------------    ------------    ------------    ------------
              Total future income tax liabilities ........        (26,000)     (4,627,000)        (24,000)     (4,841,000)
                                                             ------------    ------------    ------------    ------------
            Net future income tax asset (liability) ......   $    729,000    $ (1,617,000)   $    403,000    $ (1,566,000)
                                                             ============    ============    ============    ============


18.   SEGMENTED INFORMATION

      The company manages its business as a single operating segment, being lumber manufacturing and related brokerage. The company harvests logs which are sorted by species, size and quality and which are then manufactured into rough and dressed lumber at the company's facilities. Primary operations are located in British Columbia, Canada.

      The company sells to both foreign and domestic markets as follows:

                                        2002             2003
                                   -------------    -------------
            Canada ............    $  69,471,094    $  66,514,701
            United States .....      167,724,232      158,760,108
                                   -------------    -------------
                                   $ 237,195,326    $ 225,274,809
                                   -------------    -------------

      Sales by product line are as follows:

             Lumber ...........    $ 223,848,854    $ 211,435,072
             Woodchips ........       13,346,472       13,839,737
                                   -------------    -------------
                                   $ 237,195,326    $ 225,274,809
                                   -------------    -------------

19.   EMPLOYEE FUTURE BENEFITS

      (a) The company contributes to an industry-wide pension plan on behalf of its unionized employees. The amount contributed is based upon a negotiated rate for each hour worked. During the year ended December 31, 2003, the company paid total contributions to this plan of $949,000 (2002: $869,000).

      (b) The company also contributes on behalf of its salaried employees to defined contribution plans. The amounts contributed are based upon employee earnings and are credited to specific employee accounts. During the year ended December 31, 2003, the company paid $497,765 (2002: $446,224) on behalf of these plans.

20. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

      As indicated in Note 2, these financial statements have been prepared in accordance with Canadian GAAP, which, in the case of the company, the measurement principles conform in all material respects with US GAAP, except as set forth below.

      ADJUSTMENTS TO THE STATEMENTS OF EARNINGS:

                                                                                  2002              2003
                                                                             -------------     -------------
         Net earnings (loss):
           Net earnings in accordance with Canadian GAAP ................    $   4,064,499     $     606,323
           Adjustments:
             US dollar revenue hedges(a) ................................          (95,969)        1,652,692
             Asset retirement obligations(b) ............................           24,209           (31,204)
             Future tax impact of adjustments ...........................           25,561          (577,574)
                                                                             -------------     -------------
           Net earnings in accordance with US GAAP ......................    $   4,018,300     $   1,650,237
                                                                             =============     =============
           Weighted average number of shares outstanding ................           45,000            45,000
                                                                             =============     =============
           Basic and fully diluted earnings per share in accordance
             with US GAAP ...............................................    $       89.30     $       36.67
                                                                             =============     =============
           Sales
             Sales in accordance with Canadian GAAP .....................    $ 237,195,326     $ 225,274,809
             Adjustments:
               Freight(c) ...............................................        9,245,843        10,176,118
                                                                             -------------     -------------
             Sales in accordance with US GAAP ...........................    $ 246,441,169     $ 235,450,927
                                                                             =============     =============

      ADJUSTMENT TO THE BALANCE SHEETS:

                                                                                  2002             2003
                                                                              ------------     ------------
         Balance sheet items in accordance with US GAAP
           Current assets ................................................    $ 47,825,947     $ 50,897,829
           Capital assets ................................................      27,745,506       24,197,567
           Other assets ..................................................       8,928,540        7,836,762
           Current liabilities ...........................................      25,154,988       23,571,077
           Other long term obligations ...................................       8,458,252        8,293,856
           Future income taxes ...........................................       2,028,606        2,555,180
           Shareholder's equity ..........................................      48,858,147       48,512,045
         Reconciliation of shareholder's equity in accordance with US
           GAAP:
           Total shareholder's equity in accordance with Canadian
             GAAP ........................................................    $ 48,114,205     $ 46,724,190
           Cumulative change in retained earnings relating to:
             US dollar revenue hedges(a) .................................         (61,785)       1,002,218
             Asset retirement obligations(b) .............................         805,727          785,637
                                                                              ------------     ------------
         Total shareholder's equity in accordance with US GAAP ...........    $ 48,858,147     $ 48,512,045
                                                                              ============     ============

      ADJUSTMENTS:

      (a)   US DOLLAR REVENUE HEDGES:

            Under Canadian GAAP, exchange gains and losses on foreign currency options and forward foreign currency contracts used to hedge US dollar net cash inflows are recognized on maturity. Under US GAAP, the foreign currency options and contracts are "marked to market" at each reporting period.

      (b)   ASSET RETIREMENT OBLIGATIONS:

            Under current Canadian GAAP adopted by the company, asset retirement obligations (being forestry obligations) are recorded at their estimated amount when a liability has been incurred. Under US GAAP, FAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. Under Canadian GAAP, a similar standard to FAS 143 is not effective until fiscal years commencing on or after January 1, 2004.

      (c)   SALES EXPENSES INCLUDING FREIGHT:

            Under Canadian GAAP, direct sales expenses such as freight are deducted from sales and the net amount is reported as net sales in the statement of earnings. Under US GAAP, direct sales expenses such as freight are included in cost of sales.

OTHER DISCLOSURES

      (a)   RECEIVABLES:

                                                                2002            2003
                                                            ------------    ------------
            Receivables consist of the following:
              Trade receivables ........................    $ 18,893,394    $ 18,742,939
              Less: allowance for doubtful accounts ....      (4,424,358)     (5,571,844)
              Other ....................................       1,590,109       1,480,124
                                                            ------------    ------------
                                                            $ 16,059,145    $ 14,651,219
                                                            ============    ============

      Changes in the company's allowance for doubtful accounts are as follows:

            Beginning balance ........    $ 2,422,867    $ 4,424,358
            Bad debt expense .........      2,004,775      1,413,639
            Accounts (recovered) .....         (3,284)      (266,153)
                                          -----------    -----------
            Ending balance ...........    $ 4,424,358    $ 5,571,844
                                          -----------    -----------

      (b)   PROPERTY AND EQUIPMENT:

             Cost
               Land ..............................................    $    117,652    $    117,652
               Major roads .......................................      14,394,527      14,361,232
               Buildings .........................................         520,205         520,205
               Mobile equipment ..................................       4,215,981       4,202,606
               Aircraft ..........................................       7,728,674       7,728,674
               Facilities and equipment ..........................      55,977,406      56,200,679
               Leasehold improvements ............................         334,675         334,675
               Computer and office equipment .....................       1,930,623       1,431,441
               Capital projects in progress ......................          20,551              --
                                                                      ------------    ------------
                                                                        85,240,294      84,897,164
             Less: accumulated depreciation and amortization .....      57,494,788      60,699,597
                                                                      ------------    ------------
                                                                      $ 27,745,506    $ 24,197,567
                                                                      ============    ============

      (c)   PAYABLES AND ACCRUALS:

                                                                          2002            2003
                                                                      ------------    ------------
             Payables and accruals consist of the following:
               Trade accounts payable ............................    $  5,003,811    $  4,990,348
               Current portion of forestry obligations ...........       2,111,515       1,190,863
               Accrual for provincial stumpage charges ...........       1,182,737       3,934,745
               Other accrued obligations .........................       1,969,792       1,166,882
                                                                      ------------    ------------
                                                                      $ 10,267,855    $ 11,282,838
                                                                      ============    ============

      (d)   WAGES AND DEDUCTIONS PAYABLE:

        Wages and deductions payable consist of the following:

                Accrued wages and source deductions ........    $   367,723    $   428,330
                Accrued employee bonuses ...................      3,899,301      2,803,833
                Accrued vacation pay and other benefits ....      1,031,922      1,054,965
                                                                -----------    -----------
                                                                $ 5,298,946    $ 4,287,128
                                                                ===========    ===========

      (e)   DIVIDENDS PER SHARE:

            Under US GAAP, the company is required to disclose dividends per share. Dividends per share in 2003 were $55.80 (2002: $53.49).

      (f)   OTHER INCOME:

            Other income consists of the following:

             Interest, investment income and other .........    $   923,057    $   763,783
             Gain on sale of office and other equipment ....        102,936         22,995
             Foreign currency gain (loss) ..................       (145,758)       750,769
             Management services ...........................        142,320        154,560
                                                                -----------    -----------
                                                                $ 1,022,555    $ 1,692,107
                                                                ===========    ===========

      (g)   OPERATING LEASE RENTAL EXPENSE:

            Under US GAAP, the company is required to disclose operating lease rental expense. For the year ended December 31, 2003 the company recorded $588,000 (2002: $591,000) in operating lease rental expense.

      (h)   RECENT ACCOUNTING PRONOUNCEMENTS:

      (i) In December 2003, the Financial Accounting Standards Board issued Interpretation No. 46R ("FIN 46R"), "Consolidation of Variable Interest Entities" that replaced FIN 46 that had been issued in January 2003. FIN 46R provides guidance on the identification of variable interest entities ("VIEs"), for which control is achieved through means other than through voting rights, and how to determine whether a variable interest holder should consolidate the VIEs. This interpretation applies to financial statements of public entities that have interests in VIEs or potential VIEs commonly referred to as special purpose entities for periods ending after December 15, 2003. FIN 46R applies to all public entities for all other types of VIEs in financial statements for periods ending after March 15, 2004. The company does not expect the adoption of FIN 46 to have a material impact on its financial statements.

      (ii) In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, which amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, to clarify under what circumstances a contract with an initial net investment meets the characteristics of a derivative, to clarify when a derivative contains a financing component, to amend the definition of an underlying hedge to conform it to language in FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, and to amend certain other existing pronouncements. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and is to be applied prospectively. Implementation of SFAS No. 149 is not expected to have a material effect on the company's financial position or results of operations.

      (iii) In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how to classify and measure financial instruments with characteristics of both liabilities and equity. It requires financial instruments that fall within its scope to be classified as liabilities. SFAS No. 150 is effective as of June 1, 2003 for financial instruments entered into or modified on or after that date and, for pre-existing financial instruments, as of July 1, 2003. However, in October 2003, the FASB deferred indefinitely the provisions of SFAS No. 150 that relate to mandatorily redeemable, non-controlling interests. The provisions of SFAS No. 150 have been reviewed and it has been determined that the company does not currently have any financial instruments that have characteristics of both debt and equity.

                                 LIGNUM LIMITED

            SCHEDULES OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
                         (Expressed in Canadian Dollars)
                             Years Ended December 31

                                                         2002           2003
                                                     ------------   ------------
     Bad debts ...................................   $  2,004,775   $  1,413,639
     Communications ..............................        193,649        215,226
     Consulting fees .............................      1,068,537        853,813
     Depreciation and amortization ...............        184,188        155,113
     Dues, subscriptions and licenses ............        531,342        512,654
     Employee education and training .............        208,939        104,374
     Employee hiring and miscellaneous costs .....        174,664        136,733
     Insurance ...................................        539,829        670,415
     Interest ....................................        583,837        375,219
     Legal and audit .............................      1,236,457      1,796,243
     Office rent .................................        327,277        347,410
     Office supplies and equipment ...............        351,054        402,717
     Promotion ...................................        823,449        752,713
     Property taxes ..............................        386,876        376,260
     Salaries and benefits .......................      9,037,139      8,092,653
     Sundry ......................................        207,334        202,384
     Travel ......................................      2,615,398      2,154,908
                                                     ------------   ------------
                                                     $ 20,474,744   $ 18,562,474
                                                     ============   ============

================================================================================

      WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN
THIS PROSPECTUS IS CURRENT AS OF               , 2004.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary....................................................      5
Risk Factors..........................................................     18
Use of Proceeds.......................................................     29
Capitalization........................................................     30
The Acquisition.......................................................     31
Selected Historical Consolidated Financial Data of
  Riverside...........................................................     32
Selected Historical Financial Data of Lignum..........................     34
Selected Unaudited Pro Forma Combined Financial Data.................      36
Unaudited Pro Forma Combined Financial Statements.....................     38
Management's Discussion and Analysis of Financial
  Condition and Results of Operations.................................     44
Our Industry..........................................................     58
Our Business..........................................................     62
Management of the Company.............................................     72
Voting Securities and Principal Shareholders..........................     79
Certain Relationships and Related Transactions........................     80
Description of our New Revolving Credit Facility......................     80
The Exchange Offer....................................................     80
Description of Exchange Notes.........................................     91
Description of Initial Notes..........................................    126
Certain Income Tax Considerations.....................................    128
Plan of Distribution..................................................    131
Legal Matters.........................................................    131
Experts...............................................................    131
Available Information.................................................    131
Glossary of Certain Terms and Definitions.............................    133
Index to Financial Statements.........................................    F-1

================================================================================


================================================================================

                                 US$150,000,000

                                RIVERSIDE FOREST
                                PRODUCTS LIMITED

                                EXCHANGE OFFER OF
                              US$150,000,000 OF OUR
                               7 7/8% SENIOR NOTES
                                    DUE 2014

                     --------------------------------------
                                   PROSPECTUS
                     --------------------------------------

                                          , 2004

      No person has been authorized to give any information or to make any representation other than those contained in this prospectus, and, if given or made, any information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of Riverside Forest Products Limited since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to its date.

      Broker-dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the broker-dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under the Business Corporations Act (British Columbia) and our articles, we may indemnify a present or former director or officer of the Company and an individual who acts or acted at our request as a director or officer of another corporation of which the Company is or was an affiliate and his or her legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any proceeding to which he or she is made a party by reason of his or her position as a director or officer of the Company or the associated corporation, if (a) he or she acted honestly and in good faith with a view to the best interests of the Company or the associated corporation; and (b) in the case of a proceeding other than a civil proceeding, he or she had reasonable grounds for believing that his or her conduct was lawful.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling the registrant pursuant to the foregoing provisions, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

      We maintain directors' and officers' liability insurance for our officers and directors.

      The charter or similar documents of the subsidiary guarantors listed as registrants under this registration statement contain similar provisions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit
Number                            Description
------                            -----------
1.1 Note Purchase Agreement, dated February 17, 2004, among Riverside Forest Products Limited, Bear, Stearns & Co. Inc., Harris Nesbitt Corp. and HSBC Securities (USA) Inc.

2.1 Share Purchase Agreement, dated as of February 1, 2004, among Riverside Forest Products Limited, as purchaser, and Leslie J. Kerr Ltd., as vendor, and John C. Kerr and Tim C. Kerr, as principals.

3.1         Memorandum of Riverside Forest Products Limited.

3.2 Memorandum of Riverside Forest Products (Marketing) Limited (formerly named Lignum Limited)

3.3         Memorandum of RFP Power Ltd.

3.4         Memorandum of RFP Timber Ltd.

3.5         Articles of Riverside Forest Products Limited.

3.6 Articles of Riverside Forest Products (Marketing) Limited (formerly named Lignum Limited)

3.7         Articles of RFP Power Ltd.

3.8         Articles of RFP Timber Ltd.

4.1 Indenture, dated as of February 25, 2004, among Riverside Forest Products Limited, RFP Power Ltd., RFP Timber Ltd. and Wells Fargo Bank, National Association, as trustee.

4.2 Supplemental Indenture, dated as of March 31, 2004, among Riverside Forest Products (Marketing) Limited (formerly named Lignum Limited) Riverside Forest Products Limited, RFP Power Ltd., RFP Timber Ltd, and Wells Fargo Bank, National Association, as trustee.

4.3         Form of Initial Notes and Guarantees.

4.4         Form of Exchange Notes and Guarantees.

5.1 Opinion of Bull, Housser & Tupper regarding the legality of the exchange notes and subsidiary guarantees.

5.2 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the exchange notes and subsidiary guarantees.

8.1         Opinion of Bull, Housser & Tupper regarding Canadian tax matters.
            (See Exhibit 5.1)

8.2 Opinion Of Paul, Weiss, Rifkind, Wharton & Garrison, LLP regarding U.S. tax matters.

10.1a Registration Rights Agreement, dated as of February 25, 2004, among Riverside Forest Products Limited, Lignum Limited, Bear, Stearns & Co. Inc., Harris Nesbitt Corp. and HSBC Securities (USA) Inc.

10.1b Addendum to Registration Rights Agreement, dated as of March 31, 2004, among Riverside Forest Products Limited,RFP Power Ltd. RFP Timber Ltd., Bear, Stearns & Co. Inc., Harris Nesbitt Corp. and HSBC Securities (USA) Inc.

Exhibit
Number                            Description
------                            -----------

10.2 Shareholder Rights Plan Agreement, dated as of July 20, 1999, between Riverside Forest Products Limited and Montreal Trust Company of Canada, as rights agent.

10.3 Loan Agreement, dated as of March 31, 2004, among Riverside Forest Products Limited, the Lenders and Hedging Lenders named therein and Bank of Montreal, as agent.

10.4 Terms of Lease for acreage in the Cariboo District, Williams Lake, dated January 1, 1999, among BCR Properties Ltd., as landlord, BC Rail Ltd. and Riverside Forest Products (Marketing) Limited (formerly named Lignum Limited), as tenant.

10.5 Terms of Lease for acreage in the Cariboo District, Williams Lake, dated January 1, 1999, between BCR Properties Ltd., as landlord, and Riverside Forest Products (Williams Lake) Limited as tenant.

12.1 Statement regarding computation of ratio of earnings to fixed charges.

21.1        List of Subsidiaries.

23.1        Consent of Bull, Housser & Tupper. (See Exhibit 5.1 and Exhibit 8.1)

23.2        Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP. (See
            Exhibit 5.2)

23.3        Consent of KPMG LLP.

23.4        Consent of Grant Thornton LLP.

24.1        Powers of Attorney (included on signature page hereto).

25.1 Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association.

99.1        Form of Letter of Transmittal.

99.2        Form of Notice of Guaranteed Delivery.

ITEM 22. UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      (d) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Riverside Forest Products Limited duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowia, Province of British Columbia, Canada, on June 22, 2004.

                                         RIVERSIDE FOREST PRODUCTS LIMITED

                                         By: /s/ Michael E. Moore
                                             -----------------------------------
                                             Name:  Michael E. Moore
                                             Title: Secretary, Treasurer and
                                                    Chief Financial Officer



                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Gordon W. Steele or Michael E. Moore or either of them his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Capacity                              Date

/s/ Gordon W. Steele              Chairman of the Board of Directors,   June 22, 2004
---------------------------       President and Chief Executive
Gordon W. Steele                  Officer (Principal Executive
                                  Officer)



/s/ Gerald E. Raboch              Chief Operating Officer and Director  June 22, 2004
---------------------------
Gerald E. Raboch



/s/ Micahel E. Moore              Secretary Treasurer and Chief         June 22, 2004
---------------------------       Financial Officer (Principal
Michael E. Moore                  Financial and Accounting Officer)




/s/ John C. Kerr                  Vice-Chairman and Director            June 22, 2004
---------------------------
John C. Kerr


/s/ Hamish C. Cameron             Director                              June 22, 2004
---------------------------
Hamish C. Cameron

Signature                         Capacity                              Date

/s/ John F. Ellett                Director                              June 22, 2004
---------------------------
John F. Ellett



/s/ George L. Malpass             Director                              June 22, 2004
---------------------------
George L. Malpass

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Riverside Forest Products (Marketing) Limited (formerly named Lignum Limited) duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, Province of British Columbia, Canada, on June 22, 2004.

                                         RIVERSIDE FOREST PRODUCTS (MARKETING)
                                         LIMITED (formerly named Lignum Limited)

                                         By: /s/ Gordon W. Steele
                                             ---------------------------------
                                             Name:  Gordon W. Steele
                                             Title: Chairman of the Board
                                                        of Directors

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Gordon W. Steele or Michael E. Moore or either of them his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Capacity                              Date


/s/ John C. Kerr                        President and Chief Executive         June 22, 2004
--------------------------------        Officer and Director
John C. Kerr                            (Principal Executive Officer)



/s/ John Thomas                         Vice President, Chief Financial       June 22, 2004
--------------------------------        Officer and Secretary
John Thomas                             (Prinicapl Financial and Accounting
                                        Officer)



/s/ Gordon W. Steele                    Chairman of the Board of Directors    June 22, 2004
--------------------------------
Gordon W. Steele

/s/ Gerald E. Raboch                    Director                              June 22, 2004
--------------------------------
Gerald E. Raboch


/s/ Conrad Pinette                      Chief Operating Officer and Director  June 22, 2004
--------------------------------
Conrad Pinette

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, RFP Timber Ltd. duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, Province of British Columbia, Canada, on June 22, 2004.

                                          RFP TIMBER LTD.

                                          By: /s/ M.E. Moore
                                              ----------------------------------
                                              Name:  M.E. Moore
                                              Title: Secretary and Treasurer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Gordon W. Steele or Michael E. Moore or either of them his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Capacity                                           Date


/s/ Gordon W. Steele                President and Director and Accounting Officer      June 22, 2004
-------------------------------
Gordon W. Steele


/s/ Michael E. Moore                Secretary and Treasurer and Director               June 22, 2004
-------------------------------     Principal Financial and Accounting Officer
Michael E. Moore


/s/ Gerald E. Raboch                Chief Operating Officer and Director               June 22, 2004
-------------------------------
Gerald E. Raboch



                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, RFP Power Ltd. duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, Province of British Columbia, Canada , on June 22, 2004.

                                            RFP POWER LTD.

                                            By: /s/ Michael E. Moore
                                                --------------------------------
                                                Name:  Michael E. Moore
                                                Title: Secretary and Treasurer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Gordon W. Steele or Michael E. Moore or either of them his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Capacity                                Date

/s/ Gordon W. Steele               President and Director                  June 22, 2004
------------------------------     (Principal Executive Officer)
Gordon W. Steele


/s/ Michael E. Moore               Secretary and Treasurer and Director    June 22, 2004
------------------------------
Michael E. Moore


/s/ Gerald E. Raboch               Chief Operating Officer and Director    June 22, 2004
------------------------------
Gerald E. Raboch


                            AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has signed this Registration Statement, solely in the capacity of the duly authorized representative of Riverside Forest Products Limited, Lignum Limited, RFP Timber Ltd. and RFP Power Ltd. in the United States, on June 22, 2004.

                                          RIVERSIDE FOREST PRODUCTS (USA) INC.
                                          (Authorized U.S. Representative)


                                          By: /s/ Michael E. Moore
                                              ----------------------------------
                                              Name:  Michael E. Moore
                                              Title: President, Secretary and
                                                     Treasurer

Exhibit
Number                             Description                                     Page
------                             -----------                                     ----
1.1         Note Purchase Agreement, dated February 17, 2004, among Riverside
            Forest Products Limited, Bear, Stearns & Co. Inc., Harris Nesbitt
            Corp. and HSBC Securities (USA) Inc.

2.1         Share Purchase Agreement, dated as of February 1, 2004, among
            Riverside Forest Products Limited, as purchaser, and Leslie J. Kerr
            Ltd., as vendor, and John C. Kerr and Tim C. Kerr, as principals.

3.1         Memorandum of Riverside Forest Products Limited.

3.2         Memorandum of Riverside Forest Products (Marketing) Limited
            (formerly named Lignum Limited)

3.3         Memorandum of RFP Power Ltd.

3.4         Memorandum of RFP Timber Ltd.

3.5         Articles of Riverside Forest Products Limited.

3.6         Articles of Riverside Forest Products (Marketing) Limited
            (formerly named Lignum Limited)

3.7         Articles of RFP Power Ltd.

3.8         Articles of RFP Timber Ltd.

4.1         Indenture, dated as of February 25, 2004, among Riverside Forest
            Products Limited, RFP Power Ltd., RFP Timber Ltd. and Wells Fargo
            Bank, National Association, as trustee.

4.2         Supplemental Indenture, dated as of March 31, 2004, among
            Riverside Forest Products (Marketing) Limited (formerly named
            Lignum Limited) Riverside Forest Products Limited, RFP Power Ltd.,
            RFP Timber Ltd, and Wells Fargo Bank, National Association, as trustee.

4.3         Form of Initial Notes and Guarantees.

4.4         Form of Exchange Notes and Guarantees.

5.1 Opinion of Bull, Housser & Tupper regarding the legality of the exchange notes and subsidiary guarantees.

5.2 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the exchange notes and subsidiary guarantees.

8.1         Opinion of Bull, Housser & Tupper regarding Canadian tax matters.
            (See Exhibit 5.1)

8.2         Opinion Of Paul, Weiss, Rifkind, Wharton & Garrison, LLP regarding
            U.S. tax matters.

10.1a       Registration Rights Agreement, dated as of February 25, 2004, among
            Riverside Forest Products Limited, Lignum Limited, Bear, Stearns &
            Co. Inc., Harris Nesbitt Corp. and HSBC Securities (USA) Inc.

10.1b       Addendum to Registration Rights Agreement, dated as of March 31,
            2004, among Riverside Forest Products Limited,RFP Power Ltd. RFP
            Timber Ltd., Bear, Stearns & Co. Inc., Harris Nesbitt Corp. and
            HSBC Securities (USA) Inc.

Exhibit
Number                            Description
------                            -----------

10.2 Shareholder Rights Plan Agreement, dated as of July 20, 1999, between Riverside Forest Products Limited and Montreal Trust Company of Canada, as rights agent.

10.3 Loan Agreement, dated as of March 31, 2004, among Riverside Forest Products Limited, the Lenders and Hedging Lenders named therein and Bank of Montreal, as agent.

10.4 Terms of Lease for acreage in the Cariboo District, Williams Lake, dated January 1, 1999, among BCR Properties Ltd., as landlord, BC Rail Ltd. and Riverside Forest Products (Marketing) Limited (formerly named Lignum Limited), as tenant.

10.5 Terms of Lease for acreage in the Cariboo District, Williams Lake, dated January 1, 1999, between BCR Properties Ltd., as landlord, and Riverside Forest Products (Williams Lake) Limited as tenant.

12.1 Statement regarding computation of ratio of earnings to fixed charges.

21.1        List of Subsidiaries.

23.1        Consent of Bull, Housser & Tupper. (See Exhibit 5.1 and Exhibit 8.1)

23.2        Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP. (See
            Exhibit 5.2)

23.3        Consent of KPMG LLP.

23.4        Consent of Grant Thornton LLP.

24.1        Powers of Attorney (included on signature page hereto).

25.1 Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association.

99.1        Form of Letter of Transmittal.

99.2        Form of Notice of Guaranteed Delivery.